                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

      The Depositor has filed a registration statement (including a prospectus)
with the SEC for the offering to which this free writing prospectus relates.
Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649.

      This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

                           ___________________________

      IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMER

      Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

    THIS FREE WRITING PROSPECTUS, DATED AUGUST 8, 2006, MAY BE AMENDED OR
COMPLETED PRIOR TO THE TIME OF SALE

PROSPECTUS SUPPLEMENT
(Free Writing Prospectus to Accompany Prospectus dated March 14, 2006)

                          $2,385,671,000 (APPROXIMATE)
                     MORGAN STANLEY CAPITAL I TRUST 2006-HQ9
                                as Issuing Entity
                          MORGAN STANLEY CAPITAL I INC.
                                  as Depositor
                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                        LASALLE BANK NATIONAL ASSOCIATION
                      PRINCIPAL COMMERCIAL FUNDING II, LLC
                      as Sponsors and Mortgage Loan Sellers

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-HQ9

                           ___________________________

      Morgan Stanley Capital I Inc. is offering selected classes of its Series
2006-HQ9 Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in the Series 2006-HQ9 trust. The trust's primary assets will be 211 fixed rate mortgage loans secured by first liens on 288 multifamily and commercial properties. Distributions on the certificates will be made on the 4th business day following the 8th day or, if that day is not a business day, the next succeeding business day, of each month commencing
September 2006 in accordance with the priorities described in this prospectus supplement under "Description of the Offered Certificates--Distributions."
Morgan Stanley Capital Services Inc. will provide an interest rate swap agreement with respect to the Class A-4FL Certificates as described in this prospectus supplement under "Description of the Swap Contract." Certain classes of subordinate certificates will provide credit support to certain classes of senior certificates as described in this prospectus supplement under
"Description of the Offered Certificates--Distributions; Subordination;
Allocation of Losses and Certain Expenses." The Series 2006-HQ9 Certificates
represent interests in and obligations of the issuing entity only and are not interests in or obligations of the depositor, the sponsors or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.
The depositor will not list the offered certificates on any securities exchange or any automated quotation system of any national securities association.

                          ___________________________

      Investing in the certificates offered to you involves risks. See "Risk
Factors" beginning on page S-45 of this prospectus supplement and page 11 of the prospectus.

                          ___________________________

           Characteristics of the certificates offered to you include:

                      APPROXIMATE INITIAL                              PASS-THROUGH
                          CERTIFICATE          APPROXIMATE INITIAL         RATE            RATINGS
      CLASS               BALANCE (1)           PASS-THROUGH RATE      DESCRIPTION       (FITCH/S&P)
------------------    -------------------      -------------------     ------------      -----------

CLASS A-1                 $104,300,000%                    (2)            AAA/AAA
CLASS A-1A                $164,666,000%                    (2)            AAA/AAA
CLASS A-2                 $ 92,900,000%                    (2)            AAA/AAA
CLASS A-3                 $215,000,000%                    (2)            AAA/AAA
CLASS A-AB                $ 84,600,000%                    (2)            AAA/AAA
CLASS A-4                 $784,200,000%                    (2)            AAA/AAA
CLASS A-4FL               $350,000,000%                    (2)          AAA/AAA (3)
CLASS A-M                 $256,524,000%                    (2)            AAA/AAA
CLASS A-J                 $202,012,000%                    (2)            AAA/AAA
CLASS B                   $ 19,240,000%                    (2)            AA+/AA+
CLASS C                   $ 35,272,000%                    (2)             AA/AA
CLASS D                   $28,859,000%                    (2)            AA-/AA-
CLASS E                   $22,445,000%                    (2)             A+/A+
CLASS F                   $25,653,000%                    (2)              A/A

_______________
(1) The certificate balances are approximate and on the closing date may vary by up to 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in this prospectus supplement. No changes in the statistical data will be made in the final prospectus supplement unless such changes are material.

(2) The offered certificates (other than the Class A-4FL Certificates) will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate or
(iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which percentage may be zero. The Class A-4FL Certificates will, at
all times, accrue interest at a floating rate based on one-month LIBOR +   %
(provided that for the initial interest accrual period LIBOR shall be an interpolated percentage) subject to the limitations described in this prospectus supplement.

(3) The ratings of the Class A-4FL Certificates do not represent any assessment as to whether the floating rate of interest on that Class will convert to a fixed rate, and only represent the likelihood of the receipt of interest at a
rate equal to the lesser of   % and the weighted average net mortgage rate
(adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months). See "Ratings" in this prospectus supplement.

                           ___________________________

      THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS
HAVE NOT APPROVED OR DISAPPROVED THE CERTIFICATES OFFERED TO YOU OR DETERMINED
IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR
COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           ___________________________

      Morgan Stanley & Co. Incorporated will act as co-lead manager and sole bookrunner with respect to the offered certificates. LaSalle Financial Services,
Inc. will act as co-lead manager with respect to the offered certificates.

                           ___________________________

MORGAN STANLEY                                  LASALLE FINANCIAL SERVICES, INC.
RBS GREENWICH CAPITAL                                        MERRILL LYNCH & CO.

                                  August   , 2006

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

      Information about the certificates offered to you is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered to you; and (b) this prospectus supplement, which describes the specific terms of the certificates offered to you.

      You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. The depositor has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                            ___________________________

      This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

      In this prospectus supplement, the terms "depositor," "we," "our" and "us"
refer to Morgan Stanley Capital I Inc.

                           ___________________________

                             EUROPEAN ECONOMIC AREA

      In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each underwriter has represented and agreed that with effect from and including the date on which the Prospectus
Directive is implemented in that relevant member state it has not made and will not make an offer of certificates to the public in that relevant member state prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the
Prospectus Directive, except that it may, with effect from and including the relevant implementation date, make an offer of certificates to the public in that relevant member state at any time:

      (a)   to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

      (b)   to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

      (c)   in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus
            Directive.

      For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that member state by any measure implementing the
Prospectus Directive in that member state and the expression "Prospectus
Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

                                       S-3

                                 UNITED KINGDOM

      Each underwriter has represented and agreed that:

      (a)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the Financial Services and Markets Act 2000 does not apply to the Depositor; and

      (b)   it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the certificates in, from or otherwise involving the United
Kingdom.

                       NOTICE TO UNITED KINGDOM INVESTORS

      The distribution of this prospectus supplement if made by a person who is not an authorized person under the Financial Services and Markets Act 2000, is being made only to, or directed only at persons who (1) are outside the United
Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") or 19 (Investment Professionals)
of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005
(all such persons together being referred to as the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not
Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to
Relevant Persons and will be engaged in only with Relevant Persons.

      Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                       S-4

                                     TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

     Servicing of the Cherry Creek Loan Group, the RLJ Portfolio Loan Group,

APPENDIX I - Mortgage Pool
     Information (Tables), Loan Group 1
     (Tables) and Loan Group 2 (Tables)..............................................I-1
APPENDIX II - Certain Characteristics
     of the Mortgage Loans..........................................................II-1
APPENDIX III - Certain Characteristics
     of the Mortgage Loans in Loan Group 2.........................................III-1
APPENDIX IV - Significant
     Loan Summaries.................................................................IV-1
APPENDIX V - Form of Statement to
     Certificateholders..............................................................V-1
SCHEDULE A - Class A-AB Planned Principal
     Balance.........................................................................A-1
SCHEDULE B - Ritz-Carlton Planned Amortization Schedule..............................B-1

                                       S-5

                                EXECUTIVE SUMMARY

      This Executive Summary highlights selected information regarding the certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THIS OFFERING
AND THE UNDERLYING MORTGAGE LOANS, YOU SHOULD READ THIS ENTIRE PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                                                  CERTIFICATE STRUCTURE

-----------------------------------------------------------------------------------------------------------------------
                                 APPROXIMATE       APPROXIMATE                    APPROXIMATE     WEIGHTED
                             INITIAL CERTIFICATE     INITIAL                       PERCENT OF     AVERAGE    PRINCIPAL
 APPROXIMATE                     BALANCE OR        PASS-THROUGH       RATINGS        TOTAL          LIFE      WINDOW
CREDIT SUPPORT     CLASS       NOTIONAL AMOUNT         RATE         (FITCH/S&P)   CERTIFICATES     (YRS.)    (MONTHS)
-----------------------------------------------------------------------------------------------------------------------

   30.000%      Class A-1        $104,300,000            %            AAA/AAA           4.07%       3.39       1-58
-----------------------------------------------------------------------------------------------------------------------
   30.000%      Class A-1A       $164,666,000            %            AAA/AAA           6.42%       9.38       1-119
-----------------------------------------------------------------------------------------------------------------------
   30.000%      Class A-2         $92,900,000            %            AAA/AAA           3.62%       5.29       58-67
-----------------------------------------------------------------------------------------------------------------------
   30.000%      Class A-3        $215,000,000            %            AAA/AAA           8.38%       6.82       82-82
-----------------------------------------------------------------------------------------------------------------------
   30.000%      Class A-AB        $84,600,000            %            AAA/AAA           3.30%       7.49      67-109
-----------------------------------------------------------------------------------------------------------------------
   30.000%      Class A-4        $784,200,000            %            AAA/AAA          30.57%       9.72      109-118
-----------------------------------------------------------------------------------------------------------------------
   30.000%      Class A-4FL      $350,000,000            %            AAA/AAA          13.64%       9.72      109-118
-----------------------------------------------------------------------------------------------------------------------
   20.000%      Class A-M        $256,524,000            %            AAA/AAA          10.00%       9.90      119-119
-----------------------------------------------------------------------------------------------------------------------
   12.125%      Class A-J        $202,012,000            %            AAA/AAA           7.87%       9.90      119-119
-----------------------------------------------------------------------------------------------------------------------
   11.375%      Class B           $19,240,000            %            AA+/AA+           0.75%       9.90      119-119
-----------------------------------------------------------------------------------------------------------------------
   10.000%      Class C           $35,272,000            %             AA/AA            1.37%       9.90      119-119
-----------------------------------------------------------------------------------------------------------------------
    8.875%      Class D           $28,859,000            %            AA-/AA-           1.13%       9.94      119-120
-----------------------------------------------------------------------------------------------------------------------
    8.000%      Class E           $22,445,000            %             A+/A+            0.87%       9.99      120-120
-----------------------------------------------------------------------------------------------------------------------
    7.000%      Class F           $25,653,000            %              A/A             1.00%       9.99      120-120
-----------------------------------------------------------------------------------------------------------------------
    6.000%      Class G           $25,652,000            %             A-/A-            1.00%       9.99      120-120
-----------------------------------------------------------------------------------------------------------------------
    4.875%      Class H           $28,859,000            %           BBB+/BBB+          1.13%       9.99      120-120
-----------------------------------------------------------------------------------------------------------------------
    3.625%      Class J           $32,066,000            %            BBB/BBB           1.25%       9.99      120-120
-----------------------------------------------------------------------------------------------------------------------
    2.625%      Class K           $25,652,000            %           BBB-/BBB-          1.00%       9.99      120-120
-----------------------------------------------------------------------------------------------------------------------
    --------    Classes L-S       $67,337,893        --------        --------        --------     --------    --------
-----------------------------------------------------------------------------------------------------------------------
    --------    Class X        $2,565,237,893            %            AAA/AAA        --------     --------    --------
-----------------------------------------------------------------------------------------------------------------------
    --------    Class X-MP        $42,700,000            %            AAA/AAA        --------     --------    --------
-----------------------------------------------------------------------------------------------------------------------
    --------    Class X-RC         $7,600,000            %            AAA/AAA        --------     --------    --------
-----------------------------------------------------------------------------------------------------------------------

o   The notional amount of the Class X Certificates initially will be
    $2,565,237,893, the notional amount of the Class X-MP Certificates initially will be $42,700,000 and the notional amount of the Class X-RC Certificates initially will be $7,600,000. The Class X, Class X-MP and Class X-RC
    Certificates are not offered pursuant to the prospectus and this prospectus supplement. Any information provided in this prospectus supplement regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates.

o   The percentages indicated under the column "Approximate Credit Support" with respect to the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-AB,
    Class A-4 and Class A-4FL Certificates represent the approximate credit support for those certificates in the aggregate. No other Class of
    Certificates will provide any credit support to the Class A-4FL Certificates for a failure by the Swap Counterparty to make any payment under the related swap agreement.

o   The initial certificate balance on the closing date may vary by up to 5%.
    Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in this prospectus supplement. No changes in the statistical data will be made in the final prospectus supplement unless such changes are material.

o   The Class X, Class X-MP, Class X-RC, Class G, Class H, Class J, Class K,
    Class L, Class M, Class N, Class O, Class P, Class Q, Class S and Class T
    Certificates are not offered pursuant to this prospectus supplement. We sometimes refer to these certificates, collectively as the "privately offered certificates."

o   For purposes of making distributions to the Class A-1, Class A-1A, Class
    A-2, Class A-3, Class A-AB, Class A-4 and Class A-4FL Certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2.

                                       S-6

o   Loan group 1 will consist of 178 mortgage loans, representing approximately
    93.6% of the initial outstanding pool balance. Loan group 2 will consist of
    33 mortgage loans, representing approximately 6.4% of the initial outstanding pool balance, and approximately 97.1% of the principal balance of all the mortgage loans secured by multifamily and manufactured housing community properties.

o   So long as funds are sufficient on any distribution date to make distributions of all interest on that distribution date to the Class A-1,
    Class A-1A, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-4FL and
    Class X Certificates, interest distributions on the Class A-1, Class A-2,
    Class A-3, Class A-AB, Class A-4 and Class A-4FL Certificates will be based upon amounts available relating to mortgage loans in loan group 1, interest distributions on the Class A-1A Certificates will be based upon amounts available relating to mortgage loans in loan group 2 and interest distributions on the Class X Certificates will be based upon amounts available relating to all the mortgage loans in the mortgage pool. However, if on any distribution date, funds are insufficient to make distributions of all interest on that distribution date to the Class A-1, Class A-1A, Class
    A-2, Class A-3, Class A-AB, Class A-4, Class A-4FL and Class X Certificates,
    available funds will be allocated among all these classes pro rata in accordance with their interest entitlements for that distribution date, without regard to loan group.

o   Generally, the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and
    Class A-4FL Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 until the certificate principal balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 until the certificate principal balance of the Class A-4 Certificates and Class A-4FL Regular Interest have been reduced to zero. However, on and after any distribution date on which the certificate principal balances of the Class A-M through Class S Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class
    A-1, Class A-1A, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-4FL
    Certificates, pro rata.

o   The offered certificates (other than the Class A-4FL Certificates) will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate,
    (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which percentage may be zero. The Class
    A-4FL Certificates will, at all times, accrue interest at a floating rate
    based on one-month LIBOR +   % (provided that for the initial interest
    accrual period LIBOR shall be an interpolated percentage) subject to the limitations described in this prospectus supplement.

o   The initial LIBOR (which will be an interpolated rate based on a one-month
    LIBOR) will be determined two (2) Banking Days before the Closing Date.
    Under certain circumstances described in this prospectus supplement, the interest rate for the Class A-4FL Certificates may convert from a one-month
    LIBOR based rate to a rate equal to the lesser of a fixed rate of   % and
    the weighted average net mortgage rate. See "Description of the Swap
    Contract--The Swap Contract" in this prospectus supplement.

o   The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no losses on the underlying mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have "anticipated repayment dates"; (iii) payment in full on the anticipated repayment date or stated maturity date of each mortgage loan having an anticipated repayment date or stated maturity date; and (iv) a 0%
    CPR. See the assumptions set forth under "Yield, Prepayment and Maturity
    Considerations" in this prospectus supplement and under "Structuring
    Assumptions" in the "Glossary of Terms."

o   The ratings of the Class A-4FL Certificates do not represent any assessment as to whether the floating rate of interest on such class will convert to a fixed rate, and only represent the likelihood of the receipt of interest at a rate equal to the lesser of % and the weighted average net mortgage rate
    (adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day-months). See "Ratings" in this prospectus supplement.

o   It is a condition to the issuance of the certificates that the certificates receive the ratings set forth above.

o   The Class A-4FL Certificates will represent an undivided beneficial interest in a grantor trust for federal income tax purposes, which grantor trust is comprised of the swap contract, the related floating rate account and the
    Class A-4FL Regular Interest. See "Federal Income Tax Consequences" in this prospectus supplement.

                                       S-7

o   The Class R-I, R-II, R-III and Class T Certificates also represent ownership interests in the trust. Each Class T Certificate represents a beneficial ownership of certain excess interest in respect of mortgage loans having anticipated repayment dates. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

o   The Class DP Certificates (together with the Class R-I Certificates)
    represent beneficial ownership of amounts received in respect of the DCT
    Industrial Portfolio C Note. The Class ST Certificates (together with the
    Class R-I Certificates) represent beneficial ownership of amounts received in respect of the 633 17th Street B Note. The Class DP Certificates and the
    Class ST Certificates also represent ownership interests in the trust. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

    -------------------------------------------------------------------
       Offered certificates.
    -------------------------------------------------------------------
       Certificates not offered pursuant to this prospectus supplement.
    -------------------------------------------------------------------

                                       S-8

                        SUMMARY OF PROSPECTUS SUPPLEMENT

      This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE
CERTIFICATES OFFERED PURSUANT TO THIS PROSPECTUS SUPPLEMENT, WHICH WE GENERALLY
REFER TO AS THE "OFFERED CERTIFICATES," YOU SHOULD READ THIS ENTIRE DOCUMENT AND
THE ACCOMPANYING PROSPECTUS CAREFULLY.

                                       WHAT YOU WILL OWN

GENERAL..........................   Your certificates (along with the privately offered
                                    certificates) will represent beneficial interests in a
                                    trust created by us on the closing date. All payments to
                                    you will come only from the amounts received in connection with the assets of the trust. The trust's assets will
                                    primarily consist of 211 fixed rate mortgage loans secured by first mortgage liens on 288 commercial, manufactured
                                    housing community and multifamily properties and with
                                    respect to the Class A-4FL Certificates, a swap contract
                                    with Morgan Stanley Capital Services Inc. Although each of the DCT Industrial Portfolio C Note and the 633 17th Street
                                    B Note is an asset of the trust, for purposes of the
                                    information contained in this prospectus supplement
                                    (including the appendices hereto) unless otherwise stated, neither the DCT Industrial Portfolio C Note nor the 633
                                    17th Street B Note is reflected and the term "mortgage
                                    loan" does not include the DCT Industrial Portfolio C Note or the 633 17th Street B Note because such loans support
                                    only the Class DP Certificates or the Class ST
                                    Certificates, respectively, which certificates are not
                                    being offered pursuant to this prospectus supplement.
                                    Unless otherwise stated, references to a B Note will
                                    include the DCT Industrial Portfolio B Note and DCT
                                    Industrial Portfolio C Note.

TITLE OF CERTIFICATES............   Commercial Mortgage Pass-Through Certificates, Series
                                    2006-HQ9.

MORTGAGE POOL....................   The mortgage pool consists of 211 mortgage loans with an
                                    aggregate principal balance of all mortgage loans as of the cut-off date, of approximately $2,565,237,893, which may
                                    vary on the closing date by up to 5%. Each mortgage loan
                                    requires scheduled payments of principal and/or interest to be made monthly. For purposes of those mortgage loans that have a due date on a date other than the first of the
                                    month, we have assumed that those mortgage loans are due on the first of the month for purposes of determining their
                                    cut-off dates and cut-off date balances.

                                    As of the cut-off date, the balances of the mortgage loans in the mortgage pool ranged from approximately $872,228 to approximately $250,000,000 and the mortgage loans had an
                                    approximate average balance of $12,157,526.

                                    For purposes of calculating distributions on certain
                                    classes of certificates, the mortgage loans in the mortgage pool backing the offered certificates will be divided into a loan group 1 and a loan group 2.

                                    Loan group 1 will consist of all of the mortgage loans
                                    other than thirty-one (31) mortgage loans that are secured by multifamily properties and two (2) mortgage loans that
                                    are secured by

                                       S-9

                                    manufactured housing community properties. Loan group 1
                                    will consist of one hundred seventy-eight (178) mortgage
                                    loans, with an initial outstanding loan group 1 balance of
                                    $2,400,571,574, which may vary up to 5%. Loan group 1
                                    represents approximately 93.6% of the initial outstanding
                                    pool balance.

                                    Loan group 2 will consist of thirty-one (31) of the
                                    mortgage loans that are secured by multifamily properties
                                    and two (2) mortgage loans that are secured by manufactured housing community properties and have an initial
                                    outstanding loan group 2 balance of $164,666,319. Loan
                                    group 2 represents approximately 6.4% of the initial
                                    outstanding pool balance and approximately 97.1% of the
                                    principal balance of all the mortgage loans secured by
                                    multifamily and manufactured housing community properties.

                                    As of the cut-off date, the balances of the mortgage loans in loan group 1 ranged from approximately $872,228 to
                                    approximately $250,000,000 and the mortgage loans in loan
                                    group 1 had an approximate average balance of $13,486,357.
                                    As of the cut-off date, the balances of the mortgage loans in loan group 2 ranged from approximately $1,219,110 to
                                    approximately $18,200,000 and the mortgage loans in loan
                                    group 2 had an approximate average balance of $4,989,888.

                                   RELEVANT PARTIES AND DATES

ISSUING ENTITY...................   Morgan Stanley Capital I Trust 2006-HQ9, a New York common law trust, will issue the certificates. The trust will be
                                    formed pursuant to the pooling and servicing agreement
                                    between the depositor, the master servicer, the special
                                    servicer, the trustee and the paying agent. See
                                    "Transaction Parties--The Issuing Entity" in this
                                    prospectus supplement.

DEPOSITOR........................   Morgan Stanley Capital I Inc., a Delaware corporation, is
                                    the depositor. As depositor, Morgan Stanley Capital I Inc.
                                    will acquire the mortgage loans from the mortgage loan
                                    sellers and deposit them into the trust. Morgan Stanley
                                    Capital I Inc. is an affiliate of Morgan Stanley Mortgage
                                    Capital Inc., a sponsor of this transaction and a mortgage loan seller, and Morgan Stanley & Co. Incorporated, one of the underwriters, and Morgan Stanley Capital Services Inc., the swap counterparty. See "Transaction Parties--The
                                    Depositor" in this prospectus supplement.

MASTER SERVICER..................   Wells Fargo Bank, National Association, a national
                                    banking association, will act as master servicer with
                                    respect to all of the mortgage loans in the trust. See
                                    "Servicing of the Mortgage Loans--General" and
                                    "Transaction Parties--Master Servicer" in this prospectus
                                    supplement. The master servicer will be primarily
                                    responsible for servicing and administering, directly or
                                    through sub-servicers, mortgage loans (a) as to which
                                    there is no default or reasonably foreseeable default
                                    that would give rise to a transfer of servicing to the
                                    special servicer and (b) as to which any such default or
                                    reasonably foreseeable default has been corrected,
                                    including as part of a work-out. In addition, the master
                                    servicer will be primarily

                                      S-10

                                    responsible for making principal and interest advances and servicing advances under the pooling and servicing
                                    agreement.

                                    The master servicing fee in any month is an amount equal to the product of the portion of the per annum master
                                    servicing fee rate applicable to that month, determined in the same manner as the applicable mortgage rate is
                                    determined for each mortgage loan for that month, and the
                                    scheduled principal balance of each mortgage loan. The
                                    master servicing fee rate (including any subservicing fees)
                                    for Wells Fargo Bank, National Association will range, on a loan-by-loan basis, from 0.02% per annum to 0.12% per
                                    annum. In addition, the master servicer will be entitled to retain certain borrower-paid fees and certain income from
                                    investment of certain accounts maintained as part of the
                                    trust, as additional servicing compensation.

PRIMARY SERVICER.................   Principal Global Investors, LLC will act as primary
                                    servicer with respect to those mortgage loans, representing
                                    11.2% of the initial outstanding pool balance, sold to the trust by Principal Commercial Funding II, LLC (including
                                    the G&L Portfolio Mortgage Loan, which was co-originated
                                    with Morgan Stanley Mortgage Capital Inc.). Principal
                                    Global Investors, LLC is the parent of Principal Commercial
                                    Funding, LLC who owns a 49% interest in Principal
                                    Commercial Funding II, LLC. In addition, Wells Fargo Bank,
                                    National Association will act as primary servicer with
                                    respect to those mortgage loans sold to the trust by Morgan
                                    Stanley Mortgage Capital Inc. and LaSalle Bank National
                                    Association. See "Servicing of the Mortgage Loans--General"
                                    and "Transaction Parties--Primary Servicer" in this
                                    prospectus supplement. Each of Principal Global Investors,
                                    LLC and Wells Fargo Bank, National Association will be
                                    entitled to receive a primary servicing fee on each
                                    mortgage loan for which it is the primary servicer in an
                                    amount equal to the product of the applicable primary
                                    servicing fee rate and the scheduled principal balance of
                                    the applicable mortgage loan immediately before the related due date (prorated for the number of days during the
                                    calendar month for that mortgage loan for which interest
                                    actually accrues on that mortgage loan). The primary
                                    servicing fee is payable only from collections on the
                                    related mortgage loan. The primary servicing fee rate for
                                    each of Principal Global Investors, LLC and Wells Fargo
                                    Bank, National Association is 0.01% per annum.

SPECIAL SERVICER.................   J.E. Robert Company, Inc., a Virginia corporation, will act as special servicer with respect to all of the mortgage
                                    loans in the trust. Generally, the special servicer will
                                    service a mortgage loan upon the occurrence of certain
                                    events that cause that mortgage loan to become a "specially serviced mortgage loan." The special servicer's principal
                                    compensation for its special servicing activities will be
                                    the special servicing fee, the workout fee and the
                                    liquidation fee. See "Servicing of the Mortgage
                                    Loans--General" and "Transaction Parties--The Special
                                    Servicer" in this prospectus supplement.

                                    The special servicing fee is an amount equal to, in any
                                    month, the product of the portion of a rate equal to 0.25%
                                    per annum applicable to that month, determined in the same manner as the applicable mortgage rate is determined for
                                    each specially serviced

                                      S-11

                                    mortgage loan for that month, and the scheduled principal
                                    balance of each specially serviced mortgage loan.

                                    The liquidation fee means, generally, 1.0% of the
                                    liquidation proceeds received in connection with a final
                                    disposition of a specially serviced mortgage loan or REO
                                    property or portion thereof and any condemnation proceeds
                                    and insurance proceeds received by the trust (net of any
                                    expenses incurred by the special servicer on behalf of the trust in connection with the collection of the condemnation proceeds and insurance proceeds) including in connection
                                    with a purchase of an A Note by the holder of the related B
                                    Note, unless otherwise provided in the related
                                    intercreditor agreement.

                                    The workout fee is a fee payable with respect to any
                                    rehabilitated mortgage loan (which means a specially
                                    serviced mortgage loan as to which three consecutive
                                    scheduled payments have been made, there is no other event causing it to constitute a specially serviced mortgage
                                    loan, and certain other conditions have been met), serviced companion mortgage loan or B Note, equal to 1.0% of the
                                    amount of each collection of interest (other than default
                                    interest and any excess interest) and principal received
                                    (including any condemnation proceeds received and applied
                                    as a collection of the interest and principal) on such
                                    mortgage loan, serviced companion mortgage loan or B Note
                                    for so long as it remains a rehabilitated mortgage loan.

                                    In addition, the special servicer will be entitled to
                                    retain certain borrower-paid fees and certain income from
                                    investment of certain accounts maintained as part of the
                                    trust, as additional servicing compensation.

TRUSTEE .........................   HSBC Bank USA, National Association, a national banking
                                    association, will act as trustee of the trust on behalf of the Series 2006-HQ9 certificateholders. See "Transaction
                                    Parties--The Trustee" in this prospectus supplement. In
                                    addition, the trustee will be primarily responsible for
                                    back-up advancing if the master servicer fails to perform
                                    its advancing obligations. Following the transfer of the
                                    underlying mortgage loans (including the DCT Industrial
                                    Portfolio C Note and the 633 17th Street B Note) into the
                                    trust, the trustee, on behalf of the trust, will become the holder of those loans transferred to the trust.

                                    The trustee fee is an amount equal to, in any month, the
                                    product of the portion of a rate equal to 0.00088% per
                                    annum applicable to that month, determined in the same
                                    manner as the applicable mortgage rate is determined for
                                    each mortgage loan for that month, and the scheduled
                                    principal balance of each mortgage loan. A portion of the
                                    trustee fee is payable to the paying agent.

PAYING AGENT AND CUSTODIAN.......   LaSalle Bank National Association will act as the paying
                                    agent, custodian, certificate registrar and authenticating agent for the certificates. LaSalle Bank National
                                    Association is also a sponsor and a mortgage loan seller.
                                    The paying agent will also have, or be responsible for
                                    appointing an agent to perform, additional duties with
                                    respect to tax administration of the issuing entity. A
                                    portion of the trustee fee is payable to the paying agent.
                                    See "Transaction Parties--The Paying Agent, Custodian,

                                      S-12

                                    Certificate Registrar and Authenticating Agent" in this
                                    prospectus supplement.

OPERATING ADVISER................   The holders of certificates representing more than 50% of
                                    the aggregate certificate balance of the most subordinate
                                    class of certificates (other than the Class DP or Class ST
                                    Certificates) outstanding at any time of determination, or, if the certificate balance of that class of certificates is less than 25% of the initial certificate balance of that
                                    class, the next most subordinate class of certificates, may appoint a representative to act as operating adviser for
                                    the purposes described in this prospectus supplement;
                                    provided, that with respect to any A/B Mortgage Loan, a
                                    holder of the related B Note will, to the extent set forth in the related intercreditor agreement, instead be entitled to the rights and powers granted to the operating adviser
                                    under the pooling and servicing agreement to the extent
                                    those rights and powers relate to the related A/B Mortgage
                                    Loan (but only so long as the holder of the related B Note is the directing holder with respect to that mortgage
                                    loan). The initial operating adviser will be JER Investors
                                    Trust Inc., an affiliate of the special servicer.

SPONSORS.........................   Morgan Stanley Mortgage Capital Inc., a New York
                                    corporation, LaSalle Bank National Association, a national banking association and Principal Commercial Funding II,
                                    LLC, a Delaware corporation, are sponsors of this
                                    transaction. As sponsors, Morgan Stanley Mortgage Capital
                                    Inc., LaSalle Bank National Association and Principal
                                    Commercial Funding II, LLC have organized and initiated the transactions in which the certificates will be issued and
                                    will sell mortgage loans to the depositor. The depositor
                                    will transfer the mortgage loans to the trust, and the
                                    trust will then issue the certificates. Morgan Stanley
                                    Mortgage Capital Inc. is an affiliate of the depositor,
                                    Morgan Stanley & Co. Incorporated, one of the underwriters and Morgan Stanley Capital Services Inc., the swap
                                    counterparty. LaSalle Bank National Association is the
                                    parent of LaSalle Financial Services, Inc., one of the
                                    underwriters, and is the paying agent, custodian,
                                    certificate registrar and authenticating agent for the
                                    certificates. Principal Global Investors, LLC, the primary servicer with respect to those mortgage loans sold to the
                                    trust by Principal Commercial Funding II, LLC, is the
                                    parent of Principal Commercial Funding, LLC who owns a 49%
                                    interest in Principal Commercial Funding II, LLC. See
                                    "Transaction Parties--The Sponsors, Mortgage Loan Sellers
                                    and Originators" in this prospectus supplement.

MORTGAGE LOAN SELLERS............   Morgan Stanley Mortgage Capital Inc. will sell us 123
                                    mortgage loans (which include 106 mortgage loans in loan
                                    group 1 and 17 mortgage loans in loan group 2),
                                    representing 57.4% of the initial outstanding pool balance
                                    (and representing 58.4% of the initial loan group 1 balance and 42.6% of the initial outstanding loan group 2 balance).

                                    LaSalle Bank National Association will sell us 71 mortgage loans (which include 56 mortgage loans in loan group 1 and
                                    15 mortgage loans in loan group 2), representing 31.4% of
                                    the initial outstanding pool balance (and representing
                                    29.7% of the initial loan group 1 balance and 56.6% of the initial outstanding loan group 2 balance).

                                      S-13

                                    Principal Commercial Funding II, LLC will sell us 16
                                    mortgage loans (which include 15 mortgage loans in loan
                                    group 1 and 1 mortgage loan in loan group 2), representing
                                    5.7% of the initial outstanding pool balance (and
                                    representing 6.0% of the initial loan group 1 balance and
                                    0.7% of the initial outstanding loan group 2 balance).

                                    Morgan Stanley Mortgage Capital Inc./ Principal Commercial
                                    Funding II, LLC co-originated 1 mortgage loan, the G&L
                                    Portfolio Mortgage Loan, representing 5.5% of the initial
                                    outstanding pool balance (and representing 5.9% of the
                                    initial outstanding loan group 1 balance).

                                    See "Transaction Parties--The Sponsors, Mortgage Loan
                                    Sellers and Originators" in this prospectus supplement.

SWAP COUNTERPARTY................   Morgan Stanley Capital Services Inc., a Delaware
                                    corporation, is the swap counterparty. The obligation of
                                    Morgan Stanley Capital Services Inc. under the swap
                                    contract will be guaranteed by Morgan Stanley. Morgan
                                    Stanley Capital Services Inc. is an affiliate of the
                                    depositor, of Morgan Stanley Mortgage Capital Inc., a
                                    sponsor of this transaction and a mortgage loan seller, and
                                    Morgan Stanley & Co. Incorporated, one of the underwriters.

                                      S-14

ORIGINATORS......................   Each mortgage loan seller or its affiliate originated the
                                    mortgage loans as to which it is acting as mortgage loan
                                    seller. See "Transaction Parties--The Sponsors, Mortgage
                                    Loan Sellers and Originators" in this prospectus
                                    supplement.

UNDERWRITERS.....................   Morgan Stanley & Co. Incorporated, LaSalle Financial
                                    Services, Inc., Greenwich Capital Markets, Inc. and Merrill
                                    Lynch, Pierce, Fenner & Smith Incorporated. Morgan Stanley
                                    & Co. Incorporated is an affiliate of Morgan Stanley
                                    Mortgage Capital Inc., one of the sponsors and originators, of Morgan Stanley Capital Services Inc., the swap
                                    counterparty, and of the depositor. LaSalle Financial
                                    Services, Inc. is a subsidiary of LaSalle Bank National
                                    Association, one of the sponsors and originators, the
                                    paying agent, the custodian, the certificate registrar and the authenticating agent.

CUT-OFF DATE.....................   August 1, 2006, or with respect to Mortgage Loans Nos.
                                    68-72, July 31, 2006. For purposes of the information
                                    contained in this prospectus supplement (including the
                                    appendices to this prospectus supplement), scheduled
                                    payments due in August 2006 with respect to mortgage loans not having payment dates on the first day of each month
                                    have been deemed received on August 1, 2006, not the actual day on which the scheduled payments were due.

CLOSING DATE.....................   On or about August 17, 2006.

DETERMINATION DATE...............   The 8th day of each month, or, if the 8th day is not a
                                    business day, the next succeeding business day, commencing in September 2006.

DISTRIBUTION DATE................   The 4th business day after the related determination date, commencing in September 2006.

RECORD DATE......................   With respect to each distribution date, the close of
                                    business on the last business day of the preceding calendar month.

                                      S-15

EXPECTED FINAL DISTRIBUTION         ----------------------------------------------------------
    DATES........................           Class A-1                    June 12, 2011
                                    ----------------------------------------------------------
                                            Class A-1A                   July 12, 2016
                                    ----------------------------------------------------------
                                            Class A-2                   March 12, 2012
                                    ----------------------------------------------------------
                                            Class A-3                    June 12, 2013
                                    ----------------------------------------------------------
                                            Class A-AB                September 12, 2015
                                    ----------------------------------------------------------
                                            Class A-4                    June 12, 2016
                                    ----------------------------------------------------------
                                            Class A-4FL                  June 12, 2016
                                    ----------------------------------------------------------
                                            Class A-M                    July 12, 2016
                                    ----------------------------------------------------------
                                            Class A-J                    July 12, 2016
                                    ----------------------------------------------------------
                                            Class B                      July 12, 2016
                                    ----------------------------------------------------------
                                            Class C                      July 12, 2016
                                    ----------------------------------------------------------
                                            Class D                     August 12, 2016
                                    ----------------------------------------------------------
                                            Class E                     August 12, 2016
                                    ----------------------------------------------------------
                                            Class F                     August 12, 2016
                                    ----------------------------------------------------------

                                    The Expected Final Distribution Date for each class of
                                    certificates is the date on which that class is expected
                                    to be paid in full, assuming no delinquencies, losses,
                                    modifications, extensions of maturity dates, repurchases
                                    or prepayments of the mortgage loans after the initial
                                    issuance of the certificates and according to the
                                    "Structuring Assumptions." Any mortgage loans with
                                    anticipated repayment dates are assumed to repay in full
                                    on those dates. The actual final distribution date for
                                    any class may be earlier or later (and could be
                                    substantially later) than the expected final
                                    distribution date.

RATED FINAL DISTRIBUTION DATE....   As to each class of certificates (other than the Class
                                    DP or Class ST Certificates), the distribution date in
                                    July 2044, which is the first distribution date that
                                    follows by at least 24 months the end of the
                                    amortization term for the mortgage loan that, as of the
                                    cut-off date, has the longest remaining amortization
                                    term.

                                      S-16

                                      OFFERED CERTIFICATES

GENERAL..........................   We are offering the following fourteen (14) classes of
                                    our Series 2006-HQ9 Commercial Mortgage Pass-Through
                                    Certificates:

                                    o   Class A-l

                                    o   Class A-1A

                                    o   Class A-2

                                    o   Class A-3

                                    o   Class A-AB

                                    o   Class A-4

                                    o   Class A-4FL

                                    o   Class A-M

                                    o   Class A-J

                                    o   Class B

                                    o   Class C

                                    o   Class D

                                    o   Class E

                                    o   Class F

                                    The entire series will consist of a total of thirty-nine
                                    (39) classes, the following twenty-five (25) of which are
                                    not being offered by this prospectus supplement and the
                                    accompanying prospectus: Class X, Class X-MP, Class X-RC,
                                    Class G, Class H, Class J, Class K, Class L, Class M, Class
                                    N, Class O, Class P, Class Q, Class S, Class T, Class DP,
                                    Class ST-A, Class ST-B, Class ST-C, Class ST-D, Class ST-E,
                                    Class ST-F, Class R-I, Class R-II and Class R-III.

CERTIFICATE BALANCE .............   Your certificates will have the approximate aggregate
                                    initial certificate balance presented on the cover page
                                    hereof, and this balance may vary by up to 5% on the
                                    closing date. Mortgage loans may be removed from or added
                                    to the mortgage pool prior to the closing date within such maximum permitted variance. Any reduction or increase in
                                    the number of mortgage loans within these parameters will
                                    result in consequential changes to the initial certificate balance of each class of offered certificates and to the
                                    other statistical data contained in this prospectus
                                    supplement. No changes in the statistical data will be made in the final prospectus supplement unless such changes are material.

                                    The certificate balance at any time is the maximum amount
                                    of principal distributable to a class and is subject to
                                    adjustment on each distribution date to reflect any
                                    reductions resulting from distributions of principal

                                      S-17

                                    to that class or any allocations of losses to the
                                    certificate balance of that class.

                                    The certificate balance of the Class A-4FL Certificates
                                    will be equal to the certificate balance of the Class A-4FL
                                    Regular Interest.

                                    The Class X Certificates, which are private certificates,
                                    will not have certificate balances; this class of
                                    certificates will instead represent the right to receive
                                    distributions of interest accrued as described in this
                                    prospectus supplement on a notional amount. The notional
                                    amount of the Class X Certificates will be equal to the
                                    aggregate of the certificate balances of the classes of
                                    certificates (other than the Class T, Class X, Class X-MP,
                                    Class X-RC, Class DP, Class ST, Class R-I, Class R-II and
                                    Class R-III Certificates) outstanding from time to time.
                                    Accordingly, the notional amount of the Class X
                                    Certificates will be reduced on each distribution date by
                                    any distributions of principal actually made on, and any
                                    losses actually allocated to the certificate balance of,
                                    any class of certificates (other than the Class T, Class X,
                                    Class X-MP, Class X-RC, Class DP, Class ST, Class R-I,
                                    Class R-II and Class R-III Certificates) outstanding from
                                    time to time.

                                    The notional amount of the Class X-MP Certificates, as of
                                    any date of determination, will be equal to the then total principal balance of the Millennium Portfolio IO Component which had an initial principal balance of $42,700,000 as of the Cut-off Date.

                                    The notional amount of the Class X-MP Certificates will be reduced (but not below zero) on each distribution date by
                                    collections and advances of principal on the Millennium
                                    Portfolio IO Component distributed to the
                                    Certificateholders and losses on the Millennium Portfolio
                                    Mortgage Loan allocated to the Certificateholders.

                                    The notional amount of the Class X-RC Certificates, as of
                                    any date of determination, will be equal to the then total principal balance of the Ritz-Carlton IO Component which
                                    had an initial principal balance of $7,600,000 as of the
                                    Cut-off Date.

                                    The notional amount of the Class X-RC Certificates will be reduced (but not below zero) on each distribution date by
                                    collections and advances of principal on the Ritz-Carlton
                                    IO Component distributed to the Certificateholders and
                                    losses on the Ritz-Carlton Pari Passu Loan allocated to the
                                    Certificateholders.

                                    Any information provided in this prospectus supplement
                                    regarding the characteristics of the Class X, Class X-MP,
                                    Class X-RC, Class DP and Class ST Certificates, which are
                                    not offered pursuant to this prospectus supplement, is
                                    provided only to enhance your understanding of the offered certificates.

PASS-THROUGH RATES ..............   Your certificates will accrue interest at an annual rate
                                    called a pass-through rate. The approximate initial
                                    pass-through rates for each class of offered certificates
                                    is set forth on the cover page hereof.

                                    Interest on your certificates (other than the Class A-4FL
                                    Certificates) and the Class A-4FL Regular Interest will be calculated on the basis of a 360-day year consisting of
                                    twelve 30-day months, also referred to in this prospectus
                                    supplement as a 30/360

                                      S-18

                                    basis. Interest on the Class A-4FL Certificates will be
                                    computed on the basis of the actual number of days elapsed during the related interest accrual period and a 360-day
                                    year.

                                    The offered certificates (other than the Class A-4FL
                                    Certificates) will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate
                                    subject to a cap equal to the weighted average net mortgage rate or (iii) a rate equal to the weighted average net
                                    mortgage rate less a specified percentage, which percentage may be zero. The Class A-4FL Regular Interest will accrue
                                    interest at a per annum rate equal to the lesser of % and
                                    the weighted average net mortgage rate. The Class A-4FL
                                    Certificates will, at all times, accrue interest at a
                                    per-annum rate equal to one-month LIBOR + % (provided that for the initial interest accrual period LIBOR shall be an
                                    interpolated percentage to reflect the shorter initial
                                    interest accrual period) subject to the limitations
                                    described in this prospectus supplement.

                                    The weighted average net mortgage rate for a particular
                                    distribution date is a weighted average of the interest
                                    rates on the mortgage loans minus a weighted average annual administrative cost rate, which includes the master
                                    servicing fee rate (including any subservicing fees), the
                                    primary servicing fee, any excess servicing fee rate and
                                    the trustee fee rate. The relevant weighting is based upon the respective principal balances of the mortgage loans as in effect immediately prior to the relevant distribution
                                    date. For purposes of calculating the weighted average net mortgage rate, the mortgage loan interest rates will not
                                    include any default interest rate. The mortgage loan
                                    interest rates will also be determined without regard to
                                    any loan term modifications agreed to by the special
                                    servicer or resulting from any borrower's bankruptcy or
                                    insolvency. In addition, for purposes of calculating the
                                    weighted average net mortgage rate, if a mortgage loan does not accrue interest on a 30/360 basis, its interest rate
                                    for any month will, in general, be deemed to be the rate
                                    per annum that, when calculated on a 30/360 basis, will
                                    produce the amount of interest that actually accrues on
                                    that mortgage loan in that month.

                                    With respect to the Class A-4FL Certificates, in the case
                                    of a default by the swap counterparty under the swap
                                    contract, and until such default is cured or the swap
                                    contract is replaced, the Class A-4FL Certificates will
                                    accrue interest at the pass-through rate of the Class A-4FL
                                    Regular Interest, which will be equal to the lesser of a
                                    fixed rate of % per annum and the weighted average net
                                    mortgage rate, calculated on a 30/360 basis. The Class
                                    A-4FL Regular Interest does not receive interest at a
                                    LIBOR-based rate. In the event that after payment of the
                                    net swap payment due from or to the swap counterparty, as
                                    the case may be, there are insufficient funds in the
                                    Floating Rate Account to make the full distribution of the
                                    Class A-4FL Interest Distribution Amount to the holders of the Class A-4FL Certificates, the resulting interest
                                    shortfall will be borne by the holders of the Class A-4FL
                                    Certificates.

                                    If the pass-through rate on the Class A-4FL Regular
                                    Interest is reduced below  % per annum, there will be a
                                    corresponding

                                      S-19

                                    dollar-for-dollar reduction in the interest payment made by the swap counterparty to the trust and, ultimately, a
                                    corresponding decrease in the effective pass-through rate
                                    on the Class A-4FL Certificates for such distribution date.

                                    The pass-through rate applicable to the Class X
                                    Certificates for the initial distribution date will equal
                                    approximately  % per annum.

                                    The pass-through rate applicable to the Class X
                                    Certificates for each distribution date subsequent to the
                                    initial distribution date will equal the weighted average
                                    of the respective Class X Strip Rates at which interest
                                    accrues from time to time on the respective components of
                                    the total notional amount of the Class X Certificates
                                    outstanding immediately prior to the related distribution
                                    date (weighted on the basis of the respective balances of
                                    those components outstanding immediately prior to that
                                    distribution date). Each of those components will equal the certificate balance of one of the classes of certificates
                                    with a principal balance (other than the Class DP and Class
                                    ST Certificates). The applicable Class X Strip Rate with
                                    respect to each component for each distribution date will
                                    equal the excess, if any, of (a) the weighted average net
                                    mortgage rate for the distribution date, over (b) the
                                    pass-through rate for the distribution date for the related class of certificates with a principal balance (other than the Class DP and Class ST Certificates), or in the case of the Class A-4FL Certificates, the pass-through rate on the
                                    Class A-4FL Regular Interest. Under no circumstances will
                                    any Class X Strip Rate be less than zero.

                                    The pass-through rate for the Class X-MP Certificates for
                                    each distribution date will be the Class X-MP Strip Rate.
                                    The pass-through rate for the Class X-RC Certificates for
                                    each distribution date will be the Class X-RC Strip Rate.

                                    The Class G, Class H, Class J and Class K Certificates
                                    will, at all times, accrue interest at a per annum rate
                                    equal to (i) a fixed rate, (ii) a fixed rate subject to a
                                    cap equal to the weighted average net mortgage rate or
                                    (iii) a rate equal to the weighted average net mortgage
                                    rate less a specified percentage, which percentage may be
                                    zero. The Class L, Class M, Class N, Class O, Class P,
                                    Class Q and Class S Certificates will, at all times, accrue interest at a per annum rate equal to the lesser of % and
                                    the weighted average net mortgage rate. The Class T
                                    Certificates do not have a pass-through rate and are
                                    entitled to receive only excess interest on ARD loans
                                    following the anticipated repayment date of the ARD loans.

DISTRIBUTIONS
A. AMOUNT AND ORDER OF
    DISTRIBUTIONS................   On each distribution date, you will be entitled to receive interest and principal distributed from funds available for distribution from the mortgage loans, net of excess
                                    interest, excess liquidation proceeds and specified trust
                                    expenses, including all servicing fees, trustee fees and
                                    related compensation, in an amount equal to your
                                    certificate's interest and principal entitlement, subject
                                    to:

                                    (i)   payment of the respective interest entitlement for
                                          any class of certificates, or in the case of the
                                          Class A-4FL Certificates, the Class A-4FL Regular
                                          Interest bearing an earlier alphabetical

                                      S-20

                                          designation (except in respect of the distribution of
                                          interest among the Class A-1, Class A-1A, Class A-2,
                                          Class A-3, Class A-AB, Class A-4 and Class X
                                          Certificates and Class A-4FL Regular Interest, which
                                          will have the same senior priority and be distributed
                                          pro rata and except that distributions to the Class
                                          A-M Certificates will be paid after distributions to
                                          the foregoing classes and except that (a) the Class
                                          A-J Certificates are paid after distributions to the
                                          Class A-M Certificates, (b) the Class X-MP
                                          Certificates will have a senior priority with respect
                                          to, and will receive interest payments solely from,
                                          the Millennium Portfolio Mortgage Loan and (c) the
                                          Class X-RC Certificates will have a senior priority
                                          with respect to, and will receive interest payments
                                          solely from, the Ritz-Carlton Pari Passu Loan),

                                    (ii)  if applicable, payment of the respective principal
                                          entitlement for the distribution date to outstanding
                                          classes of certificates, or in the case of the Class
                                          A-4FL Certificates, the Class A-4FL Regular Interest,
                                          having an earlier alphabetical designation until the
                                          principal balance of each Class has been reduced to
                                          zero; provided, however, that the Class A-AB
                                          Certificates have certain priority with respect to
                                          reducing the principal balance of those certificates
                                          to their planned principal balance, as described in
                                          this prospectus supplement; and provided that the
                                          Class A-M Certificates receive distributions of
                                          principal only after distributions of principal are
                                          made to the Class A-1, Class A-1A, Class A-2, Class
                                          A-3, Class A-AB and Class A-4 Certificates and the
                                          Class A-4FL Regular Interest and that the Class A-J
                                          Certificates receive distributions of principal only
                                          after distributions are made to the Class A-M
                                          Certificates, and

                                    (iii) the Class A-4FL Certificates receiving distributions of the Class A-4FL Available Funds on each
                                          distribution date in the manner described under
                                          "Description of the Swap Contract" in this prospectus
                                          supplement.

                                    The Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4
                                    and Class A-4FL Certificates will have priority to payments received in respect of mortgage loans included in loan
                                    group 1. The Class A-1A Certificates will have priority to payments received in respect of mortgage loans included in loan group 2.

B. INTEREST AND
    PRINCIPAL ENTITLEMENTS.......   A description of the interest entitlement payable to each
                                    Class can be found in "Description of the Offered
                                    Certificates--Distributions" in this prospectus supplement.
                                    As described in that section, there are circumstances
                                    relating to the timing of prepayments in which your
                                    interest entitlement for a distribution date could be less than one full month's interest at the pass-through rate on your certificate's principal balance. In addition, the
                                    right of the master servicer, the special servicer and the trustee to reimbursement for payment of nonrecoverable
                                    advances, payment of compensation and reimbursement of
                                    certain costs and expenses will be prior to your right to
                                    receive distributions of principal or interest.

                                    The Class R-I, Class R-II, Class R-III, Class T, Class X,
                                    Class X-MP and Class X-RC Certificates will not be entitled to principal

                                      S-21

                                    distributions. The amount of principal required to be
                                    distributed on the classes entitled to principal (other
                                    than the Class DP Certificates and Class ST Certificates)
                                    on a particular distribution date will, in general, be
                                    equal to the sum of:

                                    o   the principal portion of all scheduled payments, other
                                        than balloon payments, to the extent received or
                                        advanced by the master servicer or other party (in
                                        accordance with the pooling and servicing agreement)
                                        during the related collection period;

                                    o   all principal prepayments and the principal portion of
                                        balloon payments received during the related collection
                                        period;

                                    o   the principal portion of other collections on the
                                        mortgage loans received during the related collection
                                        period, for example, liquidation proceeds, condemnation
                                        proceeds, insurance proceeds and income on "real estate
                                        owned;" and

                                    o   the principal portion of proceeds of mortgage loan
                                        repurchases received during the related collection
                                        period; subject, however, to the adjustments described
                                        in this prospectus supplement. See the definition of
                                        "Principal Distribution Amount" in the "Glossary of
                                        Terms."

C. PREPAYMENT
    PREMIUMS/YIELD MAINTENANCE
    CHARGES......................   The manner in which any prepayment premiums and yield
                                    maintenance charges received during a particular collection period will be allocated to the Class X, Class X-MP and
                                    Class X-RC Certificates, on the one hand, and the classes
                                    of certificates entitled to principal (other than the Class
                                    A-4FL Certificates, Class DP Certificates and Class ST
                                    Certificates) and the Class A-4FL Regular Interest, on the
                                    other hand, is described in "Description of the Offered
                                    Certificates--Distributions" in this prospectus supplement.
                                    The Class A-4FL Certificates will not be entitled to
                                    receive any prepayment premiums or yield maintenance
                                    charges for so long as the swap contract remains in place.
                                    See "Description of the Certificates--Distributions--The
                                    Class A-4FL Certificates" herein.

SUBORDINATION

A. GENERAL.......................   The chart below describes the manner in which the rights of various classes will be senior to the rights of other
                                    classes. Entitlement to receive principal and interest
                                    (other than excess liquidation proceeds and certain excess interest in connection with any mortgage loan having an
                                    anticipated repayment date) on any distribution date is
                                    depicted in descending order. The manner in which mortgage loan losses (including interest losses other than losses
                                    with respect to certain excess interest in connection with any mortgage loan having an anticipated repayment date) are allocated is depicted in ascending order.

                                      S-22

                                                  -------------------------
                                                  Class A-l, Class A-1A*,
                                                   Class A-2, Class A-3,
                                                    Class A-AB**, Class
                                                     A-4, Class A-4FL,
                                                     Class-X***, Class
                                                     X-MP*** and Class
                                                          X-RC***
                                                  -------------------------

                                                  -------------------------
                                                         Class A-M
                                                  -------------------------

                                                  -------------------------
                                                         Class A-J
                                                  -------------------------

                                                  -------------------------
                                                          Class B
                                                  -------------------------

                                                  -------------------------
                                                          Class C
                                                  -------------------------

                                                  -------------------------
                                                          Class D
                                                  -------------------------

                                                  -------------------------
                                                          Class E
                                                  -------------------------

                                                  -------------------------
                                                          Class F
                                                  -------------------------

                                                  -------------------------
                                                        Classes G-S
                                                  -------------------------

                                    NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE AVAILABLE TO
                                    YOU AS A HOLDER OF OFFERED CERTIFICATES.

                                    *The Class A-1A Certificates have a priority to entitlement to principal payments received in respect of mortgage loans included in loan group 2. The Class A-1, Class A-2, Class
                                    A-3, Class A-AB and Class A-4 Certificates and the Class
                                    A-4FL Regular Interest have a priority entitlement to
                                    principal payments received in respect of mortgage loans
                                    included in loan group 1. See "Description of the Offered
                                    Certificates--Distributions" in this prospectus supplement.

                                    **The Class A-AB Certificates have priority with respect to receiving distributions of principal from the portion of
                                    those amounts attributable to loan group 1 and, after the
                                    principal balance of the Class A-1A Certificates has been
                                    reduced to zero, the portion of those amounts attributable to loan group 2, to reduce its Certificate Balance to the
                                    Planned Principal Balance, as described in this prospectus supplement.

                                    ***Interest only certificates. No principal payments or
                                    realized loan losses in respect of principal will be
                                    allocated to the Class X Certificates. Any mortgage loan
                                    losses will reduce the notional amount of the Class X
                                    Certificates. Any mortgage loan losses with respect to the
                                    Millennium Portfolio IO Component will reduce the notional

                                      S-23

                                    amount of the Class X-MP Certificates. The Class X-MP
                                    Certificates receive distributions solely from the
                                    Millennium Portfolio IO Component, and have priority with
                                    respect to receiving distributions therefrom. Any mortgage loan losses with respect to the Ritz-Carlton IO Component
                                    will reduce the notional amount of the Class X-RC
                                    Certificates. The Class X-RC Certificates receive
                                    distributions solely from the Ritz-Carlton IO Component,
                                    and have priority with respect to receiving distributions
                                    therefrom.

                                    In addition, while mortgage loan losses and available funds shortfalls will not be directly allocated to the Class
                                    A-4FL Certificates, mortgage loan losses and available
                                    funds shortfalls may be allocated to the Class A-4FL
                                    Regular Interest in reduction of the certificate balance of the Class A-4FL Regular Interest and the amount of its
                                    interest entitlement, respectively. Any decrease in the
                                    certificate balance of the Class A-4FL Regular Interest
                                    will result in a corresponding decrease in the certificate balance of the Class A-4FL Certificates, and any interest
                                    shortfalls suffered by the Class A-4FL Regular Interest
                                    will reduce the amount of interest distributed on the Class
                                    A-4FL Certificates to the extent described in this
                                    prospectus supplement.

B. SHORTFALLS IN
    AVAILABLE FUNDS..............   The following types of shortfalls in available funds will
                                    reduce amounts available for distribution and will be
                                    allocated in the same manner as mortgage loan losses. Among the causes of these shortfalls are the following:

                                    o   shortfalls resulting from compensation which the
                                        special servicer is entitled to receive;

                                    o   shortfalls resulting from interest on advances made by
                                        the master servicer or the trustee, to the extent not
                                        covered by default interest and late payment charges
                                        paid by the borrower; and

                                    o   shortfalls resulting from a reduction of a mortgage
                                        loan's interest rate by a bankruptcy court or other
                                        modification or from other unanticipated, extraordinary
                                        or default-related expenses of the trust.

                                    Reductions in distributions to the Class A-4FL Regular
                                    Interest will cause a corresponding reduction in
                                    distributions to the Class A-4FL Certificates to the extent described in this prospectus supplement.

                                    Shortfalls in mortgage loan interest as a result of the
                                    timing of voluntary and involuntary prepayments (net of
                                    certain amounts required to be used by the master servicer to offset those shortfalls) will be allocated to each class of certificates (or Class A-4FL Regular Interest) in
                                    accordance with their respective interest entitlements as
                                    described in this prospectus supplement.

                                      S-24

                              INFORMATION ABOUT THE MORTGAGE POOL

CHARACTERISTICS OF THE MORTGAGE
POOL

A. GENERAL.......................   All numerical information in this prospectus supplement
                                    concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects
                                    the weighting of the mortgage loans based upon their
                                    outstanding principal balances as of the cut-off date. With respect to mortgage loans not having due dates on the first day of each month, scheduled payments due in August 2006
                                    have been deemed received on August 1, 2006. With respect
                                    to Mortgage Loan Nos. 68-72, the cut-off date is July 31,
                                    2006.

                                    When information presented in this prospectus supplement
                                    with respect to mortgaged properties is expressed as a
                                    percentage of the initial pool balance, the percentages are based upon the cut-off date principal balances of the
                                    related mortgage loans or with respect to an individual
                                    property securing a multi-property mortgage loan, the
                                    portions of those loan balances allocated to such
                                    properties. The allocated loan amount for each mortgaged
                                    property securing a multi-property mortgage loan is set
                                    forth on Appendix II to this prospectus supplement.

B. PRINCIPAL BALANCES............   The trust's primary assets will be two hundred eleven (211)
                                    mortgage loans (which include one hundred seventy-eight
                                    (178) mortgage loans in loan group 1 and thirty-three (33)
                                    mortgage loans in loan group 2) with an aggregate principal balance as of the cut-off date of approximately
                                    $2,565,237,893 (which includes $2,400,571,574 in loan group
                                    1 and $164,666,319 in loan group 2). It is possible that
                                    the aggregate mortgage loan balance, the initial
                                    outstanding loan group 1 balance and the initial
                                    outstanding loan group 2 balance will vary by up to 5% on
                                    the closing date. As of the cut-off date, the principal
                                    balance of the mortgage loans in the mortgage pool ranged
                                    from approximately $872,228 to approximately $250,000,000
                                    (and the balances of the mortgage loans ranged from
                                    approximately $872,228 to approximately $250,000,000 in
                                    loan group 1 and from approximately $1,219,110 to
                                    approximately $18,200,000 in loan group 2) and the mortgage loans had an approximate average balance of $12,157,526
                                    (and an approximate average balance of $13,486,357 in loan group 1 and $4,989,888 in loan group 2).

C. FEE SIMPLE/LEASEHOLD..........   Two hundred eighty-one (281) mortgaged properties, securing mortgage loans representing 78.8% of the initial
                                    outstanding pool balance (which include two hundred
                                    forty-three (243) mortgaged properties in loan group 1,
                                    representing 77.4% of the initial outstanding loan group 1 balance, and thirty-eight (38) mortgaged properties in loan group 2, representing 100% of the initial outstanding loan group 2 balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first
                                    mortgage lien on a fee simple estate in those mortgaged
                                    properties.

                                    Five (5) mortgaged properties, securing mortgage loans
                                    representing 18.6% of the initial outstanding pool balance
                                    (and representing 19.9% of the initial outstanding loan
                                    group 1 balance), are

                                      S-25

                                    subject to a first mortgage lien on a leasehold interest
                                    in those mortgaged properties.

                                    Two (2) mortgaged properties, securing mortgage loans
                                    representing 2.5% of the initial outstanding pool balance
                                    (and representing 2.7% of the initial outstanding loan
                                    group 1 balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first
                                    mortgage lien on a fee interest in a portion of those
                                    mortgaged properties and a leasehold interest in the
                                    remaining portion of those mortgaged properties. In
                                    circumstances where both the fee and leasehold interest in the entire mortgaged property are encumbered, we have
                                    treated that as an encumbered fee interest.

D. PROPERTY TYPES................   The following table shows how the mortgage loans are
                                    secured by collateral which is distributed among
                                    different types of properties.

                                    -----------------------------------------------------------
                                                               Percentage of
                                                                  Initial         Number of
                                                             Outstanding Pool     Mortgaged
                                      Property Type               Balance         Properties
                                    -----------------------------------------------------------

                                    Office                         43.2%              52
                                    -----------------------------------------------------------
                                    Retail                         34.8%              89
                                    -----------------------------------------------------------
                                    Hospitality                    8.3%               70
                                    -----------------------------------------------------------
                                    Multifamily                    6.0%               36
                                    -----------------------------------------------------------
                                    Industrial                     4.3%               18
                                    -----------------------------------------------------------
                                    Mixed Use                      1.4%               7
                                    -----------------------------------------------------------
                                    Self Storage                   1.2%               11
                                    -----------------------------------------------------------
                                    Manufactured Housing           0.6%               4
                                    Community
                                    -----------------------------------------------------------
                                    Other                          0.1%               1
                                    -----------------------------------------------------------

                                    For information regarding the types of properties
                                    securing the mortgage loans included in loan group 1 or
                                    loan group 2, see Appendix I to this prospectus
                                    supplement.

E. PROPERTY LOCATION.............   The number of mortgaged properties, and the approximate
                                    percentage of the aggregate principal balance of the
                                    mortgage loans secured by mortgaged properties located
                                    in the geographic areas with the highest concentrations
                                    of mortgaged properties, are as described in the table
                                    below:

                                    -----------------------------------------------------------
                                                             Percentage of
                                                                Initial          Number of
                                                              Outstanding        Mortgaged
                                       Geographic Areas       Pool Balance      Properties
                                    -----------------------------------------------------------

                                    New York                     14.2%              13
                                    -----------------------------------------------------------
                                    California                   13.7%              29
                                    -----------------------------------------------------------
                                        Southern                  8.6%              21
                                    -----------------------------------------------------------
                                        Northern                  5.1%               8
                                    -----------------------------------------------------------

                                      S-26

                                    -----------------------------------------------------------
                                                             Percentage of
                                                                Initial          Number of
                                                              Outstanding        Mortgaged
                                       Geographic Areas       Pool Balance      Properties
                                    -----------------------------------------------------------

                                    Colorado                     10.0%               4
                                    -----------------------------------------------------------
                                    Massachusetts                 9.9%               5
                                    -----------------------------------------------------------
                                    Washington, D.C.              5.5%               6
                                    -----------------------------------------------------------

                                    The remaining mortgaged properties are located
                                    throughout thirty-three (33) states. None of these
                                    property locations has a concentration of mortgaged
                                    properties that represents security for more than 5.0%
                                    of the initial outstanding pool balance, as of the
                                    cut-off date. Northern California includes areas with
                                    zip codes above 93600 and Southern California includes
                                    areas with zip codes of 93600 and below.

                                    For information regarding the location of properties
                                    securing the mortgage loans included in loan group 1 or
                                    loan group 2, see Appendix I to this prospectus
                                    supplement.

F. OTHER MORTGAGE
    LOAN FEATURES................   As of the cut-off date, the mortgage loans had the
                                    following characteristics:

                                    o   The most recent scheduled payment of principal and
                                        interest on any mortgage loan was not thirty days or
                                        more past due, and no mortgage loan had been thirty
                                        days or more past due in the past year;

                                    o   Sixteen (16) groups of mortgage loans, representing
                                        20.4% of the initial outstanding pool balance, were
                                        made to the same borrower or to borrowers that are
                                        affiliated with one another through partial or complete
                                        direct or indirect common ownership (which include
                                        fifteen (15) groups of mortgage loans exclusively in
                                        loan group 1, representing 21.3% of the initial loan
                                        group 1 balance, and one (1) group of mortgage loans
                                        exclusively in loan group 2, representing 6.8% of the
                                        initial loan group 2 balance). Of these sixteen (16)
                                        groups, the 3 largest groups represent 5.8%, 3.0% and
                                        2.7%, respectively, of the initial outstanding pool
                                        balance. See Appendix II attached to this prospectus
                                        supplement. The related borrower concentrations of the
                                        3 largest groups exclusively in loan group 1 represent
                                        6.2%, 3.2% and 2.9%, respectively, of the initial
                                        outstanding loan group 1 balance, and the group of
                                        mortgage loans exclusively in loan group 2 represent
                                        6.8% of the initial outstanding loan group 2 balance;

                                    o   Thirty-seven (37) mortgaged properties, securing
                                        mortgage loans representing 7.1% of the initial
                                        outstanding pool balance (representing 7.6% of the
                                        initial outstanding loan group 1 balance), are each
                                        100% leased to a single tenant;

                                    o   All of the mortgage loans bear interest at fixed rates;

                                    o   Fixed periodic payments on the mortgage loans are
                                        generally determined assuming interest is calculated on
                                        a 30/360 basis, but interest actually accrues and is
                                        applied on certain mortgage loans on

                                      S-27

                                        an actual/360 basis. Accordingly, there will be less
                                        amortization of the principal balance during the term
                                        of these mortgage loans, resulting in a higher final
                                        payment on these mortgage loans; and

                                    o   No mortgage loan permits negative amortization or the
                                        deferral of accrued interest (except excess interest
                                        that would accrue in the case of any mortgage loan
                                        having an anticipated repayment date after the
                                        applicable anticipated repayment date for the related
                                        mortgage loan).

G. BALLOON LOANS/ARD LOANS.......   As of the cut-off date, the mortgage loans had the
                                    following additional characteristics:

                                    o   Two hundred ten (210) mortgage loans, representing
                                        99.4% of the initial outstanding pool balance, are
                                        "balloon loans" (which include one hundred
                                        seventy-seven (177) mortgage loans in loan group 1,
                                        representing 99.4% of the initial outstanding loan
                                        group 1 balance, and thirty-three (33) mortgage loans
                                        in loan group 2, representing 100% of the initial
                                        outstanding loan group 2 balance). Nine (9) of these
                                        mortgage loans, representing 12.7% of the initial
                                        outstanding pool balance (which include eight (8)
                                        mortgage loans in loan group 1, representing 13.3% of
                                        the initial outstanding loan group 1 balance, and one
                                        (1) mortgage loan in loan group 2, representing 4.2% of
                                        the initial outstanding loan group 2 balance), are
                                        mortgage loans that have an anticipated repayment date
                                        that provides for an increase in the mortgage rate
                                        and/or principal amortization at a specified date prior
                                        to stated maturity. One (1) of the balloon loans,
                                        representing 1.5% of the initial outstanding pool
                                        balance (representing 1.6% of the initial outstanding
                                        loan group 1 balance), amortizes principal in
                                        accordance with the schedule attached to this
                                        prospectus supplement as Schedule B. For purposes of
                                        this prospectus supplement, we consider a mortgage loan
                                        to be a "balloon loan" if its principal balance is not
                                        scheduled to be fully or substantially amortized by the
                                        loan's stated maturity date or anticipated repayment
                                        date, as applicable.

H. INTEREST ONLY LOANS...........   As of the cut-off date, the mortgage loans had the
                                    following additional characteristics:

                                    o   Sixty-six (66) mortgage loans, representing 27.6% of
                                        the initial outstanding pool balance (which include
                                        forty-eight (48) mortgage loans in loan group 1,
                                        representing 24.9% of the initial outstanding loan
                                        group 1 balance, and eighteen (18) mortgage loans in
                                        loan group 2, representing 67.4% of the initial
                                        outstanding loan group 2 balance), currently provide
                                        for monthly payments of interest only for a portion of
                                        their respective terms, ranging from six (6) months to
                                        seventy-two (72) months, and then provide for the
                                        monthly payment of principal and interest over their
                                        respective remaining terms; and

                                    o   Eleven (11) mortgage loans, representing 43.0% of the
                                        initial outstanding pool balance (which include eleven
                                        (11) mortgage loans in loan group 1, representing 46.0%
                                        of the initial outstanding loan group 1 balance),
                                        currently provide for monthly payments of interest only
                                        for their entire respective terms.

                                      S-28

I. PREPAYMENT/DEFEASANCE
    PROVISIONS...................   As of the cut-off date, all of the mortgage loans
                                    restricted voluntary principal prepayments as follows:

                                    o   One hundred seventy-eight (178) mortgage loans,
                                        representing 86.9% of the initial outstanding pool
                                        balance (which include one hundred forty-eight (148)
                                        mortgage loans in loan group 1, representing 86.6% of
                                        the initial outstanding loan group 1 balance, and
                                        thirty (30) mortgage loans in loan group 2,
                                        representing 92.0% of the initial outstanding loan
                                        group 2 balance), prohibit voluntary principal
                                        prepayments for a period ending on a date determined by
                                        the related mortgage note (which may be the maturity
                                        date), which period is referred to in this prospectus
                                        supplement as a lock-out period, but permit the related
                                        borrower, after an initial period of at least two years
                                        following the date of issuance of the certificates, to
                                        defease the mortgage loan by pledging "government
                                        securities" as defined in the Investment Company Act of
                                        1940 that provide for payment on or prior to each due
                                        date through and including the maturity date (or the
                                        earlier due date on which the mortgage loan first
                                        becomes freely prepayable) of amounts at least equal to
                                        the amounts that would have been payable on those dates
                                        under the terms of the mortgage loans and obtaining the
                                        release of the mortgaged property from the lien of the
                                        mortgage.

                                    o   Five (5) mortgage loans, representing 8.5% of the
                                        initial outstanding pool balance (which include five
                                        (5) mortgage loans in loan group 1, representing 9.1%
                                        of the initial outstanding loan group 1 balance),
                                        prohibit voluntary principal prepayments during a
                                        lock-out period, and following the lock-out period
                                        provide for a prepayment premium or yield maintenance
                                        charge calculated on the basis of the greater of a
                                        yield maintenance formula or 1% of the amount prepaid,
                                        and also permit the related borrower, after an initial
                                        period of at least two years following the date of the
                                        issuance of the certificates, to defease the mortgage
                                        loan by pledging "government securities" as defined
                                        above.

                                    o   Twenty-six (26) mortgage loans, representing 4.3% of
                                        the initial outstanding pool balance (which include
                                        twenty-three (23) mortgage loans in loan group 1,
                                        representing 4.0% of the initial outstanding loan group
                                        1 balance, and three (3) mortgage loans in loan group
                                        2, representing 8.0% of the initial outstanding loan
                                        group 2 balance), prohibit voluntary principal
                                        prepayments during a lock-out period, and following the
                                        lock-out period provide for a prepayment premium or
                                        yield maintenance charge calculated on the basis of the
                                        greater of a yield maintenance formula and 1% of the
                                        amount prepaid.

                                    o   Two (2) mortgage loans, representing 0.3% of the
                                        initial outstanding pool balance (which includes two
                                        (2) mortgage loans in loan group 1, representing 0.3%
                                        of the initial outstanding loan group 1 balance), have
                                        no lock-out period and permit voluntary principal
                                        prepayments at any time if accompanied by a prepayment
                                        premium or yield maintenance charge calculated on the
                                        basis of the greater of a yield maintenance formula or
                                        1% of the amount prepaid.

                                      S-29

                                    Notwithstanding the above, the mortgage loans generally
                                    (i) permit prepayment in connection with casualty or
                                    condemnation and certain other matters without payment
                                    of a prepayment premium or yield maintenance charge and
                                    (ii) provide for a specified period commencing prior to
                                    and including the maturity date or the anticipated
                                    repayment date during which the related borrower may
                                    prepay the mortgage loan without payment of a prepayment
                                    premium or yield maintenance charge. See the footnotes
                                    to Appendix II attached to this prospectus supplement
                                    for more details about the various yield maintenance
                                    formulas.

                                    With respect to the prepayment and defeasance provisions
                                    set forth above, certain of the mortgage loans also
                                    include provisions described below:

                                    o   One (1) mortgage loan, representing 5.5% of the initial
                                        outstanding pool balance (representing 5.9% of the
                                        initial outstanding loan group 1 balance), is secured
                                        by multiple mortgaged properties and permits the
                                        release of not more than three of the mortgaged
                                        properties from the lien of the mortgage loan after the
                                        applicable lock-out period upon the defeasance of the
                                        allocated loan amount of the mortgaged property being
                                        released or with a prepayment premium based on a yield
                                        maintenance charge calculated on the basis of the
                                        greater of a yield maintenance formula or 1% of the
                                        amount prepaid if the loan-to-value ratio immediately
                                        following the release is not greater than 76% and the
                                        remaining properties debt service coverage ratio of the
                                        remaining mortgaged properties immediately following
                                        the release is at least equal to 1.20x.

                                    o   One (1) mortgage loan, representing 4.3% of the initial
                                        outstanding pool balance (representing 4.6% of the
                                        initial outstanding loan group 1 balance), is secured
                                        by multiple mortgaged properties and permits the
                                        release of a portion of the collateral from the lien of
                                        the mortgage loan subject to the provisions specified
                                        in the mortgage loan documents after the applicable
                                        lock-out period upon the defeasance of an amount equal
                                        to a certain percentage of the allocated loan amount
                                        and in some cases only the allocated loan amount of the
                                        mortgaged property being released if the loan-to-value
                                        ratio immediately following the release is not
                                        increased due to such release and the remaining debt
                                        service coverage ratio of the remaining mortgaged
                                        properties immediately following the release is at
                                        least equal to the debt service coverage ratio
                                        immediately preceding the release. Prior to the
                                        expiration of the lock-out period a portion of the
                                        collateral may be released upon the payment of a
                                        prepayment premium based on a yield maintenance charge
                                        calculated on the basis of the greater of a yield
                                        maintenance formula or 1% of the amount prepaid.

                                    o   One (1) mortgage loan, representing 1.9% of the initial
                                        outstanding pool balance (representing 2.1% of the
                                        initial outstanding loan group 1 balance), is secured
                                        by multiple mortgaged properties and permits the
                                        release of one or more properties from the lien of the
                                        mortgage loan after the applicable lock-out period upon
                                        the defeasance of an amount equal to 110% of the
                                        allocated mortgage loan amount of the mortgaged
                                        property being released if the remaining properties
                                        debt service coverage ratio of the remaining

                                      S-30

                                        mortgaged properties immediately following the release
                                        is at least equal to the greater of the debt service
                                        coverage ratio at the date of disbursement of the earn
                                        out advance for all the mortgaged properties in the
                                        aggregate and the debt service coverage ratio
                                        immediately preceding the release.

                                    o   One (1) mortgage loan, representing 1.6% of the initial
                                        outstanding pool balance (representing 1.7% of the
                                        initial outstanding loan group 1 balance), is secured
                                        by multiple mortgaged properties and permits the
                                        release of any of the ten largest properties from the
                                        lien of the mortgage loan subject to the provisions
                                        specified in the mortgage loan documents at any time
                                        upon the defeasance of an amount equal to 120% of the
                                        allocated mortgage loan. The remaining properties may
                                        be released under the same conditions with defeasance
                                        in an amounts equal to varying percentages of the
                                        amount being prepaid with a maximum of 120%.

                                    o   One (1) mortgage loan, representing 1.5% of the initial
                                        outstanding pool balance (representing 1.6% of the
                                        initial outstanding loan group 1 balance), which is
                                        secured by multiple mortgaged properties, permits the
                                        release of certain portions of the related mortgaged
                                        properties from the lien of the related mortgage
                                        following in certain cases a lock-out period (i) in the
                                        case of one mortgaged property, within two years
                                        following the issuance of the certificates, upon the
                                        prepayment of an amount equal to a premium above the
                                        allocated loan amount of the mortgaged property being
                                        released and (ii) in the case of certain portions of
                                        certain of the mortgaged properties, upon either the
                                        defeasance or prepayment of the amounts as set forth in
                                        the footnotes to Appendix II to this prospectus
                                        supplement.

                                    o   Three (3) mortgage loans, representing 2.0% of the
                                        initial outstanding pool balance (representing 2.1% of
                                        the initial outstanding loan group 1 balance), are
                                        secured by multiple mortgaged properties and permit the
                                        release of one or more properties, except for one of
                                        the mortgage loans which allows the release of only one
                                        property during the term of the mortgage loan, from the
                                        lien of the mortgage loan after the applicable lock-out
                                        period upon the defeasance of an amount equal to 125%
                                        of the allocated mortgage loan amount of the mortgaged
                                        property being released if the loan-to-value ratio
                                        immediately following the release is not greater than
                                        the lesser of 80% or the loan-to-value ratio of all the
                                        mortgaged properties immediately prior to the
                                        defeasance and the remaining mortgaged properties debt
                                        service coverage ratio of the remaining mortgaged
                                        properties immediately following the release is at
                                        least equal to the greater of 1.25x and the debt
                                        service coverage ratio immediately preceding the
                                        release.

                                    o   One (1) mortgage loan, representing 0.4% of the initial
                                        outstanding pool balance (representing 0.5% of the
                                        initial outstanding loan group 1 balance), is secured
                                        by multiple parcels and permits the release of a parcel
                                        from the lien of the mortgage loan upon the defeasance
                                        of an amount equal to 110% of the allocated mortgage
                                        loan amount of the mortgaged property being released or
                                        with a prepayment premium based on a yield maintenance
                                        charge calculated on the basis of the greater of a
                                        yield maintenance formula

                                      S-31

                                        or 1% of the amount prepaid if the loan-to-value ratio
                                        immediately following the release is not greater than
                                        80% and the loan-to-value ratio prior to the release
                                        based on an updated appraisal at the time of the
                                        release and the debt service coverage ratio of the
                                        remaining mortgaged properties immediately following
                                        the release is at least equal to the greater of 1.20x
                                        and the debt service coverage ratio immediately
                                        preceding the release.

                                    o   One (1) mortgage loan, representing 0.4% of the initial
                                        outstanding pool balance (representing 0.4% of the
                                        initial outstanding loan group 1 balance), is secured
                                        by multiple mortgaged properties and permits the
                                        release of one property from the lien of the mortgage
                                        loan after the applicable lock-out period upon the
                                        defeasance of an amount equal to 125% of the allocated
                                        mortgage loan amount of the mortgaged property being
                                        released if the loan-to-value ratio immediately
                                        following the release is not greater than the lesser of
                                        80% or the loan-to-value ratio of all the mortgaged
                                        properties immediately prior to the defeasance and the
                                        debt service coverage ratio of the remaining mortgaged
                                        properties immediately following the release is at
                                        least equal to the greater of 1.25x and the debt
                                        service coverage ratio immediately preceding the
                                        release. Either after or simultaneously with the
                                        defeasance of this property, either of the remaining
                                        properties may be released subject to the conditions in
                                        the mortgage loan documents.

                                    o   One (1) mortgage loan, representing 0.3% of the initial
                                        outstanding pool balance (representing 4.7% of the
                                        initial outstanding loan group 2 balance), is secured
                                        by multiple mortgaged properties and permits the
                                        release of any of the mortgaged properties from the
                                        lien of the mortgage loan after the applicable lock-out
                                        period upon the defeasance of an amount equal to 125%
                                        of the allocated mortgage loan amount of the mortgaged
                                        property being released if the loan-to-value ratio
                                        immediately following the release is not greater than
                                        75% and the debt service coverage ratio of the
                                        remaining mortgaged properties immediately following
                                        the release is at least equal to the greater of 1.20x
                                        and the debt service coverage ratio prior to release.

                                    o   One (1) mortgage loan, representing 0.1% of the initial
                                        outstanding pool balance (representing 0.2% of the
                                        initial outstanding loan group 1 balance), is secured
                                        by multiple mortgaged properties and permits the
                                        release of any of the mortgaged properties from the
                                        lien of the mortgage loan after the applicable lock-out
                                        period upon the defeasance of an amount equal to 125%
                                        of the allocated mortgage loan amount of the mortgaged
                                        property being released if the loan-to-value ratio
                                        immediately following the release is not greater than
                                        the loan-to-value ratio at closing and the
                                        loan-to-value ratio prior to release and the debt
                                        service coverage ratio of the remaining mortgaged
                                        properties immediately following the release is at
                                        least equal to the greater of the debt service coverage
                                        ratio at closing and the debt service coverage ratio
                                        prior to release.

                                    o   One (1) mortgage loan, representing 0.1% of the initial
                                        outstanding pool balance (representing 1.3% of the
                                        initial outstanding loan group 2 balance) is secured by
                                        multiple mortgaged properties and permits the release
                                        of either parcel from the lien of the related

                                      S-32

                                        mortgage loan after the applicable lock-out period upon
                                        payment of 125% of the allocated loan amount of the
                                        mortgaged property being released provided that, among
                                        other conditions, (1) the loan-to-value ratio of the
                                        remaining property immediately following the release is
                                        not greater than 75% and (2) the debt service coverage
                                        ratio of the remaining property for six consecutive
                                        months preceding the release, and immediately following
                                        the release is at least 1.30x.

                                    See Appendix II attached to this prospectus supplement
                                    for specific yield maintenance provisions with respect
                                    to the prepayment and defeasance provisions set forth
                                    above.

                                    In addition to the prepayment and defeasance provisions
                                    described above, three (3) mortgage loans, representing
                                    9.1% of the initial outstanding pool balance
                                    (representing 9.8% of the initial outstanding loan group
                                    1 balance), that are secured by multiple mortgaged
                                    properties, permit the borrower to obtain the release of
                                    any of the related properties from the lien of the
                                    related mortgage by substituting a new property that
                                    meets certain requirements set forth in the mortgage
                                    loan documents, including, among other things, that (i)
                                    the aggregate loan-to-value ratio of all properties
                                    after substitution is not greater than a specified
                                    percentage and (ii) the debt service coverage ratio of
                                    all properties after substitution is not less than a
                                    specified ratio. With respect to one (1) of these
                                    mortgage loans, representing 1.9% of the initial
                                    outstanding pool balance (representing 2.1% of the
                                    initial outstanding loan group 1 balance) the borrower
                                    is not permitted to substitute for more than two (2)
                                    properties per year. With respect to another one (1) of
                                    these mortgage loans, representing 5.5% of the initial
                                    outstanding pool balance (representing 5.9% of the
                                    initial outstanding loan group 1 balance), the borrower
                                    is not permitted to substitute properties once the
                                    aggregate appraised value of the parcel being released
                                    together with all properties previously released exceeds
                                    30% of the aggregate appraised value of all of the
                                    mortgaged properties securing such mortgage loan as of
                                    the origination date of such mortgage loan.

                                    In addition, certain mortgage loans that are
                                    cross-collateralized and cross-defaulted with other
                                    mortgage loans permit the related borrower to prepay or
                                    defease one or more of the related mortgage loans and/or
                                    release the cross-collateralization with respect to the
                                    related mortgaged property or properties, subject to the
                                    satisfaction of certain conditions.

                                    Notwithstanding the above, the mortgage loans generally
                                    provide that the related borrower may prepay the
                                    mortgage loan without prepayment premium or defeasance
                                    requirements commencing one (1) to thirty-six (36)
                                    payment dates prior to and including the maturity date
                                    or the anticipated repayment date.

                                    In addition, certain mortgage loans provide for the free
                                    release of outparcels or other portions of the related
                                    mortgaged property that were given no value or minimal
                                    value in the underwriting process, subject to the
                                    satisfaction of certain conditions. In addition, certain
                                    of the mortgage loans may permit the related borrower to
                                    substitute collateral under certain circumstances.

                                      S-33

                                    See the footnotes to Appendix II attached to this
                                    prospectus supplement for more details concerning
                                    certain of the foregoing provisions including the method
                                    of calculation of any prepayment premium or yield
                                    maintenance charge which will vary for any mortgage loan.

J. MORTGAGE LOAN RANGES
    AND WEIGHTED AVERAGES........   As of the cut-off date, the mortgage loans had the
                                    following additional characteristics:

    I.    MORTGAGE INTEREST RATES   Mortgage interest rates ranging from 5.170% per annum to
                                    7.150% per annum (and ranging from 5.170% per annum to
                                    7.150% per annum for loan group 1 and from 5.280% per
                                    annum to 6.750% per annum for loan group 2), and a
                                    weighted average mortgage interest rate of 5.964% per
                                    annum (and 5.956% per annum for loan group 1 and 6.086%
                                    per annum for loan group 2);

    II.   ORIGINAL TERMS            Original terms to scheduled maturity ranging from sixty
                                    (60) months to two hundred forty (240) months (and
                                    ranging from sixty (60) months to two hundred forty
                                    (240) months with respect to the mortgage loans in loans
                                    group 1, and ranging from one hundred twenty (120)
                                    months to one hundred eighty (180) months with respect
                                    to the mortgage loans in loans group 2), and a weighted
                                    average original term to scheduled maturity of one
                                    hundred seventeen (117) months (and a weighted average
                                    original term to scheduled maturity of one hundred
                                    seventeen (117) months with respect to the mortgage
                                    loans in loans group 1, and a weighted average original
                                    term to scheduled maturity of one hundred twenty-one
                                    (121) months with respect to the mortgage loans in loans
                                    group 2);

    III.  REMAINING TERMS           Remaining terms to scheduled maturity ranging from
                                    fifty-five (55) months to two hundred forty (240) months
                                    (and ranging from fifty-five (55) months to two hundred
                                    forty (240) months for loan group 1 and from one hundred
                                    fifteen (115) months to one hundred seventy-nine (179)
                                    months for loan group 2), and a weighted average
                                    remaining term to scheduled maturity of one hundred
                                    fifteen (115) months (and weighted average remaining
                                    term to scheduled maturity of one hundred fourteen (114)
                                    months for loan group 1 and one hundred nineteen (119)
                                    months for loan group 2);

    IV.   REMAINING
          AMORTIZATION TERMS        Remaining amortization terms (excluding loans which
                                    provide for interest only payments for the entire loan
                                    term) ranging from two hundred fourteen (214) months to
                                    three hundred sixty (360) months (and ranging from two
                                    hundred fourteen (214) months to three hundred sixty
                                    (360) months for loan group 1 and from three hundred
                                    fifty-five (355) months to three hundred sixty (360)
                                    months for loan group 2), and a weighted average
                                    remaining amortization term of three hundred forty-four
                                    (344) months (and three hundred forty-two (342) months
                                    for loan group 1 and three hundred fifty-nine (359)
                                    months for loan group 2);

    V.    LOAN-TO-VALUE RATIOS      Loan-to-value ratios, calculated as described in this
                                    prospectus supplement, range from 40.6% to 80.2% (and
                                    range from 40.6% to 80.0% for loan group 1 and from
                                    49.9% to 80.2% for loan group 2), and a weighted average
                                    loan-to-value ratio, calculated as described in

                                      S-34

                                    this prospectus supplement, of 64.3% (and 63.8% for loan
                                    group 1 and 71.6% for loan group 2);

                                    For each of the mortgage loans, the loan-to-value ratio
                                    was calculated according to the methodology set forth in
                                    this prospectus supplement based on the estimate of
                                    value from a third-party appraisal, which was generally
                                    conducted after March 2004;

                                    For detailed methodologies, see "Description of the
                                    Mortgage Pool--Assessments of Property Value and
                                    Condition--Appraisals" in this prospectus supplement;

    VI.   DEBT SERVICE
          COVERAGE RATIOS           Debt service coverage ratios, determined according to
                                    the methodology presented in this prospectus supplement,
                                    ranging from 1.02x to 2.43x (and ranging from 1.02x to
                                    2.43x for loan group 1 and from 1.20x to 1.71x for loan
                                    group 2) and a weighted average debt service coverage
                                    ratio, calculated as described in this prospectus
                                    supplement, of 1.54x (and 1.55x for loan group 1 and
                                    1.40x for loan group 2). These calculations are based on
                                    underwritable cash flow and actual debt service of the
                                    related mortgage loans as described in this prospectus
                                    supplement; and

    VII.  DEBT SERVICE
          COVERAGE RATIOS
          POST IO PERIOD            Debt Service Coverage Ratio Post IO Period, determined
                                    according to the methodology presented in this
                                    prospectus supplement, ranging from 1.02x to 2.43x (and
                                    ranging from 1.02x to 2.43x for loan group 1 and from
                                    1.15x to 1.71x for loan group 2), and a weighted average
                                    debt service coverage ratio, calculated as described in
                                    this prospectus supplement, of 1.48x (and 1.49x for loan
                                    group 1 and 1.25x for loan group 2).

                                    "Debt Service Coverage Ratio Post IO Period" or "DSCR
                                    Post IO Period" means, with respect to the related
                                    mortgage loan that has an interest-only period that has
                                    not expired as of the cut-off date but will expire prior
                                    to maturity, a debt service coverage ratio calculated in
                                    the same manner as debt service coverage ratios except
                                    that the amount of the monthly debt service payment
                                    considered in the calculation is the amount of the
                                    monthly debt service payment that is due in the first
                                    month following the expiration of the applicable
                                    interest-only period. See "Description of the Mortgage
                                    Pool--Additional Mortgage Loan Information" in this
                                    prospectus supplement.

K. NON-SERVICED MORTGAGE
    LOANS........................   The Ritz-Carlton Pari Passu Loan, which, as of the
                                    cut-off date, had an aggregate outstanding principal
                                    balance of $39,048,614 and represents 1.5% of the
                                    initial outstanding pool balance (and representing 1.6%
                                    of the initial outstanding loan group 1 balance), is
                                    secured by the related mortgaged properties on a pari
                                    passu basis with, and pursuant to the same mortgage as,
                                    another note that is not included in the trust (the
                                    "Ritz-Carlton Companion Loan") and which had an
                                    outstanding principal balance as of the cut-off date of
                                    approximately $263,578,145. The Ritz-Carlton Companion
                                    Loan has the same interest rate, maturity date and
                                    amortization terms as the Ritz-Carlton Pari Passu Loan.

                                      S-35

                                    In addition, with respect to the Ritz-Carlton Pari Passu
                                    Loan, the mortgage on the related mortgaged properties
                                    also secures a subordinated B note (the "Ritz-Carlton B
                                    Note," which together with the Ritz-Carlton Pari Passu
                                    Loan and the Ritz-Carlton Companion Loan are referred to
                                    in this prospectus supplement as the "Ritz-Carlton Loan
                                    Group"), which had an outstanding principal balance as
                                    of the Cut-Off Date of $50,000,000. The Ritz-Carlton B
                                    Note is not as asset of the trust.

                                    The Ritz-Carlton Loan Group is currently being serviced
                                    and administered pursuant to the MSCI 2006-HQ8 Pooling
                                    and Servicing Agreement. The MSCI 2006-HQ8 Pooling and
                                    Servicing Agreement provides for servicing arrangements
                                    that are generally consistent with the terms of other
                                    comparably rated commercial mortgage loan
                                    securitizations. See "Servicing of the Mortgage
                                    Loans--Servicing of the Cherry Creek Loan Group, the RLJ
                                    Portfolio Loan Group, the Ritz-Carlton Loan Group, and
                                    the A/B Mortgage Loans--The Ritz-Carlton Loan Group" in
                                    this prospectus supplement.

                                    The terms of the MSCI 2006-HQ8 Pooling and Servicing
                                    Agreement provide that:

                                    o   U.S. Bank National Association, which is the trustee
                                        under the MSCI 2006-HQ8 Pooling and Servicing
                                        Agreement, will, in that capacity, be the mortgagee of
                                        record with respect to the mortgaged property securing
                                        the Ritz-Carlton Pari Passu Loan;

                                    o   Wells Fargo Bank, National Association, which is the
                                        master servicer for the Ritz-Carlton Loan Group under
                                        the MSCI 2006-HQ8 Pooling and Servicing Agreement,
                                        will, in that capacity, be the master servicer for the
                                        Ritz-Carlton Pari Passu Loan, subject to replacement
                                        pursuant to the terms of the MSCI 2006-HQ8 Pooling and
                                        Servicing Agreement; and

                                    o   J.E. Robert Company, Inc., which is the special
                                        servicer under the MSCI 2006-HQ8 Pooling and Servicing
                                        Agreement, will, in that capacity, be the special
                                        servicer for the Ritz-Carlton Pari Passu Loan, subject
                                        to replacement pursuant to the terms of the MSCI
                                        2006-HQ8 Pooling and Servicing Agreement.

                                    See "Servicing of the Mortgage Loans--Servicing of the
                                    Cherry Creek Loan Group, the RLJ Portfolio Loan Group, the
                                    Ritz-Carlton Loan Group, and the A/B Mortgage Loans--The
                                    Ritz-Carlton Loan Group" in this prospectus supplement.

                                    The RLJ Portfolio Pari Passu Loan, which, as of the cut-off date, had an aggregate outstanding principal balance of
                                    $41,952,230 and represents 1.6% of the initial outstanding pool balance (and representing 1.7% of the initial
                                    outstanding loan group 1 balance), is secured by the
                                    related mortgaged properties on a pari passu basis with,
                                    and pursuant to the same mortgage as, 6 other notes that
                                    are not included in the trust (collectively, the "RLJ
                                    Portfolio Companion Loan") and which had an aggregate
                                    outstanding principal balance as of the cut-off date of
                                    approximately $462,596,640. The RLJ Portfolio

                                      S-36

                                    Companion Loan has the same interest rate, maturity date
                                    and amortization terms as the RLJ Portfolio Pari Passu
                                    Loan.

                                    The RLJ Portfolio Loan Group is currently being serviced
                                    by Wachovia Bank, National Association under an
                                    agreement that provides for servicing in a manner
                                    acceptable for commercial mortgage securitizations
                                    similar in nature to this securitization. It is
                                    anticipated that the RLJ Portfolio Loan Group will be
                                    serviced and administered pursuant to the WCMSI 2006-C27
                                    Pooling and Servicing Agreement upon establishment of
                                    the WCMSI 2006-C27 trust. The WCMSI 2006-C27 Pooling and
                                    Servicing Agreement provides for servicing arrangements
                                    that are generally consistent with the terms of other
                                    comparably rated commercial mortgage loan
                                    securitizations. See "Servicing of the Mortgage
                                    Loans--Servicing of the Cherry Creek Loan Group, the RLJ
                                    Portfolio Loan Group, the Ritz-Carlton Loan Group, and
                                    the A/B Mortgage Loans--The RLJ Portfolio Loan Group" in
                                    this prospectus supplement.

                                    The terms of the WCMSI 2006-C27 Pooling and Servicing
                                    Agreement provide that:

                                    o   Wells Fargo Bank, National Association, which is the
                                        trustee under the WCMSI 2006-C27 Pooling and Servicing
                                        Agreement, will, in that capacity, be the mortgagee of
                                        record with respect to the mortgaged property securing
                                        the RLJ Portfolio Pari Passu Loan;

                                    o   Wachovia Bank, National Association, which is the
                                        master servicer under the WCMSI 2006-C27 Pooling and
                                        Servicing Agreement, will, in that capacity, be the
                                        master servicer for the RLJ Portfolio Pari Passu Loan,
                                        subject to replacement pursuant to the terms of the
                                        WCMSI 2006-C27 Pooling and Servicing Agreement; and

                                    o   LNR, Partners Inc., which is the special servicer under
                                        the WCMSI 2006-C27 Pooling and Servicing Agreement,
                                        will, in that capacity, be the special servicer for the
                                        RLJ Portfolio Pari Passu Loan, subject to replacement
                                        pursuant to the terms of the WCMSI 2006-C27 Pooling and
                                        Servicing Agreement.

                                    See "Servicing of the Mortgage Loans--Servicing of the
                                    Cherry Creek Loan Group, the RLJ Portfolio Loan Group,
                                    the Ritz-Carlton Loan Group, and the A/B Mortgage Loans"
                                    in this prospectus supplement.

                                    References in this prospectus supplement, however, to
                                    the trustee, master servicer and special servicer will
                                    mean the trustee, master servicer and special servicer,
                                    respectively, under the pooling and servicing agreement
                                    related to the offered certificates unless the context
                                    clearly indicates otherwise.

ADVANCES

A. PRINCIPAL AND
    INTEREST ADVANCES............   Subject to a recoverability determination described in
                                    this prospectus supplement, the master servicer (and the
                                    trustee, if applicable) will be required to advance
                                    delinquent monthly mortgage loan payments for

                                      S-37

                                    the mortgage loans that are part of the trust. The master
                                    servicer and the trustee will not be required to advance
                                    any additional interest accrued as a result of the
                                    imposition of any default rate or any rate increase after
                                    an anticipated repayment date. The master servicer and the trustee also are not required to advance prepayment or
                                    yield maintenance premiums, excess interest or balloon
                                    payments. With respect to any balloon payment, the master
                                    servicer (and the trustee, if applicable) will instead be
                                    required to advance an amount equal to the scheduled
                                    payment that would have been due if the related balloon
                                    payment had not become due. If a P&I Advance is made, the
                                    master servicer will defer rather than advance its master
                                    servicing fee, the primary servicing fee and the excess
                                    servicing fee, but will advance the trustee fee.

                                    For an REO property, subject to a recoverability
                                    determination described in this prospectus supplement,
                                    the advance will equal the scheduled payment that would
                                    have been due if the predecessor mortgage loan had
                                    remained outstanding and continued to amortize in
                                    accordance with its amortization schedule in effect
                                    immediately before the REO property was acquired.

B. SERVICING ADVANCES............   Subject to a recoverability determination described in
                                    this prospectus supplement, the master servicer, the
                                    special servicer and the trustee may also make servicing
                                    advances to pay delinquent real estate taxes, insurance
                                    premiums and similar expenses necessary to maintain and
                                    protect the mortgaged property, to maintain the lien on
                                    the mortgaged property or to enforce the mortgage loan
                                    documents, and subject to a substantially similar
                                    recoverability determination set forth in the related
                                    Non-Serviced Mortgage Loan Pooling and Servicing
                                    Agreement, each of such parties under that agreement will
                                    be required to make servicing advances of such type with
                                    respect to any Non-Serviced Mortgage Loans.

C. INTEREST ON ADVANCES..........   All advances made by the master servicer, the special
                                    servicer or the trustee will accrue interest at a rate
                                    equal to the "prime rate" as reported in The Wall Street
                                    Journal.

D. BACK-UP ADVANCES..............   Pursuant to the requirements of the pooling and
                                    servicing agreement, if the master servicer fails to make
                                    a required advance, the trustee will be required to make
                                    the advance, subject to the same limitations, and with
                                    the same rights of the master servicer.

E. RECOVERABILITY................   None of the master servicer, the special servicer or the
                                    trustee (or another master servicer, special servicer,
                                    trustee or any fiscal agent with respect to a
                                    non-serviced companion mortgage loan) will be required to
                                    make any advance if the master servicer or the special
                                    servicer, as the case may be, reasonably determines that
                                    the advance would not be recoverable in accordance with
                                    the servicing standard or in the case of the trustee, in
                                    accordance with its business judgment. The trustee will
                                    be entitled, but not obligated, to rely conclusively on
                                    any determination by the master servicer or the special
                                    servicer, that a servicing advance if made would be a
                                    nonrecoverable advance.

F. ADVANCES DURING AN
    APPRAISAL REDUCTION EVENT....   The occurrence of certain adverse events affecting a
                                    mortgage loan will require the special servicer to
                                    obtain a new appraisal or other valuation

                                      S-38

                                    of the related mortgaged property. In general, if the
                                    principal amount of the mortgage loan plus all other
                                    amounts due under a mortgage loan and interest on advances made with respect to the mortgage loan exceeds 90% of the
                                    value of the mortgaged property determined by an appraisal or other valuation, an appraisal reduction may be created
                                    in the amount of the excess as described in this prospectus supplement. If there exists an appraisal reduction for any mortgage loan, the interest portion of the amount required to be advanced on that mortgage loan will be
                                    proportionately reduced to the extent of the appraisal
                                    reduction. This will reduce the funds available to pay
                                    interest on the most subordinate class or classes of
                                    certificates then outstanding or in the case of any
                                    appraisal reduction in respect of the DCT Industrial
                                    Portfolio A/B/C Loan, first on the Class DP Certificates up to the certificate balance thereof, then on the DCT
                                    Industrial Portfolio B Note up to the principal balance
                                    thereof, and then on the most subordinate class or classes of certificates then outstanding.

                                    In the case of any A/B mortgage loan, any appraisal
                                    reduction will be calculated in respect of that A/B
                                    mortgage loan taken as a whole and any such appraisal
                                    reduction will be allocated first to the related B note
                                    and then allocated to the related A note.

                                    See "Description of the Offered Certificates--Advances"
                                    in this prospectus supplement.

                                      S-39

                               ADDITIONAL ASPECTS OF CERTIFICATES

RATINGS..........................   The certificates offered to you will not be issued
                                    unless each of the classes of certificates being offered
                                    by this prospectus supplement receives the following
                                    ratings from Fitch, Inc. and Standard & Poor's Ratings
                                    Services, a division of The McGraw-Hill Companies, Inc.

                                    -----------------------------------------------------------
                                                                                  Ratings
                                    Class                                        Fitch/S&P
                                    -----------------------------------------------------------

                                    Classes A-1, A-1A, A-2, A-3,                  AAA/AAA
                                    A-AB, A-4 and A-4FL
                                    -----------------------------------------------------------
                                    Class A-M                                     AAA/AAA
                                    -----------------------------------------------------------
                                    Class A-J                                     AAA/AAA
                                    -----------------------------------------------------------
                                    Class B                                       AA+/AA+
                                    -----------------------------------------------------------
                                    Class C                                        AA/AA
                                    -----------------------------------------------------------
                                    Class D                                       AA-/AA-
                                    -----------------------------------------------------------
                                    Class E                                        A+/A+
                                    -----------------------------------------------------------
                                    Class F                                         A/A
                                    -----------------------------------------------------------

                                    A rating agency may lower or withdraw a security rating
                                    at any time. Each of the rating agencies identified
                                    above is expected to perform ratings surveillance with
                                    respect to its ratings for so long as the offered
                                    certificates remain outstanding except that a rating
                                    agency may stop performing ratings surveillance at any
                                    time, for among other reasons, if that rating agency
                                    does not have sufficient information to allow it to
                                    continue to perform ratings surveillance on the
                                    certificates. The depositor has no ability to ensure
                                    that the rating agencies will perform ratings
                                    surveillance.

                                    See "Ratings" in this prospectus supplement and
                                    "Ratings" in the prospectus for a discussion of the basis
                                    upon which ratings are given, the limitations of and
                                    restrictions on the ratings, and the conclusions that
                                    should not be drawn from a rating.

SWAP CONTRACT....................   The trust will have the benefit of a swap contract with
                                    Morgan Stanley Capital Services Inc., as swap
                                    counterparty, in an initial notional amount equal to the
                                    initial certificate balance of the Class A-4FL
                                    Certificates. The notional amount of the swap contract
                                    will decrease to the extent of any decrease in the
                                    certificate balance of the Class A-4FL Certificates. The
                                    swap contract will have a maturity date of the
                                    distribution date in July 2044 (the same date as the
                                    Rated Final Distribution Date for the Class A-4FL
                                    Certificates). Under the swap contract, the swap
                                    counterparty will be obligated to pay to the trust on
                                    the business day prior to each distribution date
                                    interest accrued on the notional amount of the swap
                                    contract at one-month LIBOR +  % (based on the actual
                                    number of days in the interest accrual period for the
                                    Class A-4FL Certificates and a 360-day year), provided
                                    that for the initial interest accrual period LIBOR will
                                    be an interpolated percentage to reflect the shorter
                                    initial interest accrual period. The trust will be
                                    obligated to pay to the swap counterparty, on that day,
                                    interest accrued on the notional amount of the swap
                                    contract at a rate

                                      S-40

                                    equal to the lesser of a fixed rate of  % per annum and the weighted average net mortgage rate (based on a year assumed to consist of twelve 30-day months). If the pass-through
                                    rate on the Class A-4FL Regular Interest is reduced below %
                                    or if there is an interest shortfall with respect to the
                                    Class A-4FL Regular Interest or an allocation of net
                                    aggregate prepayment interest shortfalls, there will be a
                                    corresponding dollar-for-dollar reduction in the interest
                                    payment made by the swap counterparty to the trust and,
                                    ultimately, a corresponding decrease in the effective
                                    pass-through rate and/or amounts of interest distributed on the Class A-4FL Certificates for such distribution date.
                                    See "Risk Factors--Defaults Under Swap Contract Adversely
                                    Affect Payment on the Class A-4FL Certificates" and
                                    "Description of the Swap Contract" in this prospectus
                                    supplement. Morgan Stanley, who has guaranteed the
                                    obligations of the swap counterparty under the swap
                                    contract, currently has a long-term rating of "AA-" by
                                    Fitch and "A+" by S&P and a short-term rating of "F1+" by
                                    Fitch and "A-1" by S&P. See "Description of the Swap
                                    Contract" and "Risk Factors--Defaults Under the Swap
                                    Contract May Adversely Affect Payments On the Class A-4FL
                                    Certificates" in this prospectus supplement.

OPTIONAL TERMINATION.............   On any distribution date on which the aggregate
                                    principal balance of the mortgage loans is less than or
                                    equal to 1% of the initial outstanding pool balance, the
                                    holders of a majority of the controlling class, the
                                    special servicer, the master servicer and any holder of
                                    a majority interest in the Class R-I Certificates, in
                                    that order of priority, will have the option to purchase
                                    all of the remaining mortgage loans, and all property
                                    acquired through exercise of remedies in respect of any
                                    mortgage loan, at the price specified in this prospectus
                                    supplement. Exercise of this option would terminate the
                                    trust and retire the then outstanding certificates at
                                    par plus accrued interest. Provided that the aggregate
                                    principal balances of the Class A-1, Class A-1A, Class
                                    A-2, Class A-3, Class A-AB, Class A-4, Class A-4FL,
                                    Class A-M, Class A-J, Class B, Class C, Class D, Class
                                    E, Class F, Class G, Class H, Class J and Class K
                                    Certificates have been reduced to zero, the trust could
                                    also be terminated in connection with an exchange of all
                                    the then-outstanding certificates, including the Class X
                                    Certificates, the Class X-MP Certificates, the Class
                                    X-RC Certificates and the Class T Certificates, but
                                    excluding the Class DP Certificates, the Class ST
                                    Certificates and the residual certificates, for mortgage
                                    loans remaining in the trust, but all of the holders of
                                    outstanding certificates of such classes would have the
                                    option to voluntarily participate in such exchange. See
                                    "Description of the Offered Certificates--Optional
                                    Termination."

REPURCHASE OR SUBSTITUTION.......   Each mortgage loan seller will make certain
                                    representations and warranties with respect to the
                                    mortgage loans sold by it, as described under
                                    "Description of the Mortgage Pool--Representations and
                                    Warranties" and "--Repurchases and Other Remedies." If a
                                    mortgage loan seller has been notified of a material
                                    breach of any of its representations and warranties or a
                                    material defect in the documentation of any mortgage
                                    loan as described under "Description of the Mortgage
                                    Pool--Repurchases and Other Remedies", then that mortgage
                                    loan seller will be required to either cure the breach,

                                      S-41

                                    repurchase the affected mortgage loan from the trust or
                                    substitute the affected mortgage loan with another
                                    mortgage loan. If the related mortgage loan seller
                                    decides to repurchase the affected mortgage loan, the
                                    repurchase would have the same effect on the offered
                                    certificates as a prepayment in full of such mortgage
                                    loan, except that the purchase will not be accompanied
                                    by any prepayment premium or yield maintenance charge.
                                    In addition, certain mortgage loans may be purchased
                                    from the trust by the holders of a B Note or mezzanine
                                    loan under certain circumstances. See "Description of
                                    the Mortgage Pool--Subordinate and Other Financing" and
                                    "Servicing of the Mortgage Loans--Servicing of the Cherry
                                    Creek Loan Group, the RLJ Portfolio Loan Group, the
                                    Ritz-Carlton Loan Group and the A/B Mortgage Loans" in
                                    this prospectus supplement.

SALE OF DEFAULTED LOANS..........   Pursuant to the pooling and servicing agreement, (i) the
                                    holder of the certificates representing the greatest
                                    percentage interest in the controlling class of
                                    certificates and (ii) the special servicer, in that
                                    order, has the option to purchase from the trust any
                                    defaulted mortgage loan that is at least sixty (60) days
                                    delinquent as to any monthly debt service payment (or is
                                    delinquent as to its balloon payment) at a price equal
                                    to the fair value of such mortgage loan as determined by
                                    the special servicer for such mortgage loan (provided,
                                    that if such mortgage loan is being purchased by the
                                    special servicer or by a holder of certificates of the
                                    controlling class, the master servicer will be required
                                    to verify that such price is equal to fair value). In
                                    addition, certain of the mortgage loans are subject to a
                                    purchase option upon certain events of default in favor
                                    of a subordinate lender or mezzanine lender. For more
                                    information relating to the sale of defaulted mortgage
                                    loans, see "Servicing of the Mortgage Loans--Sale of
                                    Defaulted Mortgage Loans" in this prospectus supplement.

DENOMINATIONS....................   The Class A-1, Class A-1A, Class A-2, Class A-3, Class
                                    A-AB, Class A-4, Class A-4FL, Class A-M and Class A-J
                                    Certificates will be offered in minimum denominations of
                                    $25,000. The remaining offered certificates will be
                                    offered in minimum denominations of $100,000.
                                    Investments in excess of the minimum denominations may
                                    be made in multiples of $1.

REGISTRATION, CLEARANCE
    AND SETTLEMENT...............   Your certificates will be registered in the name of Cede
                                    & Co., as nominee of The Depository Trust Company, and
                                    will not be registered in your name. You will not
                                    receive a definitive certificate representing your
                                    ownership interest, except in very limited circumstances
                                    described in this prospectus supplement. As a result,
                                    you will hold your certificates only in book-entry form
                                    and will not be a certificateholder of record. You will
                                    receive distributions on your certificates and reports
                                    relating to distributions only through The Depository
                                    Trust Company, Clearstream Banking, societe anonyme or
                                    the Euroclear System or through participants in The
                                    Depository Trust Company, Clearstream Banking or
                                    Euroclear.

                                    You may hold your certificates through:

                                    o   The Depository Trust Company in the United States; or

                                      S-42

                                    o   Clearstream Banking or Euroclear in Europe.

                                    Transfers within The Depository Trust Company,
                                    Clearstream Banking or Euroclear will be made in
                                    accordance with the usual rules and operating procedures
                                    of those systems. Cross-market transfers between persons
                                    holding directly through The Depository Trust Company,
                                    Clearstream Banking or Euroclear will be effected in The
                                    Depository Trust Company through the relevant
                                    depositories of Clearstream Banking or Euroclear.

                                    All or any portion of the certificates offered to you
                                    may be converted to definitive certificates and reissued
                                    to beneficial owners or their nominees, rather than to
                                    The Depository Trust Company or its nominee, if we
                                    notify The Depository Trust Company of our intent to
                                    terminate the book-entry system and, upon receipt of
                                    notice of such intent from The Depository Trust Company,
                                    the participants holding beneficial interests in the
                                    certificates agree to initiate such termination.

                                    We expect that the certificates offered to you will be
                                    delivered in book-entry form through the facilities of
                                    The Depository Trust Company, Clearstream Banking or
                                    Euroclear on or about the closing date.

TAX STATUS.......................   Elections will be made to treat designated portions of
                                    the trust as five separate "real estate mortgage
                                    investment conduits"--REMIC I, REMIC II, REMIC III, the
                                    Class DP REMIC and the Class ST REMIC--for federal income
                                    tax purposes. In the opinion of counsel, each such
                                    designated portion of the trust will qualify for this
                                    treatment and each class of offered certificates (other
                                    than the Class A-4FL Certificates) and the Class A-4FL
                                    Regular Interest will evidence "regular interests" in
                                    REMIC III. The Class A-4FL Certificates will represent
                                    an undivided beneficial interest in a grantor trust for
                                    federal income tax purposes, which grantor trust is
                                    comprised of the Class A-4FL Regular Interest, the
                                    related Floating Rate Account and the beneficial
                                    interests of such Class in the swap contract. In
                                    addition, the portion of the trust consisting of the
                                    right to excess interest (interest on each mortgage loan
                                    with an anticipated repayment date accruing after such
                                    date at a rate in excess of the rate that applied prior
                                    to such date) and the related sub-accounts will be
                                    treated as a grantor trust for federal income tax
                                    purposes.

                                    Pertinent federal income tax consequences of an
                                    investment in the offered certificates include:

                                    o   The regular interests will be treated as newly
                                        originated debt instruments for federal income tax
                                        purposes.

                                    o   Beneficial owners of offered certificates will be
                                        required to report income on the certificates in
                                        accordance with the accrual method of accounting.

                                    o   One or more of the classes of offered certificates
                                        (other than the Class A-4FL Certificates) and the Class
                                        A-4FL Regular Interest may be issued with more than a
                                        de minimis amount of original issue discount.

                                      S-43

                                    See "Material Federal Income Tax Consequences" in this
                                    prospectus supplement.

CONSIDERATIONS RELATED TO TITLE
I OF THE EMPLOYEE RETIREMENT
INCOME SECURITY ACT OF 1974......   Subject to the satisfaction of important conditions
                                    described under "ERISA Considerations" in this
                                    prospectus supplement and in the accompanying
                                    prospectus, the offered certificates may be purchased by
                                    persons investing assets of employee benefit plans or
                                    individual retirement accounts. Fiduciaries of such
                                    plans or accounts considering an investment in the Class
                                    A-4FL Certificates should note the additional
                                    representations required with respect to the purchase of
                                    the Class A-4FL Certificates as described under "ERISA
                                    Considerations" in this prospectus supplement.

LEGAL INVESTMENT.................   The offered certificates will not constitute "mortgage
                                    related securities" for purposes of the Secondary
                                    Mortgage Market Enhancement Act of 1984, as amended. If
                                    your investment activities are subject to legal
                                    investment laws and regulations, regulatory capital
                                    requirements or review by regulatory authorities, then
                                    you may be subject to restrictions on investment in the
                                    offered certificates. You should consult your own legal
                                    advisors for assistance in determining the suitability
                                    of and consequences to you of the purchase, ownership
                                    and sale of the offered certificates. See "Legal
                                    Investment" in this prospectus supplement.

                                      S-44

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      S-45

                                  RISK FACTORS

      You should carefully consider the risks involved in owning a certificate before purchasing a certificate. Among other risks, the timing of payments and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the certificates.

      The risks and uncertainties described in this section, together with those risks described in the prospectus under "Risk Factors", summarize material risks relating to your certificates. Your investment could be materially and adversely affected by the actual and potential circumstances that we describe in those sections.

YOUR INVESTMENT IS NOT INSURED
OR GUARANTEED AND YOUR SOURCE
FOR REPAYMENTS IS LIMITED TO
PAYMENTS UNDER THE MORTGAGE LOANS   Payments under the mortgage loans are not insured or
                                    guaranteed by any governmental entity or mortgage
                                    insurer. Accordingly, the sources for repayment of your
                                    certificates are limited to amounts due with respect to
                                    the mortgage loans.

                                    You should consider all of the mortgage loans to be
                                    nonrecourse loans. Even in those cases where recourse to
                                    a borrower or guarantor is permitted under the related
                                    loan documents, we have not necessarily undertaken an
                                    evaluation of the financial condition of any of these
                                    persons. If a default occurs, the lender's remedies
                                    generally are limited to foreclosing against the
                                    specific properties and other assets that have been
                                    pledged to secure the loan. Such remedies may be
                                    insufficient to provide a full return on your
                                    investment. Payment of amounts due under a mortgage loan
                                    prior to its maturity or anticipated repayment date is
                                    dependent primarily on the sufficiency of the net
                                    operating income of the related mortgaged property.
                                    Payment of those mortgage loans that are balloon loans
                                    at maturity or on its anticipated repayment date is
                                    primarily dependent upon the borrower's ability to sell
                                    or refinance the property for an amount sufficient to
                                    repay the loan.

                                    In limited circumstances, the related mortgage loan
                                    seller may be obligated to repurchase or replace a
                                    mortgage loan that it sold to us if the applicable
                                    mortgage loan seller's representations and warranties
                                    concerning that mortgage loan are materially breached or
                                    if there are material defects in the documentation for
                                    that mortgage loan. However, there can be no assurance
                                    that any of these entities will be in a financial
                                    position to effect a repurchase or substitution. The
                                    representations and warranties address the
                                    characteristics of the mortgage loans and mortgaged
                                    properties as of the date of issuance of the
                                    certificates. They do not relieve you or the trust of
                                    the risk of defaults and losses on the mortgage loans.

THE REPAYMENT OF A COMMERCIAL
MORTGAGE LOAN IS DEPENDENT ON
THE CASH FLOW PRODUCED
BY THE PROPERTY WHICH
CAN BE VOLATILE AND
INSUFFICIENT TO ALLOW TIMELY

                                      S-46

PAYMENT ON YOUR CERTIFICATES        The mortgage loans are secured by various types of
                                    income-producing commercial, multifamily and
                                    manufactured housing community properties. Commercial
                                    lending is generally thought to expose a lender to
                                    greater risk than one-to-four family residential lending
                                    because, among other things, it typically involves
                                    larger loans.

                                    Two hundred nine (209) mortgage loans, representing
                                    99.8% of the initial outstanding pool balance (which
                                    include one hundred seventy-six (176) mortgage loans in
                                    loan group 1, representing 99.8% of the initial
                                    outstanding loan group 1 balance, and thirty-three (33)
                                    mortgage loans in loan group 2, representing 100% of the
                                    initial outstanding loan group 2 balance), were
                                    originated within twelve (12) months prior to the
                                    cut-off date. Consequently, these mortgage loans do not
                                    have a long-standing payment history.

                                    The repayment of a commercial mortgage loan is typically
                                    dependent upon the ability of the applicable property to
                                    produce cash flow. Even the liquidation value of a
                                    commercial property is determined, in substantial part,
                                    by the amount of the property's cash flow (or its
                                    potential to generate cash flow). However, net operating
                                    income and cash flow can be volatile and may be
                                    insufficient to cover debt service on the loan at any
                                    given time.

                                    The net operating income, cash flow and property value
                                    of the mortgaged properties may be adversely affected,
                                    among other things, by any one or more of the following
                                    factors:

                                    o   the age, design and construction quality of the
                                        property;

                                    o   the lack of any operating history in the case of a
                                        newly built or renovated mortgaged property;

                                    o   perceptions regarding the safety, convenience and
                                        attractiveness of the property;

                                    o   the proximity and attractiveness of competing
                                        properties;

                                    o   the adequacy of the property's management and
                                        maintenance;

                                    o   increases in operating expenses (including common area
                                        maintenance charges) at the property and in relation to
                                        competing properties;

                                    o   an increase in the capital expenditures needed to
                                        maintain the property or make improvements;

                                    o   the dependence upon a single tenant, or a concentration
                                        of tenants in a particular business or industry;

                                    o   a decline in the financial condition of a major tenant;

                                    o   an increase in vacancy rates; and

                                    o   a decline in rental rates as leases are renewed or
                                        entered into with new tenants.

                                    Other factors are more general in nature, such as:

                                      S-47

                                    o   national, regional or local economic conditions
                                        (including plant closings, military base closings,
                                        industry slowdowns and unemployment rates);

                                    o   local real estate conditions (such as an oversupply of
                                        competing properties, rental space or multifamily
                                        housing);

                                    o   demographic factors;

                                    o   decreases in consumer confidence (caused by events such
                                        as threatened or continuing military action, recent
                                        disclosures of wrongdoing or financial misstatements by
                                        major corporations and financial institutions and other
                                        factors);

                                    o   changes in consumer tastes and preferences; and

                                    o   retroactive changes in building codes.

                                    The volatility of net operating income will be
                                    influenced by many of the foregoing factors, as well as
                                    by:

                                    o   the length of tenant leases;

                                    o   the creditworthiness of tenants;

                                    o   the level of tenant defaults;

                                    o   the ability to convert an unsuccessful property to an
                                        alternative use;

                                    o   new construction in the same market as the mortgaged
                                        property;

                                    o   rent control and stabilization laws or other laws
                                        impacting operating costs;

                                    o   the number and diversity of tenants;

                                    o   the rate at which new rentals occur;

                                    o   the property's operating leverage (which is the
                                        percentage of total property expenses in relation to
                                        revenue), the ratio of fixed operating expenses to
                                        those that vary with revenues, and the level of capital
                                        expenditures required to maintain the property and to
                                        retain or replace tenants; and

                                    o   in the case of residential cooperative properties, the
                                        payments received by the cooperative corporation from
                                        its tenants/shareholders, including any special
                                        assessments against the property.

                                    A decline in the real estate market or in the financial
                                    condition of a major tenant will tend to have a more
                                    immediate effect on the net operating income of
                                    properties with short-term revenue sources (such as
                                    short-term or month-to-month leases) and may lead to
                                    higher rates of delinquency or defaults under mortgage
                                    loans secured by those types of properties.

                                      S-48

THE PROSPECTIVE PERFORMANCE OF
THE COMMERCIAL AND MULTIFAMILY
MORTGAGE LOANS INCLUDED IN THE
TRUST SHOULD BE EVALUATED
SEPARATELY FROM THE PERFORMANCE
OF THE MORTGAGE LOANS IN ANY OF
OUR OTHER TRUSTS                    While there may be certain common factors affecting the
                                    performance and value of income-producing real
                                    properties in general, those factors do not apply
                                    equally to all income-producing real properties and, in
                                    many cases, there are unique factors that will affect
                                    the performance and/or value of a particular
                                    income-producing real property. Moreover, the effect of
                                    a given factor on a particular real property will depend
                                    on a number of variables, including but not limited to
                                    property type, geographic location, competition,
                                    sponsorship and other characteristics of the property
                                    and the related mortgage loan. Each income-producing
                                    real property represents a separate and distinct
                                    business venture; and, as a result, each of the
                                    multifamily and commercial mortgage loans included in
                                    one of the depositor's trusts requires a unique
                                    underwriting analysis. Furthermore, economic and other
                                    conditions affecting real properties, whether worldwide,
                                    national, regional or local, vary over time. The
                                    performance of a pool of mortgage loans originated and
                                    outstanding under a given set of economic conditions may
                                    vary significantly from the performance of an otherwise
                                    comparable mortgage pool originated and outstanding
                                    under a different set of economic conditions.
                                    Accordingly, investors should evaluate the mortgage
                                    loans underlying the offered certificates independently
                                    from the performance of mortgage loans underlying any
                                    other series of certificates.

                                    As a result of the distinct nature of each pool of
                                    commercial mortgage loans, and the separate mortgage
                                    loans within the pool, this prospectus supplement does
                                    not include disclosure concerning the delinquency and
                                    loss experience of static pools of periodic originations
                                    by the sponsors of commercial mortgage loans (known as
                                    "static pool information"). Because of the highly
                                    heterogeneous nature of the assets in commercial
                                    mortgage backed securities transactions, static pool
                                    information for prior securitized pools, even those
                                    involving the same property types (e.g., hotels or
                                    office buildings), may be misleading, since the
                                    economics of the properties and terms of the loans may
                                    be materially different. In particular, static pool
                                    information showing a low level of delinquencies and
                                    defaults would not be indicative of the performance of
                                    this pool or any other pools of mortgage loans
                                    originated by the same sponsor or sponsors. Therefore,
                                    investors should evaluate this offering on the basis of
                                    the information set forth in this prospectus supplement
                                    with respect to the mortgage loans, and not on the basis
                                    of any successful performance of other pools of
                                    securitized commercial mortgage loans.

CERTAIN MORTGAGE LOANS MAY
HAVE A LIMITED OPERATING HISTORY    The properties securing certain of the mortgage loans
                                    are newly constructed and/or recently opened and, as
                                    such, have a limited operating history. There can be no
                                    assurance that any of the properties, whether newly
                                    constructed and/or recently opened or otherwise, will
                                    perform as anticipated.

                                      S-49

CONVERTING COMMERCIAL
PROPERTIES TO ALTERNATIVE USES
MAY REQUIRE SIGNIFICANT
EXPENSES WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES       Some of the mortgaged properties may not be readily
                                    convertible to alternative uses if those properties were
                                    to become unprofitable for any reason. This is because:

                                    o   converting commercial properties to alternate uses or
                                        converting single-tenant commercial properties to
                                        multi-tenant properties generally requires substantial
                                        capital expenditures; and

                                    o   zoning or other restrictions also may prevent
                                        alternative uses.

                                    The liquidation value of a mortgaged property not
                                    readily convertible to an alternative use may be
                                    substantially less than would be the case if the
                                    mortgaged property were readily adaptable to other uses.
                                    In addition, certain properties that are legally
                                    permitted to be used in a non-conforming manner may be
                                    subject to restrictions that would require compliance
                                    with current zoning laws under certain circumstances
                                    such as non-operation for a period in excess of certain
                                    timeframes. If this type of mortgaged property were
                                    liquidated and a lower liquidation value were obtained,
                                    less funds would be available for distributions on your
                                    certificates. See "Mortgaged Properties Securing The
                                    Mortgage Loans That Are Not In Compliance With Zoning
                                    And Building Code Requirements And Use Restrictions
                                    Could Adversely Affect Payments On Your Certificates."

PROPERTY VALUE MAY BE ADVERSELY
AFFECTED EVEN WHEN THERE IS NO
CHANGE IN CURRENT OPERATING
INCOME                              Various factors may adversely affect the value of the
                                    mortgaged properties without affecting the properties'
                                    current net operating income. These factors include,
                                    among others:

                                    o   changes in the local, regional or national economy;

                                    o   changes in governmental regulations, fiscal policy,
                                        zoning or tax laws;

                                    o   potential environmental legislation or liabilities or
                                        other legal liabilities;

                                    o   proximity and attractiveness of competing properties;

                                    o   new construction of competing properties in the same
                                        market;

                                    o   convertibility of a property to an alternative use;

                                    o   the availability of refinancing;

                                    o   changes in interest rate levels;

                                    o   the age, quality, functionality and design of the
                                        project;

                                    o   increases in operating costs;

                                      S-50

                                    o   an increase in the capital expenditures needed to
                                        maintain the properties or make improvements; and

                                    o   increase in vacancy rates.

TENANT CONCENTRATION INCREASES
THE RISK THAT CASH FLOW WILL BE
INTERRUPTED WHICH COULD
REDUCE PAYMENTS ON
YOUR CERTIFICATES                   A deterioration in the financial condition of a tenant
                                    can be particularly significant if a mortgaged property
                                    is leased to a single or large tenant or a small number
                                    of tenants, because rent payable by such tenants
                                    generally will represent all or a significant portion of
                                    the cash flow available to the borrower to pay its
                                    obligations to the lender. We cannot provide assurances
                                    that any major tenant will continue to perform its
                                    obligations under its lease. Thirty-seven (37) of the
                                    mortgaged properties, representing 7.1% of the initial
                                    outstanding pool balance (and representing 7.6% of the
                                    initial outstanding loan group 1 balance), are leased to
                                    single tenants, and with respect to four (4) of those
                                    mortgaged properties, representing 0.7% of the initial
                                    outstanding pool balance (and representing 0.8% of the
                                    initial outstanding loan group 1 balance), the sole
                                    tenant is related to the borrower. Mortgaged properties
                                    leased to a single tenant or a small number of tenants
                                    are more susceptible to interruptions of cash flow if a
                                    tenant fails to renew its lease or defaults under its
                                    lease. This is so because:

                                    o   the financial effect of the absence of rental income
                                        may be severe;

                                    o   more time may be required to re-lease the space; and

                                    o   substantial capital costs may be incurred to make the
                                        space appropriate for replacement tenants.

                                    Additionally, some of the tenants at the mortgaged
                                    properties (including sole tenants or other significant
                                    tenants) have lease termination option dates or lease
                                    expiration dates that are prior to or shortly after the
                                    related maturity date or anticipated repayment date. See
                                    Appendix II attached to this prospectus supplement for
                                    the lease expiration date for each of the top three (3)
                                    tenants at each mortgaged property. There are a number
                                    of other mortgaged properties that similarly have a
                                    significant amount of scheduled lease expirations or
                                    potential terminations before the maturity of the
                                    related mortgage loan, although those circumstances were
                                    generally addressed by escrow requirements or other
                                    mitigating provisions.

                                    Another factor that you should consider is that retail,
                                    industrial and office properties also may be adversely
                                    affected if there is a concentration of tenants or of
                                    tenants in the same or similar business or industry.

                                    In some cases, the sole or a significant tenant is
                                    related to the subject borrower or an affiliate of that
                                    borrower.

                                    For further information with respect to tenant
                                    concentrations, see Appendix II attached to this
                                    prospectus supplement.

                                      S-51

LEASING MORTGAGED PROPERTIES
TO MULTIPLE TENANTS MAY RESULT
IN HIGHER RE-LEASING COSTS
WHICH COULD REDUCE PAYMENTS
ON YOUR CERTIFICATES                If a mortgaged property has multiple tenants, re-leasing
                                    costs and costs of enforcing remedies against defaulting
                                    tenants may be more frequent than in the case of
                                    mortgaged properties with fewer tenants, thereby
                                    reducing the cash flow available for debt service
                                    payments. These costs may cause a borrower to default in
                                    its obligations to a lender which could reduce cash flow
                                    available for debt service payments. Multi-tenanted
                                    mortgaged properties also may experience higher
                                    continuing vacancy rates and greater volatility in
                                    rental income and expenses.

RE-LEASING RISKS                    Repayment of mortgage loans secured by retail, office
                                    and industrial properties will be affected by the
                                    expiration of leases and the ability of the related
                                    borrowers and property managers to renew the leases or
                                    to relet the space on comparable terms. Certain
                                    mortgaged properties may be leased in whole or in part
                                    to government sponsored tenants who have the right to
                                    cancel their leases at any time because of lack of
                                    appropriations or otherwise.

                                    In addition, certain properties may have tenants that
                                    are paying rent but are not in occupancy or may have
                                    vacant space that is not leased. Any "dark" space may
                                    cause the property to be less desirable to other
                                    potential tenants or the related tenant may be more
                                    likely to default in its obligations under the lease. We
                                    cannot assure you that those tenants will continue to
                                    fulfill their lease obligations or that the space will
                                    be relet.

                                    Certain tenants at the retail properties, including
                                    without limitation anchor tenants, may have the right to
                                    terminate their leases if certain other tenants are not
                                    operating, or if their sales at the property do not
                                    reach a specified level. Even if vacated space is
                                    successfully relet, the costs associated with reletting,
                                    including tenant improvements and leasing commissions,
                                    could be substantial and could reduce cash flow from the
                                    related mortgaged properties. Ninety-six (96) of the
                                    mortgaged properties, securing mortgage loans
                                    representing approximately 30.5% of the initial
                                    outstanding pool balance (excluding multifamily,
                                    manufactured housing community, self storage,
                                    hospitality and certain other property types) (and
                                    representing 30.5% of the initial outstanding loan group
                                    1 balance), as of the cut-off date, have reserves for
                                    tenant improvements and leasing commissions which may
                                    serve to defray those costs. We cannot assure you,
                                    however, that the funds (if any) held in those reserves
                                    for tenant improvements and leasing commissions will be
                                    sufficient to cover the costs and expenses associated
                                    with tenant improvements or leasing commission
                                    obligations. In addition, if a tenant defaults in its
                                    obligations to a borrower, the borrower may incur
                                    substantial costs and experience significant delays
                                    associated with enforcing rights and protecting its
                                    investment, including costs incurred in renovating or
                                    reletting the property.

                                      S-52

THE CONCENTRATION OF LOANS
WITH THE SAME OR RELATED
BORROWERS INCREASES THE
POSSIBILITY OF LOSS ON THE LOANS
WHICH COULD REDUCE PAYMENTS
ON YOUR CERTIFICATES                The effect of mortgage pool loan losses will be more
                                    severe:

                                    o   if the pool is comprised of a small number of loans,
                                        each with a relatively large principal amount; or

                                    o   if the losses relate to loans that account for a
                                        disproportionately large percentage of the pool's
                                        aggregate principal balance of all mortgage loans.

                                    Mortgage loans with the same borrower or related
                                    borrowers pose additional risks. Among other things,
                                    financial difficulty at one mortgaged real property
                                    could cause the owner to defer maintenance at another
                                    mortgaged real property in order to satisfy current
                                    expenses with respect to the troubled mortgaged real
                                    property; and the owner could attempt to avert
                                    foreclosure on one mortgaged real property by filing a
                                    bankruptcy petition that might have the effect of
                                    interrupting monthly payments for an indefinite period
                                    on all of the related mortgage loans.

                                    Sixteen (16) groups of mortgage loans were made to the
                                    same borrower or to borrowers that are affiliated with
                                    one another through partial or complete direct or
                                    indirect common ownership (which include fifteen (15)
                                    groups of mortgage loans exclusively in loan group 1 and
                                    one (1) group of mortgage loans exclusively in loan
                                    group 2). Of these sixteen (16) groups, the 3 largest
                                    groups represent 5.8%, 3.0 % and 2.7%, respectively, of
                                    the initial outstanding pool balance. See Appendix II
                                    attached to this prospectus supplement. The related
                                    borrower concentrations of the 3 largest groups
                                    exclusively in loan group 1 represent 6.2%, 3.2% and
                                    2.9%, respectively, of the initial outstanding loan group
                                    1 balance, and the group of mortgage loans exclusively
                                    in loan group 2 represent 6.8% of the initial
                                    outstanding loan group 2 balance.

                                    The ten largest mortgage loans in the aggregate
                                    represent 48.3% of the initial outstanding pool balance.
                                    Each of the other mortgage loans represents no greater
                                    than 1.6% of the initial outstanding pool balance.

                                    The largest mortgage loan in loan group 1 represents
                                    10.4% of the initial outstanding loan group 1 balance.
                                    The second largest mortgage loan in loan group 1
                                    represents 9.4% of the initial outstanding loan group 1
                                    balance. The third largest mortgage loan in loan group 1
                                    represents 9.0% of the initial outstanding loan group 1
                                    balance. Each of the other mortgage loans represents
                                    less than or equal to 5.9% of the initial outstanding
                                    loan group 1 balance.

                                    The largest mortgage loan in loan group 2 represents
                                    11.1% of the initial outstanding loan group 2 balance.
                                    The second largest mortgage loan in loan group 2
                                    represents 9.1% of the initial outstanding loan group 2
                                    balance. The third largest mortgage loan in loan group 2
                                    represents 7.3% of the initial outstanding loan group 2

                                      S-53

                                    balance. Each of the other mortgage loans represents
                                    less than or equal to 4.6% of the initial outstanding
                                    loan group 2 balance.

                                    In some cases, the sole or significant tenant is related
                                    to the subject borrower. In the case of Mortgage Loan
                                    Nos. 117, 206, 228 and 269 the tenant at all of the
                                    related mortgaged properties is the parent of the related
                                    borrower. For further information with respect to tenant
                                    concentrations, see Appendix II attached to this
                                    prospectus supplement.

A CONCENTRATION OF LOANS WITH
THE SAME PROPERTY TYPES
INCREASES THE POSSIBILITY OF LOSS
ON THE LOANS WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES                        A concentration of mortgaged property types also can
                                    pose increased risks. A concentration of mortgage loans
                                    secured by the same property type can increase the risk
                                    that a decline in a particular industry will have a
                                    disproportionately large impact on the pool of mortgage
                                    loans or a particular loan group. The following property
                                    types represent the indicated percentage of the initial
                                    outstanding pool balance:

                                    o   office properties represent 43.2%;

                                    o   retail properties represent 34.8%;

                                    o   hospitality properties represent 8.3%;

                                    o   multifamily properties represent 6.0%;

                                    o   industrial properties represent 4.3%;

                                    o   mixed use properties represent 1.4%;

                                    o   self storage properties represent 1.2%;

                                    o   manufactured housing community properties represent
                                        0.6%; and

                                    o   other properties represent 0.1%.

                                    For information regarding the types of properties
                                    securing the mortgage loans included in loan group 1 or
                                    loan group 2, see Appendix I to this prospectus
                                    supplement.

A CONCENTRATION OF MORTGAGED
PROPERTIES IN A LIMITED NUMBER
OF LOCATIONS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                        Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other
                                    developments or a natural disaster or act of terrorism
                                    affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans
                                    secured by the properties. In the past, several regions of the United States have experienced significant real estate downturns at times when other regions have not. Regional
                                    economic declines or adverse conditions in regional real
                                    estate markets could adversely affect the income from, and market value of, the

                                      S-54

                                    mortgaged properties located in the region. Other regional
                                    factors--e.g., earthquakes, floods or hurricanes or changes in governmental rules or fiscal policies--also may
                                    adversely affect those mortgaged properties.

                                    The mortgaged properties are located in thirty-seven (37)
                                    different states and the District of Columbia (which
                                    include thirty-six (36) states and the District of Columbia for loan group 1 and eighteen (18) states for loan group
                                    2). In particular, investors should note that approximately
                                    13.7% of the mortgaged properties, based on the initial
                                    outstanding pool balance (and 14.5% of the initial
                                    outstanding loan group 1 balance and 1.6% of the initial
                                    outstanding loan group 2 balance), are located in
                                    California. Mortgaged properties located in California may be more susceptible to some types of special hazards that
                                    may not be adequately covered by insurance (such as
                                    earthquakes and flooding) than properties located in other parts of the country. If a borrower does not have insurance against such risks and a severe casualty occurs at a
                                    mortgaged property, the borrower may be unable to generate income from the mortgaged property in order to make
                                    payments on the related mortgage loan. The mortgage loans
                                    generally do not require any borrowers to maintain
                                    earthquake insurance.

                                    In addition, fifty-seven (57) of the mortgaged properties, based on the initial outstanding pool balance, are located in New York, California, Colorado, Massachusetts and
                                    Washington, D.C., respectively, and concentrations of
                                    mortgaged properties, in each case, representing less than
                                    5.0% of the initial outstanding pool balance, also exist in several other states.

                                    For information regarding the location of the properties
                                    securing the mortgage loans included in loan group 1 and
                                    loan group 2, see Appendix I to this prospectus
                                    supplement.

A LARGE CONCENTRATION OF OFFICE
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF OFFICE
PROPERTIES                          Fifty-two (52) of the mortgaged properties, securing
                                    mortgage loans representing 43.2% of the initial
                                    outstanding pool balance (and representing 46.2% of the
                                    initial outstanding loan group 1 balance), are office
                                    properties.

                                    A large number of factors may affect the value of these
                                    office properties, including:

                                    o   the quality of an office building's tenants;

                                    o   the diversity of an office building's tenants, reliance
                                        on a single or dominant tenant or tenants in a volatile
                                        industry (e.g., technology and internet companies that
                                        have experienced or may in the future experience
                                        circumstances that make their businesses volatile);

                                    o   the physical attributes of the building in relation to
                                        competing buildings, e.g., age, condition, design,
                                        location, access to transportation and ability to offer
                                        certain amenities, such as sophisticated building
                                        systems;

                                      S-55

                                    o   the desirability of the area as a business location;

                                    o   the strength and nature of the local economy (including
                                        labor costs and quality, tax environment and quality of
                                        life for employees); and

                                    o   the suitability of a space for re-leasing without
                                        significant build-out costs.

                                    Moreover, the cost of refitting office space for a new
                                    tenant is often higher than the cost of refitting other
                                    types of property.

                                    Included in the office properties referenced above are
                                    twenty (20) medical office properties, which secure
                                    approximately 8.3% of the initial outstanding pool
                                    balance (and representing 8.8% of the initial
                                    outstanding loan group 1 balance). The performance of a
                                    medical office property may depend on the proximity of
                                    the property to a hospital or other health care
                                    establishment and on reimbursements for patient fees
                                    from private or government-sponsored insurance
                                    companies. The sudden closure of a nearby hospital may
                                    adversely affect the value of a medical office property.
                                    In addition, the performance of a medical office
                                    property may depend on reimbursements for patient fees
                                    from private or government-sponsored insurers and issues
                                    related to reimbursement (ranging from non-payment to
                                    delays in payment) from such insurers could adversely
                                    impact cash flow at such mortgaged properties. Moreover,
                                    medical office properties appeal to a narrow market of
                                    tenants and the value of a medical office property may
                                    be adversely affected by the availability of competing
                                    medical office properties.

A LARGE CONCENTRATION OF RETAIL
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF RETAIL
PROPERTIES                          Eighty-nine (89) of the mortgaged properties, securing
                                    mortgage loans representing 34.8% of the initial
                                    outstanding pool balance (and representing 37.2% of the
                                    initial outstanding loan group 1 balance), are retail
                                    properties.

                                    The quality and success of a retail property's tenants
                                    significantly affect the property's value. The success
                                    of retail properties can be adversely affected by local
                                    competitive conditions and changes in consumer spending
                                    patterns. A borrower's ability to make debt service
                                    payments can be adversely affected if rents are based on
                                    a percentage of the tenant's sales and sales decline or
                                    if the closure of one store gives rise to lease
                                    provisions permitting the closure of another store.

                                    An "anchor tenant" is proportionately larger in size
                                    than other tenants at a retail property and is
                                    considered to be vital in attracting customers to a
                                    retail property, whether or not the anchor tenant's
                                    premises are part of the mortgaged property. Fifty-three
                                    (53) of the mortgaged properties, securing 26.1% of the
                                    initial outstanding pool balance (and securing 27.9% of
                                    the initial loan group 1 balance), are properties
                                    considered by the applicable mortgage loan seller to be
                                    leased to or are adjacent to or are occupied by anchor
                                    tenants.

                                    The presence or absence of an anchor store in a shopping
                                    center also can be important because anchor stores play
                                    a key role in

                                      S-56

                                    generating customer traffic and making a center desirable
                                    for other tenants. Consequently, the economic performance
                                    of an anchored retail property will be adversely affected
                                    by:

                                    o   an anchor store's failure to renew its lease;

                                    o   termination of an anchor store's lease;

                                    o   the bankruptcy or economic decline of an anchor store
                                        or self-owned anchor or its parent company; or

                                    o   the cessation of the business of an anchor store at the
                                        shopping center, even if, as a tenant, it continues to
                                        pay rent.

                                    There may be retail properties with anchor stores that
                                    are permitted to cease operating at any time if certain
                                    other stores are not operated at those locations.
                                    Furthermore, there may be non-anchor tenants that are
                                    permitted to offset all or a portion of their rent, pay
                                    rent based solely on a percentage of their sales or to
                                    terminate their leases if certain anchor stores and/or
                                    major tenants are either not operated or fail to meet
                                    certain business objectives.

                                    Retail properties also face competition from sources
                                    outside a given real estate market. For example, all of
                                    the following compete with more traditional retail
                                    properties for consumer dollars: factory outlet centers,
                                    discount shopping centers and clubs, catalogue
                                    retailers, home shopping networks, internet web sites
                                    and telemarketing. Continued growth of these alternative
                                    retail outlets, which often have lower operating costs,
                                    could adversely affect the rents collectible at the
                                    retail properties included in the mortgage pool, as well
                                    as the income from, and market value of, the mortgaged
                                    properties. Moreover, additional competing retail
                                    properties may be built in the areas where the retail
                                    properties are located, which could adversely affect the
                                    rents collectible at the retail properties included in
                                    the mortgage pool, as well as the income from, and
                                    market value of, the mortgaged properties.

A LARGE CONCENTRATION OF
HOSPITALITY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF HOSPITALITY PROPERTIES     Seventy (70) of the mortgaged properties, securing
                                    mortgage loans representing 8.3% of the initial
                                    outstanding pool balance (and representing 8.8% of the
                                    initial outstanding loan group 1 balance), are
                                    hospitality properties. Various factors may adversely
                                    affect the economic performance of a hospitality
                                    property, including:

                                    o   adverse economic and social conditions, either local,
                                        regional, national or international which may limit the
                                        amount that can be charged for a room and reduce
                                        occupancy levels;

                                    o   the construction of competing hotels or resorts;

                                    o   continuing expenditures for modernizing, refurbishing,
                                        and maintaining existing facilities prior to the
                                        expiration of their anticipated useful lives;

                                      S-57

                                    o   franchise affiliation (or lack thereof);

                                    o   a deterioration in the financial strength or managerial
                                        capabilities of the owner and/or operator of a hotel;
                                        and

                                    o   changes in travel patterns, terrorist attacks,
                                        increases in energy prices, strikes, relocation of
                                        highways or the construction of additional highways.

                                    Because hotel rooms generally are rented for short
                                    periods of time, the financial performance of hotels
                                    tends to be affected by adverse economic conditions and
                                    competition more quickly than are other types of
                                    commercial properties.

                                    Moreover, the hotel and lodging industry is generally
                                    seasonal in nature. This seasonality can be expected to
                                    cause periodic fluctuations in a hotel property's
                                    revenues, occupancy levels, room rates and operating
                                    expenses.

                                    The laws and regulations relating to liquor licenses
                                    generally prohibit the transfer of those liquor licenses
                                    to any other person. In the event of a foreclosure of a
                                    hotel property with a liquor license, the special
                                    servicer on behalf of the trustee or a purchaser in a
                                    foreclosure sale would likely have to apply for a new
                                    license. There can be no assurance that a new liquor
                                    license could be obtained promptly or at all. The lack
                                    of a liquor license in a full service hotel could have
                                    an adverse impact on the revenue generated by the hotel.

                                    A mortgage loan secured by hotel property may be
                                    affiliated with a franchise company through a franchise
                                    agreement or a hotel management company through a
                                    management agreement. The performance of a hotel
                                    property affiliated with a franchise or hotel management
                                    company depends in part on the continued existence,
                                    reputation and financial strength of the franchisor or
                                    hotel management company and, with respect to a
                                    franchise company only,

                                    o   the public perception of the franchise or management
                                        company or hotel chain service mark; and

                                    o   the duration of the franchise licensing agreement or
                                        management agreement.

                                    Any provision in a franchise agreement providing for
                                    termination because of the bankruptcy of a franchisor
                                    generally will not be enforceable. Replacement
                                    franchises may require significantly higher fees. The
                                    transferability of franchise license agreements is
                                    restricted. In the event of a foreclosure, the lender or
                                    its agent would not have the right to use the franchise
                                    license without the franchisor's consent.

A LARGE CONCENTRATION OF
MULTIFAMILY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF MULTIFAMILY PROPERTIES     Thirty-six (36) of the mortgaged properties, securing
                                    mortgage loans representing 6.0% of the initial
                                    outstanding pool balance (which include thirty-six (36)
                                    mortgaged

                                      S-58

                                    properties in loan group 2, representing 93.9% of the
                                    initial outstanding loan group 2 balance), are multifamily properties.

                                    A large number of factors may affect the value and
                                    successful operation of these multifamily properties,
                                    including:

                                    o   the physical attributes of the apartment building, such
                                        as its age, appearance and construction quality;

                                    o   the location of the property;

                                    o   the ability of management to provide adequate
                                        maintenance and insurance;

                                    o   the types of services and amenities provided at the
                                        property;

                                    o   the property's reputation;

                                    o   the level of mortgage interest rates and favorable
                                        income and economic conditions (which may encourage
                                        tenants to purchase rather than rent housing);

                                    o   the presence of competing properties;

                                    o   adverse local or national economic conditions which may
                                        limit the rent that may be charged and which may result
                                        in increased vacancies;

                                    o   the tenant mix (such as tenants being predominantly
                                        students or military personnel or employees of a
                                        particular business or industry) and requirements that
                                        tenants meet certain criteria (such as age restrictions
                                        for senior housing);

                                    o   in the case of any student housing facilities, which
                                        may be more susceptible to damage or wear and tear than
                                        other types of multifamily housing, the reliance on the
                                        financial well-being of the college or university to
                                        which it relates, competition from on-campus housing
                                        units (which may adversely affect occupancy), the
                                        physical layout of the housing (which may not be
                                        readily convertible to traditional multifamily use),
                                        and student tenants having a higher turnover rate than
                                        other types of multifamily tenants, which in certain
                                        cases is compounded by the fact that student leases are
                                        available for periods of less than 12 months;

                                    o   state and local regulations (which may limit the
                                        ability to increase rents); and

                                    o   government assistance/rent subsidy programs (which may
                                        influence tenant mobility).

                                    In addition to state regulation of the landlord tenant
                                    relationship, certain counties and municipalities impose
                                    rent control on apartment buildings. These ordinances
                                    may limit rent increases to fixed percentages, to
                                    percentages of increases in the consumer price index, to
                                    increases set or approved by a governmental agency, or
                                    to increases determined through mediation or binding
                                    arbitration. Any limitations on a borrower's ability to
                                    raise property rents may impair such borrower's ability
                                    to repay its multifamily loan from its net

                                      S-59

                                    operating income or the proceeds of a sale or refinancing
                                    of the related multifamily property.

                                    Certain of the mortgage loans are secured or may be
                                    secured in the future by mortgaged properties that are
                                    subject to certain affordable housing covenants and
                                    other covenants and restrictions with respect to various
                                    tax credit, city, state and federal housing subsidies,
                                    rent stabilization or similar programs, in respect of
                                    various units within the mortgaged properties.
                                    Generally, the related mortgaged property must satisfy
                                    certain requirements, the borrower must observe certain
                                    leasing practices and/or the tenant(s) must regularly
                                    meet certain income requirements or the borrower or
                                    mortgaged property must have certain other
                                    characteristics consistent with the government policy
                                    related to the applicable program. The limitations and
                                    restrictions imposed by these programs could result in
                                    losses on the mortgage loans. In addition, in the event
                                    that the program is cancelled, it could result in less
                                    income for the project. In certain cases, housing
                                    assistance program contracts may not be assigned to the
                                    related borrower or purchaser of the property until
                                    after the origination date of the mortgage loan. We
                                    cannot assure you these contracts will ultimately be
                                    assigned. These programs may include, among others:

                                    o   rent limitations that would adversely affect the
                                        ability of borrower to increase rents to maintain the
                                        condition of their mortgaged properties and satisfy
                                        operating expense; and

                                    o   tenant income restrictions that may reduce the number
                                        of eligible tenants in those mortgaged properties and
                                        result in a reduction in occupancy rates.

                                    The difference in rents between subsidized or supported
                                    properties and other multifamily rental properties in
                                    the same area may not be a sufficient economic incentive
                                    for some eligible tenants to reside at a subsidized or
                                    supported property that may have fewer amenities or be
                                    less attractive as a residence. As a result, occupancy
                                    levels at a subsidized or supported property may
                                    decline, which may adversely affect the value and
                                    successful operation of such property.

                                    The related mortgage loan seller may have underwritten
                                    the related mortgage loan on the assumption that such
                                    assistance will continue. Loss of any applicable
                                    assistance could have an adverse effect on the ability
                                    of the related borrower to make timely payments of debt
                                    service. In addition, the restrictions described above
                                    relating to the use of the related mortgaged property
                                    could reduce the market value of the related mortgaged
                                    property.

A LARGE CONCENTRATION OF
INDUSTRIAL PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF INDUSTRIAL PROPERTIES      Eighteen (18) of the mortgaged properties, securing
                                    mortgage loans representing 4.3% of the initial
                                    outstanding pool balance (and representing 4.6% of the
                                    initial outstanding loan group 1 balance), are
                                    industrial properties. Various factors may adversely
                                    affect the economic performance of these

                                      S-60

                                    industrial properties, which could adversely affect
                                    payments on your certificates, including:

                                    o   reduced demand for industrial space because of a
                                        decline in a particular industry segment;

                                    o   increased supply of competing industrial space because
                                        of relative ease in constructing buildings of this
                                        type;

                                    o   a property becoming functionally obsolete;

                                    o   insufficient supply of labor to meet demand;

                                    o   changes in access to the property, energy prices,
                                        strikes, relocation of highways or the construction of
                                        additional highways;

                                    o   location of the property in relation to access to
                                        transportation;

                                    o   suitability for a particular tenant;

                                    o   building design and adaptability;

                                    o   a change in the proximity of supply sources; and

                                    o   environmental hazards.

A LARGE CONCENTRATION OF SELF
STORAGE FACILITIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS
OF SELF STORAGE FACILITIES          Eleven (11) of the mortgaged properties, securing
                                    mortgage loans representing 1.2% of the initial
                                    outstanding pool balance (and representing 1.3% of the
                                    initial outstanding loan group 1 balance), are self
                                    storage facilities. Various factors may adversely affect
                                    the value and successful operation of a self storage
                                    facility including:

                                    o   competition, because both acquisition and development
                                        costs and break-even occupancy are relatively low;

                                    o   conversion of a self storage facility to an alternative
                                        use generally requires substantial capital
                                        expenditures;

                                    o   security concerns; and

                                    o   user privacy and ease of access to individual storage
                                        space may increase environmental risks (although lease
                                        agreements generally prohibit users from storing
                                        hazardous substances in the units).

                                    The environmental assessments discussed in this
                                    prospectus supplement did not include an inspection of
                                    the contents of the self storage units of the self
                                    storage properties. Accordingly, there is no assurance
                                    that all of the units included in the self storage
                                    properties are free from hazardous substances or will
                                    remain so in the future.

                                      S-61

A LARGE CONCENTRATION OF
MANUFACTURED HOUSING
COMMUNITY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS
OF MANUFACTURED HOUSING
COMMUNITY PROPERTIES                Four (4) mortgaged properties, securing mortgage loans
                                    representing 0.6% of the initial outstanding pool
                                    balance (which include two (2) mortgaged properties in
                                    loan group 1, representing 0.2% of the initial
                                    outstanding loan group 1 balance, and two (2) mortgaged
                                    properties in loan group 2, representing 6.1% of the
                                    initial outstanding loan group 2 balance), are
                                    manufactured housing community properties. Various
                                    factors may adversely affect the economic performance of
                                    manufactured housing community properties, which could
                                    adversely affect payments on your certificates,
                                    including:

                                    o   the physical attributes of the community (e.g., age,
                                        condition and design);

                                    o   the location of the community;

                                    o   the services and amenities provided by the community
                                        and its management (including maintenance and
                                        insurance);

                                    o   the strength and nature of the local economy (which may
                                        limit the amount that may be charged, the timely
                                        payments of those amounts, and may reduce occupancy
                                        levels);

                                    o   state and local regulations (which may affect the
                                        property owner's ability to increase amounts charged or
                                        limit the owner's ability to convert the property to an
                                        alternate use);

                                    o   competing residential developments in the local market,
                                        such as other manufactured housing communities,
                                        apartment buildings and single family homes;

                                    o   the property's reputation;

                                    o   the availability of public water and sewer facilities,
                                        or the adequacy of any such privately-owned facilities;
                                        and

                                    o   the property may not be readily convertible to an
                                        alternate use.

MORTGAGED PROPERTIES WITH
CONDOMINIUM OWNERSHIP COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                   One or more of the mortgaged properties securing the
                                    mortgage loans in the pool may be primarily secured by
                                    the related borrower's fee simple ownership in one or
                                    more condominium units.

                                    The management and operation of a condominium is
                                    generally controlled by a condominium board representing
                                    the owners of the individual condominium units, subject
                                    to the terms of the related condominium rules or
                                    by-laws. Generally, the consent of a majority of the
                                    board members is required for any actions of the
                                    condominium board. The condominium board is generally
                                    responsible for

                                      S-62

                                    administration of the affairs of the condominium, including providing for maintenance and repair of common areas,
                                    adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage
                                    loan documents, the condominium board may have the right to control the use of casualty proceeds. In addition, the
                                    condominium board generally has the right to assess
                                    individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its
                                    allocated assessments, the related borrower may be required to pay those assessments in order to properly maintain and operate the common elements of the property. Although the
                                    condominium board generally may obtain a lien against any
                                    unit owner for common expenses that are not paid, the lien generally is extinguished if a mortgagee takes possession
                                    pursuant to a foreclosure. Each unit owner is responsible
                                    for maintenance of its respective unit and retains
                                    essential operational control over its unit.

                                    Due to the nature of condominiums and a borrower's
                                    ownership interest therein, a default on a loan secured
                                    by the borrower's interest in one or more condominium
                                    units may not allow the holder of the mortgage loan the
                                    same flexibility in realizing upon the underlying real
                                    property as is generally available with respect to
                                    properties that are not condominiums. The rights of any
                                    other unit owners, the governing documents of the
                                    owners' association and state and local laws applicable
                                    to condominiums must be considered and respected.
                                    Consequently, servicing and realizing upon that
                                    collateral could subject the trust to greater delay,
                                    expense and risk than servicing and realizing upon
                                    collateral for other loans that are not condominiums.

A TENANT BANKRUPTCY MAY
ADVERSELY AFFECT THE INCOME
PRODUCED BY THE PROPERTY AND
MAY ADVERSELY AFFECT THE
PAYMENTS ON YOUR CERTIFICATES       Certain of the tenants at some of the mortgaged
                                    properties may have been, may currently be, or may in
                                    the future become a party in a bankruptcy proceeding.
                                    The bankruptcy or insolvency of a major tenant, or a
                                    number of smaller tenants, in retail, industrial and
                                    office properties may adversely affect the income
                                    produced by the property. Under the federal bankruptcy
                                    code, a tenant/debtor has the option of affirming or
                                    rejecting any unexpired lease. If the tenant rejects the
                                    lease, the landlord's claim for breach of the lease
                                    would be a general unsecured claim against the tenant,
                                    absent collateral securing the claim. The claim would be
                                    limited to the unpaid rent under the lease for the
                                    periods prior to the bankruptcy petition, or earlier
                                    surrender of the leased premises, plus the rent under
                                    the lease for the greater of one year, or 15%, not to
                                    exceed three years, of the remaining term of the lease
                                    and the actual amount of the recovery could be less than
                                    the amount of the claim.

ENVIRONMENTAL LAWS
ENTAIL RISKS THAT MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                        Various environmental laws may make a current or
                                    previous owner or operator of real property liable for
                                    the costs of removal or remediation of hazardous or
                                    toxic substances on, under or

                                      S-63

                                    adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was
                                    responsible for, the presence of the hazardous or toxic
                                    substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or
                                    require the removal or containment of asbestos-containing
                                    materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of
                                    the costs of cleanup. In some states, this lien has
                                    priority over the lien of a pre-existing mortgage.
                                    Additionally, third parties may seek recovery from owners
                                    or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or
                                    other exposure to hazardous substances related to the
                                    properties.

                                    The owner's liability for any required remediation
                                    generally is not limited by law and could, accordingly,
                                    exceed the value of the property and/or the aggregate
                                    assets of the owner. The presence of hazardous or toxic
                                    substances also may adversely affect the owner's ability
                                    to refinance the property or to sell the property to a
                                    third party. The presence of, or strong potential for
                                    contamination by, hazardous substances consequently can
                                    have a materially adverse effect on the value of the
                                    property and a borrower's ability to repay its mortgage
                                    loan.

                                    In addition, under certain circumstances, a lender (such
                                    as the trust) could be liable for the costs of
                                    responding to an environmental hazard. Any potential
                                    environmental liability could reduce or delay payments
                                    on the offered certificates.

ENVIRONMENTAL RISKS RELATING TO
SPECIFIC MORTGAGED PROPERTIES
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                Except for mortgaged properties securing mortgage loans
                                    that are the subject of a secured creditor impaired
                                    property policy, all of the mortgaged properties
                                    securing the mortgage loans have been subject to
                                    environmental site assessments, or in some cases an
                                    update of a previous assessment, in connection with the
                                    origination or securitization of the loans. In all
                                    cases, the environmental site assessment was a Phase I
                                    environmental assessment, although in some cases a Phase
                                    II site assessment was also performed. With respect to
                                    the mortgaged properties securing the mortgage loans
                                    that were not the subject of an environmental site
                                    assessment within eighteen months prior to the cut-off
                                    date, the applicable mortgage loan seller either (a)
                                    represented that with respect to each such mortgaged
                                    property (i) no hazardous material is present on the
                                    mortgaged property and (ii) the mortgaged property is in
                                    material compliance with all applicable federal, state
                                    and local laws pertaining to hazardous materials or
                                    environmental hazards, in each case subject to
                                    limitations of materiality and the other qualifications
                                    set forth in the representation, or (b) provided secured
                                    creditor impaired property policies providing coverage
                                    for certain losses that may arise from adverse
                                    environmental conditions that may exist at the related
                                    mortgaged property. These reports generally did not
                                    disclose the presence or risk of environmental
                                    contamination that is considered material and adverse to
                                    the interests of the holders of the certificates;
                                    however, in certain cases, these assessments did reveal
                                    conditions that resulted in requirements that the
                                    related borrowers establish operations and maintenance
                                    plans, monitor the mortgaged property or nearby

                                      S-64

                                    properties, abate or remediate the condition, and/or
                                    provide additional security such as letters of credit,
                                    reserves or stand-alone secured creditor impaired
                                    property policies.

                                    We cannot assure you, however, that the environmental
                                    assessments revealed all existing or potential
                                    environmental risks or that all adverse environmental
                                    conditions have been completely abated or remediated or
                                    that any reserves, insurance or operations and
                                    maintenance plans will be sufficient to remediate the
                                    environmental conditions. Moreover, we cannot assure you
                                    that:

                                    o   future laws, ordinances or regulations will not impose
                                        any material environmental liability; or

                                    o   the current environmental condition of the mortgaged
                                        properties will not be adversely affected by tenants or
                                        by the condition of land or operations in the vicinity
                                        of the mortgaged properties (such as underground
                                        storage tanks).

                                    In addition, some borrowers under the mortgage loans may
                                    not have satisfied or may not satisfy all post-closing
                                    obligations required by the related mortgage loan
                                    documents with respect to environmental matters. There
                                    can be no assurance that recommended operations and
                                    maintenance plans have been implemented or will continue
                                    to be complied with.

                                    Portions of some of the mortgaged properties securing
                                    the mortgage loans may include tenants which operate as,
                                    were previously operated as or are located near other
                                    properties currently or previously operated as on-site
                                    dry-cleaners or gasoline stations. Both types of
                                    operations involve the use and storage of hazardous
                                    materials, leading to an increased risk of liability to
                                    the tenant, the landowner and, under certain
                                    circumstances, a lender (such as the trust) under
                                    environmental laws. Dry-cleaners and gasoline station
                                    operators may be required to obtain various
                                    environmental permits or licenses in connection with
                                    their operations and activities and to comply with
                                    various environmental laws, including those governing
                                    the use and storage of hazardous materials. These
                                    operations incur ongoing costs to comply with
                                    environmental laws governing, among other things,
                                    containment systems and underground storage tank
                                    systems. In addition, any liability to borrowers under
                                    environmental laws, especially in connection with
                                    releases into the environment of gasoline, dry-cleaning
                                    solvents or other hazardous substances from underground
                                    storage tank systems or otherwise, could adversely
                                    impact the related borrower's ability to repay the
                                    related mortgage loan. Certain of the mortgaged
                                    properties may have environmental contamination that has
                                    been remediated and for which no-further action letters
                                    have been issued or may be the subject of ongoing
                                    remediation.

                                    In addition, problems associated with mold may pose
                                    risks to real property and may also be the basis for
                                    personal injury claims against a borrower. Although the
                                    mortgaged properties are required to be inspected
                                    periodically, there are no generally accepted standards
                                    for the assessment of any existing mold. If left
                                    unchecked, problems associated with mold could result in
                                    the interruption of cash flow, remediation expenses and
                                    litigation which could adversely impact collections from
                                    a mortgaged property. In addition, many of the

                                      S-65

                                    insurance policies presently covering the mortgaged
                                    properties may specifically exclude losses due to mold.

                                    Before the special servicer acquires title to a
                                    mortgaged property on behalf of the trust or assumes
                                    operation of the property, it must obtain an
                                    environmental assessment of the property, or rely on a
                                    recent environmental assessment. This requirement will
                                    decrease the likelihood that the trust will become
                                    liable under any environmental law. However, this
                                    requirement may effectively preclude foreclosure until a
                                    satisfactory environmental assessment is obtained, or
                                    until any required remedial action is thereafter taken.
                                    There is accordingly some risk that the mortgaged
                                    property will decline in value while this assessment is
                                    being obtained. Moreover, we cannot assure you that this
                                    requirement will effectively insulate the trust from
                                    potential liability under environmental laws. Any such
                                    potential liability could reduce or delay payments to
                                    certificateholders.

IF A BORROWER IS UNABLE TO REPAY
ITS LOAN ON ITS MATURITY DATE,
YOU MAY EXPERIENCE A LOSS           Two hundred ten (210) mortgage loans are balloon loans.
                                    For purposes of this prospectus supplement, we consider
                                    a mortgage loan to be a "balloon loan" if its principal
                                    balance is not scheduled to be fully or substantially
                                    amortized by the loan's stated maturity date or
                                    anticipated repayment date, as applicable. One (1) of
                                    the balloon loans, representing 1.5% of the initial
                                    outstanding pool balance (representing 1.6% of the
                                    initial outstanding loan group 1 balance), amortizes
                                    principal in accordance with the schedule attached to
                                    this prospectus supplement as Schedule B. Nine (9) of
                                    these balloon mortgage loans, representing 12.7% of the
                                    initial outstanding pool balance (which includes eight
                                    (8) mortgage loans in loan group 1, representing 13.3%
                                    of the initial outstanding loan group 1 balance, and one
                                    (1) mortgage loan in loan group 2, representing 4.2% of
                                    the initial loan group 2 balance), are mortgage loans,
                                    which are also referred to in this prospectus supplement
                                    as "ARD Loans", that have an anticipated repayment date
                                    that provide for an increase in the mortgage rate and/or
                                    principal amortization at a specified date prior to
                                    stated maturity. These ARD Loans are structured to
                                    encourage the borrower to repay the mortgage loan in
                                    full by the specified date (which is prior to the
                                    mortgage loan's stated maturity date) upon which these
                                    increases occur. To the extent the borrower on an ARD
                                    Loan makes payments of interest accrued at a rate of
                                    interest higher than the normal mortgage interest rate,
                                    the excess interest will be distributed to the holders
                                    of the Class T certificates. Included in these balloon
                                    loans are sixty-six (66) mortgage loans, representing
                                    27.6% of the initial outstanding pool balance (which
                                    include forty-eight (48) mortgage loans in loan group 1,
                                    representing 24.9% of the initial outstanding loan group
                                    1 balance, and eighteen (18) mortgage loans in loan
                                    group 2, representing 67.4% of the initial outstanding
                                    loan group 2 balance), that provide for monthly payments
                                    of interest only for a portion of their respective terms
                                    ranging from 6 months to 72 months and then provide for
                                    the monthly payment of principal and interest over their
                                    respective remaining terms, and eleven (11) mortgage
                                    loans, representing 43.0% of the initial outstanding
                                    pool balance (which include eleven (11) mortgage loans
                                    in loan group 1, representing 46.0% of the initial
                                    outstanding loan group 1 balance), that provide for
                                    monthly payments of interest only for their entire
                                    respective terms.

                                      S-66

                                    We cannot assure you that each borrower will have the
                                    ability to repay the principal balance outstanding on
                                    the pertinent date, especially under a scenario where
                                    interest rates have increased from the historically low
                                    interest rates in effect at the time that most of the
                                    mortgage loans were originated. Balloon loans involve
                                    greater risk than fully amortizing loans because a
                                    borrower's ability to repay the loan on its anticipated
                                    repayment date or stated maturity date typically will
                                    depend upon its ability either to refinance the loan or
                                    to sell the mortgaged property at a price sufficient to
                                    permit repayment. A borrower's ability to achieve either
                                    of these goals will be affected by a number of factors,
                                    including:

                                    o   the availability of, and competition for, credit for
                                        commercial real estate projects;

                                    o   prevailing interest rates;

                                    o   the fair market value of the related mortgaged
                                        property;

                                    o   the borrower's equity in the related mortgaged
                                        property;

                                    o   the borrower's financial condition;

                                    o   the operating history and occupancy level of the
                                        mortgaged property;

                                    o   tax laws; and

                                    o   prevailing general and regional economic conditions.

                                    The availability of funds in the credit markets
                                    fluctuates over time.

                                    No mortgage loan seller or any of its respective
                                    affiliates is under any obligation to refinance any
                                    mortgage loan.

A BORROWER'S OTHER LOANS MAY
REDUCE THE CASH FLOW AVAILABLE
TO THE MORTGAGED PROPERTY
WHICH MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES       Six (6) of the mortgage loans, representing 23.8% of the
                                    initial outstanding pool balance (which include six (6)
                                    mortgage loans in loan group 1, representing 25.4% of
                                    the initial outstanding loan group 1 balance), currently
                                    have additional financing in place that is secured by
                                    the mortgaged property or properties related to such
                                    mortgage loan. Mortgage Loan No. 1, (the "Cherry Creek
                                    Pari Passu Loan"), which had an aggregate outstanding
                                    principal balance as of the cut-off date of
                                    $250,000,000, is secured by the related mortgaged
                                    property on a pari passu basis with a companion note
                                    (the "Cherry Creek Companion Loan") that had an
                                    outstanding principal balance as of the cut-off date of
                                    $30,000,000. Mortgage Loan No. 3 (the "120 Broadway
                                    Mortgage Loan"), which had an aggregate outstanding
                                    principal balance as of the cut-off date of
                                    $215,000,000, is secured by the related mortgaged
                                    property, which also secures a subordinated B note (the
                                    "120 Broadway B Note") that had an outstanding principal
                                    balance as of the cut-off date of $25,000,000. Mortgage
                                    Loan Nos. 18-23 (the "DCT Industrial Portfolio Mortgage
                                    Loan"), which had an outstanding principal balance as of
                                    the cut-off

                                      S-67

                                    date of $50,000,000, is secured by the related mortgaged
                                    property which also secures (i) a subordinated B Note (the
                                    "DCT Industrial Portfolio B Note") that had an outstanding principal balance as of the cut-off date of $27,000,000 and
                                    (ii) a subordinated C Note (the "DCT Industrial Portfolio C
                                    Note") that had an outstanding principal balance as of the cut-off date of $18,500,000. Mortgage Loan Nos. 24-66 (the
                                    "RLJ Portfolio Pari Passu Loan"), which had an outstanding principal balance as of the cut-off date of $41,952,230, is secured by the related mortgaged property on a pari passu
                                    basis with 6 companion notes (collectively, the "RLJ
                                    Portfolio Companion Loan") that had an aggregate
                                    outstanding principal balance as of the cut-off date of
                                    $462,596,640. Mortgage Loan Nos. 68-72 (the "Ritz-Carlton
                                    Pari Passu Loan"), which had an aggregate outstanding
                                    principal balance as of the Cut-off Date of $39,048,614, is secured by the same mortgaged properties on a pari passu
                                    basis with a companion note (the "Ritz-Carlton Companion
                                    Loan") that had an original principal balance as of the
                                    cut-off date of $263,578,145, and a subordinated B note
                                    (the "Ritz-Carlton B Note") that had an original principal balance of $50,000,000. Mortgage Loan No. 104, (the "Giant
                                    Food-Bucks County Mortgage Loan"), which had an outstanding principal balance as of the cut-off date of $14,847,845, is secured by the related mortgaged property, which also
                                    secures a subordinated B Note (the "Giant Food-Bucks County
                                    B Note") that had an outstanding principal balance as of
                                    the cut-off date of $1,732,664. See "Servicing of the
                                    Mortgage Loans--Servicing of the Cherry Creek Loan Group,
                                    the RLJ Portfolio Loan Group, the Ritz-Carlton Loan Group
                                    and the A/B Mortgage Loans." In addition to the foregoing, the mortgaged properties that secure the Ritz-Carlton Pari
                                    Passu Loan also currently have additional financing in
                                    place that is secured by a subordinated second lien loan on the mortgaged properties and mezzanine interests in the
                                    related borrower.

                                    Two (2) of the mortgage loans, representing 4.0% of the
                                    initial outstanding pool balance (which include two (2)
                                    mortgage loans in loan group 1, representing 4.3% of the
                                    initial outstanding loan group 1 balance), are secured
                                    by mortgaged properties that currently have additional
                                    financing in place that is not secured by that mortgaged
                                    property. With respect to Mortgage Loan Nos. 14 and
                                    80-81 there is related mezzanine financing in the
                                    aggregate original principal amount of $12,500,000 and
                                    $5,200,000 respectively. In general, borrowers that have
                                    not agreed to certain special purpose covenants in the
                                    related mortgage loan documents may have also incurred
                                    additional financing that is not secured by the
                                    mortgaged property.

                                    Three (3) of the mortgage loans, representing 0.9% of
                                    the initial outstanding pool balance (and representing
                                    0.9% of the initial outstanding loan group 1 balance),
                                    permit the borrower to enter into additional subordinate
                                    financing that is secured by the mortgaged property,
                                    provided that certain debt service coverage ratio and
                                    loan-to-value tests are satisfied as further discussed
                                    in the footnotes of Appendix II to this prospectus
                                    supplement.

                                    One (1) of the mortgage loans, representing 1.5% of the
                                    initial outstanding pool balance (and representing 1.6%
                                    of the initial outstanding loan group 1 balance), is
                                    secured by mortgaged properties that permit the related
                                    borrower to enter into additional subordinate financing
                                    that may be secured by a subordinated second lien loan
                                    on

                                      S-68

                                    the mortgaged properties and mezzanine interests in the
                                    related borrower.

                                    One (1) of the mortgage loans, representing 1.0% of the
                                    initial outstanding pool balance (and representing 1.0%
                                    of the initial outstanding loan group 1 balance), is
                                    secured by a mortgaged property that permits the related
                                    borrower to enter into additional subordinate financing
                                    that is secured by the mortgaged property or mezzanine
                                    interests in the related borrower.

                                    Twenty-nine (29) of the mortgage loans, representing
                                    39.3% of the initial outstanding pool balance (which
                                    include twenty-seven (27) mortgage loans in loan group
                                    1, representing 41.7% of the initial outstanding loan
                                    group 1 balance, and two (2) mortgage loans in loan
                                    group 2, representing 3.6% of the initial outstanding
                                    loan group 2 balance), permit the borrower to enter into
                                    additional financing that is not secured by the related
                                    mortgaged property (or to retain unsecured debt existing
                                    at the time of the origination of that loan) and/or
                                    permit the owners of the borrower to enter into
                                    financing that is secured by a pledge of equity
                                    interests in the borrower. In general, borrowers that
                                    have not agreed to certain special purpose covenants in
                                    the related mortgage loan documents may also be
                                    permitted to incur additional financing that is not
                                    secured by the mortgaged property.

                                    We make no representation as to whether any other
                                    secured subordinate financing currently encumbers any
                                    mortgaged property or whether a third-party holds debt
                                    secured by a pledge of equity ownership interests in a
                                    related borrower. Debt that is incurred by the owner of
                                    equity in one or more borrowers and is secured by a
                                    guaranty of the borrower or by a pledge of the equity
                                    ownership interests in those borrowers effectively
                                    reduces the equity owners' economic stake in the related
                                    mortgaged property. The existence of such debt may
                                    reduce cash flow on the related borrower's mortgaged
                                    property after the payment of debt service and may
                                    increase the likelihood that the owner of a borrower
                                    will permit the value or income producing potential of a
                                    mortgaged property to suffer by not making capital
                                    infusions to support the mortgaged property.

                                    Generally, all of the mortgage loans also permit the
                                    related borrower to incur other unsecured indebtedness,
                                    including but not limited to trade payables, in the
                                    ordinary course of business and to incur indebtedness
                                    secured by equipment or other personal property located
                                    at the mortgaged property.

                                    When a mortgage loan borrower, or its constituent
                                    members, also has one or more other outstanding loans,
                                    even if the loans are subordinated or are mezzanine
                                    loans not directly secured by the mortgaged property,
                                    the trust is subjected to certain risks. For example,
                                    the borrower may have difficulty servicing and repaying
                                    multiple loans. Also, the existence of another loan
                                    generally will make it more difficult for the borrower
                                    to obtain refinancing of the mortgage loan and may thus
                                    jeopardize the borrower's ability to repay any balloon
                                    payment due under the mortgage loan at maturity or to
                                    repay the mortgage loan on its anticipated repayment
                                    date. Moreover, the need to service additional debt may
                                    reduce the cash flow available to the borrower to
                                    operate and maintain the mortgaged property.

                                      S-69

                                    Additionally, if the borrower, or its constituent
                                    members, are obligated to another lender, actions taken
                                    by other lenders could impair the security available to
                                    the trust. If a junior lender files an involuntary
                                    bankruptcy petition against the borrower, or the
                                    borrower files a voluntary bankruptcy petition to stay
                                    enforcement by a junior lender, the trust's ability to
                                    foreclose on the property will be automatically stayed,
                                    and principal and interest payments might not be made
                                    during the course of the bankruptcy case. The bankruptcy
                                    of a junior lender also may operate to stay foreclosure
                                    by the trust.

                                    Further, if another loan secured by the mortgaged
                                    property is in default, the other lender may foreclose
                                    on the mortgaged property, absent an agreement to the
                                    contrary, thereby causing a delay in payments and/or an
                                    involuntary repayment of the mortgage loan prior to
                                    maturity. The trust may also be subject to the costs and
                                    administrative burdens of involvement in foreclosure
                                    proceedings or related litigation.

                                    Even if a subordinate lender has agreed not to take any
                                    direct actions with respect to the related subordinate
                                    debt, including any actions relating to the bankruptcy
                                    of the borrower, and that the holder of the mortgage
                                    loan will have all rights to direct all such actions,
                                    there can be no assurance that in the event of the
                                    borrower's bankruptcy, a court will enforce such
                                    restrictions against a subordinate lender. In its
                                    decision in In re 203 North LaSalle Street Partnership,
                                    246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the
                                    United States Bankruptcy Court for the Northern District
                                    of Illinois refused to enforce a provision of a
                                    subordination agreement that allowed a first mortgagee
                                    to vote a second mortgagee's claim with respect to a
                                    Chapter 11 reorganization plans on the grounds
                                    prebankruptcy contracts cannot override rights expressly
                                    provided by the Bankruptcy Code. This holding, which at
                                    least one court has already followed, potentially limits
                                    the ability of a senior lender to accept or reject a
                                    reorganization plan or to control the enforcement of
                                    remedies against a common borrower over a subordinated
                                    lender's objections.

                                    For further information with respect to subordinate
                                    debt, mezzanine debt and other financing, see Appendix
                                    II attached to this prospectus supplement.

BANKRUPTCY PROCEEDINGS RELATING
TO A BORROWER CAN RESULT IN
DISSOLUTION OF THE BORROWER
AND THE ACCELERATION OF THE
RELATED MORTGAGE LOAN AND CAN
OTHERWISE ADVERSELY IMPACT
REPAYMENT OF THE
RELATED MORTGAGE LOAN               Under the federal bankruptcy code, the filing of a
                                    bankruptcy petition by or against a borrower will stay
                                    the commencement or continuation of a foreclosure
                                    action. In addition, if a court determines that the value
                                    of the mortgaged property is less than the principal
                                    balance of the mortgage loan it secures, the court may
                                    reduce the amount of secured indebtedness to the then
                                    current value of the mortgaged property. Such an action
                                    would make the lender a general unsecured creditor for
                                    the difference between the then current

                                      S-70

                                    value and the amount of its outstanding mortgage
                                    indebtedness. A bankruptcy court also may:

                                    o   grant a debtor a reasonable time to cure a payment
                                        default on a mortgage loan;

                                    o   reduce monthly payments due under a mortgage loan;

                                    o   change the rate of interest due on a mortgage loan; or

                                    o   otherwise alter the terms of the mortgage loan,
                                        including the repayment schedule.

                                    Additionally, the trustee of the borrower's bankruptcy
                                    or the borrower, as debtor-in-possession, has special
                                    powers to avoid, subordinate or disallow debts. In some
                                    circumstances, the claims of the mortgage lender may be
                                    subordinated to financing obtained by a
                                    debtor-in-possession subsequent to its bankruptcy.

                                    The filing of a bankruptcy petition will also stay the
                                    lender from enforcing a borrower's assignment of rents
                                    and leases. The federal bankruptcy code also may
                                    interfere with the trustee's ability to enforce any
                                    lockbox requirements. The legal proceedings necessary to
                                    resolve these issues can be time consuming and costly
                                    and may significantly delay or reduce the lender's
                                    receipt of rents. A bankruptcy court may also permit
                                    rents otherwise subject to an assignment and/or lockbox
                                    arrangement to be used by the borrower to maintain the
                                    mortgaged property or for other court authorized
                                    expenses.

                                    As a result of the foregoing, the recovery with respect
                                    to borrowers in bankruptcy proceedings may be
                                    significantly delayed, and the aggregate amount
                                    ultimately collected may be substantially less than the
                                    amount owed.

                                    A number of the borrowers under the mortgage loans are
                                    limited or general partnerships. Under some
                                    circumstances, the bankruptcy of a general partner of
                                    the partnership may result in the dissolution of that
                                    partnership. The dissolution of a borrower partnership,
                                    the winding up of its affairs and the distribution of
                                    its assets could result in an early repayment of the
                                    related mortgage loan.

BANKRUPTCY OR OTHER
PROCEEDINGS RELATED TO THE
SPONSOR OF A BORROWER MAY
ADVERSELY AFFECT THE
PERFORMANCE OF THE RELATED
MORTGAGE LOAN                       Certain of the mortgage loans may have sponsors that
                                    have previously filed bankruptcy or been subject to
                                    foreclosure actions, which in some cases may have
                                    involved the same property that currently secures the
                                    mortgage loan. In each case, the related entity or
                                    person has emerged from bankruptcy or is not permitted
                                    to directly or indirectly manage the related borrower.
                                    However, we cannot assure you that such sponsors will
                                    not be more likely than other sponsors to utilize their
                                    rights in bankruptcy in the event of any threatened
                                    action by the mortgagee to enforce its rights under the
                                    related loan documents.

                                      S-71

CERTAIN OF THE MORTGAGE LOANS
LACK CUSTOMARY PROVISIONS           Certain of the mortgage loans lack many provisions that
                                    are customary in mortgage loans intended for
                                    securitization. Generally, the borrowers with respect to
                                    these mortgage loans are not required to make payments
                                    to lockboxes or to maintain reserves for certain
                                    expenses, such as taxes, insurance premiums, capital
                                    expenditures, tenant improvements and leasing
                                    commissions, and the lenders under these mortgage loans
                                    do not have the right to terminate the related property
                                    manager upon the occurrence of certain events or require
                                    lender approval of a replacement property manager.

BORROWERS THAT ARE NOT
SPECIAL PURPOSE ENTITIES
MAY BE MORE LIKELY TO FILE
BANKRUPTCY PETITIONS AND THIS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                While many of the borrowers have agreed to certain
                                    special purpose covenants to limit the bankruptcy risk
                                    arising from activities unrelated to the operation of
                                    the property, some borrowers are not special purpose
                                    entities. The loan documents and organizational
                                    documents of these borrowers that are not special
                                    purpose entities generally do not limit the purpose of
                                    the borrowers to owning the mortgaged properties and do
                                    not contain the representations, warranties and
                                    covenants customarily employed to ensure that a borrower
                                    is a special purpose entity (such as limitations on
                                    indebtedness, affiliate transactions and the conduct of
                                    other businesses, restrictions on the borrower's ability
                                    to dissolve, liquidate, consolidate, merge or sell all
                                    of its assets and restrictions upon amending its
                                    organizational documents). Consequently, these borrowers
                                    may have other monetary obligations, and certain of the
                                    loan documents provide that a default under any such
                                    other obligations constitutes a default under the
                                    related mortgage loan. In addition, many of the
                                    borrowers and their owners do not have an independent
                                    director whose consent would be required to file a
                                    bankruptcy petition on behalf of the borrower. One of
                                    the purposes of an independent director is to avoid a
                                    bankruptcy petition filing that is intended solely to
                                    benefit a borrower's affiliate and is not justified by
                                    the borrower's own economic circumstances. Therefore,
                                    the borrowers described above may be more likely to file
                                    or be subject to voluntary or involuntary bankruptcy
                                    petitions which may adversely affect payments on your
                                    certificates.

                                    With respect to one (1) mortgage loan, representing
                                    approximately 1.6% of the initial outstanding pool balance
                                    (and representing 1.7% of the initial outstanding loan
                                    group 1 balance), the related borrower has entered into
                                    redevelopment agreements with the City of Norwood. The city issued certain bonds with an original principal amount of
                                    $12,500,000. Under the redevelopment agreements, the
                                    borrower taxes for the project are required to be paid to
                                    the bonds and a school district tax payment. In the event
                                    of a shortfall in the tax payments, the borrower is
                                    required to pay the difference. The borrower is
                                    additionally required to operate, maintain and carry
                                    insurance on the parking garage owned by the City of
                                    Norwood, and purchase the parking garage owned by the City of Norwood on the earlier of the date the bonds are repaid and November 2031 for a price of $10,000. We cannot assure you that the related

                                      S-72

                                    borrower's obligations under such redevelopment agreements will not adversely affect its ability to pay its
                                    obligations to the lender.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT               The successful operation of a real estate project
                                    depends upon the property manager's performance and
                                    viability. The property manager is generally responsible
                                    for:

                                    o   responding to changes in the local market;

                                    o   planning and implementing the rental structure;

                                    o   operating the property and providing building services;

                                    o   managing operating expenses; and

                                    o   assuring that maintenance and capital improvements are
                                        carried out in a timely fashion.

                                    Properties deriving revenues primarily from short-term
                                    sources are generally more management-intensive than
                                    properties leased to creditworthy tenants under
                                    long-term leases.

                                    A property manager, by controlling costs, providing
                                    appropriate service to tenants and seeing to property
                                    maintenance and general upkeep, can improve cash flow,
                                    reduce vacancy, leasing and repair costs and preserve
                                    building value. On the other hand, management errors
                                    can, in some cases, impair short-term cash flow and the
                                    long-term viability of an income producing property.

                                    We make no representation or warranty as to the skills
                                    of any present or future managers of the mortgaged
                                    properties. Additionally, we cannot assure you that the
                                    property managers will be in a financial condition to
                                    fulfill their management responsibilities throughout the
                                    terms of their respective management agreements.

PROVISIONS REQUIRING YIELD
MAINTENANCE CHARGES OR
DEFEASANCE PROVISIONS MAY NOT
BE ENFORCEABLE                      Provisions prohibiting prepayment during a lock-out
                                    period or requiring the payment of prepayment premiums
                                    or yield maintenance charges or lock-out periods may not
                                    be enforceable in some states and under federal
                                    bankruptcy law. Provisions requiring the payment of
                                    prepayment premiums or yield maintenance charges also
                                    may be interpreted as constituting the collection of
                                    interest for usury purposes. Accordingly, we cannot
                                    assure you that the obligation to pay any prepayment
                                    premium or yield maintenance charge will be enforceable
                                    either in whole or in part. Also, we cannot assure you
                                    that foreclosure proceeds will be sufficient to pay an
                                    enforceable prepayment premium or yield maintenance
                                    charge.

                                    Additionally, although the collateral substitution
                                    provisions related to defeasance do not have the same
                                    effect on the certificateholders as prepayment, we
                                    cannot assure you that a court would not interpret those
                                    provisions as requiring a yield maintenance charge. In
                                    certain jurisdictions, collateral substitution
                                    provisions might

                                      S-73

                                    be deemed unenforceable under applicable law or public
                                    policy, or usurious.

THE ABSENCE OF LOCKBOXES
ENTAILS RISKS THAT COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                   The mortgage loans generally do not require the related
                                    borrower to cause rent and other payments to be made
                                    into a lockbox account maintained on behalf of the
                                    lender. If rental payments are not required to be made
                                    directly into a lockbox account, there is a risk that
                                    the borrower will divert such funds for other purposes
                                    other than the payment of the mortgage loan and
                                    maintaining the mortgaged property.

ENFORCEABILITY OF CROSS-
COLLATERALIZATION PROVISIONS MAY
BE CHALLENGED AND THE BENEFITS
OF THESE PROVISIONS MAY
OTHERWISE BE LIMITED AND MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                The mortgage pool includes three (3) groups of mortgage
                                    loans representing 1.4% of the initial outstanding pool
                                    balance (which include two (2) groups of mortgage loans
                                    in loan group 1, representing 1.0% of the initial
                                    outstanding loan group 1 balance, and one (1) group of
                                    mortgage loans in loan group 2, representing 6.8% of the
                                    initial outstanding loan group 2 balance) under which an
                                    aggregate amount of indebtedness is evidenced by
                                    multiple obligations that are cross-defaulted and
                                    cross-collateralized among multiple mortgaged properties.

                                    Cross-collateralization arrangements involving more than
                                    one borrower could be challenged as fraudulent
                                    conveyances if:

                                    o   one of the borrowers were to become a debtor in a
                                        bankruptcy case, or were to become subject to an action
                                        brought by one or more of its creditors outside a
                                        bankruptcy case;

                                    o   the related borrower did not receive fair consideration
                                        or reasonably equivalent value when it allowed its
                                        mortgaged real property or properties to be encumbered
                                        by a lien benefiting the other borrowers; and

                                    o   the borrower was insolvent when it granted the lien,
                                        was rendered insolvent by the granting of the lien or
                                        was left with inadequate capital, or was unable to pay
                                        its debts as they matured.

                                    Among other things, a legal challenge to the granting of
                                    the liens may focus on:

                                    o   the benefits realized by such borrower entity from the
                                        respective mortgage loan proceeds as compared to the
                                        value of its respective property; and

                                    o   the overall cross-collateralization.

                                    If a court were to conclude that the granting of the
                                    liens was an avoidable fraudulent conveyance, that court
                                    could subordinate all or part of the borrower's
                                    respective mortgage loan to existing or future

                                      S-74

                                    indebtedness of that borrower. The court also could
                                    recover payments made under that mortgage loan or take
                                    other actions detrimental to the holders of the
                                    certificates, including, under certain circumstances,
                                    invalidating the loan or the related mortgages that are
                                    subject to cross-collateralization.

                                    Furthermore, when multiple real properties secure a
                                    mortgage loan or group of cross-collateralized mortgage
                                    loans, the amount of the mortgage encumbering any
                                    particular one of those properties may be less than the
                                    full amount of the related mortgage loan or group of
                                    cross-collateralized mortgage loans, generally, to
                                    minimize recording tax. This mortgage amount may equal
                                    the appraised value or allocated loan amount for the
                                    mortgaged real property and will limit the extent to
                                    which proceeds from the property will be available to
                                    offset declines in value of the other properties
                                    securing the same mortgage loan or group of
                                    cross-collateralized mortgage loans.

                                    Moreover, six (6) groups of multi-property mortgage
                                    loans or crossed loan groups, representing 10.1% of the
                                    initial outstanding pool balance (which include six (6)
                                    groups of mortgage loans in loan group 1, representing
                                    10.8% of the initial outstanding loan group 1 balance),
                                    are secured by mortgaged properties located in various
                                    states. Foreclosure actions are brought in state court
                                    and the courts of one state cannot exercise jurisdiction
                                    over property in another state. Upon a default under any
                                    of these mortgage loans, it may not be possible to
                                    foreclose on the related mortgaged real properties
                                    simultaneously.

RESERVES TO FUND CAPITAL
EXPENDITURES MAY BE
INSUFFICIENT AND THIS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                   Many of the mortgage loans do not require the borrowers
                                    to set aside funds for specific reserves controlled by
                                    the lender. Even to the extent that the mortgage loans
                                    require any reserves, we cannot assure you that any
                                    reserve amounts will be sufficient to cover the actual
                                    costs of items such as taxes, insurance premiums,
                                    capital expenditures, tenant improvements and leasing
                                    commissions (or other items for which the reserves were
                                    established) or that borrowers under the related
                                    mortgage loans will put aside sufficient funds to pay
                                    for those items. We also cannot assure you that cash
                                    flow from the properties will be sufficient to fully
                                    fund the ongoing monthly reserve requirements or to
                                    enable the borrowers under the related mortgage loans to
                                    fully pay for those items.

INADEQUACY OF TITLE INSURERS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                Title insurance for a mortgaged property generally
                                    insures a lender against risks relating to a lender not
                                    having a first lien with respect to a mortgaged
                                    property, and in some cases can insure a lender against
                                    specific other risks. The protection afforded by title
                                    insurance depends on the ability of the title insurer to
                                    pay claims made upon it. We cannot assure you that:

                                    o   a title insurer will have the ability to pay title
                                        insurance claims made upon it;

                                    o   the title insurer will maintain its present financial
                                        strength; or

                                      S-75

                                    o   a title insurer will not contest claims made upon it.

MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS THAT ARE
NOT IN COMPLIANCE WITH
ZONING AND BUILDING CODE
REQUIREMENTS AND USE
RESTRICTIONS COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                        Noncompliance with zoning and building codes may cause the borrower to experience cash flow delays and shortfalls
                                    that would reduce or delay the amount of proceeds
                                    available for distributions on your certificates. At
                                    origination of the mortgage loans, the mortgage loan
                                    sellers took steps to establish that the use and operation of the mortgaged properties securing the mortgage loans
                                    were in compliance in all material respects with all
                                    applicable zoning, land-use and building ordinances,
                                    rules, regulations, and orders. Evidence of this
                                    compliance may be in the form of legal opinions,
                                    confirmations from government officials, title policy
                                    endorsements, appraisals, zoning consultants' reports
                                    and/or representations by the related borrower in the
                                    related mortgage loan documents. These steps may not have
                                    revealed all possible violations and certain mortgaged
                                    properties that were in compliance may not remain in
                                    compliance.

                                    Some violations of zoning, land use and building
                                    regulations may be known to exist at any particular
                                    mortgaged property, but the mortgage loan sellers
                                    generally do not consider those defects known to them to
                                    be material or have obtained policy endorsements and/or
                                    law and ordinance insurance to mitigate the risk of loss
                                    associated with any material violation or noncompliance.
                                    In some cases, the use, operation and/or structure of a
                                    mortgaged property constitutes a permitted nonconforming
                                    use and/or structure as a result of changes in zoning laws after those mortgaged properties were constructed and the
                                    structure may not be rebuilt to its current state or be
                                    used for its current purpose if a material casualty event
                                    occurs. Insurance proceeds may not be sufficient to pay
                                    the mortgage loan in full if a material casualty event
                                    were to occur, or the mortgaged property, as rebuilt for a conforming use, may not generate sufficient income to
                                    service the mortgage loan and the value of the mortgaged
                                    property or its revenue producing potential may not be the same as it was before the casualty. If a mortgaged
                                    property could not be rebuilt to its current state or its
                                    current use were no longer permitted due to building
                                    violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and
                                    shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions
                                    on your certificates.

                                    Certain mortgaged properties may be subject to use
                                    restrictions pursuant to reciprocal easement or operating
                                    agreements which could limit the borrower's right to
                                    operate certain types of facilities within a prescribed
                                    radius. These limitations could adversely affect the
                                    ability of the borrower to lease the mortgaged property on favorable terms.

                                      S-76

CONDEMNATIONS WITH RESPECT TO
MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                   From time to time, there may be condemnations pending or
                                    threatened against one or more of the mortgaged
                                    properties. There can be no assurance that the proceeds
                                    payable in connection with a total condemnation will be
                                    sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a
                                    material adverse effect on the continued use of the
                                    affected mortgaged property, or on an affected borrower's
                                    ability to meet its obligations under the related mortgage loan. Therefore, we cannot assure you that the occurrence
                                    of any condemnation will not have a negative impact upon
                                    the distributions on your certificates.

IMPACT OF TERRORIST ATTACKS AND
MILITARY OPERATIONS ON THE
FINANCIAL MARKETS AND
YOUR INVESTMENT                     On September 11, 2001, the United States was subjected to
                                    multiple terrorist attacks, resulting in the loss of many
                                    lives and massive property damage and destruction in New
                                    York City, the Washington, D.C. area and Pennsylvania. In
                                    its aftermath, there was considerable uncertainty in the
                                    world financial markets. It is impossible to predict
                                    whether, or the extent to which, future terrorist
                                    activities may occur in the United States. According to
                                    publicly available reports, the financial markets have in
                                    the past responded to the uncertainty with regard to the
                                    scope, nature and timing of current and possible future
                                    military responses led by the United States, as well as to the disruptions in air travel, substantial losses reported by various companies including airlines, insurance
                                    providers and aircraft makers, the need for heightened
                                    security across the country and decreases in consumer
                                    confidence that can cause a general slowdown in economic
                                    growth.

                                    It is impossible to predict the duration of the current
                                    military involvement of the United States in Iraq or
                                    Afghanistan and whether the United States will be involved in any other future military actions. The continued
                                    presence of United States military personnel in Iraq and
                                    Afghanistan may prompt further terrorist attacks against
                                    the United States.

                                    It is uncertain what effects the aftermath of the military operations of the United States in Iraq, any future
                                    terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States
                                    Government and others, including military action, will
                                    have on: (a) United States and world financial markets,
                                    (b) local, regional and national economies, (c) real
                                    estate markets across the United States, (d) particular
                                    business segments, including those that are important to
                                    the performance of the mortgaged properties that secure
                                    the mortgage loans and/or (e) insurance costs and the
                                    availability of insurance coverage for terrorist acts,
                                    particularly for large mortgaged properties, which could
                                    adversely affect the cash flow at those mortgaged
                                    properties. In particular, the decrease in air travel may
                                    have a negative effect on certain of the mortgaged
                                    properties, including hospitality mortgaged properties and those mortgaged properties in tourist areas which could
                                    reduce the ability of those mortgaged

                                      S-77

                                    properties to generate cash flow. As a result, the ability of the mortgaged properties to generate cash flow may be
                                    adversely affected. These disruptions and uncertainties
                                    could materially and adversely affect the value of, and
                                    your ability to resell, your certificates.

IMPACT OF HURRICANE KATRINA,
HURRICANE RITA AND HURRICANE
WILMA ON THE MORTGAGE LOANS
AND YOUR INVESTMENT                 The damage caused by Hurricane Katrina, Hurricane Rita and
                                    Hurricane Wilma and related windstorms, floods and
                                    tornadoes in areas of Alabama, Louisiana, Mississippi,
                                    Texas and Florida in August, September and October 2005
                                    may adversely affect certain of the mortgaged properties.
                                    As of the cut-off date, fifty-five (55) of the mortgaged
                                    properties, securing mortgage loans representing 7.9% of
                                    the initial outstanding pool balance (which forty-nine
                                    (49) mortgaged properties in loan group 1, representing
                                    7.6% of the outstanding loan group 1 balance, and six (6)
                                    mortgaged properties in loan group 2, representing 11.7%
                                    of the outstanding loan group 2 balance), are located in
                                    Alabama, Florida, Louisiana, Mississippi or Texas.
                                    Although it is too soon to assess the full impact of
                                    Hurricane Katrina, Hurricane Rita and Hurricane Wilma on
                                    the United States and local economies, in the short term
                                    the effects of the storms are expected to have a material
                                    adverse effect on the local economies and income producing real estate in the affected areas. Areas affected by
                                    Hurricane Katrina, Hurricane Rita and Hurricane Wilma have suffered severe flooding, wind and water damage, forced
                                    evacuations, lawlessness, contamination, gas leaks and
                                    fire and environmental damage. The devastation caused by
                                    Hurricane Katrina, Hurricane Rita and Hurricane Wilma
                                    could lead to a general economic downturn, including
                                    increased oil prices, loss of jobs, regional disruptions
                                    in travel, transportation and tourism and a decline in
                                    real-estate related investments, in particular, in the
                                    areas most directly damaged by the storms. Specifically,
                                    there can be no assurance that displaced residents of the
                                    affected areas will return, that the economies in the
                                    affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the
                                    costs of clean-up will not have a material adverse effect
                                    on the national economy. Additionally, the standard
                                    all-risk insurance policies that borrowers under the
                                    mortgage loans are required to maintain typically do not
                                    cover flood damage. Although certain mortgage loans may
                                    require borrowers to maintain additional flood insurance,
                                    there can be no assurance that the additional insurance
                                    will be sufficient to cover damage to a mortgaged property in a heavily flooded area. Because of the difficulty in
                                    obtaining information about the affected areas and
                                    mortgaged properties, it is not possible at this time to
                                    make a complete assessment of the severity of loss, the
                                    availability of insurance coverage to cover these losses
                                    and the extent and expected duration of the effects of
                                    Hurricane Katrina, Hurricane Rita and Hurricane Wilma on
                                    the mortgaged properties, the southeast states and the
                                    United States as a whole.

THE ABSENCE OF OR INADEQUACY
OF INSURANCE COVERAGE ON THE
PROPERTY MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES       The mortgaged properties may suffer casualty losses due to risks that are not covered by insurance (including acts of terrorism) or for which insurance coverage is not adequate
                                    or

                                      S-78

                                    available at commercially reasonable rates. In addition,
                                    some of the mortgaged properties are located in California and in other coastal areas of certain states, which are
                                    areas that have historically been at greater risk of acts
                                    of nature, including earthquakes, fires, hurricanes and
                                    floods. The mortgage loans generally do not require
                                    borrowers to maintain earthquake, hurricane or flood
                                    insurance and we cannot assure you that borrowers will
                                    attempt or be able to obtain adequate insurance against
                                    those risks. If a borrower does not have insurance against those risks and a casualty occurs at a mortgaged property, the borrower may be unable to generate income from the
                                    mortgaged property in order to make payments on the
                                    related mortgage loan.

                                    Moreover, if reconstruction or major repairs are required
                                    following a casualty, changes in laws that have occurred
                                    since the time of original construction may materially
                                    impair the borrower's ability to effect the reconstruction or major repairs or may materially increase their cost.

                                    As a result of these factors, the amount available to make distributions on your certificates could be reduced.

                                    In light of the September 11, 2001 terrorist attacks in
                                    New York City and the Washington, D.C. area, the
                                    comprehensive general liability and business interruption
                                    or rent loss insurance policies required by typical
                                    mortgage loans (which are generally subject to periodic
                                    renewals during the term of the related mortgage loans)
                                    have been affected. To give time for private markets to
                                    develop a pricing mechanism and to build capacity to
                                    absorb future losses that may occur due to terrorism, on
                                    November 26, 2002 the Terrorism Risk Insurance Act of 2002
                                    was enacted, which established the Terrorism Insurance
                                    Program. Under the Terrorism Insurance Program, the
                                    federal government shares the risk of loss associated with certain future terrorist acts.

                                    The Terrorism Insurance Program was originally scheduled
                                    to expire on December 31, 2005. However, on December 22,
                                    2005, the Terrorism Risk Insurance Extension Act of 2005
                                    was enacted, which extended the duration of the Terrorism
                                    Insurance Program until December 31, 2007.

                                    The Terrorism Insurance Program is administered by the
                                    Secretary of the Treasury and through December 31, 2007
                                    will provide some financial assistance from the United
                                    States Government to insurers in the event of another
                                    terrorist attack that results in an insurance claim. The
                                    program applies to United States risks only and to acts
                                    that are committed by an individual or individuals acting
                                    on behalf of a foreign person or foreign interest as an
                                    effort to influence or coerce United States civilians or
                                    the United States Government.

                                    In addition, with respect to any act of terrorism
                                    occurring after March 31, 2006, no compensation will be
                                    paid under the Terrorism Insurance Program unless the
                                    aggregate industry losses relating to such act of terror
                                    exceed $50 million (or, if such insured losses occur in
                                    2007, $100 million). As a result, unless the borrowers
                                    obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the
                                    respective loan documents and may not otherwise be
                                    obtainable), such events would not be covered.

                                      S-79

                                    The Treasury Department has established procedures for the program under which the federal share of compensation will be equal to 90% (or, in 2007, 85%) of that portion of
                                    insured losses that exceeds an applicable insurer
                                    deductible required to be paid during each program year.
                                    The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be
                                    liable for any amount that exceeds this cap).

                                    Through December 2007, insurance carriers are required
                                    under the program to provide terrorism coverage in their
                                    basic "all-risk" policies. Any commercial property and
                                    casualty terrorism insurance exclusion that was in force
                                    on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured
                                    losses. Any state approval of those types of exclusions in force on November 26, 2002 are also voided.

                                    To the extent that uninsured or underinsured casualty
                                    losses occur with respect to the related mortgaged
                                    properties, losses on mortgage loans may result. In
                                    addition, the failure to maintain that type of insurance
                                    may constitute a default under a mortgage loan, which
                                    could result in the acceleration and foreclosure of that
                                    mortgage loan. Alternatively, the increased costs of
                                    maintaining that type of insurance could have an adverse
                                    effect on the financial condition of the mortgage loan
                                    borrowers.

                                    Certain of the mortgage loans are secured by mortgaged
                                    properties that are not insured for acts of terrorism. If
                                    those casualty losses are not covered by standard casualty insurance policies, then in the event of a casualty from
                                    an act of terrorism, the amount available to make
                                    distributions on your certificates could be reduced.

CERTAIN OTHER RISKS RELATED TO
CASUALTY AND CASUALTY INSURANCE     The loan documents for each mortgage loan generally
                                    require that (A) "all risk" insurance policies be
                                    maintained in an amount equal to either (i) not less than
                                    the full replacement cost of the related mortgaged
                                    property or (ii) the lesser of the full replacement cost
                                    of each related mortgaged property and the outstanding
                                    principal balance of the mortgage loan or (B) the related
                                    borrower will maintain such insurance coverages in such
                                    amounts as the lender may reasonably require.
                                    Notwithstanding such requirement, however, under insurance law, if an insured property is not rebuilt, insurance
                                    companies are generally required to pay only the "actual
                                    cash value" of the property, which is defined under state
                                    law but is generally equal to the replacement cost of the
                                    property less depreciation. The determination of "actual
                                    cash value" is both inexact and heavily dependent on facts and circumstances. Notwithstanding the requirements of the loan documents, an insurer may refuse to insure a
                                    mortgaged property for the loan amount if it determines
                                    that the "actual cash value" of the mortgaged property
                                    would be a lower amount, and even if it does insure a
                                    mortgaged property for the full loan amount, if at the
                                    time of casualty the "actual cash value" is lower, and the mortgaged property is not restored, only the "actual cash
                                    value" will be paid. Accordingly, if a borrower does not
                                    meet the conditions to restore a mortgaged property and
                                    the mortgagee elects to require the borrower to apply the
                                    insurance proceeds to repay the mortgage loan,

                                      S-80

                                    rather than toward restoration, there can be no assurance
                                    that such proceeds will be sufficient to repay the
                                    mortgage loan.

                                    Certain leases may provide that such leases are terminable in connection with a casualty or condemnation including in the event the leased premises are not repaired or restored within a specified time period.

CLAIMS UNDER BLANKET
INSURANCE POLICIES MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                   Some of the mortgaged properties are covered by blanket
                                    insurance policies which also cover other properties of
                                    the related borrower or its affiliates. In the event that
                                    those policies are drawn on to cover losses on such other
                                    properties, the amount of insurance coverage available
                                    under those policies may thereby be reduced and could be
                                    insufficient to cover each mortgaged property's insurable
                                    risks.

PROPERTY INSPECTIONS AND
ENGINEERING REPORTS MAY NOT
REFLECT ALL CONDITIONS THAT
REQUIRE REPAIR ON THE
PROPERTY                            Licensed engineers or consultants generally inspected the
                                    mortgaged properties and prepared engineering reports in
                                    connection with the origination or securitization of the
                                    mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and
                                    electrical systems and general condition of the site,
                                    buildings and other improvements. However, we cannot
                                    assure you that all conditions requiring repair or
                                    replacement were identified. In those cases where a
                                    material condition was disclosed, that condition has been
                                    or is required to be remedied to the mortgage loan
                                    seller's satisfaction, or funds as deemed necessary by the mortgage loan seller, or the related engineer or
                                    consultant have been reserved to remedy the material
                                    condition. No additional property inspections were
                                    conducted by us in connection with the issuance of the
                                    certificates.

VALUATION ESTIMATES MAY
INACCURATELY REFLECT THE VALUE
OF THE MORTGAGED PROPERTIES         An appraisal certified by the applicable appraiser to be
                                    in compliance with FIRREA was conducted in respect of each mortgaged property in connection with the origination or
                                    securitization of the related mortgage loan. The resulting estimated property values represent the analysis and
                                    opinion of the person performing the appraisal and are not guarantees of present or future values. The person
                                    performing the appraisal may have reached a different
                                    conclusion of value than the conclusion that would be
                                    reached by a different appraiser appraising the same
                                    property. Moreover, the values of the mortgaged properties may have changed significantly since the appraisal was
                                    performed. In addition, appraisals seek to establish the
                                    amount a typically motivated buyer would pay a typically
                                    motivated seller. Such amount could be significantly
                                    higher than the amount obtained from the sale of a
                                    mortgaged property under a distress or liquidation sale.
                                    The estimates of value reflected in the appraisals and the related loan-to-value ratios are presented for
                                    illustrative purposes only in Appendix I and Appendix II
                                    to this prospectus

                                      S-81

                                    supplement. In each case the estimate presented is the one set forth in the most recent appraisal available to us as
                                    of the cut-off date, although we generally have not
                                    obtained updates to the appraisals. In certain cases, the
                                    appraised value may be an "as-stabilized" value rather
                                    than an "as-is" value and as such, may be subject to
                                    assumptions of certain future conditions, such as an
                                    increased leased percentage. There is no assurance that
                                    the appraisal values indicated accurately reflect past,
                                    present or future market values of the mortgaged
                                    properties.

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY CAUSE
INCREASED POOL CONCENTRATION,
WHICH MAY ADVERSELY AFFECT
PAYMENTS ON YOUR
CERTIFICATES                        As principal payments or prepayments are made on mortgage
                                    loans, the remaining mortgage pool may be subject to
                                    increased concentrations of property types, geographic
                                    locations and other pool characteristics of the mortgage
                                    loans and the mortgaged properties, some of which may be
                                    unfavorable. Classes of certificates that have a lower
                                    payment priority are more likely to be exposed to this
                                    concentration risk than are certificate classes with a
                                    higher payment priority. This occurs because realized
                                    losses are allocated to the class outstanding at any time
                                    with the lowest payment priority and principal on the
                                    certificates entitled to principal is generally payable in sequential order or alphabetical order (provided that the
                                    Class A-M Certificates will be senior in right to the
                                    Class A-J Certificates), with those classes generally not
                                    being entitled to receive principal until the preceding
                                    class or classes entitled to receive principal have been
                                    retired.

                                      S-82

SUBORDINATION OF SOME
CERTIFICATES MAY AFFECT THE
TIMING OF PAYMENTS AND THE
APPLICATION OF LOSSES ON YOUR
CERTIFICATES                        As described in this prospectus supplement, the rights of
                                    the holders of each class of subordinate certificates to
                                    receive payments of principal and interest otherwise
                                    payable on their certificates will be subordinated to
                                    those rights of the holders of the more senior
                                    certificates having an earlier alphabetical class
                                    designation (provided that the Class A-M Certificates will be senior in right to the Class A-J Certificates). Losses
                                    on the mortgage loans (other than losses with respect to
                                    the DCT Industrial Portfolio C Note, which will be
                                    allocated to the Class DP Certificates and other than
                                    losses with respect to the 633 17th Street B Note, which
                                    will be allocated to the Class ST Certificates) will be
                                    allocated to the Class S, Class Q, Class P, Class O, Class
                                    N, Class M, Class L, Class K, Class J, Class H, Class G,
                                    Class F, Class E, Class D, Class C, Class B, Class A-J and
                                    Class A-M Certificates, in that order, reducing amounts
                                    otherwise payable to each class. Any remaining losses
                                    would then be allocated or cause shortfalls to the Class
                                    A-1, Class A-1A, Class A-2, Class A-3, Class A-AB and
                                    Class A-4 Certificates and the Class A-4FL Regular
                                    Interest (and correspondingly, the Class A-4FL
                                    Certificates), pro rata, and, (i) solely with respect to
                                    losses of interest, to the Class X Certificates, in
                                    proportion to the amounts of interest distributable on
                                    those certificates, (ii) solely with respect to losses of
                                    interest on the Millennium Portfolio IO Component, to the
                                    Class X-MP Certificates in proportion to the amount of
                                    interest distributed on those certificates and (iii)
                                    solely with respect to losses of interest on the
                                    Ritz-Carlton IO Component, to the Class X-RC Certificates
                                    in proportion to the amount of interest distributed on
                                    those certificates.

THE OPERATION OF THE
MORTGAGED PROPERTY FOLLOWING
FORECLOSURE OF THE MORTGAGE
LOAN MAY AFFECT THE TAX STATUS
OF THE TRUST AND MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                If the trust acquires a mortgaged property as a result of
                                    a foreclosure or deed in lieu of foreclosure, the special
                                    servicer will generally retain an independent contractor
                                    to operate the property. Any net income from operations
                                    other than qualifying "rents from real property", or any
                                    rental income based on the net profits derived by any
                                    person from such property or allocable to a non-customary
                                    service, will subject the trust to a federal tax on such
                                    income at the highest marginal corporate tax rate, which
                                    is currently 35%, and, in addition, possible state or
                                    local tax. In this event, the net proceeds available for
                                    distribution on your certificates will be reduced. The
                                    special servicer may permit the trust to earn such above
                                    described "net income from foreclosure property" but only
                                    if it determines that the net after-tax benefit to
                                    certificateholders is greater than under another method of operating or leasing the mortgaged property. In addition,
                                    if the trust were to acquire one or more mortgaged
                                    properties pursuant to a foreclosure or deed in lieu of
                                    foreclosure, upon acquisition of those mortgaged
                                    properties, the trust may in certain jurisdictions,
                                    particularly in New York, be required to pay state or
                                    local transfer or excise taxes upon liquidation of such
                                    mortgaged properties. Such state or local

                                      S-83

                                    taxes may reduce net proceeds available for distribution
                                    to the certificateholders.

STATE LAWS APPLICABLE TO
FORECLOSURE ACTIONS MAY AFFECT
THE TIMING OF PAYMENTS ON
YOUR CERTIFICATES                   Some states, including California, have laws prohibiting
                                    more than one "judicial action" to enforce a mortgage
                                    obligation. Some courts have construed the term "judicial
                                    action" broadly. In the case of any mortgage loan secured
                                    by mortgaged properties located in multiple states, the
                                    master servicer or special servicer may be required to
                                    foreclose first on mortgaged properties located in states
                                    where these "one action" rules apply (and where
                                    non-judicial foreclosure is permitted) before foreclosing
                                    on properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result,
                                    the ability to realize upon the mortgage loans may be
                                    significantly delayed and otherwise limited by the
                                    application of state laws.

THE BANKRUPTCY OR INSOLVENCY OF
ANY AFFILIATED BORROWERS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                   Sixteen (16) groups of mortgage loans were made to the
                                    same borrower or to borrowers that are affiliated with one another through partial or complete direct or indirect
                                    common ownership (which include fifteen (15) groups of
                                    mortgage loans exclusively in loan group 1, representing
                                    21.3% of the initial loan group 1 balance, and one (1)
                                    group of mortgage loans exclusively in loan group 2,
                                    representing 6.8% of the initial loan group 2 balance). Of these sixteen (16) groups, the 3 largest groups represent
                                    5.8%, 3.0% and 2.7%, respectively, of the initial
                                    outstanding pool balance. The related borrower
                                    concentrations of the 3 largest groups exclusively in loan group 1 represent 6.2%, 3.2% and 2.9%, respectively, of
                                    the initial outstanding loan group 1 balance, and the
                                    group of mortgage loans exclusively in loan group 2
                                    represent 6.8%, of the initial outstanding loan group 2
                                    balance. For additional information with respect to the
                                    loan groups described above, see Appendix II attached to
                                    this prospectus supplement.

                                    The bankruptcy or insolvency of any such borrower or
                                    respective affiliate could have an adverse effect on the
                                    operation of all of the related mortgaged properties and
                                    on the ability of the related mortgaged properties to
                                    produce sufficient cash flow to make required payments on
                                    the related mortgage loans. For example, if a person that
                                    owns or controls several mortgaged properties experiences
                                    financial difficulty at one such property, it could defer
                                    maintenance at one or more other mortgaged properties in
                                    order to satisfy current expenses with respect to the
                                    mortgaged property experiencing financial difficulty, or
                                    it could attempt to avert foreclosure by filing a
                                    bankruptcy petition that might have the effect of
                                    interrupting monthly payments for an indefinite period on
                                    all the related mortgage loans.

TENANT LEASES MAY HAVE
PROVISIONS THAT COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                        In certain jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain

                                      S-84

                                    attornment provisions which require the tenant to
                                    recognize a successor owner, following foreclosure, as
                                    landlord under the lease, the leases may terminate upon
                                    the transfer of the property to a foreclosing lender or
                                    purchaser at foreclosure. Not all leases were reviewed to
                                    ascertain the existence of these provisions. Accordingly,
                                    if a mortgaged property is located in such a jurisdiction
                                    and is leased to one or more desirable tenants under
                                    leases that are subordinate to the mortgage and do not
                                    contain attornment provisions, that mortgaged property
                                    could experience a further decline in value if those
                                    tenants' leases were terminated. This is particularly
                                    likely if those tenants were paying above-market rents or
                                    could not be replaced.

                                    Some of the leases at the mortgaged properties securing
                                    the mortgage loans included in the trust may not be
                                    subordinate to the related mortgage. If a lease is not
                                    subordinate to a mortgage, the trust will not possess the
                                    right to dispossess the tenant upon foreclosure of the
                                    mortgaged property unless it has otherwise agreed with the tenant. If the lease contains provisions inconsistent with the mortgage, for example, provisions relating to
                                    application of insurance proceeds or condemnation awards,
                                    or which could affect the enforcement of the lender's
                                    rights, for example, an option to purchase the mortgaged
                                    property or a right of first refusal to purchase the
                                    mortgaged property, the provisions of the lease will take
                                    precedence over the provisions of the mortgage.

                                    Additionally, with respect to certain of the mortgage
                                    loans, the related borrower may have granted certain
                                    tenants a right of first refusal in the event a sale is
                                    contemplated or a purchase option to purchase all or a
                                    portion of the mortgaged property. Those provisions, if
                                    not waived or subordinated, may impede the lender's
                                    ability to sell the related mortgaged property at
                                    foreclosure or adversely affect the foreclosure bid price.

TENANCIES IN COMMON MAY
HINDER RECOVERY                     Borrowers under seventeen (17) mortgage loans,
                                    representing 7.0% of the initial outstanding pool balance
                                    (which include Mortgage Loan Nos. 82, 83, 84, 98, 99, 102,
                                    107, 118, 138, 164, 180, 183, 187, 209, 243, 251 and 270)
                                    own the related mortgaged property as tenants-in-common.
                                    In general, with respect to a tenant-in-common ownership
                                    structure, each tenant-in-common owns an undivided
                                    interest in the property and if such tenant-in-common
                                    desires to sell its interest in the property (and is
                                    unable to find a buyer or otherwise needs to force a
                                    partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute
                                    the proceeds to each tenant-in-common proportionally.

                                    The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early
                                    repayment of the related mortgage loan, a significant
                                    delay in recovery against the tenant-in-common mortgagors, a material impairment in property management and a
                                    substantial decrease in the amount recoverable upon the
                                    related mortgage loan. In some cases, the related mortgage loan documents provide for full recourse to the related
                                    tenant-in-common borrower or the guarantor if a
                                    tenant-in-common files for partition or bankruptcy. In
                                    some cases, the related tenant-in-common borrower waived
                                    its right to partition, reducing the risk of partition.
                                    However, there can be no assurance that, if challenged,
                                    this waiver would be

                                      S-85

                                    enforceable. In most cases, the related tenant-in-common
                                    borrower is a special purpose entity (in some cases
                                    bankruptcy-remote), reducing the risk of bankruptcy. The
                                    tenant-in-common structure may cause delays in the
                                    enforcement of remedies because each time a
                                    tenant-in-common borrower files for bankruptcy, the
                                    bankruptcy court stay will be reinstated. There can be no
                                    assurance that a bankruptcy proceeding by a single
                                    tenant-in-common borrower will not delay enforcement of
                                    this mortgage loan.

INCREASES IN REAL ESTATE TAXES
DUE TO TERMINATION OF A PILOT
PROGRAM OR OTHER TAX
ABATEMENT ARRANGEMENTS MAY
REDUCE PAYMENTS TO
CERTIFICATEHOLDERS                  Certain of the mortgaged properties securing the mortgage
                                    loans have or may in the future have the benefit of
                                    reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a PILOT
                                    program) or other tax abatement arrangements. Some of
                                    these programs or arrangements may be scheduled to
                                    terminate or have significant tax increases prior to the
                                    maturity of the related mortgage loan, resulting in
                                    higher, and in some cases substantially higher, real
                                    estate tax obligations for the related borrower. An
                                    increase in real estate taxes may impact the ability of
                                    the borrower to pay debt service on the mortgage loans.
                                    There are no assurances that any such program will
                                    continue for the duration of the related mortgage loan.

LEGAL ACTION ARISING OUT OF
ORDINARY BUSINESS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                   There may be pending or threatened legal actions, suits or proceedings against the borrowers and managers of the
                                    mortgaged properties and their respective affiliates
                                    arising out of their ordinary business. We cannot assure
                                    you that any such actions, suits or proceedings would not
                                    have a material adverse effect on your certificates.

                                    The sponsor for one (1) mortgage loan, representing
                                    approximately 1.1% of the initial outstanding pool balance
                                    (and representing 1.2% of the initial outstanding loan
                                    group 1 balance) is Triple Net Properties, LLC ("Triple
                                    Net") and its affiliate Triple Net Properties Realty,
                                    Inc., is the property manager for the related mortgaged
                                    property. Triple Net has advised each related mortgage
                                    loan seller that the SEC has opened an investigation
                                    regarding certain of its activities (and the activities of certain of its affiliates). In its filing with the SEC, T
                                    REIT, Inc. an affiliate of Triple Net, indicated that the
                                    SEC has requested information relating to disclosure in
                                    securities offerings and exemptions from the registration
                                    requirements of the Securities Act of 1933, as amended,
                                    for the private offerings in which Triple Net and its
                                    affiliated entities were involved and exemptions from the
                                    registration requirements of the Securities Exchange Act
                                    of 1934, as amended for several entities. In addition, the
                                    SEC has requested financial information regarding real
                                    estate investment trusts and other companies advised by
                                    Triple Net.

                                    In recent filings with the SEC, T REIT, Inc. indicated
                                    that the information disclosed in connection with these
                                    securities offerings relating to the prior performance of
                                    all public and non-public

                                      S-86

                                    investment programs sponsored by Triple Net contained
                                    certain errors. T REIT, Inc. reported that these errors
                                    included the following: (i) the prior performance tables
                                    included in the offering documents were stated to be
                                    presented on a GAAP basis but generally were not, (ii) a
                                    number of prior performance data figures were themselves
                                    erroneous, even as presented on a tax or cash basis, and
                                    (iii) with respect to certain programs sponsored by Triple
                                    Net, where Triple Net invested either alongside or in
                                    other programs sponsored by Triple Net, the nature and
                                    results of these investments were not fully and accurately disclosed in the tables resulting in an overstatement of
                                    Triple Net's program and aggregate portfolio operating
                                    results. We cannot assure you that T REIT, Inc. or Triple
                                    Net will be able to adequately address these disclosure
                                    issues or that these investigations will not result in
                                    fines, penalties or administrative remedies or otherwise
                                    have an adverse effect on the performance, operations or
                                    financial condition of T REIT, Inc. or Triple Net. In
                                    addition, we cannot assure you that if litigation were to
                                    commence or securityholders were to assert claims related
                                    to the foregoing, it would not have a material adverse
                                    effect on your investment.

RISKS RELATING TO COMPLIANCE
WITH THE AMERICANS WITH
DISABILITIES ACT COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                        Under the Americans with Disabilities Act of 1990, public
                                    accommodations are required to meet certain federal
                                    requirements related to access and use by disabled
                                    persons. Borrowers may incur costs complying with the
                                    Americans with Disabilities Act. In addition,
                                    noncompliance could result in the imposition of fines by
                                    the federal government or an award of damages to private
                                    litigants. If a borrower incurs these costs or fines, the
                                    amount available to pay debt service would be reduced.

CONFLICTS OF INTEREST MAY HAVE
AN ADVERSE EFFECT ON YOUR
CERTIFICATES                        Conflicts between various certificateholders. The special
                                    servicer is given considerable latitude in determining
                                    whether and in what manner to liquidate or modify
                                    defaulted mortgage loans. The operating adviser will have
                                    the right to replace the special servicer upon
                                    satisfaction of certain conditions set forth in the
                                    pooling and servicing agreement. At any given time, the
                                    operating adviser will be controlled generally by the
                                    holders of the most subordinate, or, if its certificate
                                    principal balance is less than 25% of its original
                                    certificate balance, the next most subordinate, class of
                                    certificates, that is, the controlling class, outstanding
                                    from time to time (or with respect to an A/B Mortgage Loan or the holder of the related B Note to the extent set
                                    forth in the related intercreditor agreement), and such
                                    holders may have interests in conflict with those of the
                                    holders of the other certificates. In addition, the
                                    operating adviser will have the right to approve the
                                    determination of customarily acceptable costs with respect to insurance coverage and the right to advise the special
                                    servicer with respect to certain actions of the special
                                    servicer and, in connection with such rights, may act
                                    solely in the interest of the holders of certificates of
                                    the controlling class, without any liability to any
                                    certificateholder. For instance, the holders of
                                    certificates of the controlling class might desire to
                                    mitigate the potential for loss to that class from a
                                    troubled mortgage loan by deferring enforcement in the
                                    hope of maximizing future

                                      S-87

                                    proceeds. However, the interests of the trust may be
                                    better served by prompt action, since delay followed by a
                                    market downturn could result in less proceeds to the trust than would have been realized if earlier action had been
                                    taken. In general, no servicer is required to act in a
                                    manner more favorable to the offered certificates than to
                                    the privately offered certificates.

                                    The master servicer, the special servicer or an affiliate
                                    of any of them may hold subordinate mortgage notes or
                                    acquire certain of the most subordinated certificates,
                                    including those of the initial controlling class. Under
                                    such circumstances, the master servicer and the special
                                    servicer may have interests that conflict with the
                                    interests of the other holders of the certificates.
                                    However, the pooling and servicing agreement will provide
                                    that the mortgage loans are to be serviced in accordance
                                    with the servicing standard and without regard to
                                    ownership of any certificates by the master servicer or
                                    the special servicer, as applicable. The initial special
                                    servicer under the pooling and servicing agreement will be
                                    J.E. Robert Company, Inc. The initial operating adviser
                                    under the pooling and servicing agreement will be JER
                                    Investors Trust Inc.

                                    Conflicts between certificateholders and the Non-Serviced
                                    Mortgage Loan Master Servicer and/or the Non-Serviced
                                    Mortgage Loan Special Servicer. Any Non-Serviced Mortgage
                                    Loan will be serviced and administered pursuant to the
                                    related Non-Serviced Mortgage Loan Pooling and Servicing
                                    Agreement, which provides for servicing arrangements that
                                    are generally consistent with the terms of other
                                    comparably rated commercial mortgage loan securitizations.
                                    Consequently, Non-Serviced Mortgage Loans will not be
                                    serviced and administered pursuant to the terms of the
                                    Pooling and Servicing Agreement. In addition, the legal
                                    and/or beneficial owners of the other mortgage loans
                                    secured by the mortgaged property securing Non-Serviced
                                    Mortgage Loans, directly or through representatives, have
                                    certain rights under the related Non-Serviced Mortgage
                                    Loan Pooling and Servicing Agreement and the related
                                    intercreditor agreement that affect such mortgage loans,
                                    including with respect to the servicing of such mortgage
                                    loans and the appointment of a special servicer with
                                    respect to such mortgage loans. Those legal and/or
                                    beneficial owners may have interests that conflict with
                                    your interests.

                                    Conflicts between certificateholders and the holders of
                                    subordinate notes. Pursuant to the terms of the related
                                    intercreditor agreements, in certain cases, neither the
                                    master servicer nor special servicer may enter into
                                    material amendments, modifications or extensions of a
                                    mortgage loan in a material manner without the consent of
                                    the holder of the related subordinate note, subject to the expiration of the subordinate note holder's consent
                                    rights. The holders of the subordinate notes (or their
                                    respective designees) may have interests in conflict with
                                    those of the certificateholders of the classes of offered
                                    certificates. As a result, approvals to proposed actions
                                    of the master servicer or special servicer, as applicable, under the pooling and servicing agreement may not be
                                    granted in all instances, thereby potentially adversely
                                    affecting some or all of the classes of offered
                                    certificates.

                                    Conflicts between certificateholders and primary servicer.
                                    The primary servicer for certain of the mortgage loans
                                    will be Principal

                                      S-88

                                    Global Investors, LLC, an affiliate of a mortgage loan
                                    seller. It is anticipated that the master servicer will
                                    delegate many of its servicing obligations with respect to these mortgage loans to such primary servicer pursuant to
                                    a primary servicing agreement. Under these circumstances,
                                    the primary servicer, because it is either a seller or an
                                    affiliate of a seller, may have interests that conflict
                                    with the interests of the holders of the certificates.

                                    Conflicts between borrowers and property managers. It is
                                    likely that many of the property managers of the mortgaged properties, or their affiliates, manage additional
                                    properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and
                                    managers themselves, also may own other properties,
                                    including competing properties. The managers of the
                                    mortgaged properties may accordingly experience conflicts
                                    of interest in the management of those mortgaged
                                    properties.

                                    Conflicts between the trust and the mortgage loan sellers.
                                    The activities of the mortgage loan sellers, and their
                                    affiliates or subsidiaries, may involve properties that
                                    are in the same markets as the mortgaged properties
                                    underlying the certificates. In such case, the interests
                                    of each of the mortgage loan sellers, or their affiliates
                                    or subsidiaries, may differ from, and compete with, the
                                    interests of the trust, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates. Conflicts
                                    of interest may arise between the trust and each of the
                                    mortgage loan sellers, or their affiliates or
                                    subsidiaries, that engage in the acquisition, development, operation, leasing, financing and disposition of real
                                    estate if those mortgage loan sellers acquire any
                                    certificates. In particular, if certificates held by a
                                    mortgage loan seller are part of a class that is or
                                    becomes the controlling class the mortgage loan seller as
                                    part of the holders of the controlling class would have
                                    the ability to influence certain actions of the special
                                    servicer under circumstances where the interests of the
                                    trust conflict with the interests of the mortgage loan
                                    seller, or its affiliates or subsidiaries, as acquirors,
                                    developers, operators, tenants, financers or sellers of
                                    real estate related assets.

                                    The mortgage loan sellers, or their affiliates or
                                    subsidiaries, may acquire a portion of the certificates.
                                    Under those circumstances, they may become the controlling class, and as the controlling class, have interests that
                                    may conflict with their interests as a seller of the
                                    mortgage loans.

                                    In addition, any subordinate indebtedness secured by the
                                    related mortgaged property, any mezzanine loans and/or any future mezzanine loans related to certain of the mortgage
                                    loans may be held by the respective sellers of such
                                    mortgage loan or affiliates or subsidiaries thereof. The
                                    holders of such subordinate indebtedness or such mezzanine loans may have interests that conflict with the interests
                                    of the holders of the certificates.

                                    Additionally, certain of the mortgage loans included in
                                    the trust may have been refinancings of debt previously
                                    held by a mortgage loan seller, or an affiliate or
                                    subsidiary of a mortgage loan seller, and the mortgage
                                    loan sellers, or their affiliates or subsidiaries, may
                                    have or have had equity investments in the borrowers (or
                                    in the owners of the

                                      S-89

                                    borrowers) or properties under certain of the mortgage
                                    loans included in the trust. Each of the mortgage loan
                                    sellers, and their affiliates or subsidiaries, have made
                                    and/or may make or have preferential rights to make loans
                                    to, or equity investments in, affiliates of the borrowers
                                    under the mortgage loans.

                                    Other Conflicts. The depositor is an affiliate of Morgan
                                    Stanley Mortgage Capital Inc., one of the mortgage loan
                                    sellers and a sponsor, and Morgan Stanley & Co.
                                    Incorporated, one of the underwriters, and Morgan Stanley
                                    Capital Services Inc., the swap counterparty. LaSalle Bank
                                    National Association, one of the mortgage loan sellers
                                    and, a sponsor, the paying agent, the custodian, the
                                    certificate registrar and the authenticating agent is the
                                    parent of LaSalle Financial Services, Inc., one of the
                                    underwriters. Principal Commercial Funding II, LLC, a
                                    mortgage loan seller and sponsor, is affiliated with
                                    Principal Global Investors, LLC, a primary servicer.
                                    LaSalle Bank National Association and Morgan Stanley
                                    Mortgage Capital Inc. are parties to a custodial agreement whereby LaSalle Bank National Association, for
                                    consideration, provides custodial services to Morgan
                                    Stanley Mortgage Capital Inc. for certain commercial
                                    mortgage loans originated or purchased by it. Pursuant to
                                    this custodial agreement, LaSalle Bank National
                                    Association is currently providing custodial services for
                                    most of the mortgage loans to be sold by Morgan Stanley
                                    Mortgage Capital Inc. to the depositor in connection with
                                    this securitization. The terms of the custodial agreement
                                    are customary for the commercial mortgage-backed
                                    securitization industry providing for the delivery,
                                    receipt, review and safekeeping of mortgage loan files.

                                    With respect to each A/B mortgage loan, the holder of the
                                    related B note may be entitled to certain consent or cure
                                    rights which may conflict with interests of the holder of
                                    the related senior mortgage loan included in the trust.
                                    With respect to Mortgage Loan No. 104, the Giant
                                    Food-Bucks County Mortgage Loan, representing
                                    approximately 0.6% of the initial outstanding pool
                                    balance, respectively (and representing 0.6% of the
                                    initial outstanding loan group 1 balance), the current
                                    holder of the related B note is also the sole owner of the related borrower. After an event of default under the
                                    Giant Food-Bucks County A/B Mortgage Loan, the holder of
                                    the related B note is entitled to consult with or direct
                                    the holder of the Giant Food-Bucks County Mortgage Loan
                                    with respect to a foreclosure or liquidation of the
                                    mortgaged property to the extent provided in the related
                                    intercreditor agreement.

PREPAYMENTS MAY REDUCE THE YIELD
ON YOUR CERTIFICATES                The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal
                                    payments on the mortgage loans. For this purpose,
                                    principal payments include both voluntary prepayments, if
                                    permitted, and involuntary prepayments, such as
                                    prepayments resulting from casualty or condemnation of
                                    mortgaged properties, defaults and liquidations by
                                    borrowers, or repurchases as a result of a mortgage loan
                                    seller's material breach of representations and warranties or material defects in a mortgage loan's documentation. In addition, certain of the mortgage loans may require that,
                                    upon the occurrence of certain events, funds

                                      S-90

                                    held in escrow or proceeds from letters of credit may be
                                    applied to the outstanding principal balance of such
                                    mortgage loans.

                                    The investment performance of your certificates may vary
                                    materially and adversely from your expectations if the
                                    actual rate of prepayment is higher or lower than you
                                    anticipate.

                                    Voluntary prepayments under some of the mortgage loans are prohibited for specified lock-out periods or require
                                    payment of a prepayment premium or a yield maintenance
                                    charge or both, unless the prepayment occurs within a
                                    specified period prior to and including the anticipated
                                    repayment date or maturity date, as the case may be.
                                    Nevertheless, we cannot assure you that the related
                                    borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premium or a yield
                                    maintenance charge or the amount of such premium or charge will be sufficient to compensate you for shortfalls in
                                    payments on your certificates on account of such
                                    prepayments. We also cannot assure you that involuntary
                                    prepayments will not occur or that borrowers will not
                                    default in order to avoid the application of lock-out
                                    periods. The rate at which voluntary prepayments occur on
                                    the mortgage loans will be affected by a variety of
                                    factors, including:

                                    o   the terms of the mortgage loans;

                                    o   the length of any prepayment lock-out period;

                                    o   the level of prevailing interest rates;

                                    o   the availability of mortgage credit;

                                    o   the applicable yield maintenance charges or prepayment
                                        premiums and the ability of the master servicer or the
                                        special servicer to enforce the related provisions;

                                    o   the failure to meet requirements for release of
                                        escrows/reserves that result in a prepayment;

                                    o   the occurrence of casualties or natural disasters; and

                                    o   economic, demographic, tax or legal factors.

                                    Generally, no yield maintenance charge or prepayment
                                    premium will be required for prepayments (i) in connection with a casualty or condemnation unless an event of default has occurred or (ii) in connection with the resolution of
                                    a specially serviced mortgage loan. In addition, if a
                                    seller repurchases any mortgage loan from the trust due to the material breach of a representation or warranty or a
                                    material document defect or the mortgage loan is otherwise purchased from the trust (including certain purchases by
                                    the holder of a B Note or mezzanine loan), the repurchase
                                    price paid will be passed through to the holders of the
                                    certificates with the same effect as if the mortgage loan
                                    had been prepaid in part or in full, except that no yield
                                    maintenance charge or prepayment premium will be payable.
                                    Any such repurchase or purchase may, therefore, adversely
                                    affect the yield to maturity on your certificates.

                                      S-91

                                    Although all of the mortgage loans have protection against voluntary prepayments in the form of lock-out periods,
                                    defeasance provisions, yield maintenance provisions and/or prepayment premium provisions, there can be no assurance
                                    that (i) borrowers will refrain from prepaying mortgage
                                    loans due to the existence of a yield maintenance charge
                                    or prepayment premium or (ii) involuntary prepayments or
                                    repurchases will not occur.

                                    In addition, the yield maintenance formulas are not the
                                    same for all of the mortgage loans that have yield
                                    maintenance charges. This can lead to substantial variance from loan to loan with respect to the amount of yield
                                    maintenance charge that is due on the related prepayment.
                                    Also, the description in the mortgage notes of the method
                                    of calculation of prepayment premiums and yield
                                    maintenance charges is complex and subject to legal
                                    interpretation and it is possible that another person
                                    would interpret the methodology differently from the way
                                    we did in estimating an assumed yield to maturity on your
                                    certificates as described in this prospectus supplement.
                                    See Appendix II attached to this prospectus supplement for a description of the various prepayment provisions.

RELEASE OF COLLATERAL               Notwithstanding the prepayment restrictions described in
                                    this prospectus supplement, certain of the mortgage loans
                                    permit the release of a mortgaged property (or a portion
                                    of the mortgaged property) subject to the satisfaction of
                                    certain conditions described in Appendix II attached to
                                    this prospectus supplement. In order to obtain such
                                    release (other than with respect to the release of certain non-material portions of the mortgaged properties which
                                    may not require payment of a release price), the borrower
                                    is required (among other things) to pay a release price,
                                    which may include a prepayment premium or yield
                                    maintenance charge on all or a portion of such payment.
                                    See Appendix II attached to this prospectus supplement for further details regarding the various release provisions.

THE YIELD ON YOUR CERTIFICATES
WILL BE AFFECTED BY THE PRICE AT
WHICH THE CERTIFICATES WERE
PURCHASED AND THE RATE, TIMING
AND AMOUNT OF DISTRIBUTIONS ON
YOUR CERTIFICATES                   The yield on any certificate will depend on (1) the price
                                    at which that certificate is purchased by you and (2) the
                                    rate, timing and amount of distributions on your
                                    certificate. The rate, timing and amount of distributions
                                    on any certificate will, in turn, depend on, among other
                                    things:

                                    o   the interest rate for that certificate;

                                    o   the rate and timing of principal payments (including
                                        principal prepayments) and other principal collections
                                        (including loan purchases in connection with breaches
                                        of representations and warranties) on or in respect of
                                        the mortgage loans and the extent to which those
                                        amounts are to be applied or otherwise result in a
                                        reduction of the certificate balance of such
                                        certificate;

                                    o   the rate, timing and severity of losses on or in
                                        respect of the mortgage loans or unanticipated
                                        expenses of the trust;

                                      S-92

                                    o   the rate and timing of any reimbursement of the master
                                        servicer, the special servicer or the trustee, as
                                        applicable, out of the Certificate Account of
                                        nonrecoverable advances or advances remaining
                                        unreimbursed on a modified mortgage loan on the date
                                        of that modification;

                                    o   the timing and severity of any interest shortfalls
                                        resulting from prepayments to the extent not offset by
                                        a reduction in master servicer compensation as
                                        described in this prospectus supplement;

                                    o   the timing and severity of any reductions in the
                                        appraised value of any mortgaged property in a manner
                                        that has an effect on the amount of advancing required
                                        on the related mortgage loan; and

                                    o   the method of calculation of prepayment premiums and
                                        yield maintenance charges and the extent to which
                                        prepayment premiums and yield maintenance charges are
                                        collected and, in turn, distributed on that
                                        certificate.

                                    In addition, any change in the weighted average life of a
                                    certificate may adversely affect yield. Prepayments
                                    resulting in a shortening of weighted average lives of
                                    certificates may be made at a time of lower interest rates when you may be unable to reinvest the resulting payment
                                    of principal at a rate comparable to the effective yield
                                    anticipated when making the initial investment in
                                    certificates. Delays and extensions resulting in a
                                    lengthening of the weighted average lives of the
                                    certificates may occur at a time of higher interest rates
                                    when you may have been able to reinvest principal payments that would otherwise have been received by you at higher
                                    rates.

YOU BEAR THE RISK OF
BORROWER DEFAULTS                   The rate and timing of delinquencies or defaults on the
                                    mortgage loans could affect the following aspects of the
                                    offered certificates:

                                    o   the aggregate amount of distributions on them;

                                    o   their yields to maturity;

                                    o   their rates of principal payments; and

                                    o   their weighted average lives.

                                    The rights of holders of each class of subordinate
                                    certificates to receive payments of principal and interest otherwise payable on their certificates will be
                                    subordinated to those rights of the holders of the more
                                    senior certificates having an earlier alphabetical class
                                    designation (provided that the Class A-M Certificates will be senior in right to the Class A-J Certificates). Losses
                                    on the mortgage loans (other than losses with respect to
                                    the DCT Industrial Portfolio C Note, which will be
                                    allocated first to the Class DP Certificates and other
                                    than losses with respect to the 633 17th Street B Note,
                                    which will be allocated first to the Class ST
                                    Certificates) will be allocated to the Class S, Class Q,
                                    Class P, Class O, Class N, Class M, Class L, Class K,
                                    Class J, Class H, Class G, Class F, Class E, Class D,
                                    Class C, Class B, Class A-J and Class A-M Certificates, in
                                    that order, reducing amounts otherwise payable to each
                                    class. Any remaining losses would then be allocated to the
                                    Class A-1

                                      S-93

                                    Certificates, Class A-1A Certificates, Class A-2
                                    Certificates, Class A-3 Certificates, Class A-AB
                                    Certificates and Class A-4 Certificates and the Class
                                    A-4FL Regular Interest (and correspondingly the Class
                                    A-4FL Certificates), pro rata, and (i) with respect to
                                    losses of interest only, the Class X Certificates based on their respective entitlements, (ii) with respect to losses of interest on the Millennium Portfolio IO Component, the
                                    Class X-MP Certificates, based on their respective
                                    entitlements and (iii) with respect to losses of interest
                                    on the Ritz-Carlton IO Component, the Class X-RC
                                    Certificates, based on their respective entitlements.

                                    If losses on the mortgage loans and/or trust expenses
                                    exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that
                                    particular class will suffer a loss equal to the full
                                    amount of that excess up to the outstanding certificate
                                    balance of that class.

                                    If you calculate your anticipated yield based on assumed
                                    rates of default and losses that are lower than the
                                    default rate and losses actually experienced and those
                                    losses are allocable to your certificates, your actual
                                    yield to maturity will be lower than the assumed yield.
                                    Under extreme scenarios, that yield could be negative. In
                                    general, the earlier a loss is borne by your certificates, the greater the effect on your yield to maturity.

                                    Additionally, delinquencies and defaults on the mortgage
                                    loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to
                                    cover delinquent payments or the subordination of another
                                    class of certificates fully offsets the effects of any
                                    such delinquency or default.

                                    Also, if the related borrower does not repay a mortgage
                                    loan with an anticipated repayment date by its anticipated repayment date, the effect will be to increase the
                                    weighted average life of your certificates and may reduce
                                    your yield to maturity.

                                    Furthermore, if P&I Advances and/or Servicing Advances are
                                    made with respect to a mortgage loan after default and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those
                                    advances prior to the actual collection of the amount for
                                    which the advance was made may also result in reductions
                                    in distributions of principal to the holders of the
                                    offered certificates for the current month.

INTEREST ON ADVANCES AND
COMPENSATION TO THE MASTER
SERVICER, THE SPECIAL SERVICER,
THE TRUSTEE MAY HAVE AN
ADVERSE EFFECT ON THE PAYMENTS
ON YOUR CERTIFICATES                To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, if
                                    applicable (and the related master servicer, the special
                                    servicer, the trustee or any fiscal agent in respect of
                                    any Non-Serviced Mortgage Loans), will be entitled to
                                    receive interest at the "prime rate" on unreimbursed
                                    advances they have made with respect to delinquent monthly payments or that are made with respect to the preservation and protection of the related mortgaged property or
                                    enforcement of the mortgage loan. This interest

                                      S-94

                                    will generally accrue from the date on which the related
                                    advance is made or the related expense is incurred to the
                                    date of reimbursement. No advance interest will accrue
                                    during the grace period, if any, for the related mortgage
                                    loan. This interest may be offset in part by default
                                    interest and late payment charges paid by the borrower in
                                    connection with the mortgage loan or by certain other
                                    amounts. In addition, under certain circumstances,
                                    including delinquencies in the payment of principal and
                                    interest, a mortgage loan will be serviced by the special
                                    servicer, and the special servicer is entitled to
                                    compensation for special servicing activities. The right
                                    to receive interest on advances and special servicing
                                    compensation is senior to the rights of certificateholders to receive distributions. The payment of interest on
                                    advances and the payment of compensation to the special
                                    servicer may result in shortfalls in amounts otherwise
                                    distributable on the certificates.

LEASEHOLD INTERESTS ENTAIL
CERTAIN RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                   Five (5) of the mortgaged properties, securing mortgage
                                    loans representing 18.6% of the initial outstanding pool
                                    balance (and representing 19.9% of the initial outstanding loan group 1 balance), are subject to a first mortgage
                                    lien on a leasehold interest under a ground lease. In
                                    addition, two (2) of the mortgaged properties, securing a
                                    mortgage loan representing 2.5% of the initial outstanding pool balance (and representing 2.7% of the initial
                                    outstanding loan group 1 balance), are subject to a first
                                    mortgage lien on a fee interest in a portion of the
                                    mortgaged property and a leasehold interest in the
                                    remainder of the mortgaged property. In circumstances
                                    where both the fee and leasehold interest in the entire
                                    mortgaged property are encumbered, we have treated that as an encumbered fee interest.

                                    In addition, certain of the mortgaged properties are
                                    subject to various use restrictions imposed by the related ground lease, and these limitations could adversely affect the ability of the related borrower to lease or sell the
                                    mortgaged property on favorable terms, thus adversely
                                    affecting the borrower's ability to fulfill its
                                    obligations under the related mortgage loan.

                                    Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the
                                    lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease
                                    for the term of the lease (including renewals). If a
                                    debtor lessee/borrower rejects any or all of the lease,
                                    the leasehold lender could succeed to the
                                    lessee/borrower's position under the lease only if the
                                    lessor specifically grants the lender that right. If both
                                    the lessor and the lessee/borrowers are involved in
                                    bankruptcy proceedings, the trustee may be unable to
                                    enforce the bankrupt lessee/borrower's right to refuse to
                                    treat a ground lease rejected by a bankrupt lessor as
                                    terminated. In those circumstances, a lease could be
                                    terminated notwithstanding lender protection provisions
                                    contained therein or in the mortgage.

                                    In a decision by the United States Court of Appeals for
                                    the Seventh Circuit (Precision Indus. v. Qualitech Steel
                                    SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled
                                    with respect to an unrecorded lease of real property that
                                    where a statutory sale of the fee interest in leased

                                      S-95

                                    property occurs under Section 363(f) of the Bankruptcy
                                    Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a
                                    landlord, such sale terminates a lessee's possessory
                                    interest in the property, and the purchaser assumes title
                                    free and clear of any interest, including any leasehold
                                    estates. Pursuant to Section 363(e) of the Bankruptcy Code
                                    (11 U.S.C. Section 363(a)), a lessee may request the
                                    bankruptcy court to prohibit or condition the statutory
                                    sale of the property so as to provide adequate protection
                                    of the leasehold interests; however, the court ruled that
                                    this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation
                                    for the value of its leasehold interest, typically from
                                    the sale proceeds. While there are certain circumstances
                                    under which a "free and clear" sale under Section 363(f)
                                    of the Bankruptcy Code would not be authorized (including
                                    that the lessee could not be compelled in a legal or
                                    equitable proceeding to accept a monetary satisfaction of
                                    his possessory interest, and that none of the other
                                    conditions of Section 363(f)(1)-(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances
                                    that those circumstances would be present in any proposed
                                    sale of a leased premises. As a result, we cannot provide
                                    assurances that, in the event of a statutory sale of
                                    leased property pursuant to Section 363(f) of the
                                    Bankruptcy Code, the lessee may be able to maintain
                                    possession of the property under the ground lease. In
                                    addition, we cannot provide assurances that the lessee
                                    and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court.

                                    Some of the ground leases securing the mortgaged
                                    properties provide that the ground rent payable under the
                                    ground lease increases during the term of the lease. These increases may adversely affect the cash flow and net
                                    income of the borrower from the mortgaged property.

THE MORTGAGE LOAN SELLERS ARE
SUBJECT TO BANKRUPTCY OR
INSOLVENCY LAWS THAT MAY
AFFECT THE TRUST'S OWNERSHIP OF
THE MORTGAGE LOANS                  In the event of the insolvency of any mortgage loan
                                    seller, it is possible the trust's right to payment from
                                    or ownership of the mortgage loans could be challenged,
                                    and if that challenge were successful, delays or
                                    reductions in payments on your certificates could occur.

                                    Based upon opinions of counsel that the conveyance of the
                                    mortgage loans would generally be respected in the event
                                    of insolvency of the mortgage loan sellers, which opinions are subject to various assumptions and qualifications, the depositor believes that such a challenge will be
                                    unsuccessful, but there can be no assurance that a
                                    bankruptcy trustee, if applicable, or other interested
                                    party will not attempt to assert such a position. Even if
                                    actions seeking those results were not successful, it is
                                    possible that payments on the certificates would be
                                    delayed while a court resolves the claim.

LIMITED LIQUIDITY AND MARKET
VALUE MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES       Your certificates will not be listed on any securities
                                    exchange or traded on any automated quotation systems of
                                    any registered securities association, and there is
                                    currently no secondary market for the certificates. While
                                    the Underwriters currently intend to make a secondary
                                    market in the certificates, none of them is obligated to
                                    do so.

                                      S-96

                                    Accordingly, you may not have an active or liquid
                                    secondary market for your certificates, which could result in a substantial decrease in the market value of your
                                    certificates. The market value of your certificates also
                                    may be affected by many other factors, including
                                    then-prevailing interest rates. Furthermore, you should be aware that the market for securities of the same type as
                                    the certificates has in the past been volatile and offered very limited liquidity.

WEIGHTED AVERAGE COUPON RATE
ENTAIL RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                   The interest rates on one or more classes of certificates
                                    may be based on a weighted average of the mortgage loan
                                    interest rates net of the administrative cost rate, which
                                    is calculated based upon the respective principal balances of the mortgage loans. Alternatively, the interest rate on one or more classes of the certificates may be capped at
                                    the weighted average rate. This weighted average rate is
                                    further described in this prospectus supplement under the
                                    definition of "Weighted Average Net Mortgage Rate" in the
                                    "Glossary of Terms." Any class of certificates that is
                                    either fully or partially based upon the weighted average
                                    net mortgage rate may be adversely affected by
                                    disproportionate principal payments, prepayments, defaults and other unscheduled payments on the mortgage loans.
                                    Because some mortgage loans will amortize their principal
                                    more quickly than others, the rate may fluctuate over the
                                    life of those classes of your certificates.

                                    In general, mortgage loans with relatively high mortgage
                                    interest rates are more likely to prepay than mortgage
                                    loans with relatively low mortgage interest rates. For
                                    instance, varying rates of unscheduled principal payments
                                    on mortgage loans which have interest rates above the
                                    weighted average net mortgage rate may have the effect of
                                    reducing the interest rate of your certificates.

DEFAULTS UNDER SWAP CONTRACT MAY
ADVERSELY AFFECT PAYMENTS
ON THE CLASS A-4FL CERTIFICATES     The trust will have the benefit of a swap contract with
                                    the Swap Counterparty. Morgan Stanley, who has guaranteed
                                    the obligations of the Swap Counterparty under the swap
                                    contract, currently has a long-term rating of "AA-" by
                                    Fitch and "A+" by S&P and a short-term rating of "F1+" by
                                    Fitch and "A-1" by S&P. Because the Class A-4FL Regular
                                    Interest accrues interest at a fixed rate of interest
                                    subject to a maximum pass-through rate equal to the
                                    weighted average net mortgage rate, the ability of the
                                    holders of the Class A-4FL Certificates to receive the
                                    payment of interest at the designated pass-through rate
                                    (which payment of interest may be reduced in certain
                                    circumstances as described in this prospectus supplement)
                                    will depend on payment by the Swap Counterparty pursuant
                                    to the swap contract. See "Description of the Swap
                                    Contract--The Swap Counterparty." There can be no
                                    assurance, however, that the guarantor of the Swap
                                    Counterparty's obligations under the swap contract will
                                    maintain its ratings or have sufficient assets or
                                    otherwise be able to fulfill its obligations under the
                                    swap contract. If the Swap Counterparty guarantor's
                                    long-term rating is not at least "A-" by Fitch or "A" by
                                    S&P (a "Rating Agency Trigger Event"), the Swap
                                    Counterparty will be required to post collateral, find a

                                      S-97

                                    replacement Swap Counterparty that would not cause another
                                    Rating Agency Trigger Event or enter into any other
                                    arrangement satisfactory to Fitch and S&P. In the event
                                    that the Swap Counterparty fails to, among other things,
                                    either post acceptable collateral, find an acceptable
                                    replacement swap counterparty or enter into any other
                                    arrangement satisfactory to Fitch and S&P after a Rating
                                    Agency Trigger Event (a "Swap Default"), then the paying
                                    agent will be required to take such actions (following the expiration of any applicable grace period), unless
                                    otherwise directed in writing by the holders of 100% of
                                    the Class A-4FL Certificates, to enforce the rights of the trust under the swap contract as may be permitted by the
                                    terms of the swap contract and the Pooling and Servicing
                                    Agreement and use any termination payments received from
                                    the Swap Counterparty (as described in this prospectus
                                    supplement) to enter into a replacement interest rate swap contract on substantially identical terms. The costs and
                                    expenses incurred by the paying agent in connection with
                                    enforcing the rights of the trust under the swap contract
                                    will be reimbursable to the trustee out of amounts
                                    otherwise payable to the Class A-4FL Certificates, to the
                                    extent not reimbursed by the applicable swap counterparty
                                    or payable out of net proceeds of the liquidation of the
                                    swap contract. If the costs attributable to entering into
                                    a replacement interest rate swap contract would exceed the net proceeds of the liquidation of the swap contract, a
                                    replacement interest rate swap contract will not be
                                    entered into and any such proceeds will instead be
                                    distributed to the holders of the Class A-4FL
                                    Certificates. Following the termination of a swap contract
                                    (and during the period when the trustee is pursuing
                                    remedies under the swap contract), or if a Swap Default or other default or event of termination under the swap
                                    contract occurs and is continuing, the Class A-4FL
                                    Interest Distribution Amount will be equal to the
                                    Distributable Certificate Interest Amount (as defined in
                                    this prospectus supplement) in respect of the Class A-4FL
                                    Regular Interest and the Class A-4FL Certificates will
                                    accrue interest at the same rate, on the same basis and in the same manner as the Class A-4FL Regular Interest. A
                                    conversion to a fixed rate might result in a temporary
                                    delay of the holders of the Class A-4FL Certificates to
                                    receive payment of the related Distributable Certificate
                                    Interest Amount if DTC is not provided with sufficient
                                    notice of the resulting change in the payment terms of the
                                    Class A-4FL Certificates.

                                    Distributions on the Class A-4FL Regular Interest will be
                                    subject to a maximum pass-through rate equal to the
                                    weighted average net mortgage rate. If the weighted
                                    average net mortgage rate drops below the fixed rate on
                                    the Class A-4FL Regular Interest, the amount paid to the
                                    Swap Counterparty will be reduced and interest payments by the Swap Counterparty under the swap contract will be
                                    reduced, on a dollar-for-dollar basis, by an amount equal
                                    to the difference between the amount actually paid to the
                                    Swap Counterparty and the amount that would have been paid if the weighted average net mortgage rate had not dropped
                                    below such fixed rate. This will result in a corresponding reduction in the amounts paid by the Swap Counterparty
                                    pursuant to the swap contract, which will result in a
                                    reduced interest payment on the Class A-4FL Certificates.
                                    The ratings of the Class A-4FL

                                      S-98

                                    Certificates do not represent any assessment as to whether the floating rate of interest on such class will convert
                                    to a fixed rate, and only represent the likelihood of the
                                    receipt of interest at a rate equal to the lesser of % and the weighted average net mortgage rate (adjusted, if
                                    necessary, to accrue on the basis of a 360-day year
                                    consisting of twelve 30-day-months). See "Ratings" in this prospectus supplement.

                                    In addition, if the funds allocated to payment of interest distributions on the Class A-4FL Regular Interest are
                                    insufficient to make all required interest payments on the
                                    Class A-4FL Regular Interest, the amount paid to the Swap
                                    Counterparty will be reduced and interest paid by the Swap
                                    Counterparty under the swap contract will be reduced, on a dollar-for-dollar basis, by an amount equal to the
                                    difference between the amount actually paid to the Swap
                                    Counterparty and the amount that would have been paid if
                                    the funds allocated to payment of interest distributions
                                    on the Class A-4FL Regular Interest had been sufficient to make all required interest payments on the Class A-4FL
                                    Regular Interest. As a result, the holders of the Class
                                    A-4FL Certificates may experience an interest shortfall.
                                    See "Description of the Swap Contract" in this prospectus
                                    supplement

SENSITIVITY TO LIBOR AND YIELD
CONSIDERATIONS                      The yield to investors in the Class A-4FL Certificates
                                    will be highly sensitive to changes in the level of
                                    one-month LIBOR. Investors in the Class A-4FL Certificates should consider the risk that lower than anticipated
                                    levels of one-month LIBOR could result in actual yields
                                    that are lower than anticipated yields on the Class A-4FL
                                    Certificates.

                                    In addition, because interest payments on the Class A-4FL
                                    Certificates may be reduced or the pass-through rate may
                                    convert to a fixed rate, subject to a maximum pass-through rate equal to the weighted average net mortgage rate, in
                                    connection with certain events discussed in this
                                    prospectus supplement, the yield to investors in the Class
                                    A-4FL Certificates under such circumstances may not be as
                                    high as that offered by other LIBOR-based investments that are not subject to such interest rate restrictions.

                                    In general, the earlier a change in the level of one-month
                                    LIBOR, the greater the effect on the yield to maturity to
                                    an investor in the Class A-4FL Certificates. As a result,
                                    the effect on such investor's yield to maturity of a level of one-month LIBOR that is higher (or lower) than the rate anticipated by such investor during the period immediately following the issuance of the Class A-4FL Certificates is
                                    not likely to be offset by a subsequent like reduction (or increase) in the level of one-month LIBOR.

                                    The failure by the Swap Counterparty in its obligation to
                                    make payments under the swap contract, the conversion to a fixed rate that is below the rate that would otherwise be
                                    payable at the floating rate and/or the reduction of
                                    interest payments resulting from payment of interest to
                                    the Class A-4FL Regular Interest based on a pass-through
                                    rate below % per annum would

                                      S-99

                                    have a negative impact. There can be no assurance that a
                                    default by the Swap Counterparty and/or the conversion of
                                    the pass-through rate from a rate based on LIBOR to a
                                    fixed rate would not adversely affect the amount and
                                    timing of distributions to the holders of the Class A-4FL
                                    Certificates. See "Yield and Maturity Considerations" in
                                    this prospectus supplement.

      This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above in this "Risk Factors" section and elsewhere in this prospectus supplement.

                                      S-100

                               TRANSACTION PARTIES

THE SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

Morgan Stanley Mortgage Capital Inc.

      Morgan Stanley Mortgage Capital Inc., a New York corporation formed in
1984 ("MSMC") is a sponsor of this transaction and is one of the mortgage loan sellers. MSMC is an affiliate of the depositor, the swap counterparty and one of the underwriters and is a direct wholly owned subsidiary of Morgan Stanley
(NYSE: MS). The executive offices of MSMC are located at 1585 Broadway, New
York, New York 10036, telephone number (212) 761-4000. MSMC also has offices in
Chicago, Illinois, Los Angeles, California and Irvine, California. MSMC
originates and purchases commercial and multifamily mortgage loans primarily for securitization or resale. MSMC also provides warehouse and repurchase financing to residential mortgage lenders, purchases residential mortgage loans for securitization or resale, or for its own investment, and acts as sponsor of residential mortgage loan securitizations. Neither MSMC nor any of its affiliates currently acts as servicer of the mortgage loans in its securitizations. MSMC originated all of the mortgage loans it is selling to us.

MSMC's Commercial Mortgage Securitization Program

      MSMC has been active as a sponsor of securitizations of commercial mortgage loans since its formation. As a sponsor, MSMC originates or acquires mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan Stanley
Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. Incorporated, and other underwriters, MSMC works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. MSMC acts as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and transactions in which other entities act as sponsor or mortgage loan seller. MSMC's "IQ", "HQ" and "TOP" securitization programs typically involve multiple mortgage loan sellers.

      Substantially all mortgage loans originated by MSMC are sold to securitizations as to which MSMC acts as either sponsor or mortgage loan seller.
Mortgage loans originated and securitized by MSMC include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and mortgage loans included in both public and private securitizations. MSMC also originates subordinate and mezzanine debt which is generally not securitized. The following table sets forth information with respect to originations and securitizations of commercial and multifamily mortgage loans by MSMC for the four years ending on December 31,
2005.

                                         TOTAL MSMC               TOTAL MSMC            TOTAL MSMC
                     TOTAL MSMC       MORTGAGE  LOANS           MORTGAGE LOANS           MORTGAGE
                      MORTGAGE        SECURITIZED WITH       SECURITIZED WITH NON-         LOANS
YEAR                   LOANS*       AFFILIATED DEPOSITOR     AFFILIATED DEPOSITOR       SECURITIZED
----                   -----        --------------------     ---------------------      -----------

                                        (APPROXIMATE AMOUNTS IN BILLIONS OF $S)

2005                    12.1                  8.2                       1.8                 10.0
2004                     7.7                  5.3                       1.2                  6.5
2003                     6.4                  3.3                       1.3                  4.6
2002                     4.6                  2.2                       0.6                  2.8

      *Includes all mortgage loans originated or purchased by MSMC in the relevant year. Mortgage loans originated in a given year that were not securitized in that year generally were held for securitization in the following year.

      MSMC's large mortgage loan program typically originates mortgage loans larger than $75 million, although MSMC's conduit mortgage loan program also sometimes originates such large mortgage loans. MSMC originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties. The largest property concentrations of MSMC securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

                                      S-101

Underwriting Standards

      Conduit mortgage loans originated by MSMC will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions to one or more of these guidelines may be approved. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

      The MSMC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the MSMC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, MSMC also generally performs the procedures and obtains the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage
Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process," and "--Zoning and Building Code Compliance." MSMC typically retains outside consultants to conduct its credit underwriting.

      Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from MSMC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

      Debt Service Coverage Ratio and LTV Ratio. MSMC's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV
Ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, MSMC may originate a mortgage loan with a lower debt service coverage ratio or higher LTV Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees,
MSMC's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by MSMC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.

      The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in this prospectus supplement and Appendix II may differ from the amount calculated at the time of origination. In addition, MSMC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage
Pool" in this prospectus supplement.

      Escrow Requirements. MSMC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.
In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. MSMC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently,

                                      S-102

the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by MSMC.

Servicing

      MSMC currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Third party servicers are assessed based upon the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers' ability to provide loan-level data. In addition, MSMC may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

LaSalle Bank National Association

      LaSalle Bank National Association ("LaSalle"), is a sponsor of this transaction and is one of the mortgage loan sellers. LaSalle originated and underwrote all of the mortgage loans it is selling to the Depositor, which represent 31.4% of the Initial Pool Balance.

      LaSalle is a national banking association. The principal offices of its commercial mortgage loan division are located at 135 South LaSalle Street, Suite
3400, Chicago, Illinois 60603, and its telephone number is (312) 904-2000.
LaSalle offers a variety of banking services to customers including commercial and retail banking, trust services and asset management. LaSalle's business is subject to examination and regulation by federal banking authorities and its primary federal bank regulatory authority is the office of the Comptroller of the Currency. LaSalle is a subsidiary of LaSalle Bank Corporation, which is a subsidiary of ABN AMRO North America Holding Company, which is a subsidiary of
ABN AMRO Bank N. V., a bank organized under the laws of the Netherlands. As of
March 31, 2006, LaSalle had total assets of approximately $75.2 billion. LaSalle is also acting as paying agent, custodian, certificate registrar and authenticating agent for this transaction and will have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration of the issuing entity. LaSalle Financial Services, Inc., an underwriter for this transaction, is a subsidiary of LaSalle.

LaSalle's Commercial Mortgage Securitization Program

      LaSalle has been active as a participant in securitizations of commercial mortgage loans since 2000. LaSalle originates commercial mortgage loans and, together with other mortgage loan sellers and sponsors, acts as a mortgage loan seller and sponsor in the securitization of such commercial mortgage loans by transferring them to an unaffiliated securitization depositor and participating in decisions concerning various terms of the related offering. Multiple mortgage loan seller transactions in which LaSalle has participated include the "LDP"
program in which J.P. Morgan Commercial Mortgage Securities Corp. acted as depositor, the "COMM" program in which Deutsche Mortgage & Asset Receiving
Corporation acted as depositor and the "HQ" program in which Morgan Stanley
Capital I Inc. acted as depositor.

      Between the inception of its commercial mortgage securitization program in
1998 and December 31, 2005, LaSalle originated approximately 1,982 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $9.1 billion that were included in approximately 29 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality, manufactured housing community and self-storage properties. LaSalle also originates other commercial mortgage loans that are not securitized and participates in sales of pools of whole loans in private transactions. In the year ended December 31, 2005, LaSalle originated commercial mortgage loans for securitization with an aggregate original principal balance of approximately $4.0 billion, all of which were included in securitization transactions in which an unaffiliated entity acted as depositor. LaSalle selected from its existing portfolio the mortgage loans it is selling to the
Depositor.

Servicing

                                      S-103

      LaSalle services the mortgage loans that it originates directly or through sub-servicers until they are sold in securitizations or through other means.

Underwriting Standards

      LaSalle generally underwrites commercial mortgage loans originated for securitization in accordance with the underwriting criteria described below.
Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality, location and tenancy of the mortgaged property and the sponsorship of the borrower, will impact the extent to which the underwriting criteria are applied to that mortgage loan. The underwriting criteria are general guidelines, and in many cases exceptions to one or more of the criteria may be approved. Accordingly, no representation is made that each mortgage loan originated by LaSalle will comply in all respects with the underwriting criteria.

      Underwriting Procedures. An underwriting team comprised of real estate professionals conducts a review of the mortgaged property related to each loan, generally including an analysis of historical property operating statements, if available, rent rolls, current and historical real estate taxes, and tenant leases. The borrower and certain key principals of the borrower are reviewed for financial strength and other credit factors, generally including financial statements (which are generally unaudited), third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of the mortgaged property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected to ascertain its overall quality, competitiveness, physical attributes, neighborhood, market, accessibility, visibility and demand generators. As part of its underwriting procedures, LaSalle also generally performs the procedures and obtains the third party reports or other documents described in this prospectus supplement under
"Description of the Mortgage Pool--Assessments of Property Value and Condition,"
"--Appraisals," "--Environmental Assessments," "--Property Condition
Assessments," "--Seismic Review Process," and "--Zoning and Building Code
Compliance."

      A loan committee of senior real estate professionals reviews each proposed mortgage loan before a commitment is made. The loan committee may approve or reject a proposed loan, or may approve it subject to modifications or satisfaction of additional due diligence.

      Debt Service Coverage Ratio and LTV Ratio. LaSalle's underwriting criteria generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, as noted above, these criteria are general guidelines, and exceptions to them may be approved based on the characteristics of a particular mortgage loan. For example, LaSalle may originate a mortgage loan with a lower debt service coverage ratio or a higher loan-to-value ratio based on relevant factors such as sponsorship, the types of tenants and leases, opinion of improved property performance in the future or additional credit support such as reserves, letters of credit or guarantees. In addition, with respect to certain mortgage loans originated by or on behalf of LaSalle there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

      For purposes of the underwriting criteria, LaSalle calculates the debt service coverage ratio for each mortgage loan on the basis of underwritten net cash flow at loan origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix II hereto may differ from the ratio for such loan calculated at the time of origination. In addition, LaSalle's underwriting criteria generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

      Escrow Requirements. LaSalle reviews the need for a particular escrow or reserve on a loan-by-loan basis and does not require escrows or reserves for every mortgage loan. LaSalle may require a borrower to fund escrows or reserves for taxes, insurance, deferred maintenance, replacement reserves, tenant improvements and leasing commissions. In some cases, escrows or reserves may be required only after the occurrence of a triggering event such as an Event of
Default or when certain debt service coverage ratio tests are not satisfied under the related

                                      S-104

mortgage loan. In some cases, in lieu of funding an escrow or reserve, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Principal Commercial Funding II, LLC

      Principal Commercial Funding II, LLC ("PCFII") a Delaware limited liability company formed in 2005, is a sponsor of this transaction and one of the mortgage loan sellers. PCFII is an entity owned jointly by U.S. Bank
National Association ("USB"), a subsidiary of U.S. Bancorp (NYSE:USB) and
Principal Commercial Funding, LLC ("PCF"), a subsidiary of Principal Global
Investors, LLC ("PGI") which is a wholly owned subsidiary of Principal Life
Insurance Company. Principal Life Insurance Company is a wholly-owned subsidiary of Principal Financial Services, Inc., which is wholly-owned by Principal
Financial Group (NYSE: PFG). The principal offices of PCFII are located at 801
Grand Avenue, Des Moines, Iowa 50392, telephone number (515) 248-3944.

      PCFII's principal business is the underwriting, origination and sale of mortgage loans secured by commercial and multifamily properties, which mortgage loans are in turn primarily sold into securitizations. PCF or USB have sourced all of the mortgage loans PCFII is selling in this transaction. Principal Global
Investors, LLC, an affiliate of PCFII and a primary servicer in this transaction, services the mortgage loans sold to the trust by PCFII.

Principal Commercial Funding II, LLC's Commercial Real Estate Securitization
Program

      In 2006, PCFII began participating in the securitization of mortgage loans. PCFII sources mortgage loans through its owners, PCF and USB. PCF and its affiliates underwrite the mortgage loans for PCFII. PCFII, with the other mortgage loan sellers, participates in the securitization of such mortgage loans by transferring the mortgage loans to a securitization depositor or another entity that acts in a similar capacity. Multiple mortgage loan seller transactions in which PCF has and in which PCFII is anticipating to participate in include the "TOP" program in which Bear Stearns Commercial Mortgage
Securities Inc. and Morgan Stanley Capital I Inc. have alternately acted as depositor, the "PWR" program in which Bear Stearns Commercial Mortgage
Securities Inc. acts as depositor and the "IQ" and "HQ" programs in which Morgan
Stanley Capital I Inc. has acted as depositor.

      Since the inception of PCF's mortgage loan securitization program in 1998, the total amount of commercial and multifamily mortgage loans originated by PCF and/or PCFII that have been included in securitizations as of March 31, 2006, was approximately $7.8 billion. As of such date, these securitized loans included approximately 1,173 mortgage loans, all of which were fixed rate and which have been included in approximately 33 securitizations. In connection with originating mortgage loans for securitization, certain of PCFII's affiliates also originate subordinate or mezzanine debt which is generally not securitized.
In its fiscal year ended December 31, 2005, PCF and/or PCFII originated and securitized approximately $2.2 billion of commercial and multifamily mortgage loans, all of which were included in securitizations in which an unaffiliated entity acted as depositor. PCF's and/or PCFII's total securitizations have grown from approximately $337.7 million in 1999 to approximately $2.2 billion in 2005.

      The mortgage loans originated for PCFII include fixed rate conduit loans.
PCFII's conduit loan program (which is the program under which PCFII's mortgage loans being securitized in this transaction were originated), will also sometimes originate large loans to be securitized within conduit issuances. The mortgage loans originated for PCFII are secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties.

Servicing

      Principal Global Investors, LLC, an affiliate of PCF and PCFII, services all of the commercial mortgage loans originated for PCF and PCFII for securitization. Additionally, PGI is the primary servicer for the mortgage loans sold by PCFII in this transaction. See "Transactions Parties--Primary Servicer"
in this prospectus supplement.

                                      S-105

Underwriting Standards

      PCFII's mortgage loans originated for securitization are underwritten by
PCF and its affiliates, and, in each case, will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

      The credit underwriting team for each mortgage loan is comprised of real estate professionals. The underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases.
The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan. This analysis generally includes a review of financial statements (which are generally unaudited), third-party credit reports, judgment, lien, bankruptcy and pending litigation searches.
Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the underwriting team (or someone on its behalf), visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process," and "--Zoning and Building Code Compliance" are generally obtained.

      All mortgage loans must be approved by a loan committee comprised of senior real estate professionals. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

      Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting standards for PCFII's mortgage loans generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, a mortgage loan originated for PCFII may have a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, real estate professional's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated for
PCFII, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

      The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix B hereto may differ from the amount calculated at the time of origination. In addition, PCFII's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

      Escrow Requirements. PCFII borrowers are often required to fund various escrows for taxes and insurance or, in some cases, requires such reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. Additional reserves may be required for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.
In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in

                                      S-106

lieu of funding a given reserve or escrow. Case-by-case analysis is done to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated for PCFII.

THE DEPOSITOR

      Morgan Stanley Capital I Inc., the Depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on
January 28, 1985. The principal executive offices of Morgan Stanley Capital I
Inc. are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its
telephone number is (212) 761-4000. Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets and is not engaged in any activities except those related to the securitization of assets.

      The Depositor was formed for the purpose of acting as a depositor in asset backed securities transactions. During the period commencing January 1, 2002 and terminating December 31, 2005, the Depositor acted as depositor with respect to commercial and multifamily mortgage loan securitization transactions, in an aggregate amount of $33,767,957,511. MSMC has acted as a sponsor or co-sponsor of all of such transactions and contributed a substantial portion of the mortgage loans in such transactions, with the remainder having been contributed by numerous other loan sellers. The Depositor has also acted as depositor with respect to numerous securitizations of residential mortgage loans.

      Morgan Stanley Capital I Inc. will have minimal ongoing duties with respect to the offered certificates and the mortgage loans. The Depositor's duties will include, without limitation, (i) to appoint a successor trustee in the event of the resignation or removal of the trustee, (ii) to provide information in its possession with respect to the certificates to the paying agent to the extent necessary to perform REMIC tax administration, (iii) to indemnify the trustee, the paying agent and trust for any liability, assessment or costs arising from the Depositor's bad faith, negligence or malfeasance in providing such information, (iv) to indemnify the trustee and the paying agent against certain securities laws liabilities, and (v) to sign or to contract with the master servicer to sign any annual report on Form 10-K, including the certification therein required under the Sarbanes-Oxley Act, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the trust. The Depositor is required under the Underwriting Agreement to indemnify the Underwriters for, or to contribute to losses in respect of, certain securities law liabilities.

THE ISSUING ENTITY

      The issuing entity with respect to the offered certificates will be the
Morgan Stanley Capital I Trust 2006-HQ9 (the "Trust"). The Trust is a New York
common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The only activities that the Trust may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus supplement. Accordingly, the Trust may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Certificate Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Trust may not lend or borrow money, except that the master servicer and the trustee may make Advances of delinquent monthly debt service payments and servicing Advances to the Trust, but only to the extent it deems such Advances to be recoverable from the related mortgage loan; such
Advances are intended to provide liquidity, rather than credit support. The
Pooling and Servicing Agreement may be amended as set in this prospectus supplement under "Description of the Offered Certificates--Amendments to the
Pooling and Servicing Agreement." The Trust administers the mortgage loans through the trustee, the paying agent, the master servicer and the special servicer. A discussion of the duties of the trustee, the paying agent, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus supplement under
"--The Trustee," "--The Paying Agent, Custodian, Certificate Registrar and
Authenticating Agent," "--The Master Servicer," and "--The Special Servicer" and
"Servicing of the Mortgage Loans."

                                      S-107

      The only assets of the Trust other than the mortgage loans (including the
DCT Industrial Portfolio C Note and the 633 17th Street B Note) and any REO
Properties are the Certificate Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Certificate Account and other accounts are invested. The Trust has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties, and the other activities described in this prospectus supplement, and indemnity obligations to the trustee, the paying agent, the master servicer and the special servicer. The fiscal year of the
Trust is the calendar year. The Trust has no executive officers or board of directors and acts through the trustee, the paying agent, the master servicer and the special servicer.

      The Depositor is contributing the mortgage loans to the Trust. The
Depositor is purchasing the mortgage loans from the mortgage loan sellers, as described in this prospectus supplement under "Description of the Mortgage
Pool--Sale of the Mortgage Loans" and "--Representations and Warranties."

      Since the Trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a
"business trust." The Depositor has been formed as a bankruptcy remote special purpose entity. In connection with the sale of the mortgage loans from each mortgage loan seller to the Depositor and from the Depositor to the trust, certain legal opinions are required. Those opinions to the extent relating to an entity subject to the Bankruptcy Code are generally analogous to the following:

      (1)   If such mortgage loan seller were to become a debtor in a properly presented case under Title 11 of the United States Code (the "Bankruptcy Code"),
a federal bankruptcy court, would determine that (i) (a) a transfer of the mortgage loans by the related mortgage loan seller to the Depositor (including collection thereon) in the form and manner set forth in the related Mortgage
Loan Purchase Agreement would constitute a true sale or absolute transfer of such mortgage loans (including the collections thereon), rather than a borrowing by the related mortgage loan seller from the Depositor secured by those mortgage loans, so that those mortgage loans (including the collections thereon) would not be property of the estate of the related mortgage loan seller under Section
541(a) of the Bankruptcy Code, and thus (b) the Depositor's rights to the related mortgage loans (including the collections thereon) would not be impaired by the operation of the Bankruptcy Code; and

      (2)   If the Depositor were to become a debtor in a properly presented case under the Bankruptcy Code, a federal bankruptcy court would determine (i)
(a) a transfer of the related mortgage loans by the Depositor to the trust
(including the collections thereon) in the form and manner set forth in the
Pooling and Servicing Agreement would constitute a true sale or absolute transfer of those mortgage loans (including the collections thereon), rather than a borrowing by the Depositor from the trust secured by those mortgage loans, so that those mortgage loans (including the collections thereon) would not be property of the estate of the Depositor under Section 541(a) of the
Bankruptcy Code, and thus (b) the trust's rights to the related mortgage loans
(including the collections thereon) would not be impaired by the operation of the Bankruptcy Code.

      Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true.
Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions. Accordingly, although the transfer of the underlying mortgage loans from each mortgage loan seller to the Depositor and from the Depositor to the Trust has been structured as a sale, there can be no assurance that the sale of the underlying mortgage loans will not be recharacterized as a pledge, with the result that the Depositor or Trust would be deemed to be a creditor of the related mortgage loan seller rather than an owner of the mortgage loans. See "Risk Factors--The Mortgage Loan Sellers Are
Subject To Bankruptcy Or Insolvency Laws That May Affect The Trust's Ownership
Of The Mortgage Loans."

THE TRUSTEE

The Trustee

      HSBC Bank USA, National Association, a national banking association, will act as the trustee under the Pooling and Servicing Agreement. The depositor, the mortgage loan sellers, the master servicer and the special

                                      S-108

servicer may maintain other banking relationships in the ordinary course of business with the trustee. The trustee's corporate trust office is located at
452 Fifth Avenue, New York, New York 10018, Attention: NAAC 2006-AF2 or at such other address as the trustee may designate from time to time.

      As of June 30, 2006, the trustee is acting as trustee or administrator for approximately 400 asset-backed securities transactions involving pool assets such as residential mortgages, home equity loans, auto loans and credit card receivables. The trustee is not currently acting as trustee for any transactions involving pool assets similar to those found in this transaction.

      The trustee, is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United States of America or any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations are at all times rated not less than "A-1" by S&P and whose long-term senior unsecured debt, is at all times rated not less than
"A+" by S&P and "AA-" by Fitch (or "A+" by Fitch if such institution's short-term debt obligations are rated at least "F-1" by Fitch), or a rating otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates. See
"Description of the Pooling and Servicing Agreements--Duties of the Trustee",
"Description of the Pooling and Servicing Agreements--Regarding the Fees,
Indemnities and Powers of the Trustee" and "Description of the Pooling and
Servicing Agreements--Resignation and Removal of the Trustee" in the prospectus.

Duties of the Trustee

      The trustee will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the certificates or any asset or related document and is not accountable for the use or application by the Depositor or the master servicer or the special servicer of any of the certificates or any of the proceeds of the certificates, or for the use or application by the Depositor or the master servicer or the special servicer of funds paid in consideration of the assignment of the mortgage loans to the trust or deposited into any fund or account maintained with respect to the certificates or any account maintained pursuant to the Pooling and Servicing Agreement or for investment of any such amounts. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Pooling and Servicing Agreement. The trustee is required to notify Certificateholders of any termination of a master servicer or special servicer or appointment of a successor to the master servicer or the special servicer. The trustee will be obligated to make any Advance required to be made, and not made, by the master servicer under the Pooling and Servicing Agreement, provided that the trustee will not be obligated to make any Advance that it deems in its business judgment to be a nonrecoverable advance. The trustee will be entitled, but not obligated, to rely conclusively on any determination by the master servicer or the special servicer, solely in the case of Servicing
Advances, that an Advance if made, would be a nonrecoverable advance. The trustee will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the master servicer. See
"Description of the Offered Certificates--Advances" in this prospectus supplement.

      In addition to having express duties under the Pooling and Servicing
Agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the Pooling and Servicing Agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the Pooling and Servicing Agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York
common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The Pooling and Servicing Agreement

                                      S-109

provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

                                      S-110

Matters Regarding the Trustee

      The trustee and its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall have not any liability to the trust or the Certificateholders arising out of or in connection with the Pooling and Servicing Agreement, except for their respective negligence or willful misconduct.

      The trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons is entitled to indemnification from the trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action or performance of obligations or exercise of rights incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with the Pooling and Servicing Agreement, the mortgage loans, the certificates and the acceptance or administration of the trusts or duties created under the Pooling and Servicing Agreement (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, any special servicer or the
Depositor but only to the extent the trustee is unable to recover within a reasonable period of time such amount from such third party pursuant to the
Pooling and Servicing Agreement), including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the trust for any unanticipated loss, liability or expense incurred in connection with the provision by it of the reports required to be provided by it pursuant to the Pooling and Servicing Agreement.

Resignation and Removal of the Trustee

      The trustee may at any time resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the master servicer, if any, the Rating Agencies and all Certificateholders.
Upon receiving the notice of resignation, the Depositor is required promptly to appoint a successor trustee meeting the requirements set forth above. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the trustee (i) shall cease to be eligible to continue as trustee under the Pooling and Servicing Agreement, or (ii) shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) a tax is imposed or threatened with respect to the trust or any REMIC by any state in which the trustee or the trust held by the trustee is located solely because of the location of the trustee in such state; provided, that, if the trustee agrees to indemnify the trust for such taxes, it shall not be removed pursuant to this clause (iii), or (iv) the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any class of certificates with a rating as evidenced in writing by the Rating
Agencies, then Morgan Stanley Capital I Inc. may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth above. In the case of removal under clauses (i), (ii), (iii) and (iv) above, the trustee shall bear all such costs of transfer. Holders of the certificates entitled to more than 50% of the voting rights may at any time remove the trustee for cause and appoint a successor trustee.

      Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee meeting the eligibility requirements set forth above. Upon any succession of the trustee, the predecessor trustee will be entitled to the payment of compensation and reimbursement agreed to under the Pooling and
Servicing Agreement for services rendered and expenses incurred. The Pooling and
Servicing Agreement provides that expenses relating to resignation of the trustee or any removal of the trustee for cause will be required to be paid by the trustee, and expenses relating to the removal of the trustee without cause will be paid by the parties effecting such removal.

                                      S-111

Trustee Compensation

      As compensation for the performance of its duties as trustee, HSBC Bank
USA, National Association will be paid the monthly Trustee Fee. The Trustee Fee is an amount equal to, in any month, the product of the portion of a rate equal to 0.00088% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for such month, and the Scheduled Principal Balance of each mortgage loan. A portion of the Trustee Fee is payable to the paying agent. In addition, the trustee will be entitled to recover from the trust all reasonable unanticipated expenses and disbursements incurred or made by the trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its negligence or bad faith.

      Certain information set forth in this prospectus supplement concerning the trustee has been provided by it.

THE PAYING AGENT, CUSTODIAN, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

      LaSalle Bank National Association will be the paying agent, custodian, certificate registrar and authenticating agent under the Pooling and Servicing
Agreement. LaSalle Bank National Association is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is a subsidiary of ABN AMRO North America
Holding Company, which is a subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as paying agent on securitizations of commercial mortgage loans. Since 1994, LaSalle has served as paying agent or as trustee on over 650 commercial mortgage-backed security transactions involving assets similar to the mortgage loans. As of April 30,
2006, LaSalle serves as paying agent or as trustee on over 425 commercial mortgage-backed security transactions. The long-term unsecured debt of LaSalle is rated "A+" by S&P, "Aa3" by Moody's and "AA-" by Fitch Ratings. The
Depositor, the mortgage loan sellers and master servicer may maintain other banking relationships in the ordinary course of business with the paying agent.
The paying agent's corporate trust office is located at 135 South LaSalle
Street, Suite 1625, Chicago, Illinois, 60603, Attention: Global Securities and
Trust Services - Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through
Certificates, Series 2006-HQ9 or at such other address as the paying agent may designate from time to time.

      In its capacity as custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the Pooling and Servicing Agreement.
LaSalle provides custodial services on over 1000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine,
California. LaSalle's two vault locations can maintain a total of approximately
6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

      Using information set forth in this prospectus supplement, the paying agent will develop the cashflow model for the trust. Based on the monthly loan information provided by the master servicer, the paying agent will calculate the amount of principal and interest to be paid to each class of certificates on each Distribution Date. In accordance with the cashflow model and based on the monthly loan information provided by the master servicer, the paying agent will perform distribution calculations, remit distributions on the Distribution Date to Certificateholders and prepare a monthly statement to Certificateholders detailing the payments received and the activity on the mortgage loans during the Collection Period. In performing these obligations, the paying agent will be able to conclusively rely on the information provided to it by the master servicer, and the paying agent will not be required

                                      S-112

to recompute, recalculate or verify the information provided to it by the master servicer. Under the terms of the Pooling and Servicing Agreement, the paying agent is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. In addition, the paying agent is responsible for the preparation of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly distribution reports on Form 10-D, annual reports on Form
10-K and current reports on Form 8-K that are required to be filed with the
Securities and Exchange Commission on behalf of the Trust.

      LaSalle and MSMC are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to MSMC for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by MSMC to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

      As compensation for the performance of its duties as paying agent, custodian, certificate registrar and authenticating agent, LaSalle will be paid a portion of the monthly Trustee Fee as set forth in the Pooling and Servicing
Agreement. LaSalle is also a mortgage loan seller and the parent of LaSalle
Financial Services, Inc., an underwriter.

      The trustee, the certificate registrar and the paying agent and each of their respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust against any loss, liability or expense incurred without negligence or willful misconduct on their respective parts, and arising out of, or in connection with the performance of each of their duties or the exercise of their rights under the Pooling and Servicing
Agreement and the certificates.

      Certain information set forth in this prospectus supplement concerning the paying agent, custodian, certificate registrar and authenticating agent has been provided by them.

MASTER SERVICER

      Wells Fargo Bank, National Association, a national banking association, will be the master servicer under the Pooling and Servicing Agreement for all of the mortgage loans. The principal commercial mortgage servicing offices of Wells
Fargo Bank are located at 45 Fremont Street, 2nd Floor, San Francisco,
California 94105.

      Wells Fargo Bank has originated and serviced commercial mortgage loans since before 1975 and has serviced securitized commercial mortgage loans since
1993. Wells Fargo Bank is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody's, S&P and Fitch. Moody's does not assign specific ratings to servicers. S&P has assigned to Wells Fargo Bank the ratings of STRONG as a primary servicer and
ABOVE AVERAGE as a master servicer and special servicer. Fitch has assigned to
Wells Fargo Bank the ratings of CMS2 as a master servicer, CPS1 as a primary servicer and CSS1 as a special servicer. S&P's and Fitch's ratings of a servicer are based on an examination of many factors, including the servicer's financial condition, management team, organizational structure and operating history.

      As of June 30, 2006, the commercial mortgage servicing group of Wells
Fargo Bank was responsible for servicing approximately 10,119 commercial and multifamily mortgage loans with an aggregate outstanding principal balance of approximately $83.2 billion, including approximately 8,804 loans securitized in approximately 81 commercial mortgage-backed securitization transactions with an aggregate outstanding principal balance of approximately $78.4 billion, and also including loans owned by institutional investors and government sponsored entities such as Freddie Mac. The properties securing these loans are located in all 50 states and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties. According to the Mortgage
Bankers Association of America, as of December 31, 2005, Wells Fargo Bank was
the fourth largest commercial mortgage servicer in terms of the aggregate outstanding principal balance of loans being serviced.

      Wells Fargo Bank has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing

                                      S-113

criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance prior to the occurrence of a Servicing
Transfer Event.

      A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro)
provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer and also provides borrowers with access to current and historical loan and property information for these transactions.

      Certain of the duties of the master servicer and the provisions of the
Pooling and Servicing Agreement are set forth in this prospectus supplement under "Servicing of the Mortgage Loans." The manner in which collections on the mortgage loans are to be maintained is described under "Description of the
Agreements--Collection and Other Servicing Procedures" and "--Certificate
Account and Other Collection Accounts" in the accompanying prospectus. The master servicer's obligations to make Advances are described in this prospectus supplement under "Description of the Offered Certificates--Advances." Certain
terms of the Pooling and Servicing Agreement regarding the master servicer's removal, replacement, resignation or transfer are described in this prospectus supplement under "--Events of Default" and in the prospectus under "Description of the Agreements--Matters Regarding a Master Servicer and the Depositor."
Certain limitations on the master servicer's liability under the Pooling and
Servicing Agreement are described under "Description of the Agreements--Matters
Regarding a Master Servicer and the Depositor" in the prospectus and under
"Servicing of the Mortgage Loans--General" in this prospectus supplement.

      Wells Fargo Bank may appoint one or more sub-servicers to perform all or any portion of its duties under the Pooling and Servicing Agreement, as described under "Servicing of the Mortgage Loans--General" in this prospectus supplement and under "Description of the Agreements--Subservicers" in the accompanying prospectus; provided that the master servicer may not appoint a sub-servicer that is a proposed Servicing Function Participant if the master servicer has actual knowledge that such party has failed to comply with its
Securities Exchange Act of 1934 reporting obligation under the trust or any other commercial mortgage loan securitization. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it.

      Wells Fargo Bank has received an issuer rating of "Aaa" from Moody's.
Wells Fargo Bank's long term deposits are rated "Aaa" by Moody's, "AA" by S&P and "AA+" by Fitch.

      Wells Fargo & Company is the holding company for Wells Fargo Bank. Wells
Fargo & Company files reports with the Securities and Exchange Commission as required under the Securities Exchange Act of 1934, as amended. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the Securities and Exchange Commission at www.sec.gov.

      The information set forth in this prospectus supplement concerning the master servicer has been provided by it.

PRIMARY SERVICER

      Principal Global Investors, LLC ("PGI") will act as primary servicer with respect to the mortgage loans sold to the Depositor by Principal Commercial
Funding II, LLC. PGI, a Delaware limited liability company, is a wholly owned subsidiary of Principal Life Insurance Company. PGI is the parent of Principal
Commercial Funding, LLC, who owns a 49% interest in Principal Commercial Funding
II, LLC. The principal servicing offices of PGI are located at 801 Grand Avenue,
Des Moines, Iowa 50392.

      PGI is ranked "ABOVE AVERAGE" as a primary servicer and a special servicer of commercial real estate loans by S&P. PGI has extensive experience in servicing commercial real estate mortgage loans. PGI has been engaged in the servicing of commercial mortgage loans since 1970 and commercial mortgage loans originated for securitization since 1998.

                                      S-114

      As of March 31, 2006, PGI was responsible for servicing approximately
2,820 commercial and multifamily mortgage loans, with an aggregate outstanding principal balance of approximately $20 billion. The portfolio of loans serviced by PGI includes commercial mortgage loans included in commercial mortgage-backed securitizations, portfolio loans and loans serviced for non-affiliated clients.
The portfolio consists of multifamily, office, retail, industrial, warehouse and other types of income-producing properties. PGI services loans in most states throughout the United States.

      As of March 31, 2006, PGI was a primary servicer in approximately 36 commercial mortgage-backed securitization transactions, servicing approximately
1,230 loans with an aggregate outstanding principal balance of approximately
$7.8 billion.

      PGI will enter into a servicing agreement with the master servicer to service the commercial mortgage loans sold to the Depositor by Principal
Commercial Funding II, LLC and will agree, pursuant to such servicing agreement, to service such mortgage loans in accordance with the servicing standard. PGI's responsibilities will include, but are not limited to:

      o   collecting payments on the loans and remitting such amounts, net of certain fees to be retained by PGI as servicing compensation and certain other amounts, including escrow and reserve funds, to the master servicer;

      o   providing certain CMSA reports to the master servicer;

      o   processing certain borrower requests (and obtaining, when required, consent of the master servicer and/or special servicer, as applicable); and

      o   handling early stage delinquencies and collections; provided that servicing of defaulted loans is transferred from PGI to the special servicer, as required pursuant to the terms of the pooling and servicing agreement.

      PGI has developed policies, procedures and controls for the performance of primary servicing obligations consistent with applicable servicing agreements and servicing standards.

      The information set forth in this prospectus supplement concerning PGI has been provided by PGI.

SPECIAL SERVICER

      J.E. Robert Company, Inc. ("JER"), a Virginia corporation, will be appointed as the special servicer of all of the mortgage loans, and as such, will be responsible for servicing the Specially Serviced Mortgage Loans and REO
Properties. JER Investors Trust Inc., an affiliate of JER, is anticipated to be the operating advisor and the purchaser of certain of the non-offered certificates with respect to the transaction described in this prospectus supplement. The principal offices of JER are located at 1650 Tysons Boulevard,
Suite 1600, McLean, Virginia, and its telephone number is 703-714-8000.

      JER, through its subsidiaries, affiliates and joint ventures is involved in the real estate investment, finance and management business and engages principally in:

      o   Acquiring, developing, repositioning, managing and selling commercial and multifamily real estate properties;

      o   Equity and debt investments in, and recapitalizations of, operating companies with significant real estate assets;

      o   Investing in high-yielding real estate loans; and

                                      S-115

      o   Investing in, and managing as special servicer, unrated,
          non-investment grade and investment grade securities issued pursuant to commercial mortgage loan securitization transactions.

      In the ordinary course of business for JER and its affiliates, the assets of JER and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for, among other things, tenants, purchasers and financing.

      JER has substantial experience in working out mortgage loans and have been engaged in investing and managing commercial real estate assets since 1981 and servicing commercial mortgage loan securitization assets since 1992. JER has a special servicer rating of "CSS1" from Fitch. JER is also on S&P's Select
Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked
"STRONG" by S&P. The ratings of JER as a special servicer are based on an examination of many factors, including its financial condition, management team, organizational structure and operating history.

      The number of commercial mortgage loan securitizations serviced by JER has increased from 10 as of December 31, 2003 to 17 as of December 31, 2005. JER
acted as special servicer with respect to: (a) 10 commercial mortgage loan securitizations containing over 250 mortgage loans as of December 31, 2003, with an aggregate outstanding principal balance in excess of $1.6 billion; (b) 13 commercial mortgage loan securitizations containing over 550 mortgage loans as of December 31, 2004, with an aggregate outstanding principal balance in excess of $5.0 billion; and (c) 17 commercial mortgage loan securitizations containing over 1,800 mortgage loans as of December 31, 2005, with an aggregate outstanding principal balance in excess of $21.7 billion.

      Since its inception in 1981 and through December 31, 2005, JER as special servicer has resolved over 1,780 mortgage loans, with an aggregate principal balance of over $2.0 billion. Over the past three years, from 2003 through 2005,
JER in its capacity as special servicer has resolved over $475 million of U.S.
commercial and multifamily mortgage loans. As of December 31, 2005, JER was administering approximately 15 assets as special servicer with an outstanding principal balance of approximately $125 million. Those commercial real estate assets include mortgage loans secured by the same type of income producing properties as those securing the Mortgage Loans backing the certificates.

      All of the specially serviced commercial mortgage loans are serviced in accordance with the applicable procedures set forth in the related pooling and servicing agreement that governs those assets. Certain of the duties of the special servicer and the provisions of the Pooling and Servicing Agreement regarding the special servicer, including without limitation information regarding the rights and obligations of the special servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the special servicer to waive or modify the terms of the mortgage loans are set forth in this prospectus supplement under "Servicing of the Mortgage
Loans--Mortgage Loan Modifications," "--Sale of Defaulted Mortgage Loans" and
"--Foreclosures." Certain terms of the Pooling and Servicing Agreement regarding the special servicer's removal, replacement, resignation or transfer are described in this prospectus supplement under "--Termination of Special
Servicer." Certain limitations on the special servicer's liability under the
Pooling and Servicing Agreement are described in this prospectus supplement under "Servicing of the Mortgage Loans--General". JER will service the Specially
Serviced Mortgage Loans in this transaction in accordance with the procedures set forth in the Pooling and Servicing Agreement, in accordance with the mortgage loan documents and applicable laws, and in each case, subject to the
Servicing Standard. JER is not aware of any unique factors involved in servicing the Mortgage Loans in this transaction.

      JER has developed policies, procedures and processes regarding its special servicing obligations in respect of commercial mortgage loans and the underlying real properties, including managing delinquent loans and loans subject to the bankruptcy of the borrower. These policies, procedures and processes require that all actions taken by JER as special servicer comply with the requirements of the applicable pooling and servicing agreements. During the past three years, there have been no material changes to JER's special servicing policies, procedures and processes. Included in these policies, procedures and processes is the requirement that the special servicer shall segregate and hold all funds collected and received in connection with the operation of each REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to each REO Property one or more accounts held in trust for the benefit of the Certificateholders (and the holder of the related B Note if in connection with an A/B Mortgage Loan). In accordance with the terms of the
Pooling and Servicing Agreement

                                      S-116

this account or accounts shall be an Eligible Account. The funds in this account or accounts will not be commingled with the funds of the special servicer, or the funds of any of the special servicer's other serviced assets that are not serviced pursuant to the Pooling and Servicing Agreement.

      JER occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction.

      JER does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing
Agreement and, accordingly, will not have any material impact on the Mortgage
Pool performance or the performance of the certificates. JER does not have any advancing obligations for principal and interest with respect to the commercial mortgage loan securitizations as to which it acts as special servicer. JER is permitted to make servicing advances with respect to the mortgage loans as to which it acts as special servicer, at its option and in accordance with the terms of the applicable pooling and servicing agreements. JER has made all advances required to be made on commercial mortgage loans serviced by it during the past three years and during the same period has not defaulted in respect of any such advance obligations.

      JER will not have any primary custodial responsibility for original documents evidencing the underlying Mortgage Loans. Under very limited circumstances set forth in the Pooling and Servicing Agreement, JER may have physical custody of certain documents such as promissory notes as necessary for enforcement actions or sale transactions involving particular Mortgage Loans or
REO Property. To the extent that JER has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard and JER's policies, procedures and processes.

      From time-to-time, JER may become a party to lawsuits and other legal proceedings arising in the ordinary course of business. JER does not believe that any such lawsuits or legal proceedings would, individually or in aggregate, have a material adverse effect on its business or its ability to serve as special servicer in this or any other transactions. There are currently no legal proceedings pending and no legal proceedings known to be contemplated by governmental authorities, against JER, or of which any of its property is the subject, that is material to the Certificateholders.

      JER is not an affiliate of the Depositor, the Sponsors, the trust, the
Master Servicer, the Trustee or any Originator or Loan Seller of any underlying
Mortgage Loans identified in this prospectus supplement. There are no specific relationships involving or relating to this transaction or the securitized
Mortgage Loans between JER, on the one hand, and the Depositor, the Sponsors or the trust, on the other hand. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that would have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm's length transaction with an unrelated third party, apart from this transaction, between JER, on the one hand, and the Depositor, the sponsors or the trust, on the other hand, that currently exist or that existed during the past two years.

      No securitization transaction involving commercial or multifamily mortgage loans in which JER was acting as special servicer has experienced an event of default as a result of any action on inaction performed by JER as special servicer. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by JER with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which JER was acting as special servicer.

      The information set forth in this prospectus supplement concerning the special servicer has been provided by it.

                                      S-117

                     DESCRIPTION OF THE OFFERED CERTIFICATES

      Capitalized terms are defined in the "Glossary of Terms" in this prospectus supplement.

GENERAL

      The Series 2006-HQ9 Commercial Mortgage Pass-Through Certificates will be issued on or about August 17, 2006 pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-off Date, between the Depositor, the master servicer, the special servicer, the paying agent and the trustee.

      The certificates will represent in the aggregate the entire beneficial ownership interest in a trust consisting primarily of:

      o   the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date, exclusive of principal prepayments received prior to the Cut-off Date and Scheduled Payments of principal and interest due on or before the Cut-off Date;

      o   any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise;

      o   a security interest in any United States government obligations pledged in respect of the defeasance of a mortgage loan;

      o   certain rights of the Depositor under, or assigned to the Depositor pursuant to, each of the Mortgage Loan Purchase Agreements relating to, among other things, mortgage loan document delivery requirements and the representations and warranties of the related mortgage loan seller regarding its mortgage loans; and

      o   with respect to the Class A-4FL Certificates, the Swap Contract, the
          Class A-4FL Regular Interest and funds or assets on deposit from time to time in the Floating Rate Account.

      Although each of the DCT Industrial Portfolio C Note and the 633 17th
Street B Note is an asset of the trust, for purposes of the information contained in this prospectus supplement (including the appendices hereto) unless otherwise stated, neither the DCT Industrial Portfolio C Note nor the 633 17th
Street B Note is reflected and the term "mortgage loan" does not include the DCT
Industrial Portfolio C Note or the 633 17th Street B Note because such loans support only the Class DP Certificates or the Class ST Certificates, respectively, which certificates are not being offered pursuant to this prospectus supplement. Unless otherwise stated, references to a B Note will include the DCT Industrial Portfolio B Note and the DCT Industrial Portfolio C
Note.

      The certificates will be issued on the Closing Date and will only be entitled to Scheduled Payments on the mortgage loans that are due (and unscheduled payments that are received) after the Cut-off Date.

      The certificates will consist of various classes, to be designated as:

      o   the Class A-1 Certificates, the Class A-1A Certificates, the Class A-2
          Certificates, the Class A-3 Certificates, the Class A-AB Certificates,
          the Class A-4 Certificates and the Class A-4FL Certificates;

      o   the Class X Certificates, the Class X-MP Certificates and the Class
          X-RC Certificates;

      o   the Class A-M Certificates, the Class A-J Certificates, the Class B
          Certificates, the Class C Certificates, the Class D Certificates, the
          Class E Certificates, the Class F Certificates, the Class G
          Certificates, the Class H Certificates, the Class J Certificates, the
          Class K Certificates, the Class L

                                      S-118

          Certificates, the Class M Certificates, the Class N Certificates, the
          Class O Certificates, the Class P Certificates, the Class Q
          Certificates and the Class S Certificates;

      o   the Class T Certificates;

      o   the Class DP Certificates and the Class ST Certificates; and

      o   the Class R-I Certificates, the Class R-II Certificates and the Class
          R-III Certificates.

      On the Closing Date, the Class A-4FL Regular Interest will also be issued by the trust as an uncertificated regular interest in REMIC III. The Class A-4FL
Regular Interest is not offered hereby. The Depositor will transfer the Class
A-4FL Regular Interest and the swap contract to the trustee in exchange for the
Class A-4FL Certificates. The Class A-4FL Certificates will represent all of the beneficial ownership interest in the Class A-4FL Regular Interest, the Swap
Contract and funds or assets on deposit from time to time in the Floating Rate
Account.

      The Class A Senior, Class A-M and Class A-J Certificates will be issued in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount. The Class B, Class C, Class D, Class E and Class F Certificates will be issued in denominations of $100,000 initial
Certificate Balance and in any whole dollar denomination in excess of that amount.

      Each class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository
Trust Company ("DTC"). We have been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an offered certificate will be entitled to receive a fully registered physical certificate representing such interest, except as presented in the prospectus under "Description Of The
Certificates--Book-Entry Registration and Definitive Certificates." Unless and
until definitive certificates are issued in respect of any class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related
Certificate Owners through DTC's participating organizations.

      All references in this prospectus supplement to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related Certificate Owners through DTC's Participants in accordance with DTC procedures. Until definitive certificates are issued in respect of any class of offered certificates, interests in such certificates will be transferred on the book-entry records of
DTC and its Participants. See "Description of the Certificates--Book-Entry
Registration and Definitive Certificates" in the prospectus.

      Certificateholders must hold their offered certificates in book-entry form, and delivery of the offered certificates will be made through the facilities of DTC, in the United States, and may be made through the facilities of Clearstream Banking or Euroclear, in Europe. Transfers within DTC,
Clearstream Banking or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream
Banking or Euroclear, on the other, will be effected in DTC through Citibank,
N.A. or JPMorgan Chase, the relevant depositaries of Clearstream Banking and
Euroclear, respectively.

      Because of time-zone differences, credits of securities received in
Clearstream Banking or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participant or Clearstream Banking customer on such business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or
Euroclear cash account only as of the business day following settlement in DTC.

                                      S-119

CERTIFICATE BALANCES

      Upon initial issuance, the Class A-1, Class A-1A, Class A-2, Class A-3,
Class A-AB, Class A-4, Class A-4FL, Class A-M, Class A-J, Class B, Class C,
Class D, Class E and Class F Certificates will have the following aggregate
Certificate Balances. In each case, the Certificate Balance on the Closing Date may vary by up to 5%. Mortgage loans may be removed from or added to the
Mortgage Pool prior to the Closing Date within such maximum permitted variance.
Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial Certificate
Balance of each Class of Offered Certificates and to the other statistical data contained in this prospectus supplement. No changes in the statistical data will be made in the final prospectus supplement unless such changes are material.

                         APPROXIMATE INITIAL           APPROXIMATE
                        AGGREGATE CERTIFICATE      PERCENT OF INITIAL       RATINGS       APPROXIMATE
         CLASS                 BALANCE                POOL BALANCE        (FITCH/S&P)    CREDIT SUPPORT
       ----------       ---------------------      ------------------     -----------    --------------

       Class A-1            $104,300,000                  4.07%             AAA/AAA         30.000%
       Class A-1A           $164,666,000                  6.42%             AAA/AAA         30.000%
       Class A-2            $ 92,900,000                  3.62%             AAA/AAA         30.000%
       Class A-3            $215,000,000                  8.38%             AAA/AAA         30.000%
       Class A-AB           $ 84,600,000                  3.30%             AAA/AAA         30.000%
       Class A-4            $784,200,000                 30.57%             AAA/AAA         30.000%
       Class A-4FL          $350,000,000                 13.64%             AAA/AAA         30.000%
       Class A-M            $256,524,000                 10.00%             AAA/AAA         20.000%
       Class A-J            $202,012,000                  7.87%             AAA/AAA         12.125%
       Class B              $ 19,240,000                  0.75%             AA+/AA+         11.375%
       Class C              $ 35,272,000                  1.37%              AA/AA          10.000%
       Class D              $ 28,859,000                  1.13%             AA-/AA-          8.875%
       Class E              $ 22,445,000                  0.87%              A+/A+           8.000%
       Class F              $ 25,653,000                  1.00%               A/A            7.000%

      The percentages indicated under the columns "Approximate Credit Support"
with respect to the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-AB,
Class A-4 and Class A-4FL Certificates represent the approximate credit support for the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-AB, Class A-4 and
Class A-4FL Certificates in the aggregate. No other Class of Certificates will provide any credit support to the Class A-4FL Certificates for a failure by the
Swap Counterparty to make any payment under the related swap agreement. The ratings of the Class A-4FL Certificates do not represent any assessment as to whether the floating rate of interest on such Class will convert to a fixed rate, and only represent the likelihood of the receipt of interest up to the
Pass-Through Rate on the Class A-4FL Regular Interest (which is a fixed rate of interest, subject to a maximum rate equal to the Weighted Average Net Mortgage
Rate).

      The initial Certificate Balance of each Principal Balance Certificate will be presented on the face of the certificate. The Certificate Balance outstanding at any time will equal the then maximum amount of principal that the holder will be entitled to receive. On each Distribution Date, the Certificate Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on that certificate on the applicable Distribution Date, and will be further reduced by any Realized Losses and Expense Losses allocated to the Certificate Balance of such certificate on that Distribution Date. See
"--Distributions" and "--Distributions--Subordination; Allocation of Losses and
Certain Expenses" below.

      The Interest Only Certificates will not have a Certificate Balance. Each such class of certificates will represent the right to receive distributions of interest accrued as described in this prospectus supplement on a Notional
Amount. The Notional Amount of the Class X Certificates will be equal to the aggregate of the Certificate Balances of the classes of Principal Balance
Certificates outstanding from time to time. The Notional Amount of

                                      S-120

the Class X-MP Certificates will be equal to the principal balance of the
Millennium Portfolio IO Component outstanding from time to time. The Notional
Amount of the Class X-RC Certificates will be equal to the principal balance of the Ritz-Carlton IO Component outstanding from time to time.

      Accordingly, the Notional Amount of the Class X Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses actually allocated to the
Certificate Balance of any class of Principal Balance Certificates. Upon initial issuance, the aggregate Notional Amount of the Class X Certificates will be
$2,565,237,893, subject to a permitted variance of plus or minus 5%. The
Notional Amount of the Class X Certificates is used solely for the purpose of determining the amount of interest to be distributed on such Certificates and does not represent the right to receive any distributions of principal.

      Accordingly, the Notional Amount of the Class X-MP Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses actually allocated to the
Millennium Portfolio IO Component. Upon initial issuance, the aggregate Notional
Amount of the Class X-MP Certificates will be $42,700,000. The Notional Amount of the Class X-MP Certificates is used solely for the purpose of determining the amount of interest to be distributed on such Certificates and does not represent the right to receive any distributions of principal.

      Accordingly, the Notional Amount of the Class X-RC Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses actually allocated to the
Ritz-Carlton IO Component. Upon initial issuance, the aggregate Notional Amount of the Class X-RC Certificates will be $7,600,000. The Notional Amount of the
Class X-RC Certificates is used solely for the purpose of determining the amount of interest to be distributed on such Certificates and does not represent the right to receive any distributions of principal.

      The Class T Certificates and the Residual Certificates will not have
Certificate Balances or Notional Amounts.

PASS-THROUGH RATES

      The Offered Certificates (other than the Class A-4FL Certificates) and the
Class A-4FL Regular Interest will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the
Weighted Average Net Mortgage Rate or (iii) a rate equal to the Weighted Average
Net Mortgage Rate less a specified percentage, which percentage may be zero. The
Pass-Through Rate applicable to the Class A-4FL Certificates for each
Distribution Date will be equal to one-month LIBOR + 0.200% per annum (provided that for the initial interest accrual period LIBOR shall be an interpolated percentage to reflect the shorter initial Interest Accrual Period) subject to the limitations described in this prospectus supplement.

      The Pass-Through Rate applicable to the Class X Certificates for the initial Distribution Date will equal approximately % per annum. The Pass-Through
Rate applicable to the Class X Certificates for each Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the "Class X Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X Certificates outstanding immediately prior to the related
Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will equal the Certificate Balance of one of the classes of the
Principal Balance Certificates. The applicable Class X Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for that Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for that class of
Principal Balance Certificates, or in the case of the Class A-4FL Certificates, the Pass-Through Rate on the Class A-4FL Regular Interest. Under no
circumstances will any Class X Strip Rate be less than zero.

                                      S-121

      The Pass-Through Rate for the Class X-MP Certificates for each
Distribution Date will be the Class X-MP Strip Rate. The Pass-Through Rate for the Class X-RC Certificates for each Distribution Date will be the Class X-RC
Strip Rate.

      The Class G, Class H, Class J and Class K Certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which percentage may be zero. The Class L, Class M, Class N, Class O, Class P,
Class Q and Class S Certificates will, at all times, accrue interest at a per annum rate equal to the lesser of  % and the Weighted Average Net Mortgage Rate.
The Class T Certificates do not have a Pass-Through Rate and are entitled to receive only Excess Interest on ARD Loans held by the trust only following the
Anticipated Repayment Date of such ARD Loans.

      The Administrative Cost Rate for each mortgage loan is presented in
Appendix II attached to this prospectus supplement. The Administrative Cost Rate will be payable on the Scheduled Principal Balance of each mortgage loan outstanding from time to time. The Administrative Cost Rate applicable to a mortgage loan in any month will be determined using the same interest accrual basis on which interest accrues under the terms of that mortgage loan.

DISTRIBUTIONS

General

      Distributions on or with respect to the certificates (other than the Class
A-4FL Certificates) and the Class A-4FL Regular Interest will be made by the paying agent, to the extent of available funds, and in accordance with the manner and priority presented in this prospectus supplement, on each
Distribution Date, commencing in September 2006. Except as otherwise described below, all such distributions will be made to the persons in whose names the certificates (other than the Class A-4FL Certificates) and the Class A-4FL
Regular Interest are registered at the close of business on the related Record
Date. Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder will have provided the paying agent with wiring instructions on or before the related
Record Date, or otherwise by check mailed to the Certificateholder.

      The final distribution on any certificate (other than the Class A-4FL
Certificates) and the Class A-4FL Regular Interest will be determined without regard to any possible future reimbursement of any Realized Losses or Expense
Losses previously allocated to such certificate (other than the Class A-4FL
Certificates) and the Class A-4FL Regular Interest. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of a certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a certificate (other than the Class A-4FL Certificates)
and the Class A-4FL Regular Interest in reimbursement of a Realized Loss or
Expense Loss previously allocated to that certificate (other than the Class
A-4FL Certificates) and the Class A-4FL Regular Interest, which reimbursement is to occur after the date on which that certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered the certificate. The likelihood of any such distribution is remote. All distributions made on or with respect to a class of certificates will be allocated pro rata among those certificates based on their respective
Percentage Interests in such Class.

      Funds in the Distribution Account may be invested in investments permitted under the Pooling and Servicing Agreement selected by, and at the risk of, the paying agent. The investments are required to mature, unless payable by demand, not later than such time on the Distribution Date, which will allow the paying agent to make withdrawals from the Distribution Account to make distributions on or with respect to the certificates.

      Funds in the Certificate Account and Interest Reserve Account may be
invested in investments permitted under the Pooling and Servicing Agreement selected by, and at the risk of, the master servicer. The investments are required to mature, unless payable on demand, not later than the business day immediately preceding the next

                                      S-122

Master Servicer Remittance Date, and any such investment cannot be sold or disposed of prior to its maturity unless payable on demand.

The Available Distribution Amount

      With respect to any Distribution Date, distributions of interest on and principal of the certificates (other than the Class A-4FL Certificates, the
Class DP Certificates and the Class ST Certificates) and the Class A-4FL Regular
Interest will be made from the Available Distribution Amount for that
Distribution Date.

      With respect to the Distribution Date occurring in each January, other than a leap year, and each February, the Interest Reserve Amount will be deposited into the Interest Reserve Account in respect of each Interest Reserve
Loan in an amount equal to one day's interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which the related
Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made for the related Due Date. For purposes of this calculation, the Net
Mortgage Rate for those months will be calculated without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the definition of "Net Mortgage Rate" in the "Glossary of Terms."
With respect to the Distribution Date occurring in March of each year, the master servicer will withdraw an amount from the Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Interest Reserve
Amount from the preceding January (commencing in 2007), if applicable, and
February (commencing in 2007), and remit the withdrawn amount to the paying agent to be included as part of the Available Distribution Amount for such
Distribution Date. Notwithstanding the foregoing, with respect to the Millennium
Portfolio Mortgage Loan, the Interest Reserve Amount to be deposited into the
Interest Reserve Account shall only relate to the interest thereon that is not payable in respect of the Class X-MP Certificates and with respect to the
Ritz-Carlton Pari Passu Loan, the Interest Reserve Amount to be deposited into the Interest Reserve Account shall only relate to the interest thereon that is not payable in respect of the Class X-RC Certificates.

      Fees and Expenses. The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

      TYPE/RECIPIENT                            AMOUNT                        FREQUENCY         SOURCE OF PAYMENT
      --------------                            ------                        ---------         -----------------

Fees

Servicing Fee / Master      The product of the portion of the per annum       Monthly.          Interest payment
Servicer                    Master Servicing Fee Rate for the master                            on the related
                            servicer applicable to such month,                                  mortgage loan.
                            determined in the same manner as the
                            applicable mortgage rate is determined for
                            each mortgage loan for such month, and the
                            Scheduled Principal Balance of each mortgage
                            loan, reduced by any Compensating Interest
                            Payment. The Master Servicing Fee Rate
                            (including any subservicing fees) will
                            range, on a loan-by-loan basis, from 0.02%
                            per annum to 0.12% per annum.

Additional Servicing        o   50% of assumption fees on non-Specially       Time to time.     The related fees or
Compensation / Master           Serviced Mortgage Loans that require                            investment income.
Servicer                        special servicer consent and 100% of
                                such fees on non-Specially Serviced
                                Mortgage Loans that do not require
                                special servicer consent;

                            o   all late payment fees and net default
                                interest (other than on Specially
                                Serviced Mortgage Loans) not used to
                                pay interest on Advances and additional
                                trust expenses;

                            o   100% of application, loan modification,
                                forbearance and extension fees on
                                non-Specially

                                      S-123

      TYPE/RECIPIENT                            AMOUNT                        FREQUENCY         SOURCE OF PAYMENT
      --------------                            ------                        ---------         -----------------

                                Serviced Mortgage Loans;

                            o   all net investment income earned on
                                amounts on deposit in the Collection
                                Account and (if not required to be paid
                                to borrower) escrow accounts;

                            o   any Prepayment Interest Excess not used
                                to offset Prepayment Interest
                                Shortfalls (other than on Specially
                                Serviced Mortgage Loans); and

                            o   the Primary Servicer is entitled to all
                                or a portion of the fees otherwise
                                payable to the master servicer set
                                forth in the five bullet points above
                                that are paid on the mortgage loans for
                                which it acts as the primary servicer.

Special Servicing Fee /     The product of the portion of a rate equal to     Monthly.          Collections on the
Special Servicer            0.25% per annum applicable to such month,                           mortgage loans in the
                            determined in the same manner as the                                mortgage pool.
                            applicable mortgage rate is determined for
                            each Specially Serviced Mortgage Loan for
                            such month, and the Scheduled Principal
                            Balance of each Specially Serviced Mortgage
                            Loan.

Workout Fee / Special       1% of each collection of principal and            Monthly.          The related
Servicer                    interest on each Rehabilitated Mortgage Loan.                       collection of
                                                                                                principal and/or
                                                                                                interest.

Liquidation Fee /           1% of the Liquidation Proceeds received in        Upon receipt      The related
Special Servicer            connection with a full or partial liquidation     of Liquidation    Liquidation Proceeds,
                            of a Specially Serviced Mortgage Loan or          Proceeds,         Condemnation Proceeds
                            related REO Property and/or any Condemnation      Condemnation      or Insurance Proceeds
                            Proceeds or Insurance Proceeds received by        Proceeds and
                            the trust (other than Liquidation Proceeds        Insurance
                            received in connection with a repurchase by a     Proceeds.
                            mortgage loan seller or purchase by a
                            mezzanine or subordinate lender within the
                            time periods specified in the definition of
                            Liquidation Fee in this prospectus
                            supplement).

Additional Special          o   all late payment fees and net default         Time to time.     The related fee or
Servicing Compensation /        interest (on Specially Serviced                                 investment income.
Special Servicer                Mortgage Loans) not used to pay
                                interest on Advances and additional
                                trust expenses;

                            o   50% of assumption fees on non-Specially
                                Serviced Mortgage Loans that require
                                special servicer consent and 100% of
                                such fees on Specially Serviced
                                Mortgage Loans;

                            o   100% of application, loan modification,
                                forbearance and extension fees on
                                Specially Serviced Mortgage Loans; and

                            o   all net investment income received on
                                funds in any REO Account.

Trustee Fee / Trustee &     The product of the portion of a rate equal        Monthly.          Interest on each
Paying Agent                to 0.00088% per annum applicable to such                            mortgage loan.
                            month, determined in

                                      S-124

      TYPE/RECIPIENT                            AMOUNT                        FREQUENCY         SOURCE OF PAYMENT
      --------------                            ------                        ---------         -----------------

                            the same manner as the applicable mortgage
                            rate is determined for each mortgage loan
                            for such month, and the Scheduled Principal
                            Balance of each mortgage loan. A portion of
                            the Trustee Fee is payable to the paying
                            agent.

Primary Servicing Fees      The product of the applicable Primary             Monthly.          Collections on the
                            Servicing Fee Rate and the Scheduled                                related mortgage
                            Principal Balance of the applicable mortgage                        loan.
                            loan immediately before the related Due Date
                            (prorated for the number of days during the
                            calendar month for that mortgage loan for
                            which interest actually accrues on that
                            mortgage loan). The Primary Servicing Fee
                            Rate for each of Principal Global Investors,
                            LLC and Wells Fargo Bank is 0.01% per annum.

Expenses

Servicing Advances /        To the extent of funds available, the amount      Time to time.     Recoveries on the
Master Servicer and         of any Servicing Advances.                                          related mortgage
Trustee                                                                                         loan, or to the
                                                                                                extent that the
                                                                                                party making the
                                                                                                advance determines
                                                                                                it is
                                                                                                nonrecoverable,
                                                                                                from collections in
                                                                                                the Certificate
                                                                                                Account.

Interest on Servicing       At Advance Rate.                                  When Advance is   First from late
Advances / Master                                                             reimbursed.       payment charges and
Servicer and Trustee                                                                            default interest in
                                                                                                excess of the
                                                                                                regular interest
                                                                                                rate, and then from
                                                                                                collections in the
                                                                                                Certificate Account.

P&I Advances / Master       To the extent of funds available, the amount      Time to time.     Recoveries on the
Servicer and Trustee        of any P&I Advances.                                                related mortgage
                                                                                                loan, or to the
                                                                                                extent that the
                                                                                                party making the
                                                                                                advance determines
                                                                                                it is
                                                                                                nonrecoverable,
                                                                                                from collections in
                                                                                                the Certificate
                                                                                                Account.

Interest on P&I Advances    At Advance Rate.                                  When Advance is   First from late
/ Master Servicer and                                                         reimbursed.       payment charges and
Trustee                                                                                         default interest in
                                                                                                excess of the
                                                                                                regular interest
                                                                                                rate, and then from
                                                                                                all collections in
                                                                                                the Certificate
                                                                                                Account.

Indemnification Expenses    Amounts for which the trustee, the paying         From time to      All collections in
/ Trustee, Paying Agent,    agent, the master servicer and the special        time.             the Certificate
Master Servicer and         servicer are entitled to indemnification.                           Account.
Special Servicer

Trust Expenses not          Based on third party charges.                     From time to      All collections in
Advanced (may include                                                         time.             the Certificate
                                                                                                Account.

                                      S-125

      TYPE/RECIPIENT                            AMOUNT                        FREQUENCY         SOURCE OF PAYMENT
      --------------                            ------                        ---------         -----------------

environmental remediation
costs, appraisals,
independent contractor to
operate REO)

Application of the Available Distribution Amount

      On each Distribution Date, except as described under "--Optional
Termination" below, for so long as any class of offered certificates remains outstanding, the paying agent will apply the Available Distribution Amount other than Excess Interest, Excess Liquidation Proceeds, the Class X-MP Strip Amount
and the Class X-RC Strip Amount if any for such date for the following purposes and in the following order of priority:

            (i)     to the holders of the Class A-1, Class A-1A, Class A-2,
                    Class A-3, Class A-AB, Class A-4 and Class X Certificates
                    and the Class A-4FL Regular Interest, concurrently,

o   to the holders of the Class A-1, Class A-2, Class A-3, Class A-AB and Class
    A-4 Certificates and the Class A-4FL Regular Interest, the Distributable
    Certificate Interest Amount in respect of each such class for such
    Distribution Date (which shall be payable from amounts in the Available
    Distribution Amount attributable to Loan Group 1), pro rata in proportion to the Distributable Certificate Interest Amount payable in respect of each such class;

o   to the holders of the Class A-1A Certificates, the Distributable Certificate
    Interest Amount in respect of such class for such Distribution Date (which shall be payable from amounts in the Available Distribution Amount attributable to Loan Group 2);

o   to the holders of the Class X Certificates, the Distributable Certificate
    Interest Amount in respect of that class for such Distribution Date;

      provided, however, that if the portion of Available Distribution Amount attributable to either Loan Group is insufficient to pay in full the total amount of interest to be distributed with respect to any of the Class A Senior or Class X Certificates on such Distribution Date as described above, the
Available Distribution Amount will be allocated among all those classes pro rata in proportion to the respective amounts of interest payable thereon for such
Distribution Date, without regard to loan group;

            (ii)    concurrently:

          (A) to the holders of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates and the Class A-4FL Regular Interest,

o   first, to the holders of the Class A-AB Certificates, the Loan Group 1
    Principal Distribution Amount for such Distribution Date and, after the
    Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount for such Distribution Date, until the aggregate Certificate Balance of the Class A-AB Certificates has
    been reduced to the Planned Principal Balance for such Distribution Date;
    the portion of the Loan Group 2 Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-1A Certificates;

o   second, upon payment to the Class A-AB Certificates of the above distribution, to the holders of the Class A-1 Certificates, the Loan Group 1
    Principal Distribution Amount for such Distribution Date and, after the
    Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount for such Distribution Date, until the aggregate Certificate Balance of the Class A-1 Certificates has
    been reduced to zero; the portion of the Loan Group 1 Principal Distribution
    Amount and Loan Group 2 Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed

                                      S-126

    to the holders of the Class A-AB Certificates (in respect of the Planned
    Principal Balance) and (solely with respect to the Loan Group 2 Principal
    Distribution Amount) Class A-1A Certificates;

o   third, upon payment in full of the aggregate Certificate Balance of the
    Class A-1 Certificates, to the holders of the Class A-2 Certificates, the
    Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount, until the aggregate Certificate Balance of the Class A-2 Certificates has been reduced to zero; the portion of the Loan Group 1 Principal Distribution Amount and
    Loan Group 2 Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-AB
    Certificates (in respect of the Planned Principal Balance), Class A-1
    Certificates and (solely with respect to the Loan Group 2 Principal
    Distribution Amount) Class A-1A Certificates;

o   fourth, upon payment in full of the aggregate Certificate Balance of the
    Class A-2 Certificates, to the holders of the Class A-3 Certificates, the
    Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount, until the aggregate Certificate Balance of the Class A-3 Certificates has been reduced to zero; the portion of the Loan Group 1 Principal Distribution Amount and
    Loan Group 2 Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-AB
    Certificates (in respect of the Planned Principal Balance), Class A-1
    Certificates, Class A-2 Certificates and (solely with respect to the Loan
    Group 2 Principal Distribution Amount) Class A-1A Certificates;

o   fifth, upon payment in full of the aggregate Certificate Balance of the
    Class A-3 Certificates, to the holders of the Class A-AB Certificates, the
    Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount, until the aggregate Certificate Balance of the Class A-AB Certificates has been reduced to zero; the portion of the Loan Group 1 Principal Distribution
    Amount and Loan Group 2 Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the
    Class A-AB Certificates (in respect of the Planned Principal Balance), Class
    A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and (solely with respect to the Loan Group 2 Principal Distribution Amount) Class A-1A
    Certificates;

o   sixth, upon payment in full of the aggregate Certificate Balance of the
    Class A-AB and Class A-3 Certificates, to the holders of the Class A-4
    Certificates and the Class A-4FL Regular Interest, pro rata, the Loan Group
    1 Principal Distribution Amount for such Distribution Date and, after the
    Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount, until the aggregate
    Certificate Balances of the Class A-4 Certificates and the Class A-4FL
    Regular Interest has been reduced to zero; the portion of the Loan Group 1
    Principal Distribution Amount and Loan Group 2 Principal Distribution Amount
    distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-AB Certificates, Class A-1 Certificates, Class
    A-2 Certificates, Class A-3 Certificates and (solely with respect to the
    Loan Group 2 Principal Distribution Amount) Class A-1A Certificates; and

          (B) to the holders of the Class A-1A Certificates, the Loan Group 2
Principal Distribution Amount for such Distribution Date and, after the
Certificate Balances of the Class A-4 Certificates and the Class A-4FL Regular
Interest has been reduced to zero, the Loan Group 1 Principal Distribution
Amount for such Distribution Date, until the aggregate Certificate Balance of the Class A-1A Certificates has been reduced to zero, the portion of the Loan
Group 1 Principal Distribution Amount will be reduced by any portion thereof distributed to the holders of the Class A-AB, Class A-1, Class A-2, Class A-3 and Class A-4 Certificates and Class A-4FL Regular Interest;

            (iii)   to the holders of the Class A Senior Certificates (other
                    than the Class A-4FL Certificates), the Class A-4FL Regular
                    Interest and the Class X Certificates, pro rata in
                    proportion to their respective entitlements to reimbursement described in this clause, to reimburse them for any Realized
                    Losses or Expense Losses previously allocated to such
                    certificates or the Class A-4FL Regular Interest and for
                    which reimbursement has not previously been fully paid (in the case of the Class X Certificates, insofar as Realized
                    Losses or Expense Losses have resulted in shortfalls in the amount of interest distributed,

                                      S-127

                    other than by reason of a reduction of the Notional Amount), plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate;

            (iv)    to the holders of the Class A-M Certificates, the
                    Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

            (v)     upon payment in full of the aggregate Certificate Balance of the Class A-4 and Class A-1A Certificates and the Class
                    A-4FL Regular Interest, to the holders of the Class A-M
                    Certificates, the Principal Distribution Amount for such
                    Distribution Date until the aggregate Certificate Balance of the Class A-M Certificates has been reduced to zero; the
                    portion of the Principal Distribution Amount distributed
                    under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the
                    holders of the Class A Senior Certificates (other than the
                    Class A-4FL Certificates) and the Class A-4FL Regular
                    Interest;

            (vi)    to the holders of the Class A-M Certificates, to reimburse them for any Realized Losses or Expense Losses previously
                    allocated to such class of certificates and for which
                    reimbursement has not previously been fully paid, plus
                    interest on such Realized Losses or Expense Losses, at
                    one-twelfth the applicable Pass-Through Rate;

            (vii)   to the holders of the Class A-J Certificates, the
                    Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

            (viii)  upon payment in full of the aggregate Certificate Balance of the Class A-M Certificates, to the holders of the Class A-J
                    Certificates, the Principal Distribution Amount for such
                    Distribution Date until the aggregate Certificate Balance of the Class A-J Certificates has been reduced to zero; the
                    portion of the Principal Distribution Amount distributed
                    under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the
                    holders of the Class A Senior Certificates (other than the
                    Class A-4FL Certificates), the Class A-4FL Regular Interest
                    and Class A-M Certificates;

            (ix)    to the holders of the Class A-J Certificates, to reimburse them for any Realized Losses or Expense Losses previously
                    allocated to such class of certificates and for which
                    reimbursement has not previously been fully paid, plus
                    interest on such Realized Losses or Expense Losses, at
                    one-twelfth the applicable Pass-Through Rate;

            (x)     to the holders of the Class B Certificates, the
                    Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

            (xi)    upon payment in full of the aggregate Certificate Balance of the Class A-J Certificates, to the holders of the Class B
                    Certificates, the Principal Distribution Amount for such
                    Distribution Date until the aggregate Certificate Balance of the Class B Certificates has been reduced to zero; the
                    portion of the Principal Distribution Amount distributed
                    under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the
                    holders of the Class A Senior Certificates (other than the
                    Class A-4FL Certificates), Class A-M and Class A-J
                    Certificates and the Class A-4FL Regular Interest;

            (xii)   to the holders of the Class B Certificates, to reimburse
                    them for any Realized Losses or Expense Losses previously
                    allocated to such class of certificates and for which
                    reimbursement has not previously been fully paid, plus
                    interest on such Realized Losses or Expense Losses, at
                    one-twelfth the applicable Pass-Through Rate;

                                      S-128

            (xiii)  to the holders of the Class C Certificates, the
                    Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

            (xiv)   upon payment in full of the aggregate Certificate Balance of the Class B Certificates, to the holders of the Class C
                    Certificates, the Principal Distribution Amount for such
                    Distribution Date until the aggregate Certificate Balance of the Class C Certificates has been reduced to zero; the
                    portion of the Principal Distribution Amount distributed
                    under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the
                    holders of the Class A Senior Certificates (other than the
                    Class A-4FL Certificates), Class A-M, Class A-J and Class B
                    Certificates and the Class A-4FL Regular Interest;

            (xv)    to the holders of the Class C Certificates, to reimburse
                    them for any Realized Losses or Expense Losses previously
                    allocated to such class of certificates and for which
                    reimbursement has not previously been fully paid, plus
                    interest on such Realized Losses or Expense Losses, at
                    one-twelfth the applicable Pass-Through Rate;

            (xvi)   to the holders of the Class D Certificates, the
                    Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

            (xvii)  upon payment in full of the aggregate Certificate Balance of the Class C Certificates, to the holders of the Class D
                    Certificates, the Principal Distribution Amount for such
                    Distribution Date until the aggregate Certificate Balance of the Class D Certificates has been reduced to zero; the
                    portion of the Principal Distribution Amount distributed
                    under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the
                    holders of the Class A Senior Certificates (other than the
                    Class A-4FL Certificates), Class A-M, the Class A-J, Class B
                    and Class C Certificates and the Class A-4FL Regular
                    Interest;

            (xviii) to the holders of the Class D Certificates, to reimburse them for any Realized Losses or Expense Losses previously
                    allocated to such class of certificates and for which
                    reimbursement has not previously been fully paid, plus
                    interest on such Realized Losses or Expense Losses, at
                    one-twelfth the applicable Pass-Through Rate;

            (xix)   to the holders of the Class E Certificates, the
                    Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

            (xx)    upon payment in full of the aggregate Certificate Balance of the Class D Certificates, to the holders of the Class E
                    Certificates, the Principal Distribution Amount for such
                    Distribution Date until the aggregate Certificate Balance of the Class E Certificates has been reduced to zero; the
                    portion of the Principal Distribution Amount distributed
                    under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the
                    holders of the Class A Senior Certificates (other than the
                    Class A-4FL Certificates), Class A-M, the Class A-J, Class
                    B, Class C and Class D Certificates and the Class A-4FL
                    Regular Interest;

            (xxi)   to the holders of the Class E Certificates, to reimburse
                    them for any Realized Losses or Expense Losses previously
                    allocated to such class of certificates and for which
                    reimbursement has not previously been fully paid, plus
                    interest on such Realized Losses or Expense Losses, at
                    one-twelfth the applicable Pass-Through Rate; and

            (xxii)  to the holders of the Class F Certificates, the
                    Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

                                      S-129

            (xxiii) upon payment in full of the aggregate Certificate Balance of the Class E Certificates, to the holders of the Class F
                    Certificates, the Principal Distribution Amount for such
                    Distribution Date until the aggregate Certificate Balance of the Class F Certificates has been reduced to zero; the
                    portion of the Principal Distribution Amount distributed
                    under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the
                    holders of the Class A Senior Certificates (other than the
                    Class A-4FL Certificates), Class A-M, the Class A-J, Class
                    B, Class C, Class D and Class E Certificates and the Class
                    A-4FL Regular Interest;

            (xxiv)  to the holders of the Class F Certificates, to reimburse them for any Realized Losses or Expense Losses previously
                    allocated to such class of certificates and for which
                    reimbursement has not previously been fully paid, plus
                    interest on such Realized Losses or Expense Losses, at
                    one-twelfth the applicable Pass-Through Rate; and

            (xxv)   to make payments to the holders of the private certificates
                    (other than the Class X, Class X-MP, Class X-RC, Class DP
                    and Class ST Certificates) as contemplated below.

      Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all
Classes of Subordinate Certificates has been reduced to zero, or the aggregate
Appraisal Reduction in effect is greater than or equal to the aggregate
Certificate Balance of all Classes of Subordinate Certificates, the Principal
Distribution Amount will be distributed:

o   first, to the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-AB and
    Class A-4 Certificates and the Class A-4FL Regular Interest, in proportion to their respective Certificate Balances, in reduction of their respective
    Certificate Balances, until the aggregate Certificate Balance of each such
    Class is reduced to zero; and

o   second, to the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-AB and
    Class A-4 Certificates and the Class A-4FL Regular Interest, based on their respective entitlements to reimbursement, for the unreimbursed amount of
    Realized Losses and Expense Losses previously allocated to such Classes, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate.

      On each Distribution Date, the Class X-MP Strip Amount will be paid to holders of the Class X-MP Certificates for so long as the notional amount of the
Class X-MP Certificates is greater than zero and the Class X-RC Strip Amount will be paid to holders of the Class X-RC Certificates for so long as the notional amount of the Class X-RC Certificates is greater than zero.

      On each Distribution Date, following the above-described distributions on the offered certificates (other than the Class A-4FL Certificates) and the Class
A-4FL Regular Interest and the Class X, Class X-MP and Class X-RC Certificates,
the paying agent will apply the remaining portion, if any, of the Available
Distribution Amount for such date to make payments to the holders of each of the respective classes of private certificates, other than the Class X, Class X-MP,
Class X-RC, Class DP and Class ST Certificates and the Residual Certificates, in
alphabetical order of Class designation (provided that the Class A-M
Certificates will be senior in right to the Class A-J Certificates), in each case for the following purposes and in the following order of priority, that is, payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class G Certificates, then payments under clauses (1), (2), and (3) below, in that order, to the holders of the Class H, Class J, Class K, Class L, Class
M, Class N, Class O, Class P, Class Q and Class S Certificates:

      (1)   to pay interest to the holders of the particular class of
            certificates, up to an amount equal to the Distributable Certificate
            Interest Amount in respect of such class of certificates for such
            Distribution Date;

      (2)   if the aggregate Certificate Balance of each other class of
            Subordinate Certificates, if any, with an earlier alphabetical Class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J Certificates) has been reduced to zero, to pay principal to the holders of the particular class of
            certificates, up to an amount equal to the lesser of (a) the then outstanding

                                      S-130

            aggregate Certificate Balance of such class of certificates and (b)
            the remaining Principal Distribution Amount for such Distribution
            Date; and

      (3)   to reimburse the holders of the particular class of certificates, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such class of certificates and for which no reimbursement has previously been paid, plus (b) all Unpaid
            Interest on such amounts, at one-twelfth the Pass-Through Rate of such Classes.

      Any portion of the Available Distribution Amount for any Distribution Date
that is not otherwise payable to the holders of REMIC Regular Certificates (or the Class A-4FL Regular Interest) as contemplated above, will be paid to the holders of the Class R-I Certificates, and any amount of Excess Interest on deposit in the Excess Interest Sub-account for the related Collection Period will be paid to holders of the Class T Certificates.

      Excess Liquidation Proceeds will be deposited into the Reserve Account. On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance Certificates -- in order of alphabetical Class designation (provided that the Class A-M
Certificates will be senior in right to the Class A-J Certificates) -- for any, and to the extent of, Unpaid Interest; second, Realized Losses and Expense
Losses, including interest on Advances, previously allocated to them; and third, upon the reduction of the aggregate Certificate Balance of the Principal Balance
Certificates to zero, to pay any amounts remaining on deposit in such account to the special servicer as additional Special Servicer Compensation.

      The amount to be allocated to the Class A-4FL Regular Interest on each
Distribution Date will be required to be deposited into the Floating Rate
Account on the related Master Servicer Remittance Date and the portion of such amount, if any, which is equal to the net swap payment due to the Swap
Counterparty in respect of the Class A-4FL Regular Interest will be applied to make payments under the Swap Contract as provided in this prospectus supplement under "Description of the Swap Contract." The amounts remaining in the Floating
Rate Account, including any net swap payment received under the Swap Contract from the Swap Counterparty, will be distributed to the holders of the Class
A-4FL Certificates on the Distribution Date as part of the Class A-4FL Available
Funds.

The Class A-4FL Certificates

      On each Distribution Date, the paying agent will distribute from the Class
A-4FL Available Funds to the holders of the Class A-4FL Certificates as of the related Record Date the following amounts: (i) the Class A-4FL Interest
Distribution Amount and (ii) the Class A-4FL Principal Distribution Amount.
Under certain circumstances described under "Description of the Swap Contract"
herein, termination payments (or a portion thereof) will also be distributed to the holders of the Class A-4FL Certificates. No holder of a Class A-4FL
Certificate will be entitled to receive any portion of any Prepayment Premium or
Yield Maintenance Charge allocated to the Class A-4FL Regular Interest for so long as the Swap Contract or any replacement swap contract remains in place.
Such amounts will be payable to the Swap Counterparty pursuant to the terms of the Swap Contract.

      The Class A-4FL Certificates will accrue interest for each Distribution
Date on their Certificate Balance at a rate equal to one-month LIBOR plus %
(provided that for the initial interest accrual period LIBOR shall be an interpolated percentage to reflect the shorter initial Interest Accrual Period)
based on the actual number of days elapsed in the related Interest Accrual
Period and a 360-day year; provided that such amount will not be paid if the
Swap Counterparty defaults on its obligation to pay interest under the Swap
Contract or if there are insufficient funds in the Floating Rate Account to pay the Swap Counterparty the full amount due to the Swap Counterparty under the
Swap Contract. Allocation of Net Aggregate Prepayment Interest Shortfalls to the
Class A-4FL Regular Interest will reduce the amount of interest payable to the
Class A-4FL Certificates by an equivalent amount. If the pass-through rate on the Class A-4FL Regular Interest is reduced below % per annum, there will be a corresponding dollar-for-dollar reduction in the interest payment made by the
Swap Counterparty to the trust and, ultimately, a

                                      S-131

corresponding decrease in the effective Pass-Through Rate on the Class A-4FL
Certificates for such distribution date.

      In the case of a default of the Swap Counterparty, and until such default is cured or the Swap Contract is replaced, the Class A-4FL Certificates will accrue interest at the Pass-Through Rate of, and on the same basis and in the same manner as, the Class A-4FL Regular Interest. The Pass-Through Rate of the
Class A-4FL Regular Interest is equal to the lesser of a fixed rate equal to %
per annum and the Weighted Average Net Mortgage Rate (computed based on a
360-day year consisting of twelve 30-day months).

      In the event that after payment of the net swap payment due from or to the
Swap Counterparty, as the case may be, there are insufficient funds in the
Floating Rate Account to make the full distribution of the Class A-4FL Interest
Distribution Amount to the holders of the Class A-4FL Certificates, the resulting interest shortfall will be borne by the holders of such Class.

      For a further discussion, see "Description of the Swap Contract" herein.

Class A-AB Planned Principal Balance

      On each Distribution Date, the Class A-AB Certificates have priority with respect to receiving distributions of principal from the portion of such amounts attributable to Loan Group 1 and, after the principal balance of the Class A-1A
Certificates has been reduced to zero, the portions of such amounts attributable to Loan Group 2, to reduce its Certificate Balance to the Planned Principal
Balance for such Distribution Date as described in "--Distributions--Application of the Available Distribution Amount" above. The "Planned Principal Balance" for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Schedule A to this prospectus supplement. These balances were calculated using, among other things, the Structuring Assumptions. Based on these assumptions, the Certificate Balance of the Class A-AB Certificates on
each Distribution Date would be reduced to the balance indicated for the related
Distribution Date on Schedule A. There is no assurance, however, that the mortgage loans will perform in conformity with the Structuring Assumptions.
Therefore, there can be no assurance that the Certificate Balance of the Class
A-AB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date on Schedule A. In general, once the
Certificate Balances of the Class A-1, Class A-2 and Class A-3 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the
Principal Distribution Amount attributable to Loan Group 1 will be distributed to the Class A-AB Certificates until the Certificate Balance of the Class A-AB
Certificates is reduced to zero. In general, once the Certificate Balances of the Class A-1A, Class A-1, Class A-2 and Class A-3 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Principal
Distribution Amount attributable to Loan Group 2 will be distributed to the
Class A-AB Certificates until the Certificate Balance of the Class A-AB
Certificates is reduced to zero.

Distributions of Prepayment Premiums and Yield Maintenance Charges

      On any Distribution Date, Prepayment Premiums or Yield Maintenance Charges
collected in respect of each mortgage loan included in Loan Group 1 during the related Collection Period will be distributed by the paying agent on the classes of certificates as follows: to the holders of each of the Class A-1, Class A-2,
Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class
D, Class E, Class F, Class G, Class H, Class J and Class K Certificates and the
Class A-4FL Regular Interest then entitled to distributions of principal on that
Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all classes of certificates, except the Class A-1A Certificates, on that Distribution Date, (b) the Base
Interest Fraction for the related principal prepayment and that class and (c)
the amount of the Prepayment Premium or Yield Maintenance Charge collected in respect of such principal prepayment during the related Collection Period. Any
Prepayment Premiums or Yield Maintenance Charges relating to a mortgage loan in the trust and collected during the related Collection Period remaining after those distributions described in this paragraph will be distributed to the holders of the Class X Certificates. All Prepayment Premiums or Yield
Maintenance Charges allocated to the Class A-4FL Regular Interest will be paid to the

                                      S-132

Swap Counterparty unless the Swap Contract or any replacement swap contract is terminated, in which case, those amounts will be distributed to the Class A-4FL
Certificates.

      On any Distribution Date, Prepayment Premiums or Yield Maintenance Charges
collected in respect of each mortgage loan included in Loan Group 2 during the related Collection Period will be distributed by the paying agent as follows: to the holders of the Class A-1A Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of the Class A-1A
Certificates, (b) the Base Interest Fraction for the related principal prepayment and that class and (c) the amount of the Prepayment Premium or Yield
Maintenance Charge collected in respect of such principal prepayment during the related Collection Period. Any Prepayment Premiums or Yield Maintenance Charges
relating to a mortgage loan in the trust and collected during the related
Collection Period remaining after those distributions described in this paragraph will be distributed to the holders of the Class X Certificates.

      Notwithstanding the foregoing, Yield Maintenance Charges collected during any Collection Period with respect to (1) the Millennium Portfolio Mortgage Loan will be distributed as follows: (i) for so long as the Notional Amount of the
Class X-MP Certificates is greater than zero, (a) 15% to the holders of the
Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J,
Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K
and Class X Certificates and Class A-4FL Regular Interest, allocable among such
Classes as set forth in the two preceding paragraphs, and (b) 85% to the holders of the Class X-MP Certificates and (ii) after the Notional Amount of the Class
X-MP Certificates is reduced to zero, 100% to the holders of the Class A-1,
Class A-2, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class B,
Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class
X Certificates and Class A-4FL Regular Interest, allocable among such Classes as set forth in the two preceding paragraphs and (2) the Ritz-Carlton Pari Passu
Loan will be distributed as follows: (i) for so long as the Notional Amount of the Class X-RC Certificates is greater than zero, (a) 15% to the holders of the
Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J,
Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K
and Class X Certificates and Class A-4FL Regular Interest, allocable among such
Classes as set forth in the two preceding paragraphs, and (b) 85% to the holders of the Class X-RC Certificates and (ii) after the Notional Amount of the Class
X-RC Certificates is reduced to zero, 100% to the holders of the Class A-1,
Class A-2, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class B,
Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class
X Certificates and Class A-4FL Regular Interest, allocable among such Classes as set forth in the two preceding paragraphs.

      No Prepayment Premiums or Yield Maintenance Charges will be distributed to holders of the Class L, Class M, Class N, Class O, Class P, Class Q, Class S or
Class T Certificates or the Residual Certificates. Any Prepayment Premiums or
Yield Maintenance Charges distributed to holders of a class of certificates may not be sufficient to compensate those holders for any loss in yield attributable to the related Principal Prepayments.

Treatment of REO Properties

      Notwithstanding that any mortgaged property may be acquired as part of the trust through foreclosure, deed in lieu of foreclosure or otherwise (or that a beneficial interest in a mortgaged property may be acquired by the trust with respect to a Non-Serviced Mortgage Loan acquired under a Non-Serviced Mortgage
Loan Pooling and Servicing Agreement), the related mortgage loan will, for purposes of, among other things, determining Pass-Through Rates of, distributions on and allocations of Realized Losses and Expense Losses to the certificates, as well as the amount of Master Servicing Fees, Primary Servicing
Fees, Excess Servicing Fees, Trustee Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement, be treated as having remained outstanding until the REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from the REO Property, exclusive of related operating costs, will be "applied" by the master servicer as principal, interest and other amounts "due" on such mortgage loan; and, subject to the recoverability determination described under "--Advances" below and the effect of any Appraisal Reductions described under "--Appraisal Reductions"
below, the master servicer will be required to make P&I Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding. References to mortgage loan and mortgage loans in the definitions of

                                      S-133

Weighted Average Net Mortgage Rate and Principal Distribution Amount are
intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO Property.

Appraisal Reductions

      Not later than the earliest Appraisal Event with respect to any mortgage loan or A/B Mortgage Loan serviced under the Pooling and Servicing Agreement, the special servicer is required to obtain an MAI appraisal, if the Scheduled
Principal Balance of the mortgage loan, Loan Pair or A/B Mortgage Loan is greater than $2,000,000, or at its option, if the Scheduled Principal Balance of the mortgage loan, Loan Pair or A/B Mortgage Loan is equal to or less than
$2,000,000, either obtain an MAI appraisal or perform an internal valuation of the related mortgaged property or REO Property, as the case may be. However, the special servicer, in accordance with the Servicing Standard, need not obtain either the MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior twelve months. Notwithstanding the foregoing, an updated appraisal will not be required so long as a debt service reserve, letter of credit, guaranty or surety bond is available and has the ability to pay off the then unpaid principal balance of the mortgage loan in full except to the extent that the Special Servicer, in accordance with the
Servicing Standard, determines that obtaining an appraisal is in the best interests of the Certificateholders.

      As a result of an appraisal or internal valuation, an Appraisal Reduction may be created. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan, Loan Pair or A/B Mortgage Loan is brought current under the then current terms of the mortgage loan, Loan Pair or A/B Mortgage
Loan for at least three consecutive months. No Appraisal Reduction will exist as to any mortgage loan, Loan Pair or A/B Mortgage Loan after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any mortgage loan, Loan Pair or A/B Mortgage Loan that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated annually for so long as an Appraisal
Reduction exists, with a corresponding adjustment to the amount of the related
Appraisal Reduction. In addition, the Operating Adviser may at any time request the special servicer to obtain, at the Operating Adviser's expense, an updated appraisal, with a corresponding adjustment to the amount of the Appraisal
Reduction (including, without limitation, any request of a B Note holder, at its expense as and to the extent provided for in the related intercreditor agreement, with respect to the related A/B Mortgage Loan (or Operating Adviser on their behalf) if there shall have been a determination that such holder will no longer be the directing holder).

      The existence of an Appraisal Reduction will proportionately reduce the master servicer's or the trustee's, as the case may be, obligation to make the interest portion of P&I Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates. See
"--Advances--P&I Advances" below.

      Each Non-Serviced Mortgage Loan is subject to provisions in its related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement relating to appraisal reductions that are substantially similar to the provisions set forth above. The existence of an appraisal reduction under such Non-Serviced Mortgage Loan
Pooling and Servicing Agreement in respect of a Non-Serviced Mortgage Loan will proportionately reduce the interest component of the amount of the P&I Advances
(including advances, if any, to be made on such Non-Serviced Mortgage Loan under the Non-Serviced Mortgage Loan Pooling and Servicing Agreement) to be made in respect of the applicable mortgage loan. This will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates.

Subordination; Allocation of Losses and Certain Expenses

      As and to the extent described in this prospectus supplement, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior
Certificates, and to the rights of the holders of each other class of
Subordinate Certificates with an earlier alphabetical Class designation
(provided that the Class A-M Certificates will be senior in right to the Class
A-J Certificates). This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution
Date, and the ultimate receipt by the

                                      S-134

holders of each class of Class A Senior Certificates of principal in an amount equal to the entire Certificate Balance of the Class A Senior Certificates.

      Similarly, but to decreasing degrees and in alphabetical order of Class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J Certificates), this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the Class S Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such Classes of certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire Certificate
Balance of such class of certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution
Date in accordance with the order of priority described above under
"--Application of the Available Distribution Amount" and by the allocation of
Realized Losses and Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the certificates.

      Allocation to the Class A Senior Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution
Date will generally have the effect of reducing the Certificate Balance of those
Classes at a faster rate than would be the case if principal payments were allocated pro rata to all Classes of certificates with Certificate Balances.
Thus, as principal is distributed to the holders of the Class A Senior
Certificates, the Percentage Interest in the trust evidenced by the Class A
Senior Certificates will be decreased, with a corresponding increase in the
Percentage Interest in the trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Senior Certificates by the Subordinate
Certificates.

      Following retirement of the Class A Senior Certificates, the successive allocation to the Subordinate Certificates, in alphabetical order of Class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J Certificates), in each case until such Class is paid in full, of the entire Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such class of certificates as regards the relative amount of subordination afforded by the other Classes of Subordinate
Certificates with later alphabetical Class designations (provided that the Class
A-M Certificates will be senior in right to the Class A-J Certificates).

      Realized Losses of principal and interest on the mortgage loans and
Expense Losses for any Distribution Date, to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account, will be allocated to the Class S, Class Q, Class P, Class O, Class N, Class M, Class L, Class K,
Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B, Class
A-J and Class A-M Certificates, in that order, and then to the Class A-1, Class
A-1A, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates and Class
A-4FL Regular Interest, pro rata, and, solely with respect to losses of interest
(other than as a reduction of the Notional Amount), to the Class X Certificates,
pro rata with the Class A Senior Certificates (other than the Class A-4FL
Certificates) and with the Class A-4FL Regular Interest, in each case reducing principal and/or interest otherwise payable thereon. Any allocations of Realized
Losses to the Class A-4FL Regular Interest will result in an equivalent reduction to the Class A-4FL Certificates. The Class X-MP Certificates will have a senior priority with respect to, and will receive interest payments solely from, the Millennium Portfolio Mortgage Loan and the Class X-RC Certificates
will have a senior priority with respect to, and will receive interest payments solely from, the Ritz-Carlton Pari Passu Loan.

      Any reimbursements of Advances determined to be nonrecoverable (and interest on such Advances) that are made in any Collection Period from collections or advances of principal that (in the absence of the reductions that we describe under the definition of "Principal Distribution Amount" in the
"Glossary of Terms" in this prospectus supplement) would otherwise be included in the total amount of principal distributable to Certificateholders for the related Distribution Date, will create a deficit (or increase an otherwise-existing deficit) between the total principal balance of the Mortgage
Pool (net of advances of principal) and the total principal balance of the certificates. The related reimbursements and payments made during any Collection
Period will therefore result in the allocation of those amounts (in reverse sequential order in accordance with the loss allocation rules described in the preceding paragraph) to reduce the principal balances of the Principal Balance
Certificates (without accompanying principal distributions) on the Distribution
Date for that Collection Period.

                                      S-135

      Any shortfall in the amount of the Distributable Certificate Interest
Amount paid to the Certificateholders of any class of certificates or the Class
A-4FL Regular Interest on any Distribution Date will result in Unpaid Interest for such Class, which will be distributable in subsequent periods to the extent of funds available therefor.

      Realized Losses with respect to Non-Serviced Mortgage Loans will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to such mortgage loans and the related Non-Serviced Companion
Mortgage Loans. Any additional trust expenses under the related Non-Serviced
Mortgage Loan Pooling and Servicing Agreement that are similar to those expenses resulting in Expense Losses and that relate to any Non-Serviced Mortgage Loan
Group containing a Non-Serviced Mortgage Loan B Note are to be paid first out of collections on, and other proceeds of, any related Non-Serviced Mortgage Loan B
Note, to the extent permitted under the related intercreditor agreement, and then, pro rata, out of collections on, and other proceeds of, the Non-Serviced
Mortgage Loan and the Non-Serviced Companion Mortgage Loans.

      Realized Losses with respect to any Serviced Pari Passu Mortgage Loan will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to such Serviced Pari Passu Mortgage Loan and the one or more related Serviced Companion Mortgage Loans. Any additional trust expenses under the Pooling and Servicing Agreement that are Expense Losses are to be paid, pro rata, out of collections on, and other proceeds of, any Serviced Pari
Passu Mortgage Loan and the one or more related Serviced Companion Mortgage
Loans.

      Realized Losses with respect to any A/B Mortgage Loan are to be allocated, and expenses are to be paid, first out of collections on, and other proceeds of, the related B Note and then out of collections on, and other proceeds of, the A
Note.

Prepayment Interest Shortfalls and Prepayment Interest Excesses

      If the aggregate Prepayment Interest Shortfalls on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment
Interest Excesses for such mortgage loans for the Collection Period related to a
Distribution Date, the Master Servicing Fee and certain other compensation payable to the master servicer will be reduced by the amount of any Compensating
Interest. See "Servicing of the Mortgage Loans--The Master Servicer--Master
Servicer Compensation" in this prospectus supplement.

      Any Net Aggregate Prepayment Interest Shortfall for a Distribution Date
will be allocated to each Class of certificates (other than the Class A-4FL,
Class X-RC, Class X-MP, Class DP and Class ST Certificates) and the Class A-4FL
Regular Interest, pro rata, in proportion to the amount of Accrued Certificate
Interest payable to such Class of certificates and the Class A-4FL Regular
Interest on such Distribution Date, in each case reducing interest otherwise payable thereon. Allocation of Net Aggregate Prepayment Interest Shortfalls to
the Class A-4FL Regular Interest will reduce the amount of interest payable to the Class A-4FL Certificates by an equivalent amount. The Distributable
Certificate Interest Amount in respect of any Class of certificates other than the Class X-RC, Class X-MP, Class DP and Class ST Certificates will be reduced to the extent any Net Aggregate Prepayment Interest Shortfalls are allocated to such Class of certificates. See "Servicing of the Mortgage Loans--The Master
Servicer--Master Servicer Compensation" in this prospectus supplement.

      On any Distribution Date, to the extent that the aggregate Prepayment
Interest Excesses on all mortgage loans other than Specially Serviced Mortgage
Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the master servicer as additional servicing compensation. Likewise, to the extent that the aggregate Prepayment Interest Excesses on all Specially Serviced
Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the special servicer as additional servicing compensation.

      In the case of any mortgage loan that provides for a Due Date (including applicable grace periods) that occurs after the Determination Date occurring in the month of such Due Date, the master servicer will be required to remit to the paying agent (for inclusion in the Available Distribution Amount for the distributions occurring in such month) any Principal Prepayments and Balloon
Payments that are received by the master servicer (from the

                                      S-136

borrower or the related Primary Servicer) after the Determination Date but on or before the third business day prior to the related Distribution Date.

OPTIONAL TERMINATION

      The holders of a majority of the Controlling Class, the special servicer, the master servicer and the holder of the majority interest in the Class R-I
Certificates, in that order, will have the option to purchase, in whole but not in part, the mortgage loans and any other property remaining in the trust on any
Distribution Date on or after the Distribution Date on which the aggregate principal balance of the mortgage loans is less than or equal to 1% of the balance as of the Cut-off Date of the mortgage loans.

      The Purchase Price for any such purchase will be 100% of the aggregate unpaid principal balances of the mortgage loans, other than any mortgage loans as to which the master servicer has determined that all payments or recoveries with respect to such mortgage loans have been made, plus accrued and Unpaid
Interest at the mortgage rate--or the mortgage rate less the Master Servicing
Fee Rate if the master servicer is the purchaser--to the Due Date for each mortgage loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the
Advance Rate, and the fair market value of any other property remaining in the trust. Provided that the aggregate principal balances of the Class A-1, Class
A-1A, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class
B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K
Certificates and Class A-4FL Regular Interest have been reduced to zero, the trust could also be terminated in connection with an exchange of all the then-outstanding certificates, including the Class X, Class X-MP, Class X-RC and the Class T Certificates, but excluding the Class DP and Class ST Certificates and the Residual Certificates, for mortgage loans remaining in the trust, but all of the holders of outstanding certificates of such classes would have the option to voluntarily participate in such exchange. Any optional termination of the trust must be conducted so as to constitute a "qualified liquidation" of each REMIC under Section 860F of the Code.

      Upon any such termination, the Purchase Price for the mortgage loans and the other property in the trust will be applied to pay accrued and Unpaid
Interest on and reduce the Certificate Balance of all outstanding Classes to zero in the manner provided under "Description of the Offered
Certificates--Distributions--Application of the Available Distribution Amount"
in this prospectus supplement. Notice of any optional termination must be mailed by the paying agent on behalf of trustee to the Certificateholders and the
Rating Agencies upon the receipt of written notice of such optional termination by the trustee and the paying agent.

      ANY SUCH TERMINATION WILL HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY
OUTSTANDING OFFERED CERTIFICATES PURCHASED AT A PREMIUM. SEE "YIELD, PREPAYMENT
AND MATURITY CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

ADVANCES

P&I Advances

      On the business day prior to each Distribution Date, the master servicer will be obligated to make a P&I Advance in respect of each mortgage loan, subject to the following paragraph, but only to the extent that the master servicer or the special servicer has not determined, in its sole discretion, exercised in good faith, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds and Liquidation Proceeds, in respect of the related mortgage loan, and only until such mortgage loan has been liquidated; provided, however, that the amount of any P&I Advance required to be advanced by the master servicer with respect to interest on such a mortgage loan as to which there has been an Appraisal Reduction will be an amount equal to the product of:

o   the amount of interest required to be advanced by the master servicer without giving effect to this sentence; and

o   a fraction, the numerator of which is the Scheduled Principal Balance of such mortgage loan as of the immediately preceding Determination Date less any Appraisal Reduction in effect with respect to such

                                      S-137

    mortgage loan (or, in the case of a Non-Serviced Mortgage Loan or Serviced
    Pari Passu Mortgage Loan, the portion of the Appraisal Reduction that is allocable to such Non-Serviced Mortgage Loan or Serviced Pari Passu Mortgage
    Loan, as applicable) and the denominator of which is the Scheduled Principal
    Balance of the mortgage loan as of such Determination Date.

      In addition, the master servicer will not in any event be required to (i)
advance prepayment or yield maintenance premiums, Excess Interest or default interest, if any, or (ii) make any P&I Advances on any B Note, any Non-Serviced
Companion Mortgage Loan or any Serviced Companion Mortgage Loan.

      None of the master servicer, the special servicer, the paying agent or the trustee will be required to advance any amount due to be paid by the Swap
Counterparty for distribution to the Class A-4FL Certificates in the event that the Swap Counterparty fails to make a required payment under the Swap Contract.

      With respect to any mortgage loan that is delinquent in respect of its
Balloon Payment, including any REO Property as to which the related mortgage loan provided for a Balloon Payment, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, less the related Master Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee and any other servicing fees payable from such Assumed Scheduled Payment, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled
Payments.

      The master servicer will be entitled to interest on P&I Advances, which interest will accrue at the Advance Rate. This interest and any interest on other Advances, including interest on servicing advances made by the applicable
Non-Serviced Mortgage Loan Master Servicer in respect of the related
Non-Serviced Mortgage Loan, will result in a reduction in amounts payable on the certificates, to the extent that interest is not otherwise offset in accordance with the Pooling and Servicing Agreement and any related Non-Serviced Mortgage
Loan Pooling and Servicing Agreement.

      P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the master servicer or the special servicer determines in its sole discretion, exercised in good faith, that a P&I Advance will not be ultimately recoverable from related recoveries, from funds on deposit in the Certificate
Account and Distribution Account as described under "--Reimbursement of
Advances" below. P&I Advances made in respect of mortgage loans that have a grace period that expires on or after the Master Servicer Remittance Date will not begin to accrue interest until the day succeeding the expiration date of any applicable grace period. In no event will the master servicer be required to make aggregate P&I Advances with respect to any mortgage loan which, when including the amount of interest accrued on such Advances at the Advance Rate, equals an amount greater than the Scheduled Principal Balance plus all overdue amounts on such mortgage loan.

      Subject to certain exceptions, the right of the master servicer to reimbursement or payment out of recoveries will be prior to the right of the
Certificateholders to receive any amounts recovered with respect to any mortgage loan. If the master servicer fails to make a required P&I Advance, the trustee is required to make such P&I Advance, subject to the same limitations, and with the same rights, including the right to receive interest on such P&I Advance, as described above for the master servicer.

      Notwithstanding the foregoing, with respect to any Non-Serviced Mortgage
Loan, the master servicer and the trustee will be required to rely on the determination of any master servicer, trustee or fiscal agent for the securitization of any related Non-Serviced Companion Mortgage Loan that a particular advance with respect to principal or interest and relating to such other securitization is, or would if made be, ultimately nonrecoverable from collections on the related Non-Serviced Mortgage Loan Group. The Non-Serviced
Mortgage Loan Pooling and Servicing Agreement for a Non-Serviced Companion
Mortgage Loan may provide for a nonrecoverability determination that differs from the basis for determining nonrecoverability of P&I Advances on the mortgage loans by the master servicer. Because of the foregoing, the obligation to make
P&I Advances with respect to any Non-Serviced Mortgage Loans as to which advancing is provided for under the Pooling and Servicing Agreement could

                                      S-138

terminate earlier than would have been the case if such determination were made solely pursuant to the Pooling and Servicing Agreement.

Servicing Advances

      Servicing Advances, in all cases, will be reimbursable as described below.
The master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account or
Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

      With respect to the mortgaged properties securing the mortgage loans, the master servicer will be obligated to make, and the special servicer may make,
Servicing Advances for, among other things, real estate taxes and insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates and not paid by the related borrower, on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees. With respect to REO Properties, the master servicer will be obligated to make, and the special servicer may make, Servicing Advances, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

o   insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;

o   items such as real estate taxes and assessments in respect of such REO
    Property that may result in the imposition of a lien;

o   any ground rents in respect of such REO Property; and

o   other costs and expenses necessary to maintain, manage or operate such REO
    Property.

      Notwithstanding the foregoing, the master servicer will be obligated to make such Servicing Advances only to the extent that the master servicer or the special servicer has not determined, as described below, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds, Condemnation
Proceeds, Liquidation Proceeds or proceeds of mortgage loan repurchases (or from any other collections), in respect of such mortgage loan or REO Property.

      The master servicer and the special servicer may incur certain costs and expenses in connection with the servicing of a mortgage loan, any Serviced
Companion Mortgage Loan, any B Note or the administration of REO Property.
Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from recoveries or collections on the related mortgage loan
(and, if applicable, the related B Note) or REO Property. However, if the master servicer or the special servicer, as applicable, determines, as described below, that any Servicing Advance previously made, and accrued interest thereon at the
Advance Rate, will not be ultimately recoverable from such related recoveries, such Advances will generally be reimbursable from amounts on deposit in the
Certificate Account or Distribution Account as described under "--Reimbursement of Advances" below. If the master servicer fails to make a required Servicing
Advance, the trustee is required to make such Servicing Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer.

      In general, none of the master servicer, the special servicer or the trustee or any fiscal agent will be required to make any Servicing Advances with respect to any Non-Serviced Mortgage Loan under the Pooling and Servicing
Agreement. Those advances will be made by the applicable Non-Serviced Mortgage
Loan Master Servicer, the applicable Non-Serviced Mortgage Loan Special Servicer and/or another party under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement on generally the same terms and conditions as are applicable under the Pooling and Servicing Agreement. If any Servicing Advances are made with respect to any Non-Serviced Mortgage Loan Group under the related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest thereon.

Reimbursement of Advances

                                      S-139

      Any monthly P&I Advance or Servicing Advance (in either case, with interest) that has been determined to be nonrecoverable from the particular mortgage loan to which it relates will be reimbursable from the Certificate
Account in the Collection Period in which the nonrecoverability determination is made. Any reimbursement of nonrecoverable Advances will be made first from amounts in the Certificate Account that are allocable to principal received with respect to the Mortgage Pool during the Collection Period in which the reimbursement is made, prior to reimbursement from other collections (including interest) received during that Collection Period (and similarly, in subsequent periods, from principal first and then from other collections). If interest on the mortgage loans is used to reimburse such nonrecoverable Advances, then the party entitled to such reimbursement has agreed to notify the Rating Agencies at least fifteen (15) days prior to such use, unless circumstances exist which are extraordinary in the sole discretion of such party. If the amount in the
Certificate Account allocable to principal received with respect to the mortgage loans is insufficient to fully reimburse the party entitled to reimbursement, then such party may elect at its sole option to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance). If a monthly P&I Advance or Servicing Advance is made with respect to a mortgage loan after a default thereon and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those Advances (together with interest thereon) in full at the time of the workout (but such amounts become an obligation of the borrower to be paid in the future), then such Advance
(together with interest thereon), unless determined to be nonrecoverable, will be reimbursable only from amounts in the Certificate Account that represent principal on the mortgage loans (net of any principal used to reimburse any nonrecoverable Advance (together with interest thereon)). To the extent that the reimbursement is made from principal, the Principal Distribution Amount otherwise payable on the certificates on the related Distribution Date will be reduced and, in the case of reimbursement of nonrecoverable Advances (or interest thereon), a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under
"--Distributions--Subordination; Allocation of Losses and Certain Expenses") to
reduce the total principal balance of the certificates (other than the Class DP and Class ST Certificates) on that Distribution Date. Any provision in the
Pooling and Servicing Agreement for any Servicing Advance or P&I Advance by the
master servicer, the special servicer or the trustee is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person or entity the risk of loss with respect to one or more of the mortgage loans.

Nonrecoverable Advances

      The determination that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable will be made in the sole discretion of the master servicer or special servicer, as applicable, (subject to the reliance on the determination of nonrecoverability in respect of
Non-Serviced Mortgage Loans described above) exercising good faith, and is required to be accompanied by an officer's certificate delivered to the trustee, the special servicer or the master servicer (as applicable), the Operating
Adviser, the Rating Agencies, the paying agent and us (and the holders of the B
Note or the Serviced Companion Mortgage Loan if the Servicing Advance relates to an A/B Mortgage Loan or a Loan Pair) and setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination. The master servicer's or special servicer's determination of nonrecoverability will be conclusive and binding upon the Certificateholders, and the trustee. The trustee will be entitled to rely conclusively on any determination by the master servicer or special servicer of nonrecoverability with respect to such Advance and will have no obligation, but will be entitled, to make a separate determination of recoverability.

      In addition, the master servicer or special servicer, in considering whether a P&I Advance or Servicing Advance is a nonrecoverable Advance, will be entitled to give due regard to the existence of any outstanding nonrecoverable
Advances with respect to other mortgage loans where reimbursement is, at the time of such consideration, being deferred or delayed by a master servicer, special servicer or the trustee because there is insufficient principal available for such reimbursement, in light of the fact that proceeds on the related mortgage loan are not only a source of reimbursement for the P&I Advance or Servicing Advance under consideration, but also a potential source of reimbursement for such deferred or delayed nonrecoverable Advance. In addition, the master servicer or special servicer may update or change its recoverability determinations at any time.

                                      S-140

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

Paying Agent Reports

      Based on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee and the paying agent, the paying agent will be required to provide or make available to each
Certificateholder and the Swap Counterparty on each Distribution Date:

      (a)   A statement (in the form of Appendix V) setting forth, to the extent applicable:

            (i)     the date of such Distribution Date, and of the Record Date,
                    Interest Accrual Period, and Determination Date for such
                    Distribution Date;

            (ii)    the Available Distribution Amount for the Distribution Date,
                    and any other cash flows received on the mortgage loans and applied to pay fees and expenses (including the components of the Available Distribution Amount or such other cash
                    flows);

            (iii)   the aggregate amount of servicing fees, Special Servicing
                    Fees, other special servicing compensation and Trustee Fees paid to the master servicer, the special servicer, the
                    Primary Servicer, the holders of the rights to Excess
                    Servicing Fees, the trustee and the paying agent with
                    respect to the Mortgage Pool;

            (iv)    the amount of other fees and expenses accrued and paid from the trust, including without limitation Advance
                    reimbursement and interest on Advances, and specifying the purpose of such fees or expenses and the party receiving
                    payment of those amounts, if applicable;

            (v)     the amount, if any, of such distributions to the holders of each Class of Principal Balance Certificates applied to
                    reduce the aggregate Certificate Balance of that Class;

            (vi)    the amount of such distribution to holders of each Class of certificates allocable to (A) interest and (B) Prepayment
                    Premiums or Yield Maintenance Charges;

            (vii)   the amount of any shortfall in principal distributions and any shortfall in interest distributions to each applicable
                    Class of certificates;

            (viii)  the amount of excess cash flow, if any distributed to the holder of the Residual Certificates;

            (ix)    the aggregate Certificate Balance or Notional Amount of each
                    Class of certificates before and after giving effect to the distribution made on such Distribution Date;

            (x)     the Pass-Through Rate applicable to each Class of
                    certificates for such Distribution Date;

            (xi)    the weighted average mortgage rate (and interest rates by
                    distributional groups or ranges) of the mortgage loans as of the related Determination Date;

            (xii)   the number of outstanding mortgage loans and the aggregate principal balance and Scheduled Principal Balance of the
                    mortgage loans and weighted average remaining term at the
                    close of business on the related Determination Date, with
                    respect to the Mortgage Pool and with respect to each Loan
                    Group;

            (xiii)  the number and aggregate Scheduled Principal Balance of mortgage loans, with respect to the Mortgage Pool:

                                      S-141

                    (A)   delinquent 30 to 59 days,

                    (B)   delinquent 60 to 89 days,

                    (C)   delinquent 90 days or more,

                    (D)   as to which foreclosure proceedings have been
                          commenced, or

                    (E)   as to which bankruptcy proceedings have been
                          commenced;

            (xiv)   the aggregate amount and general purpose of Servicing
                    Advances and P&I Advances outstanding, separately stated,
                    that have been made by the master servicer, the special
                    servicer and the trustee with respect to the Mortgage Pool and the aggregate amount and general purpose of Servicing
                    Advances and P&I Advances made by the applicable
                    Non-Serviced Mortgage Loan Master Servicer in respect of the
                    Non-Serviced Mortgage Loans;

            (xv)    the number and related principal balances of any mortgage
                    loans modified, extended or waived on a loan-by-loan basis since the previous Determination Date (including a
                    description of any modifications, extensions or waivers to mortgage loan terms, fees, penalties or payments during the distribution period);

            (xvi)   with respect to any REO Property included in the trust, the principal balance of the related mortgage loan as of the
                    date of acquisition of the REO Property and the Scheduled
                    Principal Balance of the mortgage loan;

            (xvii)  as of the related Determination Date:

                    (A)   as to any REO Property sold during the related
                          Collection Period, the date of the related
                          determination by the special servicer that it has
                          recovered all payments which it expects to be finally
                          recoverable and the amount of the proceeds of such
                          sale deposited into the applicable Certificate
                          Account, and

                    (B)   the aggregate amount of other revenues collected by
                          the special servicer with respect to each REO Property
                          during the related Collection Period and credited to
                          the applicable Certificate Account, in each case
                          identifying such REO Property by the loan number of
                          the related mortgage loan;

            (xviii) the aggregate amount of Principal Prepayments made during the related Collection Period, with respect to the Mortgage
                    Pool and with respect to each Loan Group;

            (xix)   the amount of Unpaid Interest, Realized Losses or Expense
                    Losses, if any, incurred with respect to the mortgage loans, including a break out by type of such Realized Losses or
                    Expense Losses, with respect to the Mortgage Pool and with respect to each Loan Group;

            (xx)    Material Breaches of mortgage loan representations and
                    warranties of which the trustee, the master servicer or the special servicer has received written notice;

            (xxi)   the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the
                    total Appraisal Reductions in effect as of such Distribution
                    Date, with respect to the Mortgage Pool and with respect to each Loan Group (and in the case of any Non-Serviced
                    Mortgage Loans, the amount of any appraisal reductions

                                      S-142

                    effected under the related Non-Serviced Mortgage Loan
                    Pooling and Servicing Agreement);

            (xxii)  with respect to the Swap Contract:

                    (A)   the amounts received and paid in respect of the
                          Swap Contract for such Distribution Date and the
                          Pass-Through Rate applicable to the Class A-4FL
                          Certificates for the next succeeding Distribution
                          Date;

                    (B)   identification of any Rating Agency Trigger Event
                          or Swap Default as of the close of business on the
                          last day of the immediately preceding calendar
                          month;

                    (C)   the amount of any (i) payment by the Swap
                          Counterparty as a termination payment, (ii)
                          payment to any successor interest rate Swap
                          Counterparty to acquire a replacement swap
                          contract, and (iii) collateral posted by the Swap
                          Counterparty in connection with any Rating Agency
                          Trigger Event; and

                    (D)   the amount of and identification of any payments
                          on the Class A-4FL Certificates in addition to the
                          amount of principal and interest due on such
                          class, such as any termination payment received in
                          connection with the Swap Contract or any payment
                          of a Prepayment Premium or Yield Maintenance
                          Charge after the termination of the Swap Contract;
                          and

      (b)   A report containing information regarding the mortgage loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the mortgage loans presented in Appendix I and will be presented in a tabular format substantially similar to the format utilized in Appendix I.

      The reports described in clauses (a) and (b) above may be combined into one report for purposes of dissemination.

      In the case of information furnished pursuant to subclauses (a)(v),
(a)(vi) and (a)(ix) above, the amounts shall be expressed as a dollar amount per
$1,000 of original actual principal amount of the certificates for all certificates of each applicable Class.

      The paying agent will make the foregoing reports and certain other information available each month to the general public via the paying agent's website, which shall initially be located at www.etrustee.net. In addition, the paying agent will also make certain other additional reports available via the paying agent's website on a restricted basis to the Depositor and its designees, including the Financial Market Publishers, the Rating Agencies, the parties to the Pooling and Servicing Agreement, the Underwriters, Certificateholders and
any prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification in the form attached to the Pooling and Servicing Agreement (which form may be submitted electronically via the paying agent's website). In addition, the paying agent will make available on its website any reports on Forms 10-D, 10-K and 8-K that have been filed with respect to the trust through the EDGAR system. For assistance with the paying agent's website, investors may call (312) 904-8847. The trustee and the paying agent will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the trustee and the paying agent may disclaim responsibility for any information of which it is not the original source.

      In connection with providing access to the paying agent's website, the paying agent may require registration and the acceptance of a disclaimer. The trustee and the paying agent will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

                                      S-143

      On an annual basis, the master servicer is required to deliver or make available electronically the Annual Report to the trustee and the paying agent, and the paying agent will make such report available as described above to the
Underwriters, the Certificateholders, the Depositor and its designees, the parties to the Pooling and Servicing Agreement, the Rating Agencies and any
prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification satisfactory to the paying agent.

      The paying agent shall make available at its corporate trust offices
(either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any Certificateholder, any
Certificate Owner, any prospective investor, the Underwriters, each Rating
Agency, the special servicer, the Depositor, the holder of any B Note and the holder of any Serviced Companion Mortgage Loan, originals or copies of, among other things, the following items: (i) the most recent property inspection reports in the possession of the paying agent in respect of each mortgaged property and REO Property, (ii) the most recent mortgaged property/REO Property annual operating statement and rent roll, if any, collected or otherwise obtained by or on behalf of the master servicer or the special servicer and delivered to the paying agent, (iii) any Phase I environmental report or engineering report prepared or appraisals performed in respect of each mortgaged property; provided, however, that the paying agent shall be permitted to require payment by the requesting party (other than either Rating Agency or the
Operating Adviser) of a sum sufficient to cover the reasonable expenses actually incurred by the paying agent of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

Other Information

      The Pooling and Servicing Agreement generally requires that the paying agent or, with respect to the mortgage loan files, the custodian make available, at their respective corporate trust offices or at such other office as they may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder, the holder of a B Note, the holder of any Serviced Companion Mortgage Loan, each Rating Agency or the Depositor, originals or copies of, among other things, the following items, except to the extent not permitted by applicable law or under any of the mortgage loan documents:

o   the Pooling and Servicing Agreement and any amendments to it;

o   all reports or statements delivered to holders of the relevant class of certificates since the Closing Date;

o   all officer's certificates delivered to the paying agent since the Closing
    Date;

o   all accountants' reports delivered to the paying agent since the Closing
    Date;

o   the mortgage loan files;

o   any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicer and/or the special servicer; and

o   any and all officer's certificates and other evidence delivered to the paying agent to support the master servicer's determination that any Advance was not or, if made, would not be, recoverable.

      Copies of any and all of the foregoing items and any servicer reports will be available from the paying agent (or, with respect to the mortgage loan files, the custodian) upon request; however, the paying agent or custodian will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing such copies (except that such items will be furnished to the Operating Adviser without charge if such request is not excessive in the judgment of the paying agent or the custodian, as applicable).
Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the certificates by such recipient and in accordance with applicable law.

      The trust will file distribution reports on Form 10-D, annual reports on
Form 10-K and (if applicable) current reports on Form 8-K with the Securities and Exchange Commission (the "Commission") regarding the certificates, to the extent, and for such time, as it shall be required to do so under the Securities
Exchange Act of

                                      S-144

1934, as amended. Such reports will be filed under the name "Morgan Stanley
Capital I Trust 2006-HQ9." Members of the public may read and copy any materials filed with the Commission at the Commission's Public Reference Room at 450 Fifth
Street, N.W., Washington, D.C. 20549. Additional information regarding the
Public Reference Room can be obtained by calling the Commission at
1-800-SEC-0330. The Commission also maintains a site on the World Wide Web at
"http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The
Depositor has filed the prospectus and the related registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Commission's Web site. The Commission maintains computer terminals providing access to the EDGAR system at the office referred to above.

Book-Entry Certificates

      Until such time, if any, as definitive certificates are issued in respect of the offered certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the paying agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      The master servicer, the special servicer, the paying agent and the
Depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered with the certificate registrar as of the related Record Date; however, any Certificate Owner that has delivered to the certificate registrar a written certification, in the form prescribed by the
Pooling and Servicing Agreement, regarding such Certificate Owner's beneficial ownership of offered certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

EXAMPLE OF DISTRIBUTIONS

      The following chart sets forth an example of distributions on the certificates as if the certificates had been issued in August 2006:

         The close of business on

         August 1 (except as described in    (A)    Cut-off Date.
         this prospectus supplement)

         August 31                           (B)    Record Date for all
                                                    Classes of Certificates.

         August 2 - September 8              (C)    The Collection Period.
                                                    The master servicer
                                                    receives Scheduled
                                                    Payments due after the
                                                    Cut-off Date and any
                                                    Principal Prepayments made
                                                    after the Cut-off Date and
                                                    on or prior to September 8.

         September 8                         (D)    Determination Date.

         September 13                        (E)    Master Servicer Remittance
                                                    Date.

         September 14                        (F)    Distribution Date.

      Succeeding monthly periods follow the pattern of (B) through (F) above
(except as described below).

      (A)   The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the trust.

                                      S-145

      (B)   Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record on this date. Each subsequent
Record Date will be the last business day of the month preceding the month in which the related Distribution Date occurs.

      (C)   Any Scheduled Payments due and collected and Principal Prepayments collected, after the Cut-off Date and on or prior to September 8, 2006 will be deposited in the Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs. In the case of certain mortgage loans identified in a schedule to the Pooling and Servicing Agreement as to which the
Scheduled Payment is due on a Due Date that may occur after, but in the same calendar month as, the last day of a given Collection Period, certain payments that are either received before the Distribution Date or advanced in respect of such Scheduled Payment (or, if applicable, Assumed Scheduled Payment) will, to the extent provided in the Pooling and Servicing Agreement, be deemed to be included in that Collection Period.

      (D)   As of the close of business on the Determination Date, the master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

      (E)   The master servicer will remit to the paying agent no later than the business day prior to the related Distribution Date all amounts held by the master servicer, and any P&I Advances required to be made by the master servicer, that together constitute the Available Distribution Amount for such
Distribution Date.

      (F)   The paying agent will make distributions to Certificateholders on the 4th business day after the related Determination Date of each month.

EXPECTED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

      The Expected Final Distribution Date for each class of certificates presented under "Summary of Prospectus Supplement--Expected Final Distribution
Dates" in this prospectus supplement is the date on which such Class is expected to be paid in full, assuming timely payments and no Principal Prepayments (other than payments with respect to ARD Loans on their Anticipated Repayment Dates)
will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions. The actual final Distribution Date for any
Class may be earlier or later (and could be substantially later) than the expected final Distribution Date.

      The Rated Final Distribution Date of each class of certificates (other than the Class DP and Class ST Certificates) is the Distribution Date in July
2044.

      The ratings assigned by the Rating Agencies to each Class of Principal
Balance Certificates reflects an assessment of the likelihood that the
Certificateholders of such Class will receive, on or before the Rated Final
Distribution Date, all principal distributions to which they are entitled.

AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT

      The Pooling and Servicing Agreement may be amended from time to time by the parties to the Pooling and Servicing Agreement, without notice to or the consent of any of the Holders, to do the following:

o   to cure any ambiguity;

o   to cause the provisions in the Pooling and Servicing Agreement to conform to, or be consistent with, or in furtherance of, the statements made with respect to the certificates, the trust or the Pooling and Servicing
    Agreement in this prospectus supplement, the accompanying prospectus or the memorandum under which certain of the Subordinate Certificates are being offered, or to correct or supplement any provision which may be inconsistent with any other provisions;

                                      S-146

o   to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the status of each REMIC (or the grantor trust portions of the trust) for the purposes of federal income tax law (or comparable provisions of state income tax law);

o   to make any other provisions with respect to matters or questions arising under or with respect to the Pooling and Servicing Agreement not inconsistent with the provisions therein;

o   to modify, add to or eliminate the provisions in the Pooling and Servicing
    Agreement relating to transfers of Residual Certificates;

o   to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to list the certificates on a stock exchange, including, without limitation, the appointment of one or more sub-paying agents and the requirement that certain information be delivered to such sub-paying agents;

o   to modify the provisions relating to the timing of reimbursements of
    Servicing Advances or P&I Advances in order to conform them to the commercial mortgage-backed securities industry standard for such provisions if (i) the Depositor and the master servicer determine that that industry standard has changed, (ii) such modification will not result in an adverse
    REMIC event, as evidenced by an opinion of counsel, (iii) each Rating Agency has provided confirmation that such modification will not result in a downgrade, withdrawal or qualification in any rating then assigned to any
    Class of Certificates, and (iv) the Operating Adviser consents to such modification; or

o   any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents).

      No such amendment effected pursuant to the first, second or fourth bullet above may (A) adversely affect in any material respect the interests of any
Certificateholder not consenting to such amendment without the consent of 100%
of the Certificateholders (if adversely affected) or (B) adversely affect the status of any REMIC (or the grantor trust portions of the trust). In certain cases, pursuant to the terms of the related intercreditor agreement, no amendment to the Pooling and Servicing Agreement that is materially adverse to the interests of the holder of a B Note may be effected unless the holder of that B Note provides written consent to such amendment. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the trustee may require an opinion of counsel.

      The Pooling and Servicing Agreement may also be amended from time to time by the agreement of the parties to the Pooling and Servicing Agreement (without the consent of the Certificateholders) and with the written confirmation of the
Rating Agencies that such amendment would not cause the ratings on any class of certificates to be qualified, withdrawn or downgraded; provided, however, that such amendment may not effect any of the items set forth in the bullet points contained in the next succeeding paragraph. The trustee may request, at its option, to receive an opinion of counsel, addressed to the parties to the
Pooling and Servicing Agreement that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

      The Pooling and Servicing Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the aggregate Certificate Balance of the certificates then outstanding (as calculated under the Pooling and Servicing Agreement), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders or such holders; provided that no such amendment may:

o   reduce in any manner the amount of, or delay the timing of the distributions required to be made on any certificate without the consent of the Holder of such certificate;

o   adversely affect in any material respect the interests of the Holders of the
    Certificates in a manner other than as described in the immediately preceding bullet, without the consent of the Holders of all Certificates affected thereby;

o   change the activities of the Trust, without the consent of the Holders of all Certificates affected thereby;

                                      S-147

o   reduce the aforesaid percentages of aggregate certificate percentage or
    Certificate Balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each class of certificates affected thereby;

o   eliminate the master servicer's or the trustee's obligation to advance or alter the Servicing Standard except as may be necessary or desirable to comply with Sections 860A through 860G of the Code and related Treasury
    Regulations and rulings promulgated under the Code;

o   adversely affect the status of any grantor trust created out of the related portion of the trust, for federal income tax purposes, without the consent of 100% of the Class T Certificateholders or the Class A-4FL
    Certificateholders, as applicable; or

o   adversely affect the status of any REMIC created under the Pooling and
    Servicing Agreement for federal income tax purposes without the consent of
    100% of the Certificateholders (including the Class R-I, Class R-II and
    Class R-III Certificateholders but excluding the Class T
    Certificateholders). The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

      The Pooling and Servicing Agreement may not be amended in a manner that would adversely affect distributions to the Swap Counterparty or the rights or obligations of the Swap Counterparty under the Swap Contract without the consent of the Swap Counterparty (which consent will not be unreasonably withheld, conditioned or delayed).

      Additionally, no amendment to the Pooling and Servicing Agreement may change in any manner the obligations of a mortgage loan seller under the related
Mortgage Loan Purchase Agreement without the consent of the applicable mortgage loan seller.

EVIDENCE AS TO COMPLIANCE

      Each of the master servicer, the special servicer, the Primary Servicer and the paying agent will be required under the Pooling and Servicing Agreement, and we expect that each Additional Servicer and each sub-servicer will be required under the applicable primary servicing or sub-servicing agreement, to deliver annually, to the trustee, the paying agent and the Depositor on or before the date specified in the Pooling and Servicing Agreement or the applicable primary servicing or sub-servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement or the applicable primary servicing or sub-servicing agreement in the case of an Additional Servicer or other sub-servicer, has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the Pooling and Servicing Agreement or the applicable primary servicing or sub-servicing agreement in the case of an Additional
Servicer or other sub-servicer, in all material respects throughout the year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

      In addition, the master servicer, the special servicer, the Primary
Servicer, the paying agent and, to the extent required under the Pooling and
Servicing Agreement, the trustee, each at its own expense, will be required under the Pooling and Servicing Agreement, and we expect that each Servicing
Function Participant will be required under the applicable primary servicing or sub-servicing agreement, to deliver annually, to the trustee, the paying agent, the Rating Agencies and the Depositor, a report (an "Assessment of Compliance")
assessing compliance by that party with the servicing criteria set forth in Item
1122(d) of Regulation AB that contains the following:

      o   a statement of the party's responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

                                      S-148

      o   a statement that the party used the criteria in Item 1122(d) of
          Regulation AB to assess compliance with the applicable servicing criteria;

      o   the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status thereof;
          and

      o   a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

      Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

                        DESCRIPTION OF THE SWAP CONTRACT

GENERAL

      On the Closing Date, the Depositor will assign to the trustee, on behalf of the trust, the Class A-4FL Regular Interest together with a swap contract
(the "Swap Contract") with Morgan Stanley Capital Services Inc., a Delaware corporation (the "Swap Counterparty"). The Class A-4FL Certificates will represent all of the beneficial interest in the Class A-4FL Regular Interest, the Swap Contract and all amounts on deposit in the Floating Rate Account (as defined below). The Swap Contract will have an expiration date of the
Distribution Date in July 2044. Promptly upon the determination of LIBOR by the
Swap Counterparty, the Swap Counterparty will provide a report to the paying agent setting forth LIBOR for the Interest Accrual Period for the Class A-4FL
Certificates. The paying agent will be entitled to conclusively rely on such report (in the absence of manifest error).

      The paying agent will establish and maintain an account in the name of the paying agent, in trust for holders of the Class A-4FL Certificates (the
"Floating Rate Account"). Promptly upon receipt of any payment of interest on the Class A-4FL Regular Interest or a payment or other receipt in respect of the
Swap Contract, the paying agent will deposit the same into the Floating Rate
Account.

      The paying agent may make withdrawals from the Floating Rate Account only for the following purposes: (i) to distribute the Class A-4FL Available Funds for any Distribution Date to the holders of the Class A-4FL Certificates; (ii)
to withdraw any amount deposited into the Floating Rate Account that was not required to be deposited therein; (iii) to apply any funds required to be paid to the Swap Counterparty under the Swap Contract; (iv) to clear and terminate such account pursuant to the terms of the Pooling and Servicing Agreement; (v)
in the event of the termination of the Swap Contract, to replace such Swap
Contract, to apply any termination payments paid by the Swap Counterparty to offset the expense of entering into a substantially identical interest rate swap contract with another counterparty, if possible, and to distribute any remaining amounts to the holders of the Class A-4FL Certificates (net of any costs and expenses related to the Swap Contract), and if not possible, to distribute the entire termination payment (net of any costs and expenses related to the Swap
Contract), to the holders of the related Class A-4FL Certificates and (vi) to pay to the paying agent any costs and expenses incurred in connection with the enforcement of the rights of the holder of the Swap Contract with respect to the
Swap Contract; provided that the paying agent will only be permitted to incur and reimburse itself out of the Floating Rate Account with respect to any such costs and expenses which are in excess of any termination payment received from the Swap Counterparty and not otherwise applied to offset the expense of entering into a replacement Swap Contract if it has received the written consent of 100% of the holders of the Class A-4FL

                                      S-149

Certificates or each Rating Agency then rating the Class A-4FL Certificates has confirmed in writing that such action or event will not result in the reduction, qualification or withdrawal of its then current rating for such Class A-4FL
Certificates. If after receipt or payment of the net swap payment due from or to the Swap Counterparty there are insufficient funds in the Floating Rate Account to make the full distribution of the Distributable Certificate Interest Amount
to the holders of the Class A-4FL Certificates, the resulting interest shortfall will be borne by the holders of such Class A-4FL Certificates. Neither the paying agent nor any other party will be required to advance any amount due to be paid by the Swap Counterparty for distribution to the Class A-4FL
Certificates in the event that the Swap Counterparty fails to make a required payment.

THE SWAP CONTRACT

      The Swap Contract will provide that, subject to any adjustments for Net
Aggregate Prepayment Interest Shortfalls or for other losses on the mortgage loans that reduce interest available for payments to the Swap Counterparty or, if the Weighted Average Net Mortgage Rate limits the interest available for payments to the Swap Counterparty, in each case as described below, on the business day prior to each Distribution Date, commencing in September 2006, the paying agent will pay an amount (the "Fixed Interest Distribution") to the Swap
Counterparty equal to __% per annum multiplied by a notional amount equal to the outstanding principal balance of the Class A-4FL Regular Interest (the "Floating
Rate Certificate Notional Amount") calculated on a 30/360 basis, and the Swap
Counterparty will pay an amount equal to the Floating Rate Certificate Notional
Amount multiplied by the Pass-Through Rate of the Class A-4FL Certificates to
the paying agent for the benefit of the holders of the Class A-4FL Certificates.
The Pass-Through Rate for the Class A-4FL Certificates is one-month LIBOR (or, in the case of the initial Interest Accrual Period, an interpolated rate based on two-week and one-month LIBOR) plus __% based on the actual number of days elapsed in the related Interest Accrual Period and a 360-day year. Required payments under the Swap Contract with respect to each Distribution Date will be made by the Swap Counterparty or the paying agent on a net basis. The Swap
Counterparty will also make payments to the trust with respect to the Swap
Contract on the Closing Date.

      If the debt ratings of the Swap Counterparty's Credit Support Provider fall below the levels specified for each Rating Agency as set forth in the Swap
Contract (a "Rating Agency Trigger Event"), the Swap Counterparty will be required to post collateral, find a replacement swap counterparty or credit support provider that would not cause a Rating Agency Trigger Event to occur or enter into another arrangement satisfactory to each Rating Agency. If the Swap
Counterparty fails to take such action, the paying agent, unless otherwise directed in writing by the holders of 100% of the Class A-4FL Certificates (and only to the extent that, and only for so long as, doing so does not lead the paying agent to incur expenses in excess of the amounts available to it from such holders for reimbursement) will be required to enforce the rights of the trust under the related Swap Contract as may be permitted by the terms of such
Swap Contract and the Pooling and Servicing Agreement and use any termination payments received from the Swap Counterparty to enter into a replacement interest rate swap contract on substantially identical terms. The costs and expenses incurred by the paying agent in connection with enforcing the rights of the trust under the Swap Contract will be reimbursable to the paying agent solely out of amounts in the Floating Rate Account that are otherwise payable to the Class A-4FL Certificates to the extent not reimbursed by the Swap
Counterparty; provided that either without the consent of 100% of the holders of the Class A-4FL Certificates or the written confirmation of each Rating Agency then rating such Class A-4FL Certificates that such action or event will not result in the reduction, qualification or withdrawal of its then current rating of such Class A-4FL Certificates, the paying agent will not be permitted to incur such costs and expenses in excess of any termination payment received from the Swap Counterparty and not otherwise applied to offset the expense of entering into a replacement interest rate swap contract. If the costs attributable to entering into a replacement interest rate swap contract would exceed the net proceeds of the liquidation of a Swap Contract, the paying agent will not be permitted to enter into a replacement interest rate swap contract and any such proceeds will instead be distributed to the holders of the Class
A-4FL Certificates. Following the termination of the Swap Contract (and during the period when the paying agent is pursuing remedies under such Swap Contract)
or if a Swap Default or other default or event of termination under the Swap
Contract occurs and is continuing, until such default is cured or such Swap
Contract is replaced, the Distributable Certificate Interest Amount with respect to the Class A-4FL Certificates will be equal to the Distributable Certificate
Interest Amount for the Class A-4FL Regular Interest, and the Class A-4FL
Certificates will accrue interest at the same rate, on the same basis and in the

                                      S-150

same manner as the Class A-4FL Regular Interest. Any conversion of the Class
A-4FL Certificates to a fixed interest rate subject to the Weighted Average Net
Mortgage Rate will become permanent following the determination by the paying agent not to enter into a replacement interest rate swap contract and the distribution of any termination payments to the holders of the Class A-4FL
Certificates. A Swap Default or termination of a Swap Contract and the consequent conversion to a fixed interest rate will not constitute a default under the Pooling and Servicing Agreement. A conversion to a fixed interest rate subject to the Weighted Average Net Mortgage Rate might result in a temporary delay to the holders of the Class A-4FL Certificates in receiving payment of the related Distributable Certificate Interest Amount on the Class A-4FL
Certificates if DTC is not given sufficient notice of the resulting change in the payment terms of the Class A-4FL Certificates.

      "Swap Default" means any failure on the part of the Swap Counterparty to
(i) make a required payment under the Swap Contract or (ii) post acceptable collateral, find an acceptable replacement swap counterparty or credit support provider or enter into another arrangement satisfactory to each Rating Agency after a Rating Agency Trigger Event as required by such Swap Contract.

      The paying agent will have no obligation on behalf of the trust to pay or cause to be paid to the Swap Counterparty any portion of the Fixed Interest
Distribution in respect of the Class A-4FL Regular Interest unless and until the related interest payment on such Class A-4FL Regular Interest is actually received by the paying agent; provided, however, that the paying agent may receive funds from the Swap Counterparty representing the net amount payable to the paying agent pursuant to the Swap Contract and the paying agent may pay the net swap payment from amounts received on the Class A-4FL Certificates.

      In addition, if the funds allocated to the payment of the Fixed Interest
Distribution of the Class A-4FL Regular Interest are insufficient to make any required payments to the Swap Counterparty and to make full distributions of the
Class A-4FL Interest Distribution Amount to the Class A-4FL Certificates, the
paying agent will be required to use such funds to make required payments to the
Swap Counterparty prior to making distributions on Class A-4FL Certificates, and holders of such Certificates will experience a shortfall. Any Net Aggregate
Prepayment Interest Shortfall allocated to the Class A-4FL Regular Interest, reduction in the interest available to be distributed to the Class A-4FL Regular
Interest for any other reason or the reduction of the Weighted Average Net
Mortgage Rate below __% will result in a corresponding dollar-for-dollar reduction in the interest payment made by the Swap Counterparty to the related grantor trust and, therefore, a corresponding decrease in the amount of interest distributed on the Class A-4FL Certificates.

      In addition to certain customary events of default and termination events contained in the Swap Contract, the Swap Counterparty will have the right to terminate such Swap Contract if the trust does not make a required payment to the Swap Counterparty or if the Pooling and Servicing Agreement is amended or the holders of the Class A-4FL Certificates or Class A-4FL Regular Interest
waive compliance with any provisions of the Pooling and Servicing Agreement without the consent of the Swap Counterparty if such amendment or waiver would have an adverse effect on the Swap Counterparty.

SIGNIFICANCE PERCENTAGE

      The "significance percentage" with respect to the Swap Contract is less than 10%. "Significance percentage" means the percentage that the amount of the
"significance estimate" (as described below) represents of the initial aggregate
Certificate Balance of the Class A-4FL Certificates. The "significance estimate"
has been determined based on a reasonable good faith estimate of maximum probable exposure, made in substantially the same manner as that used in the
Swap Counterparty's internal risk management process in respect of similar interest rate swap agreements.

TERMINATION PAYMENTS

                                      S-151

      The Swap Counterparty will be required to pay termination amounts, if any are payable pursuant to the Swap Contract, to the trust if an Event of Default or an Early Termination Date (each as defined in each Swap Contract) occurs under the Swap Contract and the Swap Counterparty is the sole Defaulting Party or the sole Affected Party (each as defined in the Swap Contract). No other termination amounts will be payable by either party under the Swap Contract.

      The Swap Contract will be filed with the SEC together with the Current
Report on Form 8-K (the "Form 8-K") to be filed in connection with the issuance of the offered certificates.

THE SWAP COUNTERPARTY

      The interest rate swap agreement will be provided by Morgan Stanley
Capital Services Inc. ("MSCS"), a Delaware corporation formed in 1985. Morgan
Stanley Capital Services Inc. is an affiliate of the depositor and Morgan
Stanley & Co. Incorporated, one of the underwriters, and a wholly-owned, unregulated special purpose subsidiary of Morgan Stanley (NYSE:MWD). The principal executive offices of Morgan Stanley Capital Services Inc. are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000.

      Morgan Stanley Capital Services Inc. conducts business in the over-the-counter derivatives market, writing a variety of derivative instruments, including interest rate swaps, currency swaps, credit default swaps and interest rate options with institutional clients. The payment obligations of
Morgan Stanley Capital Services Inc. under its derivative instruments are 100%
guaranteed by Morgan Stanley. As of June 27, 2006, Morgan Stanley has a
long-term debt rating of "Aa3" by Moody's Investors Service, Inc. ("Moody's"),
"A+" by Standard & Poor's Ratings Services, a division of The McGraw Hill
Companies, Inc. ("S&P") and "AA-" by Fitch, Inc. ("Fitch") and a short-term debt rating of "P-1" by Moody's, "A-1" by S&P and "F1+" by Fitch.

      The information contained in this section relates to and has been obtained from the Swap Counterparty.

                                      S-152

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

      The yield to maturity on the offered certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such offered certificates. The rate, timing and amount of distributions on any such certificate will in turn depend on, among other things:

o   the Pass-Through Rate for such certificate;

o   the rate and timing of principal payments, including Principal Prepayments, and other principal collections on the mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with
    Material Breaches of representations and warranties and Material Document
    Defects or the exercise of a purchase option by a holder of a subordinate note or a mezzanine loan) and the extent to which such amounts are to be applied in reduction of the Certificate Balance or Notional Amount of such certificate;

o   the rate, timing and severity of Realized Losses and Expense Losses and the extent to which such losses and expenses are allocable in reduction of the
    Certificate Balance or Notional Amount of such certificate or in reduction of amounts distributable thereon;

o   the rate and timing of any reimbursement of the master servicer, the special servicer or the trustee, as applicable, out of the Certificate Account of nonrecoverable Advances or Advances remaining unreimbursed on a modified mortgage loan on the date of such modification; and

o   the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the
    Distributable Certificate Interest Amount payable on such certificate.

      All Prepayment Premiums or Yield Maintenance Charges allocated to the
Class A-4FL Regular Interest will be paid to the Swap Counterparty unless the
Swap Contract and any replacement swap contract is terminated, in which case, those amounts will be distributed to the Class A-4FL Certificates.

      In addition, the effective yield to holders of the offered certificates will differ from the yield otherwise produced by the applicable Pass-Through
Rate and purchase prices of such certificates because interest distributions will not be payable to such holders until at least the 4th business day after the related Determination Date of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

PASS-THROUGH RATES

      The Pass-Through Rates on one or more classes of certificates may be based on, limited by, or equal to, a weighted average of the mortgage loan interest rates net of the Administrative Cost Rate, which is calculated based upon the respective principal balances of the mortgage loans as described in this prospectus supplement. In addition, the Pass-Through Rate on one or more classes of certificates may be capped at such weighted average rate. Accordingly, the yield on those classes of certificates may (and in the case of a class with a
Pass-Through Rate equal to or based on the Weighted Average Net Mortgage Rate, will) be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any experience of Realized
Losses as a result of liquidations of mortgage loans. In addition, the yield on the Class A-4FL Certificates will be sensitive to levels of one-month LIBOR. In general, the effect of any such changes on the yields and Pass-Through Rates for those certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or
Realized Losses than mortgage loans with relatively lower mortgage rates. In the case of a default of the Swap Counterparty, and until such default is cured or the Swap Contract is replaced, the Class A-4FL Certificates will accrue interest at the Pass-Through Rate of, and on the same basis and in the same manner as, the Class A-4FL Regular Interest. The Pass-Through Rate of the Class A-4FL
Regular Interest is a rate equal to the lesser of   %

                                      S-153

per annum and the Weighted Average Net Mortgage Rate (computed based on a
360-day year consisting of twelve 30-day months).

RATE AND TIMING OF PRINCIPAL PAYMENTS

      The yield to maturity on any class of offered certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or Notional
Amount of such class of certificates. As described in this prospectus supplement, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Senior Certificates until their
Certificate Balance is reduced to zero, and will thereafter be distributable entirely in respect of each other class of Principal Balance Certificates, in descending alphabetical order of Class designation (provided that the Class A-M
Certificates will be senior in right to the Class A-J Certificates), in each case until the aggregate Certificate Balance of such class of certificates is, in turn, reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate
Certificate Balance of each class of offered certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules of such mortgage loans, the dates on which Balloon Payments are due, any extension of maturity dates by the master servicer or the special servicer, the rate and timing of any reimbursement of the master servicer, the special servicer or the trustee, as applicable, out of the Certificate Account of nonrecoverable
Advances or Advances remaining unreimbursed on a modified mortgage loan on the date of such modification (together with interest on such Advances), and the rate and timing of Principal Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, repurchases as a result of a mortgage loan seller's breach of representations and warranties or material defects in a mortgage loan's documentation and other purchases of mortgage loans out of the trust.

      A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the Mortgage Pool. In particular, the mortgage loans in Loan Group 1 are secured primarily by mortgaged properties other than multifamily properties and the mortgage loans in
Loan Group 2 are secured primarily by multifamily properties. Because principal distributions on the Class A-1A Certificates are generally received from collections on the Mortgage Loans in Loan Group 2, an adverse event with respect to multifamily mortgaged properties would have a substantially greater impact on the Class A-1A Certificates than if such Class received principal distributions from other property types as well. However, on and after any Distribution Date on which the Certificate Balances of the Class A-M through Class S certificates have been reduced to zero, the Class A-1A certificates will receive principal distributions from the collections on the Mortgage Pool, pro rata, with the
Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates and Class
A-4FL Regular Interest. Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-AB
and Class A-4 Certificates and the Class A-4FL Regular Interest will generally be based upon the particular Loan Group that the related mortgage loan is deemed to be in, the yield on the Class A-1, Class A-2, Class A-3, Class A-AB and Class
A-4 Certificates and the Class A-4FL Regular Interest will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the
Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

      Although the borrower under an ARD Loan may have incentives to prepay the
ARD Loan on its Anticipated Repayment Date, there is no assurance that the borrower will choose to or will be able to prepay an ARD Loan on its Anticipated
Repayment Date. The failure of the borrower to prepay an ARD Loan on its
Anticipated Repayment Date will not be an Event of Default under the terms of that mortgage loan. However, the Pooling and Servicing Agreement will require action to be taken to enforce the trust's right to apply excess cash flow generated by the mortgaged property to the payment of principal in accordance with the terms of the ARD Loan documents.

      Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the trust as described in this prospectus supplement under "Description of the

                                      S-154

Offered Certificates--Optional Termination" will also shorten the weighted average lives of those certificates then outstanding. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the
Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those certificates. See "Servicing of the Mortgage Loans--Mortgage Loan
Modifications" in this prospectus supplement.

      The extent to which the yield to maturity of any offered certificate may vary from the anticipated yield will depend upon the degree to which such certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance or Notional Amounts of its Class. An investor should consider, in the case of any such certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

      In general, if an offered certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amounts of the related Class, the greater will be the effect on the yield to maturity of such certificate. As a result, the effect on an investor's yield of principal payments on the mortgage loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. With respect to the Class A Senior Certificates (other than the Class A-4FL Certificates), Class A-4FL Regular Interest, Class A-M, Class
A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J,
Class K, Class X, Class X-MP and Class X-RC Certificates, the allocation of a portion of collected Prepayment Premiums or Yield Maintenance Charges to the
certificates as described in this prospectus supplement is intended to mitigate those risks; however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The
Prepayment Premium or Yield Maintenance Charge payable, if any, with respect to any mortgage loan, is required to be calculated as presented in "Appendix II -
Certain Characteristics of the Mortgage Loans."

      Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

      If the portion of the Available Distribution Amount distributable in respect of interest on any class of certificates on any Distribution Date is less than the Distributable Certificate Interest Amount then payable for that
Class, the shortfall will be distributable to holders of that class of certificates on subsequent Distribution Dates, to the extent of the Available
Distribution Amount. Any such shortfall (which would not include interest shortfalls in connection with a principal prepayment accompanied by less than a full month's interest) will bear interest at the applicable Pass-Through Rate
(or, for the Class A-4FL Certificates, at the rate on the Class A-4FL Regular
Interest) and may adversely affect the yield to maturity of that class of certificates for as long as it is outstanding. Any such shortfall borne by the
Class A-4FL Regular Interest will be borne by the holders of the Class A-4FL
Certificates.

LOSSES AND SHORTFALLS

      The yield to holders of the offered certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Realized Losses and Expense Losses will generally be applied in reverse sequential order, that is, first to the Class S
Certificates, and then to the other respective Classes of Principal Balance
Certificates, in ascending alphabetical order of Class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J
Certificates) -- from the Class Q Certificates

                                      S-155

      to the Class B Certificates, then the Class A-J Certificates, then the
Class A-M Certificates, then pro rata among the Class A-1, Class A-1A, Class
A-2, Class A-3, Class A-AB and Class A-4 Certificates and the Class A-4FL
Regular Interest. As to each of such classes, Realized Losses and Expense Losses will reduce (i) first, the Certificate Balance of each such class until each such Certificate Balance is reduced to zero (in the case of the Principal
Balance Certificates); (ii) second, Unpaid Interest owing to each such class and
(iii) third, Distributable Certificate Interest Amounts owing to each such class, provided, that such reductions shall be allocated among the Class A-1
Certificates, Class A-1A Certificates, Class A-2 Certificates, Class A-3
Certificates, Class A-AB Certificates and Class A-4 Certificates and the Class
A-4FL Regular Interest, and, as to their interest entitlements only, the Class X
Certificates, pro rata, based upon their outstanding Certificate Balances or accrued interest, as the case may be. The Class X-MP Certificates will have a senior priority with respect to, and will receive interest payments solely from, the Millennium Portfolio Mortgage Loan and the Class X-RC Certificates will have a senior priority with respect to, and will receive interest payments solely from, the Ritz-Carlton Pari Passu Loan. Net Aggregate Prepayment Interest
Shortfalls will be borne by the holders of each class of certificates other than the Class DP and Class ST Certificates (subject to the following sentence), pro rata as described in this prospectus supplement, in each case reducing interest otherwise payable thereon. Notwithstanding the foregoing, distributions of interest on the Class X-MP Certificates will not be reduced by any portion of a
Net Aggregate Prepayment Interest Shortfall and will instead be reduced only by any Prepayment Interest Shortfall incurred with respect to the Millennium
Portfolio Mortgage Loan and allocable to the Millennium Portfolio IO Component, and distributions of interest on the Class X-RC Certificates will not be reduced by any portion of a Net Aggregate Prepayment Interest Shortfall and will instead be reduced only by any Prepayment Interest Shortfall incurred with respect to the Ritz-Carlton Pari Passu Loan and allocable to the Ritz-Carlton IO Component.
Shortfalls arising from delinquencies and defaults, to the extent the master servicer determines that P&I Advances would be nonrecoverable, Appraisal
Reductions, Expense Losses and Realized Losses on the pooled mortgage loans generally will result in, among other things, a shortfall in current or ultimate distributions to the most subordinate class of certificates (other than the
Class DP and Class ST Certificates) outstanding. In addition, although losses will not be directly allocated to the Class A-4FL Certificates, losses allocated to the Class A-4FL Regular Interest will result in a corresponding reduction of the Certificate Balance of the Class A-4FL Certificates.

RELEVANT FACTORS

      The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, payments of principal arising from repurchases of mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties and otherwise), prevailing interest rates, the terms of the mortgage loans--for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums or Yield Maintenance Charges, due-on-sale and due-on-encumbrance provisions, and amortization terms that require Balloon Payments--the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" in this prospectus supplement and "Risk Factors"
in the prospectus.

      The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment Premium or
Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

      Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

                                      S-156

      We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

WEIGHTED AVERAGE LIFE

      Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal Balance
Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such certificate. Furthermore, because the amount of principal that will be distributed to the Class A-1, Class
A-1A, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates and the Class
A-4FL Regular Interest will generally be based upon the particular Loan Group that the related mortgage loan is deemed to be in, the weighted average life on the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates and
the Class A-4FL Regular Interest will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the weighted average life on the Class
A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

      Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant rate of prepayment each month expressed as a percentage of the then outstanding principal balance of all of the mortgage loans, which are past their lock-out, defeasance and yield maintenance periods.
We make no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the offered certificates.

      The following tables indicate the percent of the initial Certificate
Balance of each class of offered certificates after each of the dates shown and the corresponding weighted average life of each such class of the certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR, and sets forth the percentage of the initial Certificate Balance of such certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the Structuring Assumptions.

      The mortgage loans do not have all of the characteristics of the
Structuring Assumptions. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the
Classes of Certificates analyzed in the tables may mature earlier or later than indicated by the tables and therefore will have a corresponding decrease or increase in weighted average life. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring
Assumptions. Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

      For the purposes of each table, the weighted average life of a certificate is determined by:

o   multiplying the amount of each reduction in the Certificate Balance thereon by the number of years from the date of issuance of the certificate to the related Distribution Date;

o   summing the results; and

o   dividing the sum by the aggregate amount of the reductions in the
    Certificate Balance of such certificate.

      The characteristics of the mortgage loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the Mortgage
Pool will not experience any defaults or losses, or that the Mortgage Pool or any mortgage loan will

                                      S-157

prepay at any constant rate. Therefore, there can be no assurance that the mortgage loans will prepay at any particular rate.

                     PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
                    CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE                     0%          25%           50%          75%          100%
-----------------------------            ------------------------------------------------------------

Closing Date                               100%         100%          100%         100%         100%
August 2007                                 90%          90%           90%          90%          90%
August 2008                                 78%          78%           78%          78%          78%
August 2009                                 64%          64%           64%          64%          64%
August 2010                                 47%          47%           47%          47%          47%
August 2011                                  0%           0%            0%           0%           0%
Weighted average life (years)              3.39         3.39          3.38         3.37         3.31

                                      S-158

                     PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
                    CLASS A-1A CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE                     0%          25%           50%          75%          100%
-----------------------------            ------------------------------------------------------------

Closing Date                               100%         100%          100%         100%         100%
August 2007                                100%         100%          100%         100%         100%
August 2008                                 99%          99%           99%          99%          99%
August 2009                                 98%          98%           98%          98%          98%
August 2010                                 97%          97%           97%          97%          97%
August 2011                                 96%          96%           96%          96%          96%
August 2012                                 95%          95%           95%          95%          95%
August 2013                                 94%          94%           94%          94%          94%
August 2014                                 92%          92%           92%          92%          92%
August 2015                                 90%          90%           90%          90%          90%
August 2016                                  0%           0%            0%           0%           0%
Weighted average life (years)              9.38         9.35          9.34         9.33         9.13

                     PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
                     CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE                     0%          25%           50%          75%          100%
-----------------------------            ------------------------------------------------------------

Closing Date                               100%         100%          100%         100%         100%
August 2007                                100%         100%          100%         100%         100%
August 2008                                100%         100%          100%         100%         100%
August 2009                                100%         100%          100%         100%         100%
August 2010                                100%         100%          100%         100%         100%
August 2011                                 67%          67%           67%          67%          67%
August 2012                                  0%           0%            0%           0%        0.00%
Weighted average life (years)              5.29         5.29          5.28         5.27         5.12

                     PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
                     CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE                     0%          25%           50%          75%          100%
-----------------------------            ------------------------------------------------------------

Closing Date                               100%         100%          100%         100%         100%
August 2007                                100%         100%          100%         100%         100%
August 2008                                100%         100%          100%         100%         100%
August 2009                                100%         100%          100%         100%         100%
August 2010                                100%         100%          100%         100%         100%
August 2011                                100%         100%          100%         100%         100%
August 2012                                100%         100%          100%         100%         100%
August 2013                                  0%           0%            0%           0%           0%
Weighted average life (years)              6.82         6.81          6.79         6.77         6.57

                                      S-159

                     PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
                    CLASS A-AB CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE                     0%          25%           50%          75%          100%
-----------------------------            ------------------------------------------------------------

Closing Date                               100%         100%          100%         100%         100%
August 2007                                100%         100%          100%         100%         100%
August 2008                                100%         100%          100%         100%         100%
August 2009                                100%         100%          100%         100%         100%
August 2010                                100%         100%          100%         100%         100%
August 2011                                100%         100%          100%         100%         100%
August 2012                                 89%          89%           89%          89%          89%
August 2013                                 64%          61%           59%          54%           0%
August 2014                                 36%          10%            0%           0%           0%
August 2015                                  2%           0%            0%           0%           0%
August 2016                                  0%           0%            0%           0%           0%
Weighted average life (years)              7.49         7.14          6.99         6.90         6.74

                     PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
                     CLASS A-4 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

       DISTRIBUTION DATE                    0%           25%          50%           75%         100%
-----------------------------            ------------------------------------------------------------

Closing Date                               100%         100%          100%         100%         100%
August 2007                                100%         100%          100%         100%         100%
August 2008                                100%         100%          100%         100%         100%
August 2009                                100%         100%          100%         100%         100%
August 2010                                100%         100%          100%         100%         100%
August 2011                                100%         100%          100%         100%         100%
August 2012                                100%         100%          100%         100%         100%
August 2013                                100%         100%          100%         100%          98%
August 2014                                100%         100%           99%          97%          95%
August 2015                                100%          96%           93%          91%          76%
August 2016                                  0%           0%            0%           0%           0%
Weighted average life (years)              9.72         9.65          9.57         9.49         9.22

                     PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
                    CLASS A-4FL CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

       DISTRIBUTION DATE                    0%           25%          50%           75%         100%
-----------------------------            ------------------------------------------------------------

Closing Date                               100%         100%          100%         100%         100%
August 2007                                100%         100%          100%         100%         100%
August 2008                                100%         100%          100%         100%         100%
August 2009                                100%         100%          100%         100%         100%
August 2010                                100%         100%          100%         100%         100%
August 2011                                100%         100%          100%         100%         100%
August 2012                                100%         100%          100%         100%         100%
August 2013                                100%         100%          100%         100%          98%
August 2014                                100%         100%           99%          97%          95%
August 2015                                100%          96%           93%          91%          76%
August 2016                                  0%           0%            0%           0%           0%
Weighted average life (years)              9.72         9.65          9.57         9.49         9.22

                                      S-160

                      PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
                     CLASS A-M CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE                     0%           25%          50%           75%         100%
-----------------------------            ------------------------------------------------------------

Closing Date                               100%         100%          100%         100%         100%
August 2007                                100%         100%          100%         100%         100%
August 2008                                100%         100%          100%         100%         100%
August 2009                                100%         100%          100%         100%         100%
August 2010                                100%         100%          100%         100%         100%
August 2011                                100%         100%          100%         100%         100%
August 2012                                100%         100%          100%         100%         100%
August 2013                                100%         100%          100%         100%         100%
August 2014                                100%         100%          100%         100%         100%
August 2015                                100%         100%          100%         100%         100%
August 2016                                  0%           0%            0%           0%           0%
Weighted average life (years)              9.90         9.88          9.85         9.82         9.60

                      PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
                     CLASS A-J CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE                     0%           25%          50%           75%         100%
-----------------------------            ------------------------------------------------------------

Closing Date                               100%         100%          100%         100%         100%
August 2007                                100%         100%          100%         100%         100%
August 2008                                100%         100%          100%         100%         100%
August 2009                                100%         100%          100%         100%         100%
August 2010                                100%         100%          100%         100%         100%
August 2011                                100%         100%          100%         100%         100%
August 2012                                100%         100%          100%         100%         100%
August 2013                                100%         100%          100%         100%         100%
August 2014                                100%         100%          100%         100%         100%
August 2015                                100%         100%          100%         100%         100%
August 2016                                  0%           0%            0%           0%           0%
Weighted average life (years)              9.90         9.90          9.90         9.89         9.71

                     PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
                      CLASS B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE                     0%           25%          50%           75%         100%
-----------------------------            ------------------------------------------------------------

Closing Date                               100%         100%          100%         100%         100%
August 2007                                100%         100%          100%         100%         100%
August 2008                                100%         100%          100%         100%         100%
August 2009                                100%         100%          100%         100%         100%
August 2010                                100%         100%          100%         100%         100%
August 2011                                100%         100%          100%         100%         100%
August 2012                                100%         100%          100%         100%         100%
August 2013                                100%         100%          100%         100%         100%
August 2014                                100%         100%          100%         100%         100%
August 2015                                100%         100%          100%         100%         100%
August 2016                                  0%           0%            0%           0%           0%
Weighted average life (years)              9.90         9.90          9.90         9.90         9.79

                                      S-161

                     PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
                      CLASS C CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE                     0%           25%          50%           75%         100%
-----------------------------            ------------------------------------------------------------

Closing Date                               100%         100%          100%         100%         100%
August 2007                                100%         100%          100%         100%         100%
August 2008                                100%         100%          100%         100%         100%
August 2009                                100%         100%          100%         100%         100%
August 2010                                100%         100%          100%         100%         100%
August 2011                                100%         100%          100%         100%         100%
August 2012                                100%         100%          100%         100%         100%
August 2013                                100%         100%          100%         100%         100%
August 2014                                100%         100%          100%         100%         100%
August 2015                                100%         100%          100%         100%         100%
August 2016                                  0%           0%            0%           0%           0%
Weighted average life (years)              9.90         9.90          9.90         9.90         9.82

                      PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
                      CLASS D CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE                     0%           25%          50%           75%         100%
-----------------------------            ------------------------------------------------------------

Closing Date                               100%         100%          100%         100%         100%
August 2007                                100%         100%          100%         100%         100%
August 2008                                100%         100%          100%         100%         100%
August 2009                                100%         100%          100%         100%         100%
August 2010                                100%         100%          100%         100%         100%
August 2011                                100%         100%          100%         100%         100%
August 2012                                100%         100%          100%         100%         100%
August 2013                                100%         100%          100%         100%         100%
August 2014                                100%         100%          100%         100%         100%
August 2015                                100%         100%          100%         100%         100%
August 2016                                  0%           0%            0%           0%           0%
Weighted average life (years)              9.94         9.90          9.90         9.90         9.82

                      PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
                      CLASS E CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE                     0%           25%          50%           75%         100%
-----------------------------            ------------------------------------------------------------

Closing Date                               100%         100%          100%         100%         100%
August 2007                                100%         100%          100%         100%         100%
August 2008                                100%         100%          100%         100%         100%
August 2009                                100%         100%          100%         100%         100%
August 2010                                100%         100%          100%         100%         100%
August 2011                                100%         100%          100%         100%         100%
August 2012                                100%         100%          100%         100%         100%
August 2013                                100%         100%          100%         100%         100%
August 2014                                100%         100%          100%         100%         100%
August 2015                                100%         100%          100%         100%         100%
August 2016                                  0%           0%            0%           0%           0%
Weighted average life (years)              9.99         9.90          9.90         9.90         9.82

                                      S-162

                     PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
                      CLASS F CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE                     0%           25%          50%           75%         100%
-----------------------------            ------------------------------------------------------------

Closing Date                               100%         100%          100%         100%         100%
August 2007                                100%         100%          100%         100%         100%
August 2008                                100%         100%          100%         100%         100%
August 2009                                100%         100%          100%         100%         100%
August 2010                                100%         100%          100%         100%         100%
August 2011                                100%         100%          100%         100%         100%
August 2012                                100%         100%          100%         100%         100%
August 2013                                100%         100%          100%         100%         100%
August 2014                                100%         100%          100%         100%         100%
August 2015                                100%         100%          100%         100%         100%
August 2016                                  0%           0%            0%           0%           0%
Weighted average life (years)              9.99         9.99          9.90         9.90         9.82

                                      S-163

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

      The Mortgage Pool will consist of two hundred eleven (211) fixed-rate, first mortgage loans with an aggregate Cut-off Date Balance of $2,565,237,893, subject to a permitted variance of plus or minus 5%. The Cut-off Date Balances of the mortgage loans range from $872,228 to $250,000,000, and the mortgage loans have an average Cut-off Date Balance of $12,157,526.

      For purposes of calculating distributions on certain classes of certificates, the mortgage loans in the pool of mortgage loans backing the offered certificates will be divided into Loan Group 1 and Loan Group 2.

      Loan Group 1 will consist of all of the mortgage loans that are secured by property types other than thirty-one (31) mortgage loans that are secured by multifamily properties and two (2) mortgage loans that are secured by manufactured housing community properties. Loan Group 1 will consist of one hundred seventy-eight (178) mortgage loans, with an Initial Loan Group 1 Balance of $2,400,571,574, subject to a permitted variance of plus or minus 5%. Loan
Group 1 represents approximately 93.6% of the Initial Pool Balance.

      Loan Group 2 will consist of thirty-one (31) of the mortgage loans that are secured by multifamily properties and two (2) mortgage loans that are secured by manufactured housing community properties and have an Initial Loan
Group 2 Balance of $164,666,319, subject to a permitted variance of plus or minus 5%. Loan Group 2 represents approximately 6.4% of the Initial Pool Balance and approximately 97.1% of the principal balance of all the mortgage loans secured by multifamily and manufactured housing community properties.

      The Cut-off Date Balances of the mortgage loans in Loan Group 1 range from
$872,228 to $250,000,000 and the mortgage loans in Loan Group 1 had an average
Cut-off Date Balance of $13,486,357. The Cut-off Date Balances of the mortgage loans in Loan Group 2 range from $1,219,110 to $18,200,000 and the mortgage loans in Loan Group 2 had an average Cut-off Date Balance of $4,989,888.

      Generally, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation.
In addition, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, certain multiple mortgaged properties securing a single mortgage loan were treated as a single mortgaged property if, generally, such mortgaged properties were in close proximity to each other and economically dependent upon each other in order to provide sufficient income to pay debt service on the related mortgage loan. All numerical information concerning the mortgage loans contained in this prospectus supplement is approximate.

      A description of the underwriting standards for each of Morgan Stanley
Mortgage Capital Inc., LaSalle Bank National Association and Principal
Commercial Funding II, LLC are set forth in this prospectus supplement under
"The Sponsors, Mortgage Loan Sellers and Originators--Morgan Stanley Mortgage
Capital Inc.--Underwriting Standards", "--LaSalle Bank National
Association--Underwriting Standards" and "--Principal Commercial Funding II,
LLC--Underwriting Standards", respectively.

      The mortgage loans included in this transaction were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the Sponsors taking into account Rating Agency criteria and anticipated feedback, anticipated subordinate investor feedback, property type and geographic location.

      The mortgage loans were originated between June 30, 2005 and July 21,
2006. As of the Cut-off Date, none of the mortgage loans were 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date. Brief summaries of the material terms of the mortgage loans associated with the ten (10) largest mortgage loans (including crossed mortgage loans) in the Mortgage Pool are contained in Appendix IV attached to this prospectus supplement.

                                      S-164

      Two hundred eighty-one (281) mortgaged properties, securing mortgage loans representing 78.8% of the Initial Pool Balance (which include two hundred forty-three (243) mortgaged properties in Loan Group 1, representing 77.4% of the Initial Loan Group 1 Balance, and thirty-eight (38) mortgaged properties in
Loan Group 2, representing 100% of the Initial Loan Group 2 Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in such mortgaged property. Five
(5) mortgaged properties, securing a mortgage loan representing 18.6% of the
Initial Pool Balance (and representing 19.9% of the Initial Loan Group 1
Balance), are subject to a leasehold mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest in the mortgaged properties.

      Two (2) mortgaged properties, securing a mortgage loan representing 2.5%
of the Initial Pool Balance (and representing 2.7% of the Initial Loan Group 1
Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee interest in a portion of such mortgaged property and a leasehold interest in the remainder of the mortgaged property. In circumstances where both the fee and leasehold interest in the entire mortgaged property are encumbered, we have treated that as simply an encumbered fee interest.

      On the Closing Date, we will acquire the mortgage loans from the mortgage loan sellers, in each case pursuant to a Mortgage Loan Purchase Agreement to be entered into between us and the particular mortgage loan seller. We will then transfer the mortgage loans, without recourse, to the trustee for the benefit of the Certificateholders. See "--The Sponsors, Mortgage Loan Sellers and
Originators" and "--Sale of the Mortgage Loans" below.

MATERIAL TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

Mortgage Rates; Calculations of Interest

      The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms. Other than ARD Loans, no mortgage loan permits negative amortization or the deferral of accrued interest. Two hundred eleven (211)
mortgage loans, representing 100% of the Initial Pool Balance (which include one hundred seventy-eight (178) mortgage loans in Loan Group 1, representing 100% of the Initial Loan Group 1 Balance, and thirty-three (33) mortgage loans in Loan
Group 2, representing 100% of the Initial Loan Group 2 Balance), accrue interest on the basis of the actual number of days elapsed each month in a 360-day year.

Property Types

      The mortgage loans consist of the following property types:

      o   Office - Fifty-two (52) of the mortgaged properties, which secure
          43.2% of the Initial Pool Balance, are office properties;

      o   Retail - Eighty-nine (89) of the mortgaged properties, which secure
          34.8% of the Initial Pool Balance, are retail properties;

      o   Hospitality - Seventy (70) of the mortgaged properties, which secure
          8.3% of the Initial Pool Balance, are hospitality properties;

      o   Multifamily - Thirty-six (36) of the mortgaged properties, which secure 6.0% of the Initial Pool Balance, are multifamily properties;

      o   Industrial - Eighteen (18) of the mortgaged properties, which secure
          4.3% of the Initial Pool Balance, are industrial properties;

      o   Mixed Use - Seven (7) of the mortgaged properties, which secure 1.4%
          of the Initial Pool Balance, are mixed use properties;

                                      S-165

      o   Self Storage - Eleven (11) of the mortgaged properties, which secure
          1.2% of the Initial Pool Balance, are self storage properties;

      o   Manufactured Housing Community - Four (4) of the mortgaged properties, which secure 0.6% of the Initial Pool Balance, are manufactured housing community properties; and

      o   Other - One (1) of the mortgaged properties, which secures 0.1% of the
          Initial Pool Balance, is a type of property other than those set forth in this paragraph.

      For information regarding the property types in Loan Group 1 or Loan Group
2, see Appendix I to this prospectus supplement.

Property Location

      The following geographic areas contain the largest concentrations of mortgaged properties securing the mortgage loans: New York, California,
Colorado, Massachusetts and Washington, D.C.

      o   Thirteen (13) mortgaged properties, representing security for 14.2% of the Initial Pool Balance, are located in New York;

      o   Twenty-nine (29) mortgaged properties, representing security for 13.7%
          of the Initial Pool Balance, are located in California. Of the mortgaged properties located in California, twenty-one (21) of such mortgaged properties, representing security for 8.6% of the initial
          Pool Balance, are located in Southern California, and eight (8)
          mortgaged properties, representing security for 5.1% if the Initial
          Pool Balance, are located in Northern California. Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below;

      o   Four (4) mortgaged properties, representing security for 10.0% of the
          Initial Pool Balance, are located in Colorado;

      o   Five (5) mortgaged properties, representing security for 9.9% of the
          Initial Pool Balance, are located in Massachusetts; and

      o   Six (6) mortgaged properties, representing security for 5.5% of the
          Initial Pool Balance, are located in Washington, D.C.

      For information regarding the location of the properties securing the mortgage loans included in Loan Group 1 and Loan Group 2, see Appendix I to this prospectus supplement.

Due Dates

      One hundred ninety-nine (199) of the mortgage loans, representing 67.1% of the Initial Pool Balance (which include one hundred sixty-six (166) mortgage loans in Loan Group 1, representing 64.9% of the Initial Loan Group 1 Balance, and thirty-three (33) mortgage loans in Loan Group 2, representing 100% of the
Initial Loan Group 2 Balance), have Due Dates on the first day of each calendar month. Six (6) of the mortgage loans, representing 20.9% of the Initial Pool
Balance (which include six (6) mortgage loans in Loan Group 1, representing
22.3% of the Initial Loan Group 1 Balance), have Due Dates on the 8th day of each calendar month. One (1) mortgage loan, representing 4.3% of the Initial
Pool Balance (and representing 4.6% of the Initial Loan Group 1 Balance), has a
Due Date on the 7th day of each calendar month. Two (2) mortgage loans, representing 3.1% of the Initial Pool Balance (and representing 3.3% of the
Initial Loan Group 1 Balance), have Due Dates on the 3rd day of each calendar month. Two (2) mortgage loans, representing 3.1% of the Initial Pool Balance
(and representing 3.3% of the Initial Loan Group 1 Balance), have Due Dates on the 9th day of each calendar month. One (1) mortgage loan, representing 1.5% of the Initial Pool Balance (and representing 1.6% of the Initial Loan Group 1
Balance), has a Due Date on the last business day of each calendar month with respect to interest accrued during that month. The mortgage loans have various grace periods prior to the imposition of late payment charges,

                                      S-166

including (i) one hundred ninety-six (196) mortgage loans, representing 93.7% of the Initial Pool Balance (which include one hundred sixty-six (166) mortgage loans in Loan Group 1, representing 93.7% of the Initial Loan Group 1 Balance, and thirty (30) mortgage loans in Loan Group 2, representing 93.8% of the
Initial Loan Group 2 Balance), with grace periods prior to the imposition of late payment charges of 0 to 5 calendar days or 5 business days, (ii) three (3)
mortgage loans, representing 3.2% of the Initial Pool Balance (and representing
3.4% of the Initial Loan Group 1 Balance), with grace periods prior to the imposition of late payment charges of 7 business days, (iii) seven (7) mortgage loans, representing 2.6% of the Initial Pool Balance (which include six (6)
mortgage loans in Loan Group 1, representing 2.6% of the Initial Loan Group 1
Balance, and one (1) mortgage loan in Loan Group 2, representing 2.4% of the
Initial Loan Group 2 Balance), with grace periods prior to the imposition of late payment charges of 15 business days, and (iv) five (5) mortgage loans, representing 0.6% of the Initial Pool Balance (which includes three (3) mortgage loans in Loan Group 1 and representing 0.3% of the Initial Loan Group 1 Balance, and two (2) mortgage loans in Loan Group 2, representing 3.8% of the Initial
Loan Group 2 Balance), with grace periods prior to the imposition of late payment charges of 10 business days.

Amortization

      The mortgage loans have the following amortization features:

      Two hundred ten (210) of the mortgage loans, representing 99.4% of the
Initial Pool Balance (which include one hundred seventy-seven (177) mortgage loans in Loan Group 1, representing 99.4% of the Initial Loan Group 1 Balance, and thirty-three (33) mortgage loans in Loan Group 2, representing 100% of the
Initial Loan Group 2 Balance), are Balloon Loans. Nine (9) of these mortgage loans, representing 12.7% of the Initial Pool Balance (which includes eight (8)
mortgage loans in loan group 1, representing 13.3% of the initial outstanding loan group 1 balance, and one (1) mortgage loan in loan group 2, representing
4.2% of the initial loan group 2 balance), are ARD Loans. Included in these
Balloon Loans are sixty-six (66) mortgage loans, representing 27.6% of the
Initial Pool Balance (which include forty-eight (48) mortgage loans in Loan
Group 1, representing 24.9% of the Initial Loan Group 1 Balance, and eighteen
(18) mortgage loans in Loan Group 2, representing 67.4% of the Initial Loan
Group 2 Balance), that provide for monthly payments of interest only for a portion of their respective terms, ranging from 6 months to 72 months, and then provide for the monthly payment of principal and interest over their respective remaining terms.

      Eleven (11) mortgage loans, representing 43.0% of the Initial Pool Balance
(which include eleven (11) mortgage loans in Loan Group 1, representing 46.0% of the Initial Loan Group 1 Balance), currently provide for monthly payments of interest only for their entire respective terms. The amount of the Balloon
Payments on those mortgage loans that accrue interest on a basis other than a
360-day year consisting of twelve 30-day months will be greater, and the actual amortization terms will be longer, than would be the case if such mortgage loans accrued interest on the basis of a 360-day year consisting of twelve 30-day months as a result of the application of interest and principal on such mortgage loans over time. See "Risk Factors" in this prospectus supplement. One (1) of the balloon loans, representing 1.5% of the initial outstanding pool balance
(representing 1.6% of the Initial Loan Group 1 Balance), referred to in this paragraph amortizes principal in accordance with the schedule attached to this prospectus supplement as Schedule B.

Prepayment Restrictions

      As of the Cut-off Date, each of the mortgage loans restricted voluntary
Principal Prepayments in one of the following ways:

      o   One hundred seventy-eight (178) of the mortgage loans, representing
          86.9% of the Initial Pool Balance (which include one hundred forty-eight (148) mortgage loans in Loan Group 1, representing 86.6%
          of the Initial Loan Group 1 Balance, and thirty (30) mortgage loans in
          Loan Group 2, representing 92.0% of the Initial Loan Group 2 Balance), prohibit voluntary principal prepayments during the lock-out period but permit the related borrower (after an initial period of at least two years following the date of issuance of the certificates) to defease the mortgage loan by pledging "government securities" as defined in the Investment Company Act of 1940 that provide for payment on or prior to each due date through and including the maturity date
          (or such earlier due date on which the mortgage loan first becomes freely prepayable) of amounts at least equal to the amounts that would have been payable on

                                      S-167

          those dates under the terms of the mortgage loans and obtaining the release of the mortgaged property from the lien of the mortgage.

      o   Five (5) mortgage loans, representing 8.5% of the initial outstanding pool balance (which include five (5) mortgage loans in loan group 1, representing 9.1% of the initial outstanding loan group 1 balance), prohibit voluntary principal prepayments during a lock-out period, and following the lock-out period provide for a Prepayment Premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid, and also permit the related borrower, after an initial period of at least two years following the date of the issuance of the certificates, to defease the mortgage loan by pledging "government securities" as defined in the
          Investment Company Act of 1940 that provide for payment on or prior to each due date through and including the maturity date (or such earlier due date on which the mortgage loan first becomes freely prepayable)
          of amounts at least equal to the amounts that would have been payable on those dates under the terms of the mortgage loans and obtaining the release of the mortgaged property from the lien of the mortgage.

      o   Twenty-six (26) mortgage loans, representing 4.3% of the Initial Pool
          Balance (which include twenty-three (23) mortgage loans in Loan Group
          1, representing 4.0% of the Initial Loan Group 1 Balance, and three
          (3) mortgage loans in Loan Group 2, representing 8.0% of the initial outstanding Loan Group 2 balance), prohibit voluntary principal prepayments during a lock-out period, and following the lock-out period provide for a Prepayment Premium or yield maintenance charge calculated on the basis of a yield maintenance formula and 1% of the amount prepaid.

      o   Two (2) mortgage loans, representing 0.3% of the Initial Pool Balance
          (which include two (2) mortgage loans in Loan Group 1, representing
          0.3% of the Initial Loan Group 1 Balance), have no lock-out period, and permit voluntary principal prepayments at any time if accompanied by a Prepayment Premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid.

      Notwithstanding the above, the mortgage loans generally (i) permit prepayment in connection with casualty or condemnation and certain other matters without payment of a Prepayment Premium or yield maintenance charge and (ii)
provide for a specified period commencing prior to and including the maturity date or Anticipated Repayment Date during which the related borrower may prepay the mortgage loan without payment of a Prepayment Premium or yield maintenance charge. In addition, the yield maintenance formulas are not the same for all of the mortgage loans that have yield maintenance charges. See the footnotes to
Appendix II of this prospectus supplement for more details about the various yield maintenance formulas.

      With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions described below:

      o   One (1) mortgage loan, representing 5.5% of the Initial Pool Balance
          (representing 5.9% of the Initial Loan Group 1 Balance), is secured by multiple mortgaged properties and permits the release of not more than three of the mortgaged properties from the lien of the mortgage loan after the applicable lock-out period upon the defeasance of the allocated loan amount of the mortgaged property being released or with a Prepayment Premium based on a yield maintenance charge calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid if the loan-to-value ratio immediately following the release is not greater than 76% and the remaining properties debt service coverage ratio of the remaining mortgaged properties immediately following the release is at least equal to 1.20x;

      o   One (1) mortgage loan, representing 4.3% of the Initial Pool Balance
          (representing 4.6% of the Initial Loan Group 1 Balance), is secured by multiple mortgaged properties and permits the release of a portion of the collateral from the lien of the mortgage loan subject to the provisions specified in the mortgage loan documents after the applicable lock-out period upon the defeasance of an amount equal to a certain percentage of the allocated loan amount and in some cases only the allocated loan amount of the mortgaged property being released if the loan-to-value ratio immediately following the release is not increased due to such release and the remaining debt service coverage ratio of the remaining

                                      S-168

          mortgaged properties immediately following the release is at least equal to the debt service coverage ratio immediately preceding the release. Prior to the expiration of the lock-out period a portion of the collateral may be released upon the payment of with a Prepayment
          Premium based on a yield maintenance charge calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid;

      o   One (1) mortgage loan, representing 1.9% of the Initial Pool Balance
          (representing 2.1% of the Initial Loan Group 1 Balance), is secured by multiple mortgaged properties and permits the release of one or more properties from the lien of the mortgage loan after the applicable lock-out period upon the defeasance of an amount equal to 110% of the allocated mortgage loan amount of the mortgaged property being released if the remaining properties debt service coverage ratio of the remaining mortgaged properties immediately following the release is at least equal to the greater of the debt service coverage ratio at the date of disbursement of the earn out advance for all the mortgaged properties in the aggregate and the debt service coverage ratio immediately preceding the release;

      o   One (1) mortgage loan, representing 1.6% of the Initial Pool Balance
          (representing 1.7% of the Initial Loan Group 1 Balance), is secured by multiple mortgaged properties and permits the release of any of the ten largest properties from the lien of the mortgage loan subject to the provisions specified in the mortgage loan documents at any time upon the defeasance of an amount equal to 120% of the allocated mortgage loan. The remaining properties may be released under the same conditions with defeasance in an amounts equal to varying percentages of the amount being prepaid with a maximum of 120%.

      o   One (1) mortgage loan, representing 1.5% of the Initial Pool Balance
          (representing 1.6% of the Initial Loan Group 1 Balance), which is secured by multiple mortgaged properties, permits the release of certain portions of the related mortgaged properties from the lien of the related mortgage following in certain cases a lock-out period (i)
          in the case of one mortgaged property, within two years following the issuance of the certificates, upon the prepayment of an amount equal to a premium above the allocated loan amount of the mortgaged property being released and (ii) in the case of certain portions of certain of the mortgaged properties, upon either the defeasance or prepayment of the amounts as set forth in the footnotes to Appendix II to this prospectus supplement;

      o   Three (3) mortgage loans, representing 2.0% of the Initial Pool
          Balance (representing 2.1% of the Initial Loan Group 1 Balance), are secured by multiple mortgaged properties and permit the release of one or more properties, except for one of the mortgage loans which allows the release of only one property during the term of the mortgage loan, from the lien of the mortgage loan after the applicable lock-out period upon the defeasance of an amount equal to 125% of the allocated mortgage loan amount of the mortgaged property being released if the loan-to-value ratio immediately following the release is not greater than the lesser of 80% or the loan-to-value ratio of all the mortgaged properties immediately prior to the defeasance and the remaining mortgaged properties debt service coverage ratio of the remaining mortgaged properties immediately following the release is at least equal to the greater of 1.25x and the debt service coverage ratio immediately preceding the release;

      o   One (1) mortgage loan, representing 0.4% of the Initial Pool Balance
          (representing 0.5% of the Initial Loan Group 1 Balance), is secured by multiple parcels and permits the release of a parcel from the lien of the mortgage loan upon the defeasance of an amount equal to 110% of the allocated mortgage loan amount of the mortgaged property being released or with a Prepayment Premium based on a yield maintenance charge calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid if the loan-to-value ratio immediately following the release is not greater than 80% and the loan-to-value ratio prior to the release based on an updated appraisal at the time of the release and the debt service coverage ratio of the remaining mortgaged properties immediately following the release is at least equal to the greater of 1.20x and the debt service coverage ratio immediately preceding the release;

      o   One (1) mortgage loan, representing 0.4% of the Initial Pool Balance
          (representing 0.4% of the Initial Loan Group 1 Balance), is secured by multiple mortgaged properties and permits the release of one property from the lien of the mortgage loan after the applicable lock-out period upon the defeasance

                                      S-169

          of an amount equal to 125% of the allocated mortgage loan amount of the mortgaged property being released if the loan-to-value ratio immediately following the release is not greater than the lesser of
          80% or the loan-to-value ratio of all the mortgaged properties immediately prior to the defeasance and the debt service coverage ratio of the remaining mortgaged properties immediately following the release is at least equal to the greater of 1.25x and the debt service coverage ratio immediately preceding the release. Either after or simultaneously with the defeasance of this property, either of the remaining properties may be released subject to the conditions in the mortgage loan documents;

      o   One (1) mortgage loan, representing 0.3% of the Initial Pool Balance
          (representing 4.7% of the Initial Loan Group 2 Balance), is secured by multiple mortgaged properties and permits the release of any of the mortgaged properties from the lien of the mortgage loan after the applicable lock-out period upon the defeasance of an amount equal to
          125% of the allocated mortgage loan amount of the mortgaged property being released if the loan-to-value ratio immediately following the release is not greater than 75% and the debt service coverage ratio of the remaining mortgaged properties immediately following the release is at least equal to the greater of 1.20x and the debt service coverage ratio prior to release;

      o   One (1) mortgage loan, representing 0.1% of the Initial Pool Balance
          (representing 0.2% of the Initial Loan Group 1 Balance), is secured by multiple mortgaged properties and permits the release of any of the mortgaged properties from the lien of the mortgage loan after the applicable lock-out period upon the defeasance of an amount equal to
          125% of the allocated mortgage loan amount of the mortgaged property being released if the loan-to-value ratio immediately following the release is not greater than the loan-to-value ratio at closing and the loan-to-value ratio prior to release and the debt service coverage ratio of the remaining mortgaged properties immediately following the release is at least equal to the greater of the debt service coverage ratio at closing and the debt service coverage ratio prior to release;

      o   One (1) mortgage loan, representing 0.1% of the Initial Pool Balance
          (representing 1.3% of the Initial Loan Group 2 Balance) is secured by multiple mortgaged properties and permits the release of either parcel from the lien of the related mortgage loan after the applicable lock-out period upon payment of 125% of the allocated loan amount of the mortgaged property being released provided that, among other conditions, (1) the loan-to-value ratio of the remaining property immediately following the release is not greater than 75% and (2) the debt service coverage ratio of the remaining property for six consecutive months preceding the release, and immediately following the release is at least 1.30x.

      In addition to the prepayment and defeasance provisions described above, three (3) mortgage loans, representing 9.1% of the Initial Pool Balance
(representing 9.8% of the Initial Loan Group 1 Balance), that are secured by multiple mortgaged properties, permit the borrower to obtain the release of any of the related properties from the lien of the related mortgage by substituting a new property that meets certain requirements set forth in the mortgage loan documents, including, among other things, that (i) the aggregate loan-to-value ratio of all properties after substitution is not greater than a specified percentage and (ii) the debt service coverage ratio of all properties after substitution is not less than a specified ratio. With respect to one (1) of these mortgage loans, representing 1.9% of the Initial Pool Balance
(representing 2.1% of the Initial Loan Group 1 Balance) the borrower is not permitted to substitute for more than two (2) properties per year. With respect to another one (1) of these mortgage loans, representing 5.5% of the Initial
Pool Balance (representing 5.9% of the Initial Loan Group 1 Balance), the borrower is not permitted to substitute properties once the aggregate appraised value of the parcel being released together with all properties previously released exceeds 30% of the aggregate appraised value of all of the mortgaged properties securing such mortgage loan as of the origination date of such mortgage loan.

      In addition, certain mortgage loans that are cross-collateralized and cross-defaulted with other mortgage loans permit the related borrower to prepay one or more of the related mortgage loans and/or release the cross-collateralization with respect to the related mortgaged property or properties, subject to the satisfaction of certain conditions.

                                      S-170

      In addition, certain mortgage loans provide for the free release of outparcels or other portions of the related mortgaged property which were given no value or minimal value in the underwriting process. In addition, certain of the mortgage loans may permit the related borrower to substitute collateral under certain circumstances.

      Notwithstanding the above, the mortgage loans generally provide that the related borrower may prepay the mortgage loan without prepayment premium or defeasance requirements commencing one (1) to thirty-six (36) payment dates prior to and including the maturity date or the anticipated repayment date.

      See the footnotes to Appendix II of this prospectus supplement for more details concerning certain of the foregoing provisions including the method of calculation of any Prepayment Premium or Yield Maintenance Charge which will vary for any mortgage loan.

Non-Recourse Obligations

      The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related mortgage loan, the holder of a non-recourse mortgage loan may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor for some or all of the amounts due under the mortgage loan, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured or guaranteed by any seller or any of their affiliates, the United States, any government entity or instrumentality, mortgage insurer or any other person.

"Due-on-Sale" and "Due-on-Encumbrance" Provisions

      The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan, any B Note or any Serviced Companion Mortgage Loan if the
borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, the mortgage loans, any B Note and any Serviced
Companion Mortgage Loan generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the master servicer or the special servicer, as the case may be, or, if collected, will be paid to the master servicer or the special servicer as additional servicing compensation, and certain other conditions.

      In addition, some of the mortgage loans, any B Notes and any Serviced
Companion Mortgage Loans permit the borrower to transfer the related mortgaged property or interests in the borrower to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, or other unrelated parties, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan, B Note or Serviced
Companion Mortgage Loan documents and/or as determined by the master servicer.
The master servicer or the special servicer, as the case may be, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan, B Note or Serviced Companion Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the Pooling and Servicing Agreement.

Subordinate and Other Financing

      Six (6) of the mortgage loans, representing 23.8% of the Initial Pool
Balance (which include six (6) mortgage loans in Loan Group 1, representing
25.4% of the Initial Loan Group 1 Balance), currently have additional financing in place that is secured by the mortgaged property or properties related to such mortgage loan. Mortgage Loan No. 1, (the "Cherry Creek Pari Passu Loan"), which had an aggregate outstanding principal balance as of the cut-off date of
$250,000,000, representing 9.7% of the initial pool balance, is secured by the related mortgaged property on a pari passu basis with a companion note (the
"Cherry Creek Companion Loan") that had an outstanding principal balance as of the cut-off date of $30,000,000. Mortgage Loan No. 3 (the "120 Broadway Mortgage
Loan"), which had an aggregate outstanding principal balance as of the cut-off date of $215,000,000, representing 8.4% of the initial pool balance, is secured by the related mortgaged property, which also secures a

                                      S-171

subordinated B note (the "120 Broadway B Note") that had an outstanding principal balance as of the cut-off date of $25,000,000. Mortgage Loan Nos.
18-23 (the "DCT Industrial Portfolio Mortgage Loan"), which had an outstanding principal balance as of the cut-off date of $50,000,000, representing 1.9% of the initial pool balance, is secured by the related mortgaged property which also secures (i) a subordinated B Note (the "DCT Industrial Portfolio B Note")
that had an outstanding principal balance as of the cut-off date of $27,000,000 and (ii) a subordinated C Note (the "DCT Industrial Portfolio C Note") that had an outstanding principal balance as of the cut-off date of $18,500,000. Mortgage
Loan Nos. 24-66 (the "RLJ Portfolio Pari Passu Loan"), which had an outstanding principal balance as of the cut-off date of $41,952,230, representing 1.6% of the initial pool balance, is secured by the related mortgaged property on a pari passu basis with 6 companion notes (collectively, the "RLJ Portfolio Companion
Loan") that had an aggregate outstanding principal balance as of the cut-off date of $462,596,640. Mortgage Loan Nos. 68-72 (the "Ritz-Carlton Pari Passu
Loan"), which had an aggregate outstanding principal balance as of the Cut-off
Date of $39,048,614, representing 1.5% of the initial pool balance, is secured by the same mortgaged properties on a pari passu basis with another note (the
"Ritz-Carlton Companion Loan"), and on a subordinated basis with another note
(the "Ritz-Carlton B Note"). The Ritz-Carlton Companion Loan had an original principal balance as of the Cut-off Date of $263,578,145. The Ritz-Carlton B
Note had an original principal balance of $50,000,000. Mortgage Loan No. 104,
(the "Giant Food-Bucks County Mortgage Loan"), which had an outstanding principal balance as of the cut-off date of $14,847,845, representing 0.6% of the initial pool balance, is secured by the related mortgaged property, which also secures a subordinated B Note (the "Giant Food-Bucks County B Note") that had an outstanding principal balance as of the cut-off date of $1,732,664. See
"Servicing of the Mortgage Loans--Servicing of the Cherry Creek Loan Group, the
RLJ Portfolio Loan Group, the Ritz-Carlton Loan Group and the A/B Mortgage
Loans." In addition to the foregoing, the mortgaged properties that secure the
Ritz-Carlton Pari Passu Loan also currently have additional financing in place that is secured by a subordinated lien loan on the mortgaged properties and mezzanine interests in the related borrower.

      Two (2) of the mortgage loans, representing 4.0% of the Initial Pool
Balance (which include two (2) mortgage loans in Loan Group 1, representing 4.3%
of the Loan Group 1 Balance), are secured by mortgaged properties that currently have additional financing in place that is not secured by that mortgaged property. With respect to Mortgage Loan Nos. 14 and 80-81, there is related mezzanine financing in the aggregate amount of $12,500,000 and $5,200,000 respectively. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may have also incurred additional financing that is not secured by the mortgaged property.

      Three (3) of the mortgage loans, representing 0.9% of the Initial Pool
Balance (and representing 0.9% of the Initial Loan Group 1 Balance), permit the borrower to enter into additional subordinate financing that is secured by the mortgaged property, provided that certain debt service coverage ratio ("DSCR")
and loan-to-value ("LTV") tests are satisfied as further discussed in the footnotes of Appendix II to this prospectus supplement.

      One (1) of the mortgage loans, representing 1.5% of the Initial Pool
Balance (and representing 1.6% of the Initial Loan Group 1 Balance), is secured by mortgaged properties that permit the related borrower to enter into additional subordinate financing that may be secured by a subordinated second lien loan on the mortgaged properties and mezzanine interests in the related borrower.

      One (1) of the mortgage loans, representing 1.0% of the Initial Pool
Balance (and representing 1.0% of the Initial Loan Group 1 Balance), is secured by a mortgaged property that permits the related borrower to enter into additional subordinate financing that is secured by the mortgaged property or mezzanine interests in the related borrower.

      Twenty-nine (29) of the mortgage loans, representing 39.3% of the Initial
Pool Balance (which include twenty-seven (27) mortgage loans in Loan Group 1, representing 41.7% of the Initial Loan Group 1 Balance, and two (2) mortgage loans in Loan Group 2, representing 3.6% of the Initial Loan Group 2 Balance), permit the borrower to enter into additional financing that is not secured by the related mortgaged property (or to retain unsecured debt existing at the time of the origination of that loan) and/or permit the owners of the borrower to enter into financing that is secured by a pledge of equity interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may also be permitted to incur additional financing that is not secured by the mortgaged property.

                                      S-172

      In the case of some or all of the mortgage loans with existing subordinate or mezzanine debt, the holder of the subordinate or mezzanine loan has the right to cure certain defaults occurring on the mortgage loan and/or the right to purchase the mortgage loan from the trust if certain defaults on the mortgage loan occur. The Purchase Price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and Advances relating to, the mortgage loan. Such Purchase Price generally does not include a Yield Maintenance Charge or Prepayment Premium.
Accordingly, such purchase (if made prior to the maturity date or Anticipated
Repayment Date) will have the effect of a prepayment made without payment of a
Yield Maintenance Charge or Prepayment Premium.

      The specific rights of the related subordinate or mezzanine lender with respect to any future subordinate or mezzanine debt will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described in the preceding sentence.

THE 80 BROAD STREET MORTGAGE LOAN

      Mortgage Loan No. 14, which consists of a note with an outstanding principal balance as of the Cut-off Date of $75,000,000 (the "80 Broad Street
Mortgage Loan"), representing 2.9% of the Initial Pool Balance, is secured by the related mortgaged property. Additional mezzanine financing (the "80 Broad
Street Mezzanine Loan") is in place with an original principal amount of
$12,500,000 that is secured by pledges of the equity interests in the borrower
(and certain constituent entities of the borrower) under the 80 Broad Street
Mortgage Loan.

      Rights of the Holder of 80 Broad Street Mezzanine Loan

      Pursuant to the terms of an intercreditor agreement, the holder of the 80
Broad Street Mezzanine Loan has certain rights with respect to the 80 Broad
Street Mortgage Loan, including, among others, the following:

      Option to Cure Defaults Under the 80 Broad Street Mortgage Loan. The
holder of the 80 Broad Street Mezzanine Loan has the right to cure monetary events of default with respect to the 80 Broad Street Mortgage Loan, within 5 business days of receipt by the holder of the 80 Broad Street Mezzanine Loan of notice of the relevant event of default. Generally, the holder of the 80 Broad
Street Mezzanine Loan may not cure a monetary event of default with respect to monthly scheduled debt service payments on the 80 Broad Street Mortgage Loan for more than six consecutive months. The holder of the 80 Broad Street Mezzanine
Loan also has the right to cure non-monetary events of default with respect to the 80 Broad Street Mortgage Loan within any applicable grace period for the relevant event of default or such additional period as is reasonably necessary for the holder of the 80 Broad Street Mezzanine Loan to cure the non-monetary event of default if it cannot reasonably be cured within the applicable grace period, so long as such additional cure period does not exceed 90 days (unless such non-monetary default is of a nature that cannot be cured within such 90 days, in which case, the holder of the 80 Broad Street Mezzanine Loan will have additional time as is reasonably necessary), so long as the non-monetary default is not caused by a bankruptcy or like proceeding and so long as there is no material adverse effect to the borrower of the 80 Broad Street Mortgage Loan or to the premises during the non-monetary cure period.

      Option to Purchase the 80 Broad Street Mortgage Loan. If (a) the 80 Broad
Street Mortgage Loan has been accelerated or (b) any proceeding to foreclose or otherwise enforce the 80 Broad Street Mortgage or other security for the 80
Broad Street Mortgage Loan has been commenced (each, an "80 Broad Street
Mortgage Loan Purchase Option Event"), upon ten business days prior written notice, the holder of the 80 Broad Street Mezzanine Loan has the right to purchase, in whole but not in part, the 80 Broad Street Mortgage Loan for a price equal to the outstanding principal balance of the 80 Broad Street Mortgage
Loan, plus accrued and unpaid interest on the 80 Broad Street Mortgage Loan, plus any advances made by the holder of the 80 Broad Street Mortgage Loan, plus any interest charged by the holder of the 80 Broad Street Mortgage Loan on any advances for monthly payments of principal and/or interest on the 80 Broad
Street Mortgage Loan and/or on any advances, including any prepayment fees or premiums that would be due if the related borrower were prepaying the 80 Broad
Street Mortgage Loan at the time of such purchase and all other costs and expenses (including legal fees and expenses and special servicing fees) actually incurred by the holder of the 80 Broad Street Mortgage Loan in enforcing the terms of the related 80

                                      S-173

Broad Street Mortgage Loan documents and a liquidation fee if the 80 Broad
Street Mortgage Loan is purchased more than 60 days after such 80 Broad Street
Mortgage Loan becomes a specially serviced mortgage loan. The foregoing option to purchase the 80 Broad Street Mortgage Loan automatically terminates upon a transfer of the mortgaged property by foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure.

      Consent Rights. The holder of the 80 Broad Street Mortgage Loan is required to notify the holder of the 80 Broad Street Mezzanine Loan if the borrower requests a release of the lien of the 80 Broad Street Mortgage Loan or requests the holder of the 80 Broad Street Mortgage Loan's consent to a sale or transfer of all or any material portion of the related mortgaged property, the granting of a further mortgage or similar encumbrance against the related mortgaged property or a prepayment or refinancing of the 80 Broad Street
Mortgage Loan. If the borrower requests the holder of the 80 Broad Street
Mortgage Loan's consent to either sell or transfer the related mortgaged property or any direct or indirect interests in the borrower, or to obtain a further mortgage or similar encumbrance against the related mortgaged property, then the holder of the 80 Broad Street Mortgage Loan is required to obtain the prior written consent of the holder of the 80 Broad Street Mezzanine Loan prior to granting consent by the holder of the 80 Broad Street Mortgage Loan under the terms of the loan documents.

THE INDIANAPOLIS OFFICE PORTFOLIO MORTGAGE LOAN

      Mortgage Loan Nos. 80-81, with an outstanding principal balance as of the
Cut-off Date of $28,500,000 (the "Indianapolis Office Portfolio Mortgage Loan"),
representing approximately 1.1% of the Initial Pool Balance, has mezzanine financing (the "Indianapolis Office Portfolio Mezzanine Loan") with an original principal amount of $5,200,000 secured by pledges of the equity interests in the related borrower.

Rights of the Holder of Indianapolis Office Portfolio Mezzanine Loan

      Pursuant to the terms of an intercreditor agreement, the holder of the
Indianapolis Office Portfolio Mezzanine Loan has certain rights with respect to the Indianapolis Office Portfolio Mortgage Loan, including, among others, the following:

      Option to Cure Defaults Under the Indianapolis Office Portfolio Mortgage
Loan. The holder of the Indianapolis Office Portfolio Mezzanine Loan has the
right to cure monetary events of default under the Indianapolis Office Portfolio
Mortgage Loan within five (5) business days of the later of the giving of notice of the subject event of default by the holder of the Indianapolis Office
Portfolio Mortgage Loan and the expiration of the borrower's cure provision, if any, provided, however, that the holder of the Indianapolis Office Portfolio
Mezzanine Loan will defend and hold harmless the holder of the Indianapolis
Office Portfolio Mortgage Loan for certain expenses arising from the cure period and reimburse the holder of the Indianapolis Office Portfolio Mortgage Loan for
any required advances for monthly payments of principal and/or interest on the
Indianapolis Office Portfolio Mortgage Loan and/or any protective advances. The holder of the Indianapolis Office Portfolio Mezzanine Loan also has the right to cure non-monetary events of default with respect to the Indianapolis Office
Portfolio Mortgage Loan within the same period of time as the borrower under the
Indianapolis Office Portfolio Mortgage Loan documents is given to cure such non-monetary event of default or such additional period as is reasonably necessary for the holder of the Indianapolis Office Portfolio Mezzanine Loan to
cure the non-monetary event of default if it cannot reasonably be cured within such period so long as such additional cure period does not exceed 30 days
(unless such non-monetary default is of a nature that cannot be cured within such 30 days, in which case, the holder of the Indianapolis Office Portfolio
Mezzanine Loan will have additional time as is reasonably necessary), so long as the non-monetary default is not caused by a bankruptcy or like proceeding and so long as there is no material impairment to the value, use or operation of the premises during the non-monetary cure period.

      Option to Purchase the Indianapolis Office Portfolio Mortgage Loan. The
holder of the Indianapolis Office Portfolio Mezzanine Loan has the right, at any time (i) that the Indianapolis Office Portfolio Mortgage Loan is accelerated,
(ii) any proceeding to foreclose or otherwise enforce the Indianapolis Office
Portfolio Mortgage Loan or other security for the Indianapolis Office Portfolio
Mortgage Loan has been commenced or (iii) the Indianapolis Office Portfolio
Mortgage Loan is a Specially Serviced Mortgage Loan, to purchase the
Indianapolis Office Portfolio Mortgage Loan, at a price generally equal to the unpaid principal balance of the Indianapolis Office

                                      S-174

Portfolio Mortgage Loan, plus accrued and unpaid interest on the Indianapolis
Office Portfolio Mortgage Loan and other amounts due thereon, protective advances or interest charged thereon, plus any expenses incurred in connection with enforcing the mortgage loan documents, servicing advances and interest on advances payable with respect to the Indianapolis Office Portfolio Mortgage Loan pursuant to the Pooling and Servicing Agreement.

      Consent Rights. The holder of the Indianapolis Office Portfolio Mortgage
Loan is required to notify the holder of the Indianapolis Office Portfolio
Mezzanine Loan if the borrower requests a release of the lien of the
Indianapolis Office Portfolio Mortgage Loan or requests the holder of the
Indianapolis Office Portfolio Mortgage Loan's consent to a sale or transfer of all or any material portion of the related mortgaged property, the granting of a further mortgage or similar encumbrance against the related mortgaged property or a prepayment or refinancing of the Indianapolis Office Portfolio Mortgage
Loan. If the borrower requests the holder of the Indianapolis Office Portfolio
Mortgage Loan's consent to either sell or transfer all or any material portion of the related mortgaged property or to obtain a further mortgage or similar encumbrance against the related mortgaged property, the holder of the
Indianapolis Office Portfolio Mortgage Loan is required to obtain the prior written consent of the holder of the Indianapolis Office Portfolio Mezzanine
Loan if the holder of the Indianapolis Office Portfolio Mortgage Loan has the
right to consent.

Loan Purpose

      Sixty-one (61) of the mortgage loans we intend to include in the trust, representing 26.2% of the Initial Pool Balance (which include fifty-two (52)
mortgage loans in Loan Group 1, representing 26.4% of the Initial Loan Group 1
Balance, and nine (9) mortgage loans in Loan Group 2, representing 23.1% of the
Initial Loan Group 2 Balance), were originated in connection with the borrower's acquisition of the mortgaged property that secures such mortgage loan, and one hundred fifty (150) of the mortgage loans, representing 73.8% of the Initial
Pool Balance (which include one hundred twenty-six (126) mortgage loans in Loan
Group 1, representing 73.6% of the Initial Loan Group 1 Balance, and twenty-four
(24) mortgage loans in Loan Group 2, representing 76.9% of the Initial Loan
Group 2 Balance), were originated in connection with the borrower's refinancing of a previous mortgage loan.

Additional Collateral

      Three (3) of the mortgage loans, representing 1.0% of the Initial Pool
Balance (which include three (3) mortgage loans in Loan Group 1, representing
1.1% of the Initial Loan Group 1 Balance), has additional collateral in the form of reserves under which monies disbursed by the originating lender or letters of credit are reserved for specified periods which are to be released only upon the satisfaction of certain conditions by the borrower. If the borrowers do not satisfy conditions for release of the monies or letters of credit by the outside release date, such monies or letters of credit may be applied to partially repay the related mortgage loan, or may be held by the lender as additional security for the mortgage loans. In addition, some of the other mortgage loans provide for reserves for items such as deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. For further information with respect to additional collateral, see
Appendix II attached to this prospectus supplement.

The ARD Loans

      Nine (9) mortgage loans, representing 12.7% of the Initial Pool Balance, provide that if the related borrower has not prepaid such mortgage loan in full on or before its Anticipated Repayment Date, any principal outstanding on that date will thereafter amortize more rapidly and accrue interest at the Revised
Rate for that mortgage loan rather than at the Initial Rate. In addition, funds on deposit in lock box accounts relating to the ARD Loan in excess of amounts needed to pay property operating expenses and reserves will be applied to repayment of the applicable mortgage loan resulting in a more rapid amortization.

Cash Management Agreements/Lockboxes

      Fifty-four (54) of the mortgage loans, representing 66.7% of the Initial
Pool Balance (which include fifty-three (53) mortgage loans in Loan Group 1, representing 71.0% of the Initial Loan Group 1 Balance, and one (1) mortgage loan in Loan Group 2, representing 4.2% of the Initial Loan Group 2 Balance ),

                                      S-175

generally provided that rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged properties will be subject to a cash management/lockbox arrangement.

      Appendix II to this prospectus supplement sets forth (among other things)
the type of provisions (if any) for the establishment of a lockbox under the terms of each mortgage loan. The following paragraphs describe each type of provision:

      o   Hard. The related borrower is required to instruct the tenants and other payors to pay all rents and other revenue directly to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust. Such revenue generally is either (a)
          swept and remitted to the related borrower unless a default or other
          "trigger" event under the related mortgage loan documents has occurred or (b) not made immediately available to the related borrower, but instead is forwarded to a cash management account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust and then applied according to the related mortgage loan documents, which typically contemplate application to sums payable under the related mortgage loan and, in certain transactions, to expenses at the related mortgaged property, with any excess remitted to the related borrower.

      o   Soft, Springing to Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and then forwarded to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust. Until the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, such revenue is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of such a trigger event, the mortgage loan documents require the related borrower to instruct tenants and other payors to pay directly into an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust; the revenue is then applied by the applicable servicer on behalf of the trust according to the related mortgage loan documents.

      o   Soft. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and forwarded to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust.
          The funds are then either made available to the related borrower or are applied by the applicable servicer on behalf of the trust according to the related mortgage loan documents.

      o   Springing to Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or property manager. Upon the occurrence of certain specified
          "trigger" events, which typically include an event of default under the mortgage loan, the mortgage loan documents contemplate establishment of a hard lockbox and require the related borrower to instruct tenants to pay directly into an account controlled by the applicable servicer on behalf of the trust; the revenue is then applied by the lockbox bank, which in general is the applicable servicer on behalf of the trust according to the related mortgage loan documents.

      o   None. Revenue from the related mortgaged property is paid to the related borrower and is not subject to a lockbox as of the origination date, and no lockbox is contemplated to be established during the mortgage loan term.

      In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties, cash or "over-the-counter" receipts may be deposited into the lockbox account by the property manager. Mortgage loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the trust.

                                      S-176

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

Appraisals

      In connection with the origination or securitization of each of the mortgage loans, the related mortgaged property was appraised by an independent appraiser that, generally, was a Member of the Appraisal Institute. Each such appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act
of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the Cut-off Date is presented in this prospectus supplement for illustrative purposes only.

      The appraisals for certain of the mortgaged properties state a "stabilized value" as well as an "as-is" value for these properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the properties. The stabilized value is presented as the
Appraised Value in this prospectus supplement to the extent stated in the footnotes to Appendix II to this prospectus supplement.

Environmental Assessments

      An environmental site assessment was performed with respect to each mortgaged property except for mortgaged properties securing mortgage loans that are the subject of a secured creditor impaired property policy that we describe below under "--Environmental Insurance" generally within the twelve-month period preceding the origination or securitization of the related mortgage loan. In all cases, the environmental site assessment was a "Phase I" environmental assessment, generally performed in accordance with industry practice. In some cases, a "Phase II" environmental site assessment was also performed. In general, the environmental assessments contained no recommendations for further significant environmental remediation efforts which, if not undertaken, would have a material adverse effect on the interests of the Certificateholders.
However, in certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies. See "Risk Factors--Environmental Risks Relating to Specific
Mortgaged Properties May Adversely Affect Payments On Your Certificates" in this prospectus supplement.

Property Condition Assessments

      In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination or securitization of the related mortgage loan, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems.
Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, for the mortgaged properties in connection with the origination or securitization of the related mortgage loan. See "Risk Factors--Property Inspections and Engineering Reports
May Not Reflect All Conditions That Require Repair On The Property" in this prospectus supplement. In certain cases where material deficiencies were noted
in such reports, the related borrower was required to establish reserves for replacement or repair or to remediate the deficiency.

Seismic Review Process

      In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where

                                      S-177

seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), in an earthquake scenario. Generally, any of the mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

Zoning and Building Code Compliance

      Each seller took steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but no assurance can be given that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements, appraisals, zoning consultants' reports and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related mortgage loan seller has informed us that it does not consider any such violations known to it to be material.

ADDITIONAL MORTGAGE LOAN INFORMATION

      Each of the tables presented in Appendix I sets forth selected characteristics of the Mortgage Pool presented, where applicable, as of the
Cut-off Date. For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see
Appendix II to this prospectus supplement, and for a brief summary of the ten
(10) largest mortgage loans (including crossed mortgage loans) in the Mortgage
Pool, see Appendix IV to this prospectus supplement. Additional information regarding the mortgage loans is contained (a) in this prospectus supplement under "Risk Factors" and elsewhere in this "Description of the Mortgage Pool"
section and (b) under "Legal Aspects Of Mortgage Loans" in the prospectus.

      For purposes of the tables in Appendix I and for the information presented in Appendix II and Appendix III:

      (1)   References to "DSCR" are references to "Debt Service Coverage
            Ratios." In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) Underwritable Cash Flow to (b) required current debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II, Appendix III and Appendix IV, the "Debt Service Coverage Ratio" or "DSCR" for any mortgage loan is calculated pursuant to the definition of those terms under the
            "Glossary of Terms" in this prospectus supplement. For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II, Appendix III and
            Appendix IV, the "Debt Service Coverage Ratio" or "DSCR" for any
            mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of Terms" in this prospectus supplement.
            For purposes of the information presented in this prospectus supplement, the Debt Service Coverage Ratio (unless otherwise indicated) reflects (i) with respect to any Serviced Pari Passu
            Mortgage Loan, the aggregate indebtedness evidenced by the Serviced
            Pari Passu Mortgage Loan and the related Serviced Companion Mortgage
            Loan and (ii) with respect to any Non-Serviced Mortgage Loan, the aggregate indebtedness evidenced by the Non-Serviced Mortgage Loan and the related Non-Serviced Companion Mortgage Loan. The Debt
            Service Coverage Ratio information in this prospectus supplement with respect to any A/B Mortgage Loan, reflects the indebtedness under the related mortgage loan, but not the indebtedness on the related B Note. The Debt Service Coverage Ratio information in this prospectus supplement with respect to any mortgage loan that has subordinated,

                                      S-178

            second lien indebtedness, reflects the indebtedness under the related mortgage loan, but not the subordinated, second lien indebtedness.

            In connection with the calculation of DSCR and loan-to-value ratios, in determining Underwritable Cash Flow for a mortgaged property, the applicable mortgage loan seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the mortgage loan seller was aware (e.g., new signed leases or end of
            "free rent" periods and market data), and estimated capital expenditures, leasing commission and tenant improvement reserves.
            The applicable mortgage loan seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom, based upon the mortgage loan seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information.
            In most cases, borrower supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritable Cash Flow for mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was
            significantly higher than the market rent for similar properties.

            The Underwritable Cash Flow for residential cooperative mortgaged properties is based on projected net operating income at the mortgaged property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that the related mortgaged property was operated as a rental property with rents set at prevailing market rates taking into account the presence, if any, of existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

            Historical operating results may not be available or were deemed not relevant for some of the mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information such as estimates or budgets. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable mortgage loan seller in determining the presented operating information.

            The Debt Service Coverage Ratios are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan.
            Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

      (2)   References to "DSCR Post IO Period" are references to "Debt Service
            Coverage Ratio Post IO Period." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II, Appendix III and Appendix IV, the "Debt Service Coverage Ratio Post IO Period" or "DSCR Post IO
            Period" for any mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the Debt Service Coverage Ratio Post IO
            Period (unless otherwise indicated) reflects, for mortgage loans that require monthly payments of interest-only for a certain amount of time after origination followed by monthly payments of principal and interest for the remaining term of the mortgage loan, the annualized amount of debt service that

                                      S-179

            will be payable under the mortgage loan after the beginning of the amortization term of the mortgage loan.

      (3)   References in the tables to "Cut-off Date LTV" are references to
            "Cut-off Date Loan-to-Value" and references to "Balloon LTV" are references to "Balloon Loan-to-Value." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II, Appendix III and Appendix
            IV, the "Cut-off Date LTV," "Cut-off Date Loan-to-Value," "Balloon
            LTV" or "Balloon Loan-to-Value" for any mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of
            Terms" in this prospectus supplement. For purposes of the
            information presented in this prospectus supplement, the
            loan-to-value ratio reflects (i) with respect to any Serviced Pari
            Passu Mortgage Loan, the aggregate indebtedness evidenced by the
            Serviced Pari Passu Mortgage Loan and the related Serviced Companion
            Mortgage Loan and (ii) with respect to any Non-Serviced Mortgage
            Loan, the aggregate indebtedness evidenced by the Non- Serviced
            Mortgage Loan and the related Non-Serviced Companion Mortgage Loan.
            The loan-to-value information in this prospectus supplement with respect to any A/B Mortgage Loan reflects the indebtedness under the related mortgage loan, but not the indebtedness on the related B
            Note. The loan-to-value information in this prospectus supplement with respect to any mortgage loan that has subordinated, second lien indebtedness, reflects the indebtedness under the related mortgage loan, but not the subordinated, second lien indebtedness.

            The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under "--Assessments of Property Value and Condition--Appraisals."

            When information with respect to mortgaged properties is expressed as a percentage of the Initial Pool Balance, the percentages are based upon the Cut-off Date principal balances of the related mortgage loans or with respect to an individual property securing a multi-property mortgage loan, the portions of those loan balances allocated to such properties. The allocated loan amount for each mortgaged property securing a multi-property mortgage loan is set forth on Appendix II to this prospectus supplement.

            No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

      (4)   References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related mortgage loans.

      The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

      Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with quarterly and/or annual operating statements and rent rolls.

STANDARD HAZARD INSURANCE

      The master servicer is required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged property all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein, which shall be obtained from an insurer meeting the requirements of the applicable loan documents. This includes a fire and hazard insurance policy with extended coverage that contains no exclusion for damages due to acts of terrorism (subject to the provisions set forth below). Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower or its tenant to self-insure. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event,

                                      S-180

unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause. The master servicer will be deemed to have satisfied the Servicing Standard in respect of such insurance requirement if the borrower maintains, or the master servicer has otherwise caused to be obtained, a standard hazard insurance policy that is in compliance with the related mortgage loan documents, and, if required by such mortgage loan documents, the borrower pays, or the master servicer has otherwise caused to be paid, the premium required by the related insurance provider that is necessary to avoid an exclusion in such policy against "acts of terrorism" as defined by the Terrorism Risk Insurance Act of 2002.

      If, on the date of origination of a mortgage loan, the portion of the improvements on a related mortgaged property was in an area identified in the
Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance is required by the Federal Emergency
Management Agency and has been made available), the master servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance and Mitigation Administration in an
amount representing coverage of at least the lesser of:

      o   the outstanding principal balance of the related mortgage loan; and

      o   the maximum amount of such insurance available for the related mortgaged property, but only to the extent such mortgage loan permits the lender to require such coverage and such coverage conforms to the
          Servicing Standard.

      If a borrower fails to maintain such fire and hazard insurance, the master servicer will be required to obtain such insurance and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability. The special servicer will be required to maintain fire and hazard insurance with extended coverage and, if applicable, flood insurance (and other insurance required under the related mortgage) on an
REO Property (other than with respect to a Non-Serviced Mortgage Loan) in an amount not less than the maximum amount obtainable with respect to such REO
Property and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability, provided that the special servicer shall not be required in any event to maintain or obtain insurance coverage beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing Standard; provided that the special servicer will be required to maintain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the special servicer determines that (i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located.

      In addition, the master servicer may require any borrower to maintain other forms of insurance as the master servicer may be permitted to require under the related mortgage, including, but not limited to, loss of rents endorsements and comprehensive public liability insurance. The master servicer will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance. Any losses incurred with respect to mortgage loans due to uninsured risks, including terrorist attacks, earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to
Certificateholders. The special servicer will have the right, but not the obligation, at the expense of the trust, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any REO
Property so long as such insurance is available at commercially reasonable rates. The master servicer will not be required in any event to cause the borrower to maintain or itself obtain insurance coverage beyond what is available on commercially reasonable terms at a cost customarily acceptable (as determined by the master servicer) and consistent with the Servicing Standard;
provided that the master servicer will be obligated to cause the borrower to maintain or itself obtain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the master servicer determines that
(i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located. Notwithstanding the limitation set forth in the preceding sentence, if the related mortgage loan documents and the related mortgage require the borrower to maintain insurance against property damage resulting from terrorism or similar acts, the master servicer will, prior to availing itself of any limitation

                                      S-181

described in that sentence with respect to any mortgage loan (or any component loan of an A/B Mortgage Loan) that has a principal balance in excess of
$2,500,000, obtain the approval or disapproval of the special servicer and the
Operating Adviser to the extent required by, and in accordance with the procedures set forth in, the Pooling and Servicing Agreement. The master servicer will be entitled to rely on the determination of the special servicer made in connection with such approval or disapproval. The special servicer will decide whether to withhold or grant such approval in accordance with the
Servicing Standard. If any such approval has not been expressly denied within seven (7) business days of receipt by the special servicer and Operating Adviser from the master servicer of the master servicer's determination and analysis and all information reasonably requested thereby and reasonably available to the master servicer in order to make an informed decision, such approval will be deemed to have been granted. See "Risk Factors--The Absence Of Or Inadequacy Of
Insurance Coverage On The Property May Adversely Affect Payments On Your
Certificates" in this prospectus supplement.

SALE OF THE MORTGAGE LOANS

      On the Closing Date, each mortgage loan seller will sell its mortgage loans, without recourse, to the Depositor, and the Depositor, in turn, will sell all of the mortgage loans, without recourse and will assign the representations and warranties made by each mortgage loan seller in respect of the mortgage loans and the related remedies for breach of the representations and warranties to the trustee for the benefit of the Certificateholders. In connection with such assignments, each mortgage loan seller is required in accordance with the related Mortgage Loan Purchase Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it to the custodian or its designee.

      The custodian will be required to review the documents delivered by each mortgage loan seller with respect to its mortgage loans within 75 days following the Closing Date, and the custodian will hold the related documents in trust.
Within 45 days following the Closing Date, pursuant to the Pooling and Servicing
Agreement, the assignments with respect to each mortgage loan and any related assignment of rents and leases, as described in the "Glossary of Terms" under the term "Mortgage File," are to be completed in the name of the trustee, if delivered in blank, and submitted for recording in the real property records of the appropriate jurisdictions at the expense of the applicable mortgage loan seller. Within 10 days following the Closing Date, each mortgage loan seller has agreed to submit or cause to be submitted for filing, at the expense of related mortgage loan seller and, in the appropriate public office for Uniform
Commercial Code filings, assignments to the trustee of financing statements relating to each mortgage loans' original mortgage note.

      The mortgagee of record with respect to any Non-Serviced Mortgage Loan will be the related Non-Serviced Mortgage Loan Trustee.

REPRESENTATIONS AND WARRANTIES

      In each Mortgage Loan Purchase Agreement, the related mortgage loan seller has represented and warranted with respect to each of its mortgage loans, subject to certain specified exceptions, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

      (1)   the information presented in the schedule of the mortgage loans attached to the related Mortgage Loan Purchase Agreement is complete, true and correct in all material respects;

      (2)   such mortgage loan seller owns the mortgage loan free and clear of any and all pledges, liens and/or other encumbrances;

      (3)   no Scheduled Payment of principal and interest under the mortgage loan was 30 days or more past due as of the Cut-off Date, and the mortgage loan has not been 30 days or more delinquent in the twelve-month period immediately preceding the Cut-off Date;

                                      S-182

      (4)   the related mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien, subject to certain permitted encumbrances, upon the related mortgaged property;

      (5)   the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment;

      (6)   the related assignment of leases establishes and creates a valid and, subject to certain creditors' rights exceptions, enforceable first priority lien in the related borrower's interest in all leases of the mortgaged property;

      (7)   the mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related mortgaged property has not been released from the lien of such mortgage, in whole or in material part;

      (8)   except as set forth in a property inspection report prepared in connection with the origination or securitization of the mortgage loan, the related mortgaged property is, to the mortgage loan seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan;

      (9)   the mortgage loan seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

      (10)  the related mortgaged property is covered by an American Land Title
Association, or an equivalent form of, lender's title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged property, subject only to certain permitted encumbrances;

      (11)  the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect to the mortgage loan;

      (12)  except in the case of the mortgage loans covered by the secured creditor impaired property policy that we describe above, an environmental site assessment or update of a previous assessment was performed with respect to the mortgaged property in connection with the origination or securitization of the related mortgage loan, a report of each such assessment (or the most recent assessment with respect to each mortgaged property) has been delivered to the
Depositor, and such seller has no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such report;

      (13)  each mortgage note, mortgage and other agreement that evidences or secures the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker, enforceable in accordance with its terms, and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

      (14)  the related mortgaged property is, and is required pursuant to the related mortgage to be, insured by casualty, business interruption and liability insurance policies of a type specified in the related Mortgage Loan Purchase
Agreement;

      (15)  there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related
Mortgage;

      (16)  the related borrower is not a debtor in any state or federal bankruptcy or insolvency proceeding;

      (17)  no mortgage requires the holder of it to release all or any material portion of the related mortgaged property from the lien of the mortgage except upon payment in full of the mortgage loan, a defeasance of the mortgage loan or, in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and/or (b)

                                      S-183

except where the portion of the related mortgaged property permitted to be released was not considered by the mortgage loan seller to be material in underwriting the mortgage loan, the payment of a release price and prepayment consideration in connection therewith;

      (18)  there exists no material default, breach, violation or event of acceleration, and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing, under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property, other than those defaults that are covered by certain other of the preceding representations and warranties;

      (19)  the related mortgaged property consists of a fee simple estate in real estate or, if the related mortgage encumbers the interest of a borrower as a lessee under a ground lease of the mortgaged property (a) such ground lease or a memorandum of the ground lease has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the seller and related lessor) permits the interest of the lessee under the ground lease to be encumbered by the related mortgage; (b) the lessee's interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than certain permitted encumbrances;
(c) the borrower's interest in such ground lease is assignable to the Depositor and its successors and assigns upon notice to, but without the consent of, the lessor under the ground lease (or if it is required it will have been obtained prior to the Closing Date); (d) such ground lease is in full force and effect and the seller has received no notice that an event of default has occurred under the ground lease; (e) such ground lease, or a related estoppel letter, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the mortgage and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder and the lessor has offered to enter into a new lease with such holder on the terms that do not materially vary from the economic terms of the ground lease; (f) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor under the ground lease may terminate such ground lease; and (g) such ground lease has an original term
(including any extension options set forth therein) which extends not less than twenty years beyond the scheduled maturity date of the related mortgage loan;
and

      (20)  the related mortgage loan documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of lender incurred in connection with the defeasance of such mortgage loan and the release of the related mortgaged property, and the borrower is required to pay all reasonable costs and expenses of lender associated with the approval of an assumption of such mortgage loan.

REPURCHASES AND OTHER REMEDIES

      If any mortgage loan document required to be delivered to the custodian by a mortgage loan seller with respect to its mortgage loans as described under
"--Sale of the Mortgage Loans" above has a Material Document Defect, or if there is a Material Breach by a mortgage loan seller regarding the characteristics of any of its mortgage loans and/or the related mortgaged properties as described under "--Representations and Warranties" above, then such mortgage loan seller will be obligated to cure such Material Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period.
Notwithstanding the foregoing, in the event that the payments described under subparagraph 20 of the preceding paragraph above are insufficient to pay the expenses associated with such defeasance or assumption of the related mortgage loan, it shall be the sole obligation of the related mortgage loan seller to pay an amount sufficient to pay such expenses.

      If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure
Period, the related mortgage loan seller will be obligated, not later than the last day of such Permitted Cure Period, to:

      o   repurchase the affected mortgage loan from the trust at the Purchase
          Price; or,

                                      S-184

      o   at its option, if within the two-year period commencing on the Closing
          Date, replace such mortgage loan with a Qualifying Substitute Mortgage
          Loan, and pay an amount generally equal to the excess of the applicable Purchase Price for the mortgage loan to be replaced
          (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute
          Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

      The related mortgage loan seller must cure any Material Document Defect or
Material Breach within the Permitted Cure Period, provided, however, that if such Material Document Defect or Material Breach would cause the mortgage loan to be other than a "qualified mortgage", as defined in the Code, then the repurchase or substitution must occur within 90 days from the date the mortgage loan seller was notified of the defect or breach.

      The foregoing obligations of any mortgage loan seller to cure a Material
Document Defect or a Material Breach in respect of any of its mortgage loans or the obligation of any mortgage loan seller to repurchase or replace the defective mortgage loan, will constitute the sole remedies of the trustee, custodian and the Certificateholders with respect to such Material Document
Defect or Material Breach; and none of us, the other mortgage loan sellers or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the related mortgage loan seller defaults on its obligation to do so. Each mortgage loan seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it, and will have no obligations with respect to any mortgage loan sold by any other mortgage loan seller.

      If (x) a mortgage loan is to be repurchased or replaced as contemplated above (a "Defective Mortgage Loan"), (y) such Defective Mortgage Loan is cross-collateralized and cross-defaulted with one or more other mortgage loans
("Crossed Mortgage Loans") and (z) the applicable Document Defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such Crossed Mortgage Loans (without regard to this paragraph), then the applicable Document Defect or breach (as the case may be) shall be deemed to constitute a Material Document Defect or Material Breach, as the case may be, as to each such Crossed Mortgage Loan, and the applicable mortgage loan seller shall be obligated to repurchase or replace each such Crossed Mortgage Loan in accordance with the provisions of the applicable Mortgage Loan Purchase
Agreement, unless, in the case of such breach or Document Defect, (A) the applicable mortgage loan seller provides a nondisqualification opinion to the trustee at the expense of that mortgage loan seller and (B) both of the following conditions would be satisfied if that mortgage loan seller were to repurchase or replace only those mortgage loans as to which a Material Breach or
Material Document Defect had occurred (without regard to this paragraph) (the
"Affected Loan(s)"): (i) the Debt Service Coverage Ratio for all those Crossed
Mortgage Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the greater of (A) the Debt Service Coverage Ratio for all those Crossed Mortgage Loans
(including the Affected Loan(s)) set forth in Appendix II to this prospectus supplement and (B) 1.25x, and (ii) the loan-to-value ratio for all those Crossed
Mortgage Loans (excluding the Affected Loan(s)) is not greater than the lesser of (A) the current loan-to-value ratio for all those Crossed Mortgage Loans
(including the Affected Loan(s)) set forth in Appendix II to this prospectus supplement and (B) 75%. The determination of the master servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. The master servicer will be entitled to cause to be delivered, or direct the applicable mortgage loan seller to (in which case that mortgage loan seller shall) cause to be delivered to the master servicer: (A) an appraisal of any or all of the related mortgaged properties for purposes of determining whether the condition set forth in clause (ii) above has been satisfied, in each case at the expense of that mortgage loan seller if the scope and cost of the appraisal is approved by that mortgage loan seller (such approval not to be unreasonably withheld) and (B) an opinion of counsel that not requiring the repurchase of each such other mortgage loan will not result in an
Adverse REMIC Event, as defined in the Pooling and Servicing Agreement.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

      The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the offered certificates are issued. Prior to the issuance of the offered certificates, a mortgage loan may be removed from the
Mortgage Pool if we deem such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the
Mortgage Pool prior to the issuance of the offered certificates, unless including such mortgage loans would

                                      S-185

materially alter the characteristics of the Mortgage Pool as described in this prospectus supplement. The information presented in this prospectus supplement is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.

MORTGAGE ELECTRONIC REGISTRATION SYSTEMS

      With respect to any Mortgage Loan for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements have been recorded in the name of Mortgage Electronic
Registration Systems, Inc. ("MERS") or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered.
Instead, the related mortgage loan seller will be required to take all actions as are necessary to cause the trustee on behalf of the Trust to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by
MERS.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

      The master servicer and the special servicer, either directly or through the Primary Servicer or sub-servicers, will be required to service and administer the mortgage loans (other than any Non-Serviced Mortgage Loans) in accordance with the Servicing Standard. Each of the master servicer, the Primary
Servicer and the special servicer is required to adhere to the Servicing
Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled, any relationship it may have with any borrower, and the different payment priorities among the Classes of certificates. Each of the master servicer, the Primary Servicer and the special servicer may become the owner or pledgee of certificates with the same rights as each would have if it were not the master servicer, the Primary Servicer or the special servicer, as the case may be.

      Any such interest of the master servicer, the Primary Servicer or the special servicer in the certificates will not be taken into account when evaluating whether actions of the master servicer, the Primary Servicer or the special servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether such actions may have the effect of benefiting any Class of certificates owned by the master servicer, the
Primary Servicer or the special servicer. In addition, the master servicer or the special servicer may, under limited circumstances, lend money on a secured or unsecured basis to, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though the master servicer or the special servicer were not a party to the transactions contemplated hereby.

      On the Closing Date, the master servicer will enter into an agreement with the Primary Servicer under which the Primary Servicer will assume many of the servicing obligations of the master servicer presented in this section with respect to mortgage loans (including the G&L Portfolio Mortgage Loan, which was co-originated by Morgan Stanley Mortgage Capital Inc. and Principal Commercial
Funding II, LLC) sold by it or its affiliates to the trust. The Primary Servicer is subject to the Servicing Standard. If an Event of Default occurs in respect of the master servicer and the master servicer is terminated, such termination will not necessarily cause the termination of the Primary Servicer.
Notwithstanding the provisions of any primary servicing agreement or the Pooling and Servicing Agreement, the master servicer shall remain obligated and liable to the trustee, paying agent and the Certificateholders for servicing and administering of the mortgage loans in accordance with the provisions of the
Pooling and Servicing Agreement to the same extent as if the master servicer was alone servicing and administering the mortgage loans.

      Each of the master servicer, the Primary Servicer and the special servicer is permitted to enter into a sub-servicing agreement and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement;
provided that none of the master servicer, the Primary Servicer or the special servicer may appoint a

                                      S-186

sub-servicer after the Closing Date without the Depositor's prior consent to the extent set forth in the Pooling and Servicing Agreement, which consent may not be unreasonably withheld. However, any sub-servicing agreement is subject to various conditions set forth in the Pooling and Servicing Agreement including the requirement that the master servicer, the Primary Servicer or the Primary
Servicer's agent, as applicable, or the special servicer, as the case may be, will remain liable for its servicing obligations under the Pooling and Servicing
Agreement or a Primary Servicing Agreement, as applicable. The master servicer, the Primary Servicer or the special servicer, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

      The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days notice to the trustee, provided that:

      o   a successor master servicer or special servicer is available, has a net worth of at least $15,000,000 and is willing to assume the obligations of the master servicer or special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation and, in the case of the special servicer, is reasonably acceptable to the Operating Adviser, the Depositor and the trustee;

      o   the master servicer or special servicer bears all costs associated with its resignation and the transfer of servicing; and

      o   the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

      Furthermore, the master servicer or special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. A resignation of the master servicer will not affect the rights and obligations of the Primary Servicer to continue to act as primary servicer. If the master servicer ceases to serve as such and shall not have been replaced by a qualified successor, the trustee or an agent of the trustee will assume the master servicer's duties and obligations under the Pooling and
Servicing Agreement. If the special servicer shall cease to serve as such and a qualified successor shall not have been engaged, the trustee or an agent will assume the duties and obligations of the special servicer. In the event the trustee or any agent of the trustee assumes the duties and obligations of the master servicer or special servicer under such circumstances, the trustee will be permitted to resign as master servicer or special servicer notwithstanding the first sentence of this paragraph if it has been replaced by a qualified successor pursuant to the terms of the Pooling and Servicing Agreement.

      The relationship of each of the master servicer and the special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

      The master servicer will have no responsibility for the performance by the special servicer, to the extent they are different entities, of its duties under the Pooling and Servicing Agreement, and the special servicer will have no responsibility for the performance by the master servicer of its duties under the Pooling and Servicing Agreement.

      The master servicer initially will be responsible for servicing and administering the entire pool of mortgage loans (including any B Note and
Serviced Companion Mortgage Loan) other than the Non-Serviced Mortgage Loans.
The special servicer will be responsible for servicing and administering any
Specially Serviced Mortgage Loans other than the Non-Serviced Mortgage Loans.

      Upon the occurrence of any of the events set forth under the definition of the term "Specially Serviced Mortgage Loan" in the "Glossary of Terms" in this prospectus supplement (generally regarded as "Servicing Transfer Events"), the master servicer will be required to transfer its principal servicing responsibilities with respect to a Specially Serviced Mortgage Loan to the special servicer in accordance with the procedures set forth in the Pooling and
Servicing Agreement. Notwithstanding such transfer, the master servicer will continue to receive any payments on such mortgage loan, including amounts collected by the special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the paying agent and prepare reports for the trustee

                                      S-187

and the paying agent with respect to such mortgage loan. If title to the related mortgaged property is acquired by the trust, whether through foreclosure, deed in lieu of foreclosure or otherwise, the special servicer will be responsible for the operation and management of the property and such loan will be considered a Specially Serviced Mortgage Loan. The special servicing transfer events for any Non-Serviced Mortgage Loan under its related Non-Serviced
Mortgage Loan Pooling and Servicing Agreement are substantially similar to the events set forth under the definition of the term "Specially Serviced Mortgage
Loan" in the "Glossary of Terms" to this prospectus supplement.

      A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage
Loan to which the master servicer will re-assume all servicing responsibilities.

      The master servicer and the special servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description of the Offered
Certificates--Advances--Servicing Advances" in this prospectus supplement.

      The master servicer, the Primary Servicer and the special servicer and any partner, representative, affiliate, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification from the trust out of collections on, and other proceeds of, the mortgage loans (and, if and to the extent that the matter relates to a B Note or a Serviced Companion
Mortgage Loan, out of collections on, and other proceeds of, the B Note or the
Serviced Companion Mortgage Loan) against any loss, liability, or expense incurred in connection with any legal action relating to the Pooling and
Servicing Agreement, the mortgage loans, any B Note, any Serviced Companion
Mortgage Loan or the certificates other than any loss, liability or expense incurred by reason of the master servicer's, Primary Servicer's, special servicer's or such person's willful misfeasance, bad faith or negligence in the performance of their duties under the Pooling and Servicing Agreement.

      The Non-Serviced Mortgage Loan Pooling and Servicing Agreements generally require the consent of the trustee, as holder of the Non-Serviced Mortgage
Loans, to certain amendments to that agreement that would adversely affect the rights of the trustee in that capacity.

SERVICING OF THE CHERRY CREEK LOAN GROUP, THE RLJ PORTFOLIO LOAN GROUP, THE
RITZ-CARLTON LOAN GROUP AND THE A/B MORTGAGE LOANS

THE CHERRY CREEK LOAN GROUP

      Mortgage Loan No. 1 (the "Cherry Creek Pari Passu Loan"), which had an aggregate outstanding principal balance as of the Cut-off Date of $250,000,000, representing 9.7% of the Initial Pool Balance, is secured by the same mortgaged properties on a pari passu basis with another note (the "Cherry Creek Companion
Loan"). The Cherry Creek Pari Passu Loan and the Cherry Creek Companion Loan
have the same borrower and are all secured by the same mortgage instrument encumbering the same mortgaged property. The interest rate and maturity date of the Cherry Creek Companion Loan are identical to those of the Cherry Creek Pari
Passu Loan. Payments from the borrower under the Cherry Creek Loan Group will be applied on a pari passu basis to the Cherry Creek Pari Passu Loan and the Cherry
Creek Companion Loan. The Cherry Creek Companion Loan is not an asset of the trust. The Cherry Creek Pari Passu Loan and the Cherry Creek Companion Loan are
collectively referred to in this prospectus supplement as the "Cherry Creek Loan
Group."

      The Cherry Creek Loan Group will be serviced pursuant to the Pooling and
Servicing Agreement. Terms of the intercreditor agreement between the holders of the Cherry Creek Pari Passu Loan and the holders of the Cherry Creek Companion
Loan provide that for so long as the Cherry Creek Pari Passu Loan is included in a securitization the applicable master servicer or the special servicer, if applicable, will be obligated to administer the Cherry Creek Companion Loan consistently with the terms of the related intercreditor agreement and the
Pooling and Servicing Agreement. The master servicer or the trustee, as applicable, will be required to make: (i) P&I Advances on the Cherry Creek Pari
Passu Loan unless the master servicer, the special servicer, the trustee, or the holder of the Cherry Creek Companion Loan, as applicable, determines that such an advance would not be recoverable from collections on the Cherry Creek Pari
Passu Loan and (ii) servicing advances on the Cherry Creek Loan Group

                                      S-188

unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the
Cherry Creek Loan Group.

      The holders of the Cherry Creek Pari Passu Loan and the Cherry Creek
Companion Loan have entered into an intercreditor agreement that governs the respective rights and powers of the holders of the Cherry Creek Pari Passu Loan and the Cherry Creek Companion Loan and provides, in general, that:

      o   The Cherry Creek Pari Passu Loan and the Cherry Creek Companion Loan
          are of equal priority with each other and no portion of any of them will have priority or preference over any of the others; and

      o   All payments, proceeds and other recoveries on or in respect of the
          Cherry Creek Pari Passu Loan and the Cherry Creek Companion Loan will be applied to the Cherry Creek Pari Passu Loan and the Cherry Creek
          Companion Loan on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the master servicer, the special servicer, the trustee and any fiscal agent and any other service providers with respect to the Cherry Creek Companion Loan, in accordance with the terms of the Pooling and Servicing Agreement).

      The related intercreditor agreement also permits Morgan Stanley Mortgage
Capital, Inc., so long as it is the holder of the Cherry Creek Companion Loan, to divide such retained loan into one or more "component" pari passu notes in the aggregate principal amount equal to the companion loan being reallocated, provided that, among other things, the aggregate principal balance of the outstanding Cherry Creek Companion Loan held by Morgan Stanley Mortgage Capital
Inc. and the new pari passu notes following such amendments are no greater than the aggregate principal balance of the related promissory notes prior to such amendments.

      Sale of Defaulted Mortgage Loan. Under the Pooling and Servicing
Agreement, if the Cherry Creek Pari Passu Loan is subject to a fair value purchase option, each option holder specified in "Servicing of the Mortgage
Loans--Sale of Defaulted Mortgage Loans" in this prospectus supplement will have an option to purchase the Cherry Creek Pari Passu Loan at a price equal to the fair value of such mortgage loan as determined by the special servicer. If the
Cherry Creek Pari Passu Loan is purchased by an option holder, then such option holder, in connection with its exercise of such option will also be required to purchase the Cherry Creek Companion Loan.

THE 120 BROADWAY A/B MORTGAGE LOAN

      Mortgage Loan No. 3, which is comprised of an A-1 note, an A-2 note and an
A-3 note (each of which is included in the trust and secured on a pari passu basis by the related mortgaged property), having an aggregate outstanding principal balance as of the Cut-off Date of $215,000,000 (collectively, the "120
Broadway Mortgage Loan"), represents approximately 8.4% of the Initial Pool
Balance. The mortgage on the related mortgaged property (the "120 Broadway
Mortgaged Property") also secures a subordinated B Note (the "120 Broadway B
Note") that had an original principal balance of $25,000,000.

      The 120 Broadway Mortgaged Property also currently has additional subordinated mezzanine financing (the "120 Broadway Mezzanine Loan") in place with an original principal balance of $45,000,000 that is not secured by the 120
Broadway Mortgaged Property. The 120 Broadway Mezzanine Loan is secured by a first priority perfected security interest in the ownership interests of the related borrower under the 120 Broadway A/B Mortgage Loan.

      The 120 Broadway B Note is currently held by Morgan Stanley Mortgage
Capital Inc., one of the mortgage loan sellers, but may be sold at any time
(subject to compliance with the intercreditor agreement referred to in the next paragraph). The 120 Broadway B Note or a portion of such note may be included in a future securitization. The 120 Broadway Mortgage Loan and the 120 Broadway B
Note are collectively referred to herein as the "120 Broadway A/B Mortgage
Loan." The 120 Broadway Mortgage Loan is included in the trust. The 120 Broadway
A/B Mortgage Loan will be serviced pursuant to the Pooling and Servicing
Agreement. The master servicer will make Servicing Advances in respect of the
120 Broadway Mortgaged Property, but will make P&I Advances only

                                      S-189

in respect of the 120 Broadway Mortgage Loan, and will remit collections on the
120 Broadway Mortgage Loan to, or on behalf of, the trust.

      The 120 Broadway B Note has the same maturity date as the 120 Broadway
Mortgage Loan and has a fixed interest rate. On the first day of each month
(with a grace period extending to the fifth of any such month) ending prior to the stated maturity date, the related borrower is required to make a payment of principal and interest in arrears on the 120 Broadway Mortgage Loan and the 120
Broadway B Note. Such payments will be applied in accordance with the intercreditor agreement entered into by the 120 Broadway A/B Mortgage Loan lenders (the "120 Broadway Intercreditor Agreement") described below.

      Distributions. Under the terms of the 120 Broadway Intercreditor
Agreement, prior to the occurrence and continuance of a monetary event of default with respect to the 120 Broadway A/B Mortgage Loan or any non-monetary event of default such that it would cause the 120 Broadway A/B Mortgage Loan to be a Specially Serviced Mortgage Loan (after such a default has occurred, so long as the holder of the 120 Broadway B Note has cured such a default in accordance with the terms of the 120 Broadway Intercreditor Agreement), after payment of amounts payable or reimbursable to parties under the Pooling and
Servicing Agreement, payments and proceeds received with respect to the 120
Broadway A/B Mortgage Loan will generally be paid in the following manner, in each case to the extent of available funds:

      o   first, pro rata, to the holder of the 120 Broadway Mortgage Loan and the holder of the 120 Broadway B Note in an amount equal to the accrued and unpaid interest on the 120 Broadway Mortgage Loan principal balance and the 120 Broadway B Note principal balance, at
          (x) the respective interest rate minus (y) the servicing fee rate;

      o   second, to the holder of the 120 Broadway Mortgage Loan and the holder of the 120 Broadway B Note in an amount equal to their pro rata portion of all scheduled principal payments on the 120 Broadway A/B
          Mortgage Loan (based on the 120 Broadway Mortgage Loan principal balance and the 120 Broadway B Note principal balance, respectively);

      o   third, to the holder of the 120 Broadway Mortgage Loan and the holder of the 120 Broadway B Note in an amount equal to their pro rata portion of all principal payments (other than scheduled principal payments) on the 120 Broadway A/B Mortgage Loan (based on the 120
          Broadway Mortgage Loan principal balance and the 120 Broadway B Note principal balance, respectively);

      o   fourth, pro rata, to the holder of the 120 Broadway Mortgage Loan and the holder of the 120 Broadway B Note, any prepayment premium, to the extent actually paid by the related borrower (based on the respective amounts payable to each when such prepayment premium is separately computed on the prepaid amount of the principal balance of each Note at the respective interest rate);

      o   fifth, any default interest (in excess of the interest paid in accordance with clause first above) and late payment charges to the holder of the 120 Broadway Mortgage Loan and the holder of the 120
          Broadway B Note, pro rata (based on the 120 Broadway Mortgage Loan principal balance and the 120 Broadway B Note principal balance, respectively) to the extent not applied to pay interest on advances or payable to any servicer, trustee or fiscal agent pursuant to the
          Pooling and Servicing Agreement;

      o   sixth, to the holder of the 120 Broadway B Note, up to the amount of any unreimbursed costs and expenses paid or advanced by the holder of the 120 Broadway B Note with respect to the 120 Broadway A/B Mortgage
          Loan pursuant to the 120 Broadway Intercreditor Agreement or the
          Pooling and Servicing Agreement; and

      o   seventh, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower or to another person and not otherwise applied in accordance with clauses first through sixth of this paragraph, such amount will be paid to the holder of the 120 Broadway Mortgage Loan and the holder of the 120
          Broadway B Note, pro rata (based on the initial 120 Broadway

                                     S-190

          Mortgage Loan principal balance and the initial 120 Broadway B Note principal balance, respectively).

      Notwithstanding the foregoing, in the event that the holder of the 120
Broadway B Note has previously made a cure payment, the holder of the 120
Broadway B Note will be reimbursed for such cure payment, after all amounts that are payable under clauses first through fifth above at such time have been paid;
provided that payments are not required to be applied according to the priorities applicable following an event of default below.

      Following the occurrence and during the continuance of a monetary event of default with respect to the 120 Broadway A/B Mortgage Loan or other non-monetary event of default that causes the 120 Broadway A/B Mortgage Loan to become a
Specially Serviced Mortgage Loan (unless the holder of the 120 Broadway B Note has cured such a default in accordance with the terms of the 120 Broadway
Intercreditor Agreement), after payment of all amounts then payable or reimbursable to parties under the Pooling and Servicing Agreement, payments and proceeds with respect to the 120 Broadway A/B Mortgage Loan will generally be applied in the following manner, in each case to the extent of available funds:

      o   first, to the holder of the 120 Broadway Mortgage Loan in an amount equal to the accrued and unpaid interest on the 120 Broadway Mortgage
          Loan principal balance at (x) the related interest rate minus (y) the servicing fee rate;

      o   second, to the holder of the 120 Broadway Mortgage Loan, in an amount equal to the remaining 120 Broadway Mortgage Loan principal balance, until such amount has been reduced to zero;

      o   third, to the holder of the 120 Broadway B Note, in an amount equal to the accrued and unpaid interest on the 120 Broadway B Note principal balance at (x) the related interest rate minus (y) the servicing fee rate;

      o   fourth, to the holder of the 120 Broadway B Note in an amount equal to the remaining 120 Broadway B Note principal balance, until such amount has been reduced to zero;

      o   fifth, to the holder of the 120 Broadway Mortgage Loan, in an amount equal to any prepayment premium actually received in respect of the
          120 Broadway Mortgage Loan, and then, to the holder of the 120
          Broadway B Note in an amount equal to any prepayment premium actually received in respect of the 120 Broadway B Note;

      o   sixth, any default interest (in excess of the interest paid in accordance with clauses first and third above) first, to the holder of the 120 Broadway Mortgage Loan, and then, to the holder of the 120
          Broadway B Note, based on the total amount of such default interest then owing to each such holder, to the extent not applied to pay interest on advances or payable to any servicer, trustee or fiscal agent pursuant to the Pooling and Servicing Agreement;

      o   seventh, any late payment charges first, to the holder of the 120
          Broadway Mortgage Loan, and then, to the holder of the 120 Broadway B
          Note, to the extent not applied to pay interest on advances or payable to any servicer, trustee or fiscal agent pursuant to the Pooling and
          Servicing Agreement;

      o   eighth, to the holder of the 120 Broadway B Note, up to the amount of any unreimbursed costs and expenses paid or advanced by the holder of the 120 Broadway B Note with respect to the 120 Broadway A/B Mortgage
          Loan pursuant to the 120 Broadway Intercreditor Agreement or the
          Pooling and Servicing Agreement; and

      o   ninth, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower or to another person, and not otherwise applied in accordance with the foregoing clauses first through eighth, or if the proceeds of any foreclosure sale or liquidation of the 120 Broadway A/B Mortgage Loan or the mortgaged property are received in excess of the amounts required to be applied in accordance with the 120 Broadway Intercreditor Agreement, then in each

                                      S-191

          such case, such remaining amount will be paid, pro rata (based on the initial 120 Broadway Mortgage Loan principal balance and the initial
          120 Broadway B Note principal balance), to the holder of the 120
          Broadway Mortgage Loan and to the holder of the 120 Broadway B Note.

      Notwithstanding the foregoing, in the event that the holder of the 120
Broadway B Note has previously made a cure payment, the holder of the 120
Broadway B Note will be reimbursed for such cure payment, after all amounts that are payable at such time under clauses first through seventh above have been paid; provided that payments are not required to be applied according to the priorities applicable prior to an event of default.

Rights of the Holder of the 120 Broadway B Note

      The holder of the 120 Broadway B Note has certain rights under the 120
Broadway Intercreditor Agreement, including, among others, the following:

      Option to Cure Defaults Under 120 Broadway A/B Mortgage Loan. The holder of the 120 Broadway B Note has the right to cure monetary events of default (or non-monetary events of default capable of being cured by the payment of money)
with respect to the 120 Broadway Mortgage Loan, within 5 business days of receipt by the holder of the 120 Broadway B Note of notice of the subject event of default. The holder of the 120 Broadway B Note may not cure such an event of default more than nine times over the life of such loan, may not cure an event of default more than six times in any twelve month period, and there may be no more than three consecutive cure events. So long as the holder of the 120
Broadway B Note is exercising a cure right, neither the master servicer nor the special servicer will be permitted to (i) accelerate the 120 Broadway Mortgage
Loan, (ii) treat such event of default as such for purposes of transferring the
120 Broadway A/B Mortgage Loan to special servicing, or (iii) commence foreclosure proceedings.

      Option to Purchase the 120 Broadway Mortgage Loan. The holder of the 120
Broadway B Note has the right at any time that the 120 Broadway Mortgage Loan is in default and remains in default, to purchase the 120 Broadway Mortgage Loan, at a price generally equal to the unpaid principal balance of the 120 Broadway
Mortgage Loan, plus accrued and unpaid interest on the 120 Broadway Mortgage
Loan at the 120 Broadway Mortgage Loan interest rate (other than the interest portion of any cure payments made by the holder of the 120 Broadway B Note), plus any expenses incurred in connection with enforcing the mortgage loan documents, servicing advances and interest on advances, special servicing fees, any liquidation fee payable with respect to the 120 Broadway A/B Mortgage Loan pursuant to the Pooling and Servicing Agreement (which fee is only payable if the holder of the 120 Broadway B Note exercises its right to cure three consecutive monetary defaults and a monetary default occurs in the month following the third consecutive cure) and any other additional trust fund expenses allocable to the 120 Broadway A/B Mortgage Loan.

      Consent Rights of the holder of the 120 Broadway B Note. Pursuant to the
120 Broadway Intercreditor Agreement, the "Controlling Holder" is entitled to consent to the master servicer's or the special servicer's taking (as the case may be), subject to the Servicing Standard, certain actions with respect to the
120 Broadway A/B Mortgage Loan, including, without limitation:

      o   any proposed or actual foreclosure upon or comparable conversion of the ownership of the 120 Broadway Mortgaged Property and the other collateral securing the 120 Broadway A/B Mortgage Loan if it comes into and continues in default or other enforcement action under the related mortgage loan documents;

      o   any proposed modification, extension, amendment or waiver of a monetary term (including the timing of payments and the extension of the maturity date) or any non-monetary term of the 120 Broadway A/B
          Mortgage Loan;

      o   any determination to bring the 120 Broadway Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the 120 Broadway Mortgaged Property;

                                      S-192

      o   any release of collateral for the 120 Broadway A/B Mortgage Loan or any release of the related borrower or any guarantor under the 120
          Broadway A/B Mortgage Loan (other than in accordance with the terms of the 120 Broadway A/B Mortgage Loan, or upon satisfaction of, the 120
          Broadway A/B Mortgage Loan);

      o   any acceptance of substitute or additional collateral for the 120
          Broadway A/B Mortgage Loan (other than in accordance with the terms of the 120 Broadway A/B Mortgage Loan);

      o   any acceptance of a discounted payoff;

      o   any waiver or determination to enforce or not enforce a "due-on-sale"
          or "due-on-encumbrance" clause including any transfer of direct or indirect interests in the related borrower that require the consent of the mortgagee;

      o   any acceptance of a change in the property management company for the
          120 Broadway Mortgaged Property or any proposed termination or material modification of the management agreement for the 120 Broadway
          Mortgaged Property;

      o   any proposed sale of the 120 Broadway Mortgaged Property or transfer of an interest in the related borrower or the 120 Broadway Mortgaged
          Property;

      o   any acceptance of an assumption agreement releasing the related borrower or any guarantor from liability under the 120 Broadway A/B
          Mortgage Loan;

      o   the adoption or approval of any plan of reorganization, restructuring or similar event in the bankruptcy or similar proceeding of the related borrower;

      o   releases of any escrow accounts, reserve accounts or letters of credit that are not in compliance with the related mortgage loan documents;
          and

      o   any proposed modification or waiver of any provision of the related mortgage loan documents governing the types, nature or amount of insurance coverage required to be obtained and maintained by the related borrower, and any renewal or replacement of the then-existing insurance policies (to the extent the mortgagee's approval is required under the related mortgage loan documents).

      If the master servicer or the special servicer determines, in accordance with the Servicing Standard, that immediate action is necessary to protect the interests of the holders of the 120 Broadway Mortgage Loan and the 120 Broadway
B Note (as a collective whole), the master servicer or the special servicer may take any such action without waiting for the Controlling Holder's consent.

      The foregoing consent rights of the holder of the 120 Broadway B Note will cease to exist at any time that the holder of the 120 Broadway B Note ceases to be the Controlling Holder. The Controlling Holder will be the holder of the 120
Broadway B Note if, and for so long as, the initial unpaid principal balance of the 120 Broadway B Note minus the sum of (i) any principal payments allocated or received on the 120 Broadway B Note, (ii) any appraisal reductions allocated to the 120 Broadway B Note and (iii) any realized losses and unreimbursed expenses allocated to the 120 Broadway B Note is less than 25% of the difference between the initial unpaid principal balance of the 120 Broadway B Note, minus any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to and received on the 120 Broadway B Note. In the event that the holder of the 120 Broadway B Note is no longer the Controlling Holder, such consent rights will be exercised by the Operating Adviser.

      In addition, no advice, direction or objection from or by the Controlling
Holder may (and the holder of the 120 Broadway Mortgage Loan and any servicer shall ignore and act without regard to any such advice, direction or objection that the holder of the 120 Broadway Mortgage Loan or a servicer has determined, in its reasonable, good faith judgment, will) require or cause the holder of the
120 Broadway Mortgage Loan or servicer to violate any

                                      S-193

provision of the 120 Broadway Intercreditor Agreement, the related mortgage loan documents or the Pooling and Servicing Agreement (including any REMIC provisions), including each servicer's obligation to act in accordance with the
Servicing Standard.

      Right to Appoint Special Servicer. The holder of the 120 Broadway B Note, so long as it is the Controlling Holder, may remove the existing special servicer for the 120 Broadway A/B Mortgage Loan, with or without cause, and appoint a successor to the special servicer for the 120 Broadway A/B Mortgage
Loan. However, that appointment will be subject to receipt by the trustee of written confirmation from each of the Rating Agencies that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned to the certificates.

      Rights of the Holder of 120 Broadway Mezzanine Loan

      Pursuant to the terms of an intercreditor agreement, the holder of the 120
Broadway Mezzanine Loan has certain rights with respect to the 120 Broadway A/B
Mortgage Loan, including, among others, the following:

      Option to Cure Defaults Under the 120 Broadway A/B Mortgage Loan. The
holder of the 120 Broadway Mezzanine Loan has the right to cure monetary events of default with respect to the 120 Broadway A/B Mortgage Loan, within 5 business days of receipt by the holder of the 120 Broadway Mezzanine Loan of notice of the subject event of default. Generally, the holder of the 120 Broadway
Mezzanine Loan may not cure a monetary event of default with respect to monthly scheduled debt service payments on the 120 Broadway A/B Mortgage Loan for more than six consecutive months. If the default is of a non-monetary nature, the holder of the 120 Broadway Mezzanine Loan shall have the same period of time as the 120 Broadway A/B Mortgage Loan borrower to cure such non-monetary default.
The holder of the 120 Broadway Mezzanine Loan also has the right to direct the holder of the 120 Broadway A/B Mortgage Loan, at the sole cost and expense of the holder of the 120 Broadway Mezzanine Loan, to take all commercially reasonable action, to the extent permitted under the related ground lease, to
(a) cure any defaults under the related ground lease in order to keep and maintain the ground lease in full force and effect and (b) to exercise any option to renew or extend the ground lease.

      Option to Purchase the 120 Broadway A/B Mortgage Loan. If (a) the 120
Broadway A/B Mortgage Loan has been accelerated or (b) any proceeding to foreclose or otherwise enforce the 120 Broadway Mortgage or other security for the 120 Broadway A/B Mortgage Loan has been commenced (each a "120 Broadway A/B
Mortgage Loan Purchase Option Event"), upon ten business days prior written notice, the holder of the 120 Broadway Mezzanine Loan has the right to purchase, in whole but not in part, the 120 Broadway A/B Mortgage Loan for a price equal to the outstanding principal balance of the 120 Broadway A/B Mortgage Loan, plus accrued and unpaid interest on the 120 Broadway A/B Mortgage Loan, plus any advances made by the holder of the 120 Broadway A/B Mortgage Loan, plus any interest charged by the holder of the 120 Broadway A/B Mortgage Loan on any advances for monthly payments of principal and/or interest on the 120 Broadway
A/B Mortgage Loan and/or on any advances, including any prepayment fees or premiums that would be due if the related borrower were prepaying the 120
Broadway A/B Mortgage Loan at the time of such purchase and all other costs and expenses (including legal fees and expenses and special servicing fees) actually incurred by the holder of the 120 Broadway A/B Mortgage Loan in enforcing the terms of the related 120 Broadway A/B Mortgage Loan documents and a liquidation fee if the 120 Broadway A/B Mortgage Loan is purchased more than 60 days after such 120 Broadway A/B Mortgage Loan becomes a specially serviced mortgage loan.
The foregoing option to purchase the 120 Broadway A/B Mortgage Loan automatically terminates upon a transfer of the mortgaged property by foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure.

THE DCT INDUSTRIAL PORTFOLIO A/B/C LOAN

      Mortgage Loan Nos. 18-23 (referred to herein as the "DCT Industrial
Portfolio Mortgage Loan") is secured by the related mortgaged properties. The
DCT Industrial Portfolio Mortgage Loan has an aggregate outstanding principal balance as of the Cut-off Date of $50,000,000, representing 1.9% of the Initial
Pool Balance, and is an asset of the trust. The DCT Industrial Portfolio A/B/C
Loan is comprised of the DCT Industrial Portfolio Mortgage Loan, which has an interest rate of 6.10732%, a subordinate note with a principal balance of
$27,000,000 (the "DCT Industrial Portfolio B Note"), which has an interest rate of 5.05300%, and a subordinate note with a principal

                                      S-194

balance of $18,500,000 (the "DCT Industrial Portfolio C Note"), which has an interest rate of 5.05300%. The Class DP Certificates represent all beneficial ownership of amounts received in respect of the DCT Industrial Portfolio C Note.
The DCT Industrial Portfolio B Note is not included in the trust and will initially be held by New York Life Insurance Company, which may sell or transfer the DCT Industrial Portfolio B Note at any time (subject to compliance with the requirements of the DCT Industrial Portfolio Intercreditor Agreement described below).

      The DCT Industrial Portfolio Mortgage Loan, the DCT Industrial Portfolio B
Note and the DCT Industrial Portfolio C Note (collectively, the "DCT Industrial
Portfolio A/B/C Loan") will be serviced pursuant to the Pooling and Servicing
Agreement. The master servicer will make servicing advances in respect of the mortgaged properties securing the DCT Industrial Portfolio A/B/C Loan, but will make P&I advances only in respect of the DCT Industrial Portfolio Mortgage Loan, and will remit collections on the DCT Industrial Portfolio Mortgage Loan to, or
on behalf of, the trust.

      Distributions. Under the terms of the DCT Industrial Portfolio
Intercreditor Agreement, prior to the occurrence and continuance of (i) a monetary event of default not cured in accordance with the DCT Industrial
Portfolio Intercreditor Agreement, or (ii) a non-monetary event of default with respect to which the DCT Industrial Portfolio A/B/C Loan becomes a Specially
Serviced Mortgage Loan (unless the reason the DCT Industrial Portfolio A/B/C
Loan has become a Specially Serviced Mortgage Loan is that a material default under the related mortgage loan documents is imminent but has not yet occurred)
(a "DTC Waterfall Trigger"), after payment or reimbursement of servicing fees, any additional trust fund expenses and/or advances (other than principal and interest advances on the DCT Industrial Portfolio B Note or the DCT Industrial
Portfolio C Note) and any costs, all payments and proceeds (of whatever nature)
received with respect to the DCT Industrial Portfolio A/B/C Loan (other than any amounts for required reserves or escrows required by the related mortgage loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the related mortgaged properties or released to the related borrower in accordance with the terms of the related mortgage loan documents), to the extent not otherwise required to be applied under the related mortgage loan documents, will be paid:

      o   first, to the holder of the DCT Industrial Portfolio Mortgage Loan in an amount equal to the accrued and unpaid interest (other than default interest) on the DCT Industrial Portfolio Mortgage Loan principal balance at the net DCT Industrial Portfolio Mortgage Loan interest rate;

      o   second, to the holder of the DCT Industrial Portfolio Mortgage Loan, in an amount equal to its pro rata portion (based upon the notes respective principal balances) of the principal payments received, if any, with respect to the DCT Industrial Portfolio A/B/C Loan;

      o   third, to the holder of the DCT Industrial Portfolio B Note in an amount equal to the accrued and unpaid interest (other than default interest) on the DCT Industrial Portfolio B Note principal balance at the net DCT Industrial Portfolio B Note interest rate;

      o   fourth, to the holder of the DCT Industrial Portfolio B Note, in an amount equal to its pro rata portion (based upon the notes respective principal balances) of the principal payments received, if any, with respect to the DCT Industrial Portfolio A/B/C Loan;

      o   fifth, to the holder of the DCT Industrial Portfolio C Note in an amount equal to the accrued and unpaid interest (other than default interest) on the DCT Industrial Portfolio C Note principal balance at the net DCT Industrial Portfolio C Note interest rate;

      o   sixth, to the holder of the DCT Industrial Portfolio C Note, in an amount equal to its pro rata portion (based upon the notes respective principal balances) of the principal payments received, if any, with respect to the DCT Industrial Portfolio A/B/C Loan;

      o   seventh, to the holder of the DCT Industrial Portfolio Mortgage Loan, the holder of the DCT Industrial Portfolio B Note and the holder of the DCT Industrial Portfolio C Note, pro rata (based upon their

                                      S-195

          respective unreimbursed costs and expenses), up to the amount of any such unreimbursed costs and expenses;

      o   eighth, (i) to the holder of the DCT Industrial Portfolio Mortgage
          Loan, (ii) to the holder of the DCT Industrial Portfolio B Note and
          (iii) to the holder of the DCT Industrial Portfolio C Note, in each case, in an amount equal to its pro rata portion (based upon the notes respective principal balances) of any extension fees, to the extent actually paid;

      o   ninth, (i) to the holder of the DCT Industrial Portfolio Mortgage
          Loan, (ii) to the holder of the DCT Industrial Portfolio B Note and
          (iii) to the holder of the DCT Industrial Portfolio C Note, in each case, in an amount equal to its pro rata portion (based upon the notes respective principal balances) of any exit fees, to the extent actually paid;

      o   tenth, to the holder of the DCT Industrial Portfolio Mortgage Loan, the holder of the DCT Industrial Portfolio B Note and the holder of the DCT Industrial Portfolio C Note, pro rata, based upon the prepayment premium in an amount necessary to maintain their respective yields any prepayment premiums actually paid;

      o   eleventh, to the holder of the DCT Industrial Portfolio Mortgage Loan, the holder of the DCT Industrial Portfolio B Note and the holder of the DCT Industrial Portfolio C Note, pro rata, based upon the default interest respectively accrued thereunder, default interest to the extent actually paid; and

      o   twelfth, any excess, pro rata, to the holder of the DCT Industrial
          Portfolio Mortgage Loan, the holder of the DCT Industrial Portfolio B
          Note and the holder of the DCT Industrial Portfolio C Note (based upon the notes respective principal balances); provided that if their principal balances are each equal to zero, then based upon their initial principal balances.

In addition to the foregoing, from and after the anticipated repayment date:

      o   certain funds available under the related cash management agreement will be paid pro rata to the holder of the DCT Industrial Portfolio
          Mortgage Loan, the holder of the DCT Industrial Portfolio B Note and the holder of the DCT Industrial Portfolio C Note (based upon the notes respective principal balances), for reduction of their respective principal balances, respectively;

      o   certain funds available under the related cash management agreement will be paid pro rata to the holder of the DCT Industrial Portfolio
          Mortgage Loan, the holder of the DCT Industrial Portfolio B Note and the holder of the DCT Industrial Portfolio C Note (based upon the notes respective principal balances) for payment of accrued and unpaid interest thereon, respectively; and

      o   certain funds available under the related cash management agreement will be paid pro rata to the holder of the DCT Industrial Portfolio
          Mortgage Loan, the holder of the DCT Industrial Portfolio B Note and the holder of the DCT Industrial Portfolio C Note (based upon the notes respective principal balances), for payment of any other amounts accrued, owing or due thereunder.

      Following the occurrence and continuance of a DCT Waterfall Trigger, (x)
after payment or reimbursement of servicing fees, any additional trust fund expenses and/or advances (exclusive of principal and interest advances on the
DCT Industrial Portfolio B Note or the DCT Industrial Portfolio C Note) and any
costs, certain payments and proceeds (of whatever nature) received with respect to the DCT Industrial Portfolio B Note and the DCT Industrial Portfolio C Note
will be subordinated to all payments due under the DCT Industrial Portfolio
Mortgage Loan to the extent provided below and the amounts received with respect to the DCT Industrial Portfolio A/B/C Loan (other than amounts for required reserves or escrows required by the related mortgage loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the related mortgaged properties or released to the related borrower in accordance with the terms of the related mortgage loan documents), and (y) after payment or reimbursement of the DCT Industrial Portfolio Mortgage Loan servicing fee, any

                                      S-196

additional trust fund expenses and/or advances (exclusive of principal and interest advances on the DCT Industrial Portfolio B Note or the DCT
Industrial Portfolio C Note) and any costs, certain payments and proceeds (of whatever nature) received with respect to the DCT Industrial Portfolio C Note will be subordinated to all payments due under the DCT Industrial Portfolio B
Note to the extent provided below and the amounts received with respect to the
DCT Industrial Portfolio A/B/C Loan (other than amounts for required reserves or escrows required by the related mortgage loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the related mortgaged properties or released to the related borrower in accordance with the terms of the related mortgage loan documents), to the extent not otherwise required to be applied under the related mortgage loan documents, will be paid:

      o   first, to the holder of the DCT Industrial Portfolio Mortgage Loan, in an amount equal to accrued and unpaid interest (other than any default interest) on the DCT Industrial Portfolio Mortgage Loan principal balance a the net DCT Industrial Portfolio Mortgage Loan interest rate through the end of the related interest accrual period;

      o   second, to the holder of the DCT Industrial Portfolio Mortgage Loan, in an amount equal to the DCT Industrial Portfolio Mortgage Loan principal balance until paid in full;

      o   third, to the holder of the DCT Industrial Portfolio B Note in an amount equal to (i) accrued and unpaid interest on the DCT Industrial
          Portfolio B Note principal balance at the net DCT Industrial Portfolio
          B Note interest rate through the end of the related interest accrual period, plus (ii) all unreimbursed advances or cure payments made by the holder of the DCT Industrial Portfolio B Note to pay interest on the DCT Industrial Portfolio Mortgage Loan and/or the DCT Industrial
          Portfolio B Note;

      o   fourth, to the holder of the DCT Industrial Portfolio B Note in an amount equal to (i) all unreimbursed advances or cure payments made by the holder of the DCT Industrial Portfolio B Note to pay interest on the DCT Industrial Portfolio Mortgage Loan and/or the DCT Industrial
          Portfolio B Note, and (ii) the DCT Industrial Portfolio B Note
          principal balance, until all such advances or cure payments made by the holder of the DCT Industrial Portfolio B Note and the DCT
          Industrial Portfolio B Note are paid in full;

      o   fifth, to the holder of the DCT Industrial Portfolio C Note in an amount equal to (i) accrued and unpaid interest on the DCT Industrial
          Portfolio C Note principal balance at the net DCT Industrial Portfolio
          C Note interest rate through the end of the related interest accrual period, plus (ii) all unreimbursed advances or cure payments made by the holder of the DCT Industrial Portfolio C Note to pay interest on the DCT Industrial Portfolio Mortgage Loan, the DCT Industrial
          Portfolio B Note and/or the DCT Industrial Portfolio C Note;

      o   sixth, to the holder of the DCT Industrial Portfolio C Note in an amount equal to (i) all unreimbursed advances or cure payments made by the holder of the DCT Industrial Portfolio C Note to pay interest on the DCT Industrial Portfolio Mortgage Loan, the DCT Industrial
          Portfolio B Note and/or the DCT Industrial Portfolio C Note, and (ii)
          the DCT Industrial Portfolio C Note principal balance, until all such advances or cure payments made by the holder of the DCT Industrial
          Portfolio C Note and the DCT Industrial Portfolio C Note are paid in full;

      o   seventh, to the holder of the DCT Industrial Portfolio Mortgage Loan, the holder the DCT Industrial Portfolio B Note and the holder of the
          DCT Industrial Portfolio C Note, pro rata, based upon any unreimbursed costs and expenses owing to the holder of the DCT Industrial Portfolio
          Mortgage Loan, the holder of the DCT Industrial Portfolio B Note and the holder of the DCT Industrial Portfolio C Note, respectively, up to the amount of any such unreimbursed costs and expenses;

      o   eighth, (i) to the holder of the DCT Industrial Portfolio Mortgage
          Loan, (ii) to the holder of the DCT Industrial Portfolio B Note and
          (iii) to the holder of the DCT Industrial Portfolio C Note, in each case,

                                      S-197

          in an amount equal to its pro rata portion (based upon the notes respective principal balances) of any extension fees, to the extent actually paid;

      o   ninth, (i) to the holder of the DCT Industrial Portfolio Mortgage
          Loan, (ii) to the holder of the DCT Industrial Portfolio B Note and
          (iii) to the holder of the DCT Industrial Portfolio C Note, in each case, in an amount equal to its pro rata portion (based upon the notes respective principal balances) of any exit fees, to the extent actually paid;

      o   tenth, to the holder of the DCT Industrial Portfolio Mortgage Loan in an amount equal to its pro rata portion (based upon the prepayment premium in an amount necessary to maintain the respective yields on the notes), any prepayment premiums to the extent actually paid;

      o   eleventh, to the holder of the DCT Industrial Portfolio B Note, in an amount equal to its pro rata portion (based upon the prepayment premium in an amount necessary to maintain the respective yields on the notes), any prepayment premiums to the extent actually paid;

      o   twelfth, to the holder of the DCT Industrial Portfolio C Note, in an amount equal to its pro rata portion (based upon the prepayment premium in an amount necessary to maintain the respective yields on the notes), any prepayment premiums to the extent actually paid;

      o   thirteenth, to the holder of the DCT Industrial Portfolio Mortgage
          Loan in an amount equal to any unpaid default interest accrued on the
          DCT Industrial Portfolio Mortgage Loan;

      o   fourteenth, to the holder of the DCT Industrial Portfolio B Note in an amount equal to any unpaid default interest accrued on the DCT
          Industrial Portfolio B Note;

      o   fifteenth, to the holder of the DCT Industrial Portfolio C Note in an amount equal to any unpaid default interest accrued on the DCT
          Industrial Portfolio C Note; and

      o   sixteenth, any excess, pro rata, to the holder of the DCT Industrial
          Portfolio Mortgage Loan, the holder of the DCT Industrial Portfolio B
          Note and the holder of the DCT Industrial Portfolio C Note (based upon the notes respective outstanding principal balances; provided that if either of the DCT Industrial Portfolio B Note principal balance or the
          DCT Industrial Portfolio C Note principal balance is equal to zero, then based upon the notes initial principal balances.

Rights of the Holder of the DCT Industrial Portfolio B Note and the Holder of
the DCT Industrial Portfolio C Note

      The holder of the DCT Industrial Portfolio B Note and the holder of the
DCT Industrial Portfolio C Note have certain rights under the DCT Industrial
Portfolio Intercreditor Agreement, including, among others, the following:

      Option to Cure Defaults Under the DCT Industrial A/B/C Loan. The holder of the DCT Industrial Portfolio C Note has the right to cure events of default with respect to the DCT Industrial Portfolio A/B/C Loan in the event that any monetary default, or to the extent that the master servicer or the special servicer, as applicable, has knowledge thereof, any non-monetary default exists with respect to the DCT Industrial Portfolio A/B/C Loan. Upon notice from the master servicer or special servicer of such occurrence, the majority holder of the DCT Industrial Portfolio C Note will have the right to cure a monetary default within 5 business days of receipt of such notice and a non-monetary default within 30 days of receipt of such notice. The cure period will be deemed to terminate after the expiration of such 5 business days in the event that the majority holder of the DCT Industrial Portfolio C Note elects by written notice to the master servicer or special servicer, as applicable, not to cure such default. In the event that the majority holder of the DCT Industrial Portfolio C
Note elects to cure a default that can be cured by making a cure payment, the majority holder of the DCT Industrial Portfolio C Note is required to make such cure payment as directed by the master servicer or special servicer, as applicable; provided that such cure payment shall include, among other things,
(i) all unreimbursed advances and additional trust fund expenses with respect to the DCT Industrial Portfolio A/B/C Loan and any unpaid servicing fees with respect to the DCT Industrial Portfolio A/B/C Loan and (ii) any principal and interest advance with respect to the DCT

                                      S-198

Industrial Portfolio A/B/C Loan not paid by the related borrower (without regard to whether such advance would be a non-recoverable advance). Any sums expended by the majority holder of the DCT Industrial Portfolio C Note to cure such default shall have the repayment priority respectively provided in
"-Distributions" above.

      If, in connection with a monetary default, the majority holder of the DCT
Industrial Portfolio C Note has failed to cure such monetary default within the period provided pursuant to the notice, the majority holder of the DCT
Industrial Portfolio B Note shall have the opportunity to cure such default until the later of (i) 1 day following the receipt by the majority holder of the
DCT Industrial Portfolio B Note of a notice from the master servicer or special servicer, as applicable, stating that the majority holder of the DCT Industrial
Portfolio C Note failed to cure such default and (ii) 6 business days after the expiration of the related borrower's cure period, if any, for such monetary default. If, in connection with a non-monetary default, the majority holder of the DCT Industrial Portfolio C Note has failed to cure such non-monetary default within the period provided pursuant to the notice, the majority holder of the
DCT Industrial Portfolio B Note shall have the opportunity to cure such default until the later of (i) 5 business days following the receipt by the majority holder of the DCT Industrial Portfolio B Note of a notice from the master servicer or special servicer, as applicable, stating that the majority holder of the DCT Industrial Portfolio C Note failed to cure such default and (ii) 10 business days after the expiration of the related borrower's cure period, if any, for such non-monetary default.

      The right of the holder of the DCT Industrial Portfolio B Note and the right of the holder of the DCT Industrial Portfolio C Note to cure a monetary default or non-monetary default shall be limited to 9 cure events over the life of the DCT Industrial Portfolio A/B/C Loan and no single cure event may exceed 6 consecutive months.

      Option to Purchase the DCT Industrial Portfolio A/B/C Loan. Upon notice from the holder of the DCT Industrial Portfolio Mortgage Loan that a cure period with respect to the DCT Industrial Portfolio A/B/C Loan has terminated, prior to the related default being cured or waived in writing by the master servicer or special servicer, as applicable, the majority holder of the DCT Industrial
Portfolio C Note shall have the right, by written notice to the holder of the
DCT Industrial Portfolio Mortgage Loan and the holder of the DCT Industrial
Portfolio B Note, given prior to the foreclosure sale, power of sale, or delivery of deed-in-lieu of foreclosure with respect to the related mortgaged properties and prior to the related default being cured or waived in writing by the master servicer or special servicer, as applicable, to purchase the DCT
Industrial Portfolio Mortgage Loan and the DCT Industrial Portfolio B Note at a
price generally equal to, with respect to each of the DCT Industrial Portfolio
Mortgage Loan and the DCT Industrial Portfolio B Note, the sum of the related unpaid principal balance of such note, accrued and unpaid interest, any unreimbursed Advances, any unreimbursed costs plus any other additional trust fund expenses in respect of the DCT Industrial Portfolio A/B/C Loan on a date not less than 5 business days nor more than 7 business days after the holder of the DCT Industrial Portfolio C Note gives its notice to purchase.

      In the event the majority holder of the DCT Industrial Portfolio C Note has either (i) not elected to purchase the DCT Industrial Portfolio Mortgage
Loan and the DCT Industrial Portfolio B Note or (ii) has failed to finalize the purchase of the DCT Industrial Portfolio Mortgage Loan and the DCT Industrial
Portfolio B Note by the date not less than 5 business days nor more than 7 business days after the holder of the DCT Industrial Portfolio C Note gives its notice to purchase, the holder of the DCT Industrial Portfolio Mortgage Loan shall provide notice of such failure by the majority holder of the DCT
Industrial Portfolio C Note to exercise its purchase right to the majority holder of the DCT Industrial Portfolio B Note. The majority holder of the DCT
Industrial Portfolio B Note shall then have the right, by written notice to the holder of the DCT Industrial Portfolio Mortgage Loan, given prior to the foreclosure sale, power of sale, or delivery of deed-in-lieu of foreclosure with respect to the related mortgaged properties and prior to the related default being cured or waived in writing by the master servicer or special servicer, as applicable, to purchase the DCT Industrial Portfolio Mortgage Loan at a price generally equal to the sum of the related unpaid principal balance of the DCT
Industrial Portfolio Mortgage Loan, accrued and unpaid interest, any unreimbursed Advances, any unreimbursed costs plus any other additional trust fund expenses in respect of the DCT Industrial Portfolio A/B/C Loan on a date not less than 5 business days nor more than 7 business days after the holder of the DCT Industrial Portfolio B Note gives its notice to purchase.

      The right of the majority holder of the DCT Industrial Portfolio C Note or the majority holder of the DCT Industrial Portfolio B Note to elect to exercise its option to purchase will automatically terminate upon the earlier of

                                      S-199

(a) a foreclosure sale, power of sale, or delivery of deed-in-lieu of foreclosure with respect to the related mortgaged properties and (b) the curing of the related default under the DCT Industrial Portfolio A/B/C Loan.

      Consent Rights of the Holder of the DCT Industrial Portfolio B Note and
the Holder of the DCT Industrial Portfolio C Note. Pursuant to the DCT
Industrial Portfolio Intercreditor Agreement, so long as (i) a DCT Industrial
Portfolio C Note Threshold Event (as defined below) has not occurred and is not continuing, the advisor shall be appointed by the majority holder of the DCT
Industrial Portfolio C Note and will be entitled to advise the master servicer or special servicer, as applicable, with respect to the following actions, and if (ii) a DCT Industrial Portfolio C Note Threshold Event has occurred and is continuing and a DCT Industrial Portfolio B Note Threshold Event (as defined below) has not occurred and is not continuing, the advisor shall be appointed by the majority holder of the DCT Industrial Portfolio B Note and will be entitled to advise the master servicer or special servicer, as applicable, with respect to the following actions of the special servicer. The special servicer will not be permitted to take any of the following actions as to which the advisor has objected in writing within 10 business days of being notified thereof (provided that if such written objection has not been received by the special servicer within such 10 business day period, then the advisor's approval will be deemed to have been given):

      o   any modification or waiver of a monetary term of the DCT Industrial
          Portfolio A/B/C Loan and any modification of, or waiver with respect to, the DCT Industrial Portfolio A/B/C Loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction or increase in the interest rate borne thereby or the monthly debt service payment or extension fee payable thereon or a deferral or a forgiveness of interest on or principal of the DCT
          Industrial Portfolio A/B/C Loan or a modification or waiver of any other monetary term of the DCT Industrial Portfolio A/B/C Loan relating to the timing or amount of any payment of principal or interest (other than default interest) or any other material sums due and payable under the related mortgage loan documents or a modification or waiver of any provision of the DCT Industrial
          Portfolio A/B/C Loan which restricts the related borrower or its equity owners from incurring additional indebtedness, any consent to the placement of additional liens encumbering the mortgaged properties or the ownership interests in the related borrower or to the incurring of additional indebtedness at any level or tier of ownership, or any modification or waiver with respect to the obligation to deposit or maintain reserves or escrows or to the amounts required to be deposited therein or any establishment of additional material reserves not expressly provided for in the related documents as of the origination date;

      o   any modification of, or waiver with respect to, the DCT Industrial
          Portfolio A/B/C Loan that would result in a discounted pay-off of the
          DCT Industrial Portfolio A/B/C Loan;

      o   termination of any foreclosure upon or comparable conversion of the ownership of the mortgaged properties or any acquisition of the mortgaged properties by deed-in-lieu of foreclosure or otherwise;

      o   any sale of the mortgaged properties or any material portion thereof
          (other than pursuant to a purchase option contained in the DCT
          Industrial Portfolio Intercreditor Agreement or in the Pooling and
          Servicing Agreement) or, except, as specifically permitted in the related mortgage loan documents, the transfer of any direct or indirect interest in the related borrower or any sale of the DCT
          Industrial Portfolio A/B/C Loan (other than pursuant to a purchase option contained in the DCT Industrial Portfolio Intercreditor
          Agreement or in the Pooling and Servicing Agreement);

      o   any action to bring the mortgaged properties or REO properties into compliance with any laws relating to hazardous materials;

      o   any substitution or release of collateral for the DCT Industrial
          Portfolio A/B/C Loan (other than in accordance with the terms of, or upon satisfaction of, the DCT Industrial Portfolio A/B/C Loan);

      o   any release of the related borrower or any guarantor from liability with respect to the DCT Industrial Portfolio A/B/C Loan;

                                      S-200

      o   any determination (i) not to enforce a "due-on-sale" or
          "due-on-encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower) or (ii) to permit an assumption of the DCT Industrial Portfolio A/B/C Loan;

      o   any material changes to or waivers of any of the insurance requirements contained in related mortgage loan documents including renewal or replacement of the then existing insurance policies with policies which contain terms materially different from those policies then existing;

      o   any determination to apply insurance proceeds on the mortgaged properties, or recoveries for any damage, condemnation or taking, or any deed in lieu of condemnation, affecting all or any part of the mortgaged properties or for any damage or injury to it for any loss or diminution in value of the mortgaged properties, to the payment of the
          DCT Industrial Portfolio A/B/C Loan and with respect to the approval of any architects, contractors, plans and specifications or other material approvals which lender may give or withhold pursuant to the related mortgage loan documents;

      o   any incurrence of additional debt by the related borrower or any mezzanine financing by any beneficial owner of the related borrower;

      o   approval of annual property budgets, if the approval of the holder of the DCT Industrial Portfolio Mortgage Loan is required under the related mortgage loan documents;

      o   approval of (i) any property manager, (ii) any material modification to any property management agreement or (iii) the termination of any property management agreement, if the approval of the holder of the
          DCT Industrial Portfolio Mortgage Loan is required under the related mortgage loan documents;

      o   any approval of (i) a material lease, (ii) a modification to any material lease, or (iii) the termination of any material lease, if the approval of the holder of the DCT Industrial Portfolio Mortgage Loan is required under the related mortgage loan documents;

      o   any material reduction or material waiver of the related borrower's obligations to pay any reserve amounts due under the related mortgage loan documents;

      o   any subordination of any document recorded in connection with the DCT
          Industrial Portfolio A/B/C Loan;

      o   any forgiveness of any interest payments or principal payments under the related mortgage loan documents;

      o   any adoption or approval of a plan in bankruptcy of the related borrower;

      o   any sale of the REO properties;

      o   any waiver of any guarantor's obligations under any guaranty or indemnity or any of the other related mortgage loan documents; and

      o   any material waiver of the conditions which the related borrower must satisfy under the related mortgage loan documents in connection with the earn out advance.

      In no event may the special servicer take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the Servicing Standard, violate any REMIC provisions, be inconsistent or violate any provisions of the related mortgage loan documents, the DCT Industrial Portfolio Intercreditor Agreement or the Pooling and
Servicing Agreement.

                                      S-201

      A "DCT Industrial Portfolio B Note Threshold Event" will exist if and for so long as (i)(1) the initial DCT Industrial Portfolio B Note principal balance, minus (2) the sum of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the DCT Industrial
Portfolio B Note, (y) any appraisal reduction amounts in excess of the DCT
Industrial Portfolio C Note principal balance for the DCT Industrial Portfolio
A/B/C Loan and (z) any realized losses on the DCT Industrial Portfolio A/B/C
Loan in excess of the DCT Industrial Portfolio C Note principal balance (without duplication of amounts), is less than or equal to (ii) 25% of (1) the initial
DCT Industrial Portfolio B Note principal balance, minus (2) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the DCT Industrial Portfolio B Note.

      A "DCT Industrial Portfolio C Note Threshold Event" will exist if and for so long as (i)(1) the initial DCT Industrial Portfolio C Note principal balance, minus (2) the sum of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the DCT Industrial
Portfolio C Note, (y) any appraisal reduction amounts for the DCT Industrial
Portfolio A/B/C Loan and (z) any realized losses on the DCT Industrial Portfolio
A/B/C Loan (without duplication of amounts), is less than or equal to (ii) 25%
of (1) the initial DCT Industrial Portfolio C Note principal balance, minus (2)
any payments of principal (whether as principal prepayments or otherwise)
allocated to, and received on, the DCT Industrial Portfolio C Note.

      Replacement of the Special Servicer. With respect to the DCT Industrial
Portfolio A/B/C Loan at any time, each of (i) the holder of the DCT Industrial
Portfolio C Note, so long as no DCT Industrial Portfolio C Note Threshold Event exists, (ii) the holder of the DCT Industrial Portfolio B Note during the existence of any DCT Industrial Portfolio C Note Threshold Event, or (iii) the
holder of the DCT Industrial Portfolio Mortgage Loan during the existence of any
DCT Industrial Portfolio C Note Threshold Event and DCT Industrial Portfolio B
Note Threshold Event shall have the right to replace the special servicer with respect to the DCT Industrial Portfolio A/B/C Loan at its expense, upon at least
15 days prior notice to the special servicer. Any such replacement of the special servicer must be in accordance with the DCT Industrial Portfolio
Intercreditor Agreement and will not be effective until, among other conditions, the trustee has received rating agency confirmation.

THE RLJ PORTFOLIO LOAN GROUP

      Mortgage Loan Nos. 24-66 (the "RLJ Portfolio Pari Passu Loan"), which had an outstanding principal balance as of the Cut-off Date of $41,952,230, representing 1.6% of the Initial Pool Balance (representing 1.7% of the Initial
Loan Group 1 Balance), is secured by the same mortgaged properties on a pari passu basis with six other notes (collectively, the "RLJ Portfolio Companion
Loan"). The RLJ Portfolio Pari Passu Loan and the RLJ Portfolio Companion Loan
have the same borrowers and are all secured by the same mortgage instruments encumbering the same mortgaged properties. The interest rate and maturity date of the RLJ Portfolio Companion Loan are identical to those of the RLJ Portfolio
Pari Passu Loan. Payments from the borrower under the RLJ Portfolio Loan Group will be applied on a pari passu basis to the RLJ Portfolio Pari Passu Loan and the RLJ Portfolio Companion Loan. The RLJ Portfolio Companion Loan is not an
asset of the trust. The RLJ Portfolio Pari Passu Loan and the RLJ Portfolio
Companion Loan are collectively referred to in this prospectus supplement as the
"RLJ Portfolio Loan Group."

      One of the RLJ Companion Loans is anticipated to be included in a REMIC trust known as the WCMSI 2006-C27. The RLJ Portfolio Loan Group is currently being serviced by Wachovia Bank, National Association under an agreement that provides for servicing in a manner acceptable for commercial mortgage securitizations similar in nature to this securitization. It is anticipated that the RLJ Portfolio Loan Group will be serviced pursuant to the WCMSI 2006-C27
Pooling and Servicing Agreement upon establishment of the WCMSI 2006-C27 trust.
The master servicer or the trustee, as applicable, will be required to make P&I
Advances on the RLJ Pari Passu Loan unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the RLJ Pari Passu Loan. The WCMSI
2006-C27 Master Servicer or the WCMSI 2006-C27 Trustee, as applicable, will be required to make Servicing Advances on the RLJ Loan Group unless the WCMSI
2006-C27 Master Servicer, the WCMSI 2006-C27 Special Servicer or the WCMSI
2006-C27 Trustee, as applicable, determines that such an Advance would not be recoverable from collections on the RLJ Loan Group.

                                      S-202

      The relative rights of the holders of the RLJ Portfolio Pari Passu Loan and the RLJ Portfolio Companion Loan are governed by the RLJ Portfolio
Intercreditor Agreement and provides, in general, that:

          o   the RLJ Portfolio Pari Passu Loan and the RLJ Portfolio Companion
              Loan are of equal priority with each other and no portion of any of them will have priority or preference over any of the others;
              and

          o   all payments, proceeds and other recoveries on or in respect of the RLJ Portfolio Pari Passu Loan and the RLJ Portfolio Companion
              Loan will be applied to the RLJ Portfolio Pari Passu Loan and the
              RLJ Portfolio Companion Loan on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the master servicer, the special servicer, the trustee and any other service providers with respect to the RLJ Portfolio Companion Loan, in accordance with the terms of the Pooling and Servicing Agreement).

      RLJ Portfolio Consultation Rights. Pursuant to the RLJ Portfolio
Intercreditor Agreement, the WCMSI 2006-C27 Master Servicer or the WCMSI
2006-C27 Special Servicer, as applicable, will be required (i) to use reasonable efforts to consult with each holder of the RLJ Portfolio Companion Loan in connection with (A) any adoption or implementation of a business plan submitted by the related borrower with respect to the related mortgaged property, (B) the execution or renewal of any lease (if a lender approval is provided for in the applicable mortgage loan documents), (C) the release of any escrow held in conjunction with the RLJ Portfolio Loan Group to the related borrower not expressly required by the terms of the mortgage loan documents or under applicable law, (D) material alterations on the related mortgaged property if approval by the lender is required by the mortgage loan documents, (E) material change in any ancillary mortgage loan documents, or (F) the waiver of any notice provisions related to prepayment; and (ii) to use reasonable efforts to consult with each holder of the RLJ Portfolio Companion Loan upon the occurrence of any event of default with respect to the RLJ Portfolio Loan Group and to consider alternative actions recommended by each holder of the RLJ Portfolio Companion
Loan.

      Notwithstanding the foregoing, (I) if any holder of the RLJ Portfolio
Companion Loan fails to notify the WCMSI 2006-C27 Master Servicer or the WCMSI
2006-C27 Special Servicer, as applicable, of its approval or disapproval of any such proposed action within ten (10) Business Days after delivery to such holders of the RLJ Portfolio Companion Loan by the WCMSI 2006-C27 Master
Servicer or the WCMSI 2006-C27 Special Servicer, as applicable, of written notice of such a proposed action, together with all information reasonably necessary to make an informed decision with respect thereto, such proposed action by the WCMSI 2006-C27 Master Servicer or the WCMSI 2006-C27 Special
Servicer, as applicable, will be deemed to have been approved by the holders of the RLJ Portfolio Companion Loan, (II) if the controlling class representative has not approved (or been deemed to have approved) such a proposed action within ten (10) Business Days after delivery to holders of the RLJ Portfolio Companion
Loan by the WCMSI 2006-C27 Master Servicer or the WCMSI 2006-C27 Special
Servicer, as applicable, of written notice of such proposed action, together with all information reasonably necessary to make an informed decision with respect thereto, and such proposed action would not violate any law of any applicable jurisdiction or be inconsistent with the Servicing Standard, then the
WCMSI 2006-C27 Master Servicer or the WCMSI 2006-C27 Special Servicer, as
applicable, may take such proposed action if it has received the written consent with respect thereto from a majority of holders of interests in the RLJ
Portfolio Loan Group, (III) the holders of the RLJ Portfolio Companion Loan will not be permitted to approve or disapprove of an action of the WCMSI 2006-C27
Master Servicer or the WCMSI 2006-C27 Special Servicer, as applicable, that would cause the WCMSI 2006-C27 Master Servicer or the WCMSI 2006-C27 Special
Servicer, as applicable, to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction or be inconsistent with the Servicing Standard, the RLJ Portfolio Intercreditor Agreement, the
REMIC provisions of the Code or the related mortgage loan documents, and (IV)
the WCMSI 2006-C27 Master Servicer or the WCMSI 2006-C27 Special Servicer, as
applicable, shall be entitled to make all decisions with respect to the loans
(except as expressly provided in the RLJ Portfolio Intercreditor Agreement) in its sole and absolute discretion provided that such decisions would not violate any law of any applicable jurisdiction, be inconsistent with the servicing standard or violate the provisions of the WCMSI 2006-C27 Pooling and Servicing
Agreement.

THE RITZ-CARLTON LOAN GROUP

                                      S-203

      Mortgage Loan Nos. 68-72 (the "Ritz-Carlton Pari Passu Loan"), which had an aggregate outstanding principal balance as of the Cut-off Date of
$39,048,614, representing 1.5% of the Initial Pool Balance, is secured by the same mortgaged properties on a pari passu basis with another note (the
"Ritz-Carlton Companion Loan"), and on a subordinate basis with a subordinate note (the "Ritz-Carlton B Note"). The Ritz-Carlton Pari Passu Loan, the
Ritz-Carlton Companion Loan and the Ritz-Carlton B Note have the same borrower and are all secured by the same mortgage instrument encumbering the same mortgaged property. The interest rate and maturity date of the Ritz-Carlton
Companion Loan are identical to those of the Ritz-Carlton Pari Passu Loan.
Payments from the borrower under the Ritz-Carlton Loan Group will be applied on a pari passu basis to the Ritz-Carlton Pari Passu Loan and the Ritz-Carlton
Companion Loan. The Ritz-Carlton Companion Loan had an original principal balance as of the Cut-off Date of $263,578,145. The Ritz-Carlton B Note had an
original principal balance of $50,000,000. The Ritz-Carlton Companion Loan is included in a securitization known as the Morgan Stanley Capital I Trust
2006-HQ8 ("MSCI 2006-HQ8"). The Ritz-Carlton B Note or a portion of such note may be included in a future securitization. The Ritz-Carlton Companion Loan and the Ritz-Carlton B Note are not assets of the trust. The Ritz-Carlton Pari Passu
Loan, the Ritz-Carlton Companion Loan and the Ritz-Carlton B Note are
collectively referred to in this prospectus supplement as the "Ritz-Carlton Loan
Group."

      The Ritz-Carlton Loan Group is currently being serviced pursuant to the
MSCI 2006-HQ8 Pooling and Servicing Agreement. The master servicer or the trustee, as applicable, will be required to make P&I Advances on the
Ritz-Carlton Pari Passu Loan unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Ritz-Carlton Pari Passu Loan. The MSCI
2006-HQ8 Master Servicer or the MSCI 2006-HQ8 Trustee, as applicable, are required to make Servicing Advances on the Ritz-Carlton Loan Group unless the
MSCI 2006-HQ8 Master Servicer, the MSCI 2006-HQ8 Special Servicer or the MSCI
2006-HQ8 Trustee, as applicable, determines that such an Advance would not be recoverable from collections on the Ritz-Carlton Loan Group.

      The Ritz-Carlton Companion Loan and the Ritz-Carlton B Note have the same maturity date as the Ritz-Carlton Pari Passu Loan and accrue interest at a fixed rate. On the last business day of each month ending prior to the stated maturity date, the related borrower is required to make a payment of principal and interest in arrears on the Ritz-Carlton Pari Passu Loan and the Ritz-Carlton
Companion Loan and interest only on the Ritz-Carlton B Note. Such payments will be applied in accordance with the Ritz-Carlton Intercreditor Agreement.

      Distributions. Under the terms of the Ritz-Carlton Intercreditor
Agreement, if no monetary or other material event of default has occurred and is continuing (or if a monetary or other material event of default that has occurred is no longer continuing), all amounts tendered by the related borrower or otherwise available for payment on the Ritz-Carlton Pari Passu Loan and the
Ritz-Carlton Companion Loan, however received (other than funds to repair or restore the mortgaged property or to be released to the related borrower in accordance with the servicing standard of the applicable Non-Serviced Mortgage
Loan Pooling and Servicing Agreement as applied to the mortgage loan documents, servicing fees and trustee fees payable under the Non-Serviced Mortgage Loan
Pooling and Servicing Agreement, reimbursement of costs and expenses, and reimbursement of the trust established pursuant to the Non-Serviced Mortgage
Loan Pooling and Servicing Agreement (or the Non-Serviced Mortgage Loan Master
Servicer or Non-Serviced Mortgage Loan Trustee) for Advances (as defined in the
Ritz-Carlton Intercreditor Agreement) and interest thereon) will be distributed by the Non-Serviced Mortgage Loan Master Servicer in the following order of priority, in each case to the extent of available funds, (and payments will be made at such times as are set forth in the Ritz-Carlton Intercreditor
Agreement):

      o   first, to the holder of the Ritz-Carlton Pari Passu Loan and the holder of the Ritz-Carlton Companion Loan, pro rata, in an amount equal to the accrued and unpaid interest on the Ritz-Carlton Pari
          Passu Loan principal balance and the Ritz-Carlton Companion Loan principal balance at (x) the Ritz-Carlton Pari Passu Loan interest rate minus (y) the servicing fee rate;

      o   second, to the holder of the Ritz-Carlton Pari Passu Loan and the holder of the Ritz-Carlton Companion Loan, pro rata, in an amount equal to any principal payments required to be applied in reduction of the Ritz-Carlton Pari Passu Loan principal balance and the
          Ritz-Carlton Companion Loan principal balance in accordance with the related mortgage loan documents;

                                      S-204

      o   third, to the holder of the Ritz-Carlton B Note, up to the aggregate amount of all payments made by the holder of the Ritz-Carlton B Note in connection with the exercise of its cure rights hereunder;

      o   fourth, to the holder of the Ritz-Carlton B Note in an amount equal to the accrued and unpaid interest on the Ritz-Carlton B Note principal balance at the Ritz-Carlton B Note interest rate;

      o   fifth, to the holder of the Ritz-Carlton B Note in an amount equal to any principal payments required to be applied in reduction of the
          Ritz-Carlton B Note principal balance in accordance with the related mortgage loan documents;

      o   sixth, to the holder of the Ritz-Carlton Pari Passu Loan and the holder of the Ritz-Carlton Companion Loan, pro rata, an amount equal to any Prepayment Premium (as defined in the Ritz-Carlton
          Intercreditor Agreement) due in respect of the Ritz-Carlton Pari Passu
          Loan and the Ritz-Carlton Companion Loan;

      o   seventh, any default interest in excess of the interest paid in accordance with the foregoing clauses first and fourth that is due and payable to the holder of the Ritz-Carlton Pari Passu Loan and the holder of the Ritz-Carlton Companion Loan to the extent actually paid by the related borrower in respect of the Ritz-Carlton Pari Passu Loan and the Ritz-Carlton Companion Loan, will be paid to the Ritz-Carlton
          Pari Passu Loan and the Ritz-Carlton Companion Loan to the extent not payable pursuant to the Non-Serviced Mortgage Loan Pooling and
          Servicing Agreement (x) to cover interest on Advances (as defined in the Ritz-Carlton Intercreditor Agreement), (y) to offset additional
          MSCI 2006-HQ8 trust expenses or (z) to any servicer or trustee under the Non-Serviced Mortgage Loan Pooling and Servicing Agreement;

      o   eighth, any default interest that is due and payable to the holder of the Ritz-Carlton B Note, in excess of the interest paid in accordance with the foregoing clauses first and fourth in respect of Ritz-Carlton
          B Note, to the extent actually paid by the related borrower will be paid to the holder of the Ritz-Carlton B Note; and

      o   ninth, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower or to a party other than a holder under the mortgage loan documents, and not otherwise applied in accordance with the foregoing clauses first through eighth, such amount will be paid to the holder of the Ritz-Carlton Pari Passu
          Loan, the holder of the Ritz-Carlton Companion Loan and the holder of the Ritz-Carlton B Note on a pro rata basis.

      Following the occurrence and during the continuance of a monetary or other material event of default with respect to the Ritz-Carlton Loan Group, all amounts tendered by the related borrower or otherwise available for payment on the Ritz-Carlton Pari Passu Loan and the Ritz-Carlton Companion Loan, however received (other than funds to repair or restore the mortgaged property or to be released to the related borrower in accordance with the servicing standard of the applicable Non-Serviced Mortgage Loan Pooling and Servicing Agreement as
applied to the mortgage loan documents, servicing fees and trustee fees payable under the Non-Serviced Mortgage Loan Pooling and Servicing Agreement,
reimbursement of costs and expenses, and reimbursement of the trust established pursuant to the Non-Serviced Mortgage Loan Pooling and Servicing Agreement (or
the Non-Serviced Mortgage Loan Master Servicer or Non-Serviced Mortgage Loan
Trustee) for Advances (as defined in the Ritz-Carlton Intercreditor Agreement)
and interest thereon) will be distributed by the Non-Serviced Mortgage Loan
Master Servicer in the following order of priority, in each case to the extent of available funds (and payments will be made at such times as are set forth in the Ritz-Carlton Intercreditor Agreement):

      o   first, to the holder of the Ritz-Carlton Pari Passu Loan and the holder of the Ritz-Carlton Companion Loan, pro rata, in an amount equal to the accrued and unpaid interest on the Ritz-Carlton Pari
          Passu Loan principal balance and the Ritz-Carlton Companion Loan principal balance at (x) the Ritz-Carlton Pari Passu Loan interest rate minus (y) the servicing fee rate;

                                      S-205

      o   second, to the holder of the Ritz-Carlton Pari Passu Loan and the holder of the Ritz-Carlton Companion Loan, pro rata, in an amount equal to the Ritz-Carlton Pari Passu Loan principal balance and the
          Ritz-Carlton Companion Loan principal balance, until such amounts have been paid in full;

      o   third, to the holder of the Ritz-Carlton B Note, up to the aggregate amount of all payments made by the holder of the Ritz-Carlton B Note in connection with the exercise of its cure rights hereunder;

      o   fourth, to the holder of the Ritz-Carlton B Note in an amount equal to the accrued and unpaid interest on the Ritz-Carlton B Note principal balance at the Ritz-Carlton B Note interest rate;

      o   fifth, to the holder of the Ritz-Carlton B Note in an amount equal to the Ritz-Carlton B Note principal balance, until such amount has been paid in full;

      o   sixth, to the holder of the Ritz-Carlton Pari Passu Loan and the holder of the Ritz-Carlton Companion Loan, pro rata, an amount equal any Prepayment Premium (as defined in the Ritz-Carlton Intercreditor
          Agreement) due in respect of the Ritz-Carlton Pari Passu Loan and the
          Ritz-Carlton Companion Loan;

      o   seventh, any default interest that is due and payable to the holder of the Ritz-Carlton Pari Passu Loan and the holder of the Ritz-Carlton
          Companion Loan, in excess of the interest paid in accordance with the foregoing clauses first and fourth in respect of the Ritz-Carlton Pari
          Passu Loan and the Ritz-Carlton Companion Loan, to the extent actually paid by the related borrower, to the Ritz-Carlton Pari Passu Loan and the Ritz-Carlton Companion Loan to the extent not payable pursuant to the Non-Serviced Mortgage Loan Pooling and Servicing Agreement (x) to
          cover interest on Advances (as defined in the Ritz-Carlton
          Intercreditor Agreement), (y) to offset additional MSCI 2006-HQ8 trust expenses or (z) to any servicer or trustee under the Non-Serviced
          Mortgage Loan Pooling and Servicing Agreement;

      o   eighth, any default interest that is due and payable to the holder of the Ritz-Carlton B Note, in excess of the interest paid in accordance with the foregoing clauses first and fourth in respect of the
          Ritz-Carlton B Note, to the extent actually paid by the related borrower will be paid to the holder of the Ritz-Carlton B Note; and

      o   ninth, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower or to another person, and not otherwise applied in accordance with the foregoing clauses first through eighth, such remaining amount will be paid to the holder of the Ritz-Carlton Pari Passu Loan, the holder of the Ritz-Carlton
          Companion Loan and the holder of the Ritz-Carlton B Note, pro rata
          (based on the initial Ritz-Carlton Loan Group principal balance).

      Subject to the Ritz-Carlton B Note financing provisions of the
Ritz-Carlton Intercreditor Agreement, if the related borrower or an affiliate of the related borrower holds the Ritz-Carlton B Note, any amounts payable pursuant to the foregoing clauses eighth and/or ninth will be paid to the Ritz-Carlton
Pari Passu Loan and the Ritz-Carlton Companion Loan prior to any amounts being paid to the holder of the Ritz-Carlton B Note.

      Rights of the Holder of the Ritz-Carlton B Note. The holder of the
Ritz-Carlton B Note has certain rights under the Ritz-Carlton Intercreditor
Agreement, including, among others, the following:

      Option to Cure Defaults Under the Ritz-Carlton Loan Group. The holder of the Ritz-Carlton B Note has the right to cure events of default with respect to the Ritz-Carlton Pari Passu Loan and the Ritz-Carlton Companion Loan, (i) in the
case of a monetary default, within 10 days after such default and (ii) in the case of a default, other than a monetary default or a bankruptcy of the related borrower, within 30 days after such default as long as the holder of the
Ritz-Carlton B Note is diligently proceeding with such cure, but at no other times. When the cure is effected, by payment or otherwise, the holder of the
Ritz-Carlton B Note must pay or reimburse the holder of the Ritz-Carlton Pari
Passu Loan, the holder of the Ritz-Carlton Companion Loan, the Non-Serviced
Mortgage Loan Master Servicer, the Non-Serviced Mortgage Loan Special Servicer
and the Non-Serviced Mortgage Loan Trustee, as applicable, for all costs related to the default during the time from the default until the default is cured.
Defaults

                                      S-206

are not treated as events of default by the holder of the Ritz-Carlton Pari
Passu Loan and the holder of the Ritz-Carlton Companion Loan with respect to distributions and determining whether the Ritz-Carlton Pari Passu Loan and the
Ritz-Carlton Companion Loan will be specially serviced mortgage loans under the
Non-Serviced Mortgage Loan Pooling and Servicing Agreement so long as, in the case of a monetary default, a cure payment is made within the applicable time limit, or in the case of a non-monetary default (which is susceptible to being cured), the holder of the Ritz-Carlton B Note is pursuing a cure within the applicable time limit, though such limitation does not prevent the holder of the
Ritz-Carlton Pari Passu Loan and the holder of the Ritz-Carlton Companion Loan from collecting default interest, late charges or any similar or applicable amounts from the related borrower. The holder of the Ritz-Carlton B Note may not cure a monetary event of default or non-monetary event of default more than six times over the life of such loan without the consent of the holder of the
Ritz-Carlton Pari Passu Loan and the holder of the Ritz-Carlton Companion Loan or if the Ritz-Carlton Pari Passu Loan and the Ritz-Carlton Companion Loan are
in a securitization, the holder of the Ritz-Carlton Pari Passu Loan and the holder of the Ritz-Carlton Companion Loan or the applicable master servicer, with the consent of the controlling class, directing certificateholder or other similar entity, except that the applicable master servicer cannot so consent if it was appointed by or is affiliated with the holder of the Ritz-Carlton B Note.
No single cure event may exceed three consecutive months. Cure events do not excuse the related borrower's obligations or waive or prejudice the holder of the Ritz-Carlton Pari Passu Loan and the holder of the Ritz-Carlton Companion
Loan's rights under the loan documents. Subject to the terms of the Ritz-Carlton
Intercreditor Agreement, the holder of the Ritz-Carlton B Note will be subrogated to the holder of the Ritz-Carlton Pari Passu Loan and the holder of the Ritz-Carlton Companion Loan's rights to any payment owing to the holder of the Ritz-Carlton Pari Passu Loan and the Ritz-Carlton Companion Loan for which the holder of the Ritz-Carlton B Note makes a cure payment but such subrogation rights may not be exercised against the related borrower until the Ritz-Carlton
Pari Passu Loan and the Ritz-Carlton Companion Loan are paid in full. The foregoing rights may not be exercised by the related borrower or an affiliate of such borrower that may hold the Ritz-Carlton B Note; however, if such borrower
(or affiliate) has pledged the Ritz-Carlton B Note to a bona fide lender, such lender may exercise such rights.

      Option to Purchase the Ritz-Carlton Pari Passu Loan. The holder of the
Ritz-Carlton B Note has the right at any time that (i) any principal or interest payment is 90 or more days delinquent, (ii) the loan has been accelerated, (iii)
the principal balance is not paid at maturity, (iv) the related borrower files a petition for bankruptcy or (v) the loan becomes a specially serviced mortgage loan under the Non-Serviced Mortgage Loan Pooling and Servicing Agreement (and
is either in default or a default thereto is reasonably foreseeable), to purchase the Ritz-Carlton Pari Passu Loan and the Ritz-Carlton Companion Loan,
at a price generally equal to the sum of the unpaid principal balance of the
Ritz-Carlton Pari Passu Loan and the unpaid principal balance of the
Ritz-Carlton Companion Loan, accrued and unpaid interest and any unreimbursed
Advances (as defined in the Ritz-Carlton Intercreditor Agreement) and interest thereon on the Ritz-Carlton Pari Passu Loan and the Ritz-Carlton Companion Loan
at the reimbursement rate, plus any Master Servicing Fees (as defined in the
Ritz-Carlton Intercreditor Agreement) and Special Servicing Fees (as defined in the Ritz-Carlton Intercreditor Agreement) including compensation and all other amounts payable pursuant to the Non-Serviced Mortgage Loan Pooling and Servicing
Agreement) allocable to the Ritz-Carlton Pari Passu Loan and the Ritz-Carlton
Companion Loan and interest thereon at the reimbursement rate. If the entity exercising the right to purchase is not the related borrower or an affiliate of the related borrower, such purchaser will not be responsible for any Prepayment
Premium (as defined in the Ritz-Carlton Intercreditor Agreement), exit fee or, if the loan is purchased within the option period specified in the Ritz-Carlton
Intercreditor Agreement, any interest payable at the default rate. The holder of the Ritz-Carlton B Note will also pay all purchase-related out-of-pocket costs and expenses of the holder of the Ritz-Carlton Pari Passu Loan and the holder of the Ritz-Carlton Companion Loan. The foregoing option to purchase terminates when the mortgaged property becomes an REO Property. The foregoing rights may not be exercised by the related borrower or an affiliate of such borrower that may hold the Ritz-Carlton B Note; however, if such borrower (or affiliate) has pledged the Ritz-Carlton B Note to a bona fide lender, such lender may exercise such rights.

      Consent Rights of the holder of the Ritz-Carlton B Note. Pursuant to the
Ritz-Carlton Intercreditor Agreement, the "Directing Holder" has the right to consent to the Non-Serviced Mortgage Loan Master Servicer's or the Non-Serviced
Mortgage Loan Special Servicer's taking (as the case may be), subject to the
Servicing Standard under the Non-Serviced Mortgage Loan Pooling and Servicing
Agreement, certain actions with respect to the Ritz-Carlton Loan Group, including, without limitation:

                                      S-207

      o   any proposed or actual foreclosure upon or comparable conversion
          (which may include acquisition of an REO Property) of the ownership of the related mortgaged property and other collateral securing the
          Ritz-Carlton Pari Passu Loan and the Ritz-Carlton Companion Loan if it
          comes into and continues in default or other enforcement action under the mortgage loan documents;

      o   any proposed modification, extension, amendment or waiver of a money term (including timing of payments) or other material non-monetary term of the Ritz-Carlton Pari Passu Loan and the Ritz-Carlton
          Companion Loan;

      o   any proposed or actual sale of the mortgaged property or any material portion thereof (other than in connection with a termination of the trust) for less than the Purchase Price (as defined in the
          Non-Serviced Mortgage Loan Pooling and Servicing Agreement);

      o   any acceptance of a discounted payoff of the Ritz-Carlton Pari Passu
          Loan and the Ritz-Carlton Companion Loan;

      o   any determination to bring the mortgaged property or REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the mortgaged property or REO Property;

      o   any release of collateral for the Ritz-Carlton Pari Passu Loan and the
          Ritz-Carlton Companion Loan or any release of a mortgage loan borrower or any guarantor under the Ritz-Carlton Pari Passu Loan and the
          Ritz-Carlton Companion Loan (other than in accordance with the terms of the Ritz-Carlton Pari Passu Loan and the Ritz-Carlton Companion
          Loan (with no material discretion by the mortgagee), or upon satisfaction of, the Ritz-Carlton Pari Passu Loan and the Ritz-Carlton
          Companion Loan);

      o   any acceptance of a substitute or additional collateral for the
          Ritz-Carlton Pari Passu Loan and the Ritz-Carlton Companion Loan
          (other than in accordance with the terms of the Ritz-Carlton Pari
          Passu Loan and the Ritz-Carlton Companion Loan with no material discretion by the mortgagee);

      o   any waiver or consent to waiver of a "due-on-sale" or
          "due-on-encumbrance" clause;

      o   any acceptance of an assumption agreement releasing a mortgage loan borrower or a guarantor from liability under the Ritz-Carlton Pari
          Passu Loan and the Ritz-Carlton Companion Loan;

      o   any acceptance of a change in the property management company
          (provided that the unpaid principal balance of the Ritz-Carlton Pari
          Passu Loan and the Ritz-Carlton Companion Loan is greater than
          $5,000,000) or, if applicable, hotel franchise for the mortgaged property;

      o   any determination by the special servicer pursuant to the Non-Serviced
          Mortgage Loan Pooling and Servicing Agreement that the Ritz-Carlton
          Pari Passu Loan and the Ritz-Carlton Companion Loan have become specially serviced mortgage loans under the Non-Serviced Mortgage Loan
          Pooling and Servicing Agreement;

      o   any determination by the Non-Serviced Mortgage Loan Master Servicer or
          Non-Serviced Mortgage Loan Special Servicer that a Servicing Transfer
          Event under the Non-Serviced Mortgage Loan Pooling and Servicing
          Agreement has occurred with respect to the Ritz-Carlton Pari Passu
          Loan and the Ritz-Carlton Companion Loan solely by reason of the failure of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism;

      o   any extension of the maturity date of the Ritz-Carlton Pari Passu Loan and the Ritz-Carlton Companion Loan;

      o   subject to the Directing Holder's rights set forth in the Ritz-Carlton
          Intercreditor Agreement, any approval of a replacement special servicer for the Ritz-Carlton Pari Passu Loan and the Ritz-Carlton

                                      S-208

          Companion Loan (other than in connection with a successor special servicer upon the occurrence of an event of default with respect to the Non-Serviced Mortgage Loan Special Servicer under the Non-Serviced
          Mortgage Loan Pooling and Servicing Agreement);

      o   any waiver of amounts required to be deposited into escrow reserve accounts under the mortgage loan documents, or any modification or amendment to such documents that would modify the amount of funds required to be so deposited;

      o   the release of or adjustment to any escrow or reserve funds held in connection with the Ritz-Carlton Pari Passu Loan and the Ritz-Carlton
          Companion Loan to which the related borrower is not entitled; and

      o   the approval of any annual budget for the mortgaged property (insofar as such approval is required of the lender under the mortgage loan documents).

      The foregoing consent rights belong to the holder of more than 50% of the principal balance of the Ritz-Carlton B Note, unless such holder is the related borrower or an affiliate of the related borrower, or if the initial unpaid principal balance of the Ritz-Carlton B Note minus the sum of (i) any principal payments allocated or received on the Ritz-Carlton B Note, (ii) any appraisal reductions allocated to the Ritz-Carlton B Note and (iii) realized losses allocated to the Ritz-Carlton B Note is less than 25% of the initial unpaid principal balance of the Ritz-Carlton B Note.

      In addition, no advice, direction or objection from or by the Directing
Holder may (and the Non-Serviced Mortgage Loan Master Servicer and Non-Serviced
Mortgage Loan Special Servicer, as applicable, will ignore and act without regard to any such advice, direction or objection that such servicer has determined, in its reasonable, good faith judgment, will) require or cause such servicer to violate any provision of the Ritz-Carlton Intercreditor Agreement, the related mortgage loan documents, the Non-Serviced Mortgage Loan Pooling and
Servicing Agreement (including any REMIC provisions contained in the
Non-Serviced Mortgage Loan Pooling and Servicing Agreement, and such servicer's obligation to act in accordance with the Servicing Standard under the
Non-Serviced Mortgage Loan Pooling and Servicing Agreement or refrain from taking any immediate action necessary to protect the interests of the holder of the Ritz-Carlton Pari Passu Loan, the holder of the Ritz-Carlton Companion Loan and the holder of the Ritz-Carlton B Note (as a collective whole).

      Subject to the Non-Serviced Mortgage Loan Pooling and Servicing Agreement
the Non-Serviced Mortgage Loan Special Servicer is not obligated to seek the
Directing Holder's approval for any actions to be taken by the holder of the
Ritz-Carlton Pari Passu Loan and the holder of the Ritz-Carlton Companion Loan or the Non-Serviced Mortgage Loan Special Servicer if:

   o  the holder of the Ritz-Carlton Pari Passu Loan and the holder of the
      Ritz-Carlton Companion Loan or the Non-Serviced Mortgage Loan Special
      Servicer has provided the Directing Holder with sufficient written notice of proposed actions with respect to the workout or liquidation of the
      Ritz-Carlton Pari Passu Loan and the Ritz-Carlton Companion Loan; and

   o  for 60 days following such notice, the Directing Holder has objected to all proposed actions and failed to suggest alternatives that the holder of the Ritz-Carlton Pari Passu Loan and the holder of the Ritz-Carlton
      Companion Loan or the Non-Serviced Mortgage Loan Special Servicer
      considers to be consistent with the Servicing Standard under the
      Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

THE GIANT FOOD-BUCKS COUNTY A/B MORTGAGE LOAN

      Mortgage Loan No. 104 (referred to herein as the "Giant Food-Bucks County
Mortgage Loan") is secured by the related mortgaged property. The Giant
Food-Bucks County Mortgage Loan has an outstanding principal balance as of the
Cut-off Date of $14,847,845, representing 0.6% of the Initial Pool Balance, and is an asset of the trust. The mortgage on the related mortgaged property also secures a subordinated B Note (the "Giant Food-Bucks

                                      S-209

County B Note") that had an original principal balance of $1,743,053. The Giant
Food-Bucks County B Note is not an asset of the trust.

      In the event that certain defaults exist under the Giant Food-Bucks County
Mortgage Loan or the Giant Food-Bucks County B Note, the holder of the Giant
Food-Bucks County B Note will have the right, in certain circumstances, to make cure payments and cure other defaults with respect to the Giant Food-Bucks
County A/B Mortgage Loan and to purchase the Giant Food-Bucks County Mortgage
Loan for a price generally equal to the outstanding principal balance of the
Giant Food-Bucks County Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and Advances relating to, the Giant
Food-Bucks County Mortgage Loan and other amounts payable to the holder of the
Giant Food-Bucks County Mortgage Loan under the mortgage loan documents (other than any applicable Prepayment Premium or comparable yield maintenance amount payable on default) and interest on those amounts at the prime rate as set forth in The Wall Street Journal. In addition, in certain circumstances as set forth in the Giant Food-Bucks County Intercreditor Agreement, the master servicer or special servicer, as applicable, is required to take actions to prevent and cure any default by the borrower/landlord under the lease and prevent a termination of such leases by using commercially reasonable efforts to cause the related borrower to perform the landlord's obligations under such lease. In addition, the holder of the Giant Food-Bucks County B Note is given certain rights pursuant to the Giant Food-Bucks County Intercreditor Agreement, which include, among other items: (i) directing defaulted lease claims of the borrower against a defaulting or bankrupt tenant prior to foreclosure to the extent the holder of either the Giant Food-Bucks County Mortgage Loan or the Giant Food-Bucks County
B Note is entitled to do so under the mortgage loan documents, (ii) in the event that the master servicer or the special servicer fails to cure a lease termination condition within the time period provided, taking action to prevent and cure any lessor lease default and any lease termination condition, including making Servicing Advances, (iii) directing the master servicer or the special servicer to enforce the rights of the holder of the Giant Food-Bucks County B
Note under the loan documents to receive the proceeds of defaulted lease claims,
(iv) requiring foreclosure of the mortgage upon certain defaults under the loan documents, subject to the right of the master servicer or the special servicer to cure any such default and prevent such foreclosure, (v) approving (together with the master servicer or the special servicer) any modifications to the Giant
Food-Bucks County A/B Mortgage Loan that affect the rights of the related borrower or the holder of the Giant Food-Bucks County B Note under the credit lease or the assignment of the credit lease as collateral for the Giant
Food-Bucks County Mortgage Loan and (vi) taking any actions during the period to and including 60 days following the occurrence of any payment default by the credit tenant and resulting in an event of default under the mortgage loan documents to cure such default before the master servicer or special servicer may accelerate the Giant Food-Bucks County Mortgage Loan or commence foreclosure on the related mortgaged property without the consent of the holder of the Giant
Food-Bucks County B Note. LaSalle Bank National Association originated the Giant
Food-Bucks County A/B Mortgage Loan and sold the Giant Food-Bucks County B Note to Caplease Debt Funding, LP, which is the holder of the Giant Food-Bucks County
B Note. Caplease Debt Funding, LP may sell the Giant Food-Bucks County B Note subject to the terms of the Giant Food-Bucks County Intercreditor Agreement.

      Distributions. Under the terms of the Giant Food-Bucks County
Intercreditor Agreement, on each payment date, all amounts received from or on behalf of the borrower (other than early payments of rent and proceeds of a defaulted lease claim) will, after payment of the servicing and other fees and expenses under the related servicing agreement, be applied in the following order of priority:

      o     first, to the holder of the Giant Food-Bucks County Mortgage Loan in an amount equal to the accrued and unpaid interest on the Giant
            Food-Bucks County Mortgage Loan principal balance at the non-default interest rate on such loan;

      o     second, to the holder of the Giant Food-Bucks County Mortgage Loan in an amount equal to the scheduled principal payments, if any, due with respect to the Giant Food-Bucks County Mortgage Loan or, upon acceleration of all amounts due and payable on the Giant Food-Bucks
            County Mortgage Loan, the principal balance of the Giant Food-Bucks
            County Mortgage Loan until paid in full;

      o     third, to fund reserve accounts provided for in the related mortgage loan documents and any other amounts required to be applied following payment of interest and principal then due on the Giant
            Food-Bucks County Mortgage Loan in accordance with the terms of the related lockbox

                                      S-210

            agreement or other related mortgage loan documents, including, as applicable, amounts required to fund any escrow accounts or to pay taxes or insurance and any insurance proceeds required to be applied to the repair of the related mortgaged property;

      o     fourth, to the holder of the Giant Food-Bucks County B Note in an amount equal to the accrued and unpaid interest on the Giant
            Food-Bucks County B Note at the non-default interest rate on such loan;

      o     fifth, to the holder of the Giant Food-Bucks County B Note in an amount equal to the scheduled principal payments, if any, due with respect to the Giant Food-Bucks County B Note or, upon acceleration of all amounts due and payable on the Giant Food-Bucks County B
            Note, the principal balance of the Giant Food-Bucks County B Note until paid in full;

      o     sixth, any unscheduled payment on the Giant Food-Bucks County A/B
            Mortgage Loan (other than proceeds of a defaulted lease claim, but including without limitation lump sum payments under any lease enhancement policy), shall be paid sequentially to the holder of the
            Giant Food-Bucks County Mortgage Loan until the holder of the Giant
            Food-Bucks County Mortgage Loan has been paid in full, and then to the holder of the Giant Food-Bucks County B Note until the holder of the Giant Food-Bucks County B Note has been paid in full;

      o     seventh, any Prepayment Premium, to the extent actually paid, shall be paid to the holder of the Giant Food-Bucks County Mortgage Loan and the holder of the Giant Food-Bucks County B Note, pro rata, in the same proportion as the respective amounts payable to each when the Prepayment Premium for each of the mortgage loans is separately computed on the prepaid amounts of the Giant Food-Bucks County
            Mortgage Loan principal balance and the Giant Food-Bucks County B
            Note principal balance at the respective interest rates;

      o     eighth, to the holder of the Giant Food-Bucks County B Note (or any party which has made a property advance on its behalf), the amount necessary to reimburse the holder of the Giant Food-Bucks County B
            Note for any property advance or cure payment made by it in accordance with the terms of the Giant Food-Bucks County
            Intercreditor Agreement;

      o     ninth, to the holder of the Giant Food-Bucks County Mortgage Loan in an amount equal to any default interest attributable to such loan;

      o     tenth, to the holder of the Giant Food-Bucks County B Note in an amount equal to any default interest attributable to such loan; and

      o     eleventh, any remaining amount to be paid to the borrower, to the extent required by the mortgage loan documents, and otherwise to the holder of the Giant Food-Bucks County Mortgage Loan and the Giant
            Food-Bucks County B Note, pro rata, based on their original principal balances.

      Proceeds of Defaulted Lease Claim. All proceeds resulting from a claim for accelerated future rent under the related credit tenant lease following a default, after taking account of any reduction resulting from a mitigation of damages after re-leasing of the related mortgaged property or any limitation arising under Section 502(b)(6) of the Bankruptcy Code, shall be distributed in the following order of priority:

      o     first, to the holder of the Giant Food-Bucks County B Note in an amount equal to the amount necessary to reimburse such party for any property advance or cure payment made by such party;

      o     second, to the holder of the Giant Food-Bucks County B Note in an amount equal to the accrued and unpaid interest on such loan at the non-default interest rate on such loan;

                                      S-211

      o     third, to the holder of the Giant Food-Bucks County B Note in an amount equal to scheduled principal payments, or upon acceleration of the Giant Food-Bucks County B Note, the principal balance of the
            Giant Food-Bucks County B Note until paid in full;

      o     fourth, to the holder of the Giant Food-Bucks County B Note in an amount equal to any Prepayment Premium attributable to such loan to the extent actually paid;

      o     fifth, to the holder of the Giant Food-Bucks County B Note in an amount equal to any default interest attributable to such loan;

      o     sixth, to the trust fund any excess amount to be applied in the order or priority of payments on the Giant Food-Bucks County
            Mortgage Loan other than with respect to defaulted lease claims; and

      o     seventh, any remaining amount to the related borrower to the extent required under the related mortgage loan documents and all other amounts to the Giant Food-Bucks County Mortgage Loan and the Giant
            Food-Bucks County B Note, pro rata, based on the initial original principal balance.

Master Servicer Compensation

      The master servicer will be entitled to a Master Servicing Fee equal to the Master Servicing Fee Rate applied to the outstanding Scheduled Principal
Balance of each mortgage loan, B Note and Serviced Companion Mortgage Loan, including REO Properties. The master servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Certificate Account and interest on Escrow Accounts if permitted by the related loan documents, and--in each case to the extent not payable to the special servicer or any sub-servicer or Primary Servicer as provided in the
Pooling and Servicing Agreement or any primary or sub-servicing agreement--late payment charges, assumption fees, modification fees, extension fees, defeasance fees and default interest payable at a rate above the related mortgage rate, provided that late payment charges and default interest will only be payable to the extent that they are not required to be used to pay interest accrued on any
Advances and additional trust expenses pursuant to the terms of the Pooling and
Servicing Agreement.

      The related Master Servicing Fee and certain other compensation payable to the Master Servicer will be reduced, on each Distribution Date by the amount, if any, of any Compensating Interest Payment required to be made by the master servicer on such Distribution Date. Any Net Aggregate Prepayment Interest
Shortfall will be allocated as presented under "Description of the Offered
Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment
Interest Excesses" in this prospectus supplement. If Prepayment Interest
Excesses for all mortgage loans other than Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any
Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

      In addition, the master servicer will be entitled to 50% of all assumption fees received in connection with any mortgage loans which are non-Specially
Serviced Mortgage Loans that require special servicer consent and 100% of such fees on non-Specially Serviced Mortgage Loans that do not require special servicer consent. The special servicer will generally be entitled to approve assumptions.

      In the event that Wells Fargo resigns or is no longer master servicer for any reason, Wells Fargo will continue to have the right to receive its portion of the Excess Servicing Fee. Any successor servicer will receive the Master
Servicing Fee as compensation.

EVENTS OF DEFAULT

      If an Event of Default described under the third, fourth, eighth, ninth or tenth bullet or the last paragraph under the definition of "Event of Default"
under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate on the date which is 60 days following the date on which the trustee or the
Depositor gives written notice to the master servicer that

                                      S-212

the master servicer is terminated. If an Event of Default described under the first, second, fifth, sixth or seventh bullet under the definition of "Event of
Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing
Agreement will terminate immediately upon the date which the trustee or the
Depositor gives written notice to the master servicer that the master servicer is terminated. After any Event of Default, the trustee may elect to terminate the master servicer by providing such notice, and shall provide such notice if holders of certificates representing more than 25% of the Certificate Balance of all certificates so direct the trustee. Notwithstanding the foregoing, and in accordance with the Pooling and Servicing Agreement, if an Event of Default
occurs solely by reason of the occurrence of a default of a Primary Servicer or of certain sub-servicers under the related primary servicing or sub-servicing agreement, then the initial master servicer shall have the right to require that any successor master servicer enter into a primary servicing or sub-servicing agreement with the initial master servicer with respect to all the mortgage loans as to which the primary servicing of sub-servicing default occurred.

      The events of default under any Non-Serviced Mortgage Loan Pooling and
Servicing Agreement, and the effect of such defaults in respect of the master servicer thereunder, are substantially similar to the Events of Default and termination provisions set forth above.

      Upon termination of the master servicer under the Pooling and Servicing
Agreement, all authority, power and rights of the master servicer under the
Pooling and Servicing Agreement, whether with respect to the mortgage loans or otherwise, shall terminate except for any rights related to indemnification, unpaid servicing compensation or unreimbursed Advances and related interest or its portion of the Excess Servicing Fee, provided that in no event shall the termination of the master servicer be effective until a successor servicer shall have succeeded the master servicer as successor servicer, subject to approval by the Rating Agencies, notified the master servicer of such designation, and such successor servicer shall have assumed the master servicer's obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement. The trustee may not succeed the master servicer as servicer until and unless it has satisfied the provisions specified in the
Pooling and Servicing Agreement. However, if the master servicer is terminated as a result of an Event of Default described under the fifth, sixth or seventh bullet under the definition of "Event of Default" under the "Glossary of Terms", the trustee shall act as successor servicer immediately and shall use commercially reasonable efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of the master servicer to a successor servicer who has satisfied such conditions. Pursuant to the Pooling and Servicing Agreement, a successor master servicer must (i) be a servicer to which the Rating Agencies have confirmed in writing that the transfer of servicing will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates and (ii) if it is a master servicer, assume the obligations under the primary servicing agreements entered into by the predecessor master servicer.

      However, if the master servicer is terminated solely due to an Event of
Default described in the eighth, ninth or tenth bullet or the last paragraph of the definition of Event of Default, and prior to being replaced as described in the previous paragraph the terminated master servicer provides the trustee with the appropriate "request for proposal" material and the names of potential bidders, the trustee will solicit good faith bids for the rights to master service the mortgage loans in accordance with the Pooling and Servicing
Agreement (which rights will be subject to the right of the Primary Servicer to continue as Primary Servicer in the absence of a primary servicer event of default by the Primary Servicer). The trustee will have thirty days to sell the rights and obligations of the master servicer under the Pooling and Servicing
Agreement to a successor servicer that meets the requirements of a master servicer under the Pooling and Servicing Agreement, provided that the Rating
Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The termination of the master servicer will be effective when such servicer has succeeded the master servicer, as successor servicer and such successor servicer has assumed the master servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. If a successor master servicer is not appointed within thirty days, the master servicer will be replaced by the trustee as described in the previous paragraph.

      The Pooling and Servicing Agreement does not provide for any successor master servicer to receive any compensation in excess of that paid to the predecessor master servicer. The predecessor master servicer is required

                                      S-213

to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement if such termination is due to an
Event of Default or voluntary resignation.

Special Servicer Compensation

      The special servicer will be entitled to receive:

      o   a Special Servicing Fee;

      o   a Workout Fee; and

      o   a Liquidation Fee.

      The Special Servicing Fee will be payable monthly from general collections on all the mortgage loans in the Mortgage Pool and, to the extent of the Trust's interest in the mortgage loan, any foreclosure properties, prior to any distribution of such collections to Certificateholders. The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property; otherwise such fee is paid until maturity. If the special servicer is terminated for any reason, it will retain the right to receive any Workout Fees payable on mortgage loans that became Rehabilitated
Mortgage Loans while it acted as special servicer and remained Rehabilitated
Mortgage Loans at the time of such termination until such mortgage loan becomes a Specially Serviced Mortgage Loan or until the related mortgaged property becomes an REO Property. The successor special servicer will not be entitled to any portion of such Workout Fees.

      The special servicer is also permitted to retain, in general, assumption fees, modification fees, default interest and extension fees collected on
Specially Serviced Mortgage Loans, certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for REO Property collections, and other charges specified in the Pooling and Servicing Agreement.
The Special Servicing Fee, the Liquidation Fee and the Workout Fee will be obligations of the trust and will represent Expense Losses. The Special Servicer
Compensation will be payable in addition to the Master Servicing Fee payable to the master servicer.

      In addition, the special servicer will be entitled to all assumption fees received in connection with any Specially Serviced Mortgage Loan and 50% of any other assumption fees. The special servicer will be entitled to approve assumptions with respect to all mortgage loans. If Prepayment Interest Excesses for all Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the special servicer as additional servicing compensation.

      As described in this prospectus supplement under "--The Operating
Adviser," the Operating Adviser (or any B Note holder (including the holders of the DP and Class ST Certificates, if applicable) to the extent described under
"Servicing of the Mortgage Loans--Servicing of the Cherry Creek Loan Group, the
RLJ Portfolio Loan Group, the Ritz-Carlton Loan Group and the A/B Mortgage
Loans" above) will have the right to receive notification of, advise the special servicer regarding, and consent to, certain actions of the special servicer, subject to the limitations described in this prospectus supplement and further set forth in the Pooling and Servicing Agreement.

      If any Non-Serviced Mortgage Loan becomes specially serviced under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the
applicable Non-Serviced Mortgage Loan Special Servicer will be entitled to compensation substantially similar in nature to that described above.

Termination of Special Servicer

      The trustee may, and the Operating Adviser may direct the trustee to, terminate the special servicer upon a Special Servicer Event of Default except as described below with respect to the DCT Industrial Portfolio A/B/C Loan and the 120 Broadway A/B Mortgage Loan. The termination of the special servicer will be effective when such successor special servicer has succeeded the special servicer as successor special servicer and such successor special servicer has assumed the special servicer's obligations and responsibilities with respect to the mortgage

                                      S-214

loans, as set forth in an agreement substantially in the form of the Pooling and
Servicing Agreement. If a successor special servicer is not appointed within the time periods set forth in the Pooling and Servicing Agreement, the special servicer may be replaced by the Operating Adviser as described in the Pooling and Servicing Agreement. The Pooling and Servicing Agreement does not provide for any successor special servicer to receive any compensation in excess of that paid to the predecessor special servicer. The predecessor special servicer is required to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement, if such termination is due to a
Special Servicer Event of Default or voluntary resignation.

      The special servicer events of default under any Non-Serviced Mortgage
Loan Pooling and Servicing Agreement, and the effect of such defaults in respect of the special servicer thereunder, are substantially similar to the Special
Servicer Events of Default and termination provisions set forth above.

      Notwithstanding anything to the contrary contained in this prospectus supplement, with respect to the 120 Broadway A/B Mortgage Loan, to the extent that no 120 Broadway B Note Control Appraisal Event exists and to the extent that the holder of the 120 Broadway B Note is not an affiliate of the related mortgage loan borrower, the holder of the 120 Broadway B Note or its designee has and shall have the right to replace the special servicer for the 120
Broadway A/B Mortgage Loan upon the appointment and acceptance of such appointment by a successor to the special servicer and subject to receipt by the trustee of written confirmation from each Rating Agency that such appointment will not result in a qualification, downgrade or withdrawal of any ratings then assigned to the certificates. The holder of the 120 Broadway B Note must pay any expenses incurred by the trust in connection with such replacement. If a 120
Broadway B Note Control Appraisal Event has occurred and is continuing or if the holder or holders of more than 50% of the principal balance of the 120 Broadway
B Note is an affiliate of the mortgage loan borrower, the holder of the 120
Broadway Mortgage Loan succeeds to the holder of the 120 Broadway B Note's rights described above.

      Notwithstanding anything to the contrary contained in this prospectus supplement, with respect to the DCT Industrial Portfolio A/B/C Loan at any time, each of (i) the holder of the DCT Industrial Portfolio C Note, so long as no DCT
Industrial Portfolio C Note Threshold Event exists, (ii) the holder of the DCT
Industrial Portfolio B Note during the existence of any DCT Industrial Portfolio
C Note Threshold Event, or (iii) the holder of the DCT Industrial Portfolio
Mortgage Loan during the existence of any DCT Industrial Portfolio C Note
Threshold Event and DCT Industrial Portfolio B Note Threshold Event shall have the right to replace the special servicer with respect to the DCT Industrial
Portfolio A/B/C Loan at its expense, upon at least 15 days prior notice to the special servicer. Any such replacement of the special servicer must be in accordance with the DCT Industrial Portfolio Intercreditor Agreement and will not be effective until, among other conditions, the trustee has received rating agency confirmation that the replacement would not result in the downgrade, termination or qualification of the ratings of the certificates.

      In addition to the termination of the special servicer upon a Special
Servicer Event of Default, the Operating Adviser may direct the trustee to remove the special servicer, subject to certain conditions, as described below.

THE OPERATING ADVISER

      An Operating Adviser appointed by the holders of a majority of the
Controlling Class will have the right to receive notification from the special servicer in regard to certain actions and to advise the special servicer with respect to the following actions, and the special servicer will not be permitted to take any of the following actions as to which the Operating Adviser has objected in writing (i) within five (5) business days of receiving notice in respect of actions relating to non-Specially Serviced Mortgage Loans and (ii)
within ten (10) business days of receiving notice in respect of actions relating to Specially Serviced Mortgage Loans. The special servicer will be required to notify the Operating Adviser of, among other things:

      o   any proposed modification, amendment or waiver, or consent to a modification, amendment or waiver, of a Money Term of a mortgage loan or A/B Mortgage Loan or an extension of the original maturity date;

                                      S-215

      o   any foreclosure or comparable conversion of the ownership of a mortgaged property;

      o   any proposed sale of a defaulted mortgage loan or A/B Mortgage Loan, other than in connection with the termination of the trust as described in this prospectus supplement under "Description of the
          Offered Certificates--Optional Termination";

      o   any determination to bring an REO Property into compliance with applicable environmental laws;

      o   any release of or acceptance of substitute or additional collateral for a mortgage loan or A/B Mortgage Loan;

      o   any acceptance of a discounted payoff;

      o   any waiver or consent to a waiver of a "due-on-sale" or
          "due-on-encumbrance" clause;

      o   any acceptance or consent to acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan or A/B
          Mortgage Loan;

      o   any release of collateral for a Specially Serviced Mortgage Loan or
          A/B Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, such mortgage loan);

      o   any franchise changes or management company changes to which the special servicer is required to consent;

      o   certain releases of any Escrow Accounts, Reserve Accounts or letters of credit;

      o   any determination as to whether any type of property-level insurance is required under the terms of any mortgage loan or A/B Mortgage Loan, is available at commercially reasonable rates, is available for similar properties in the area in which the related mortgaged property is located or any other determination or exercise of discretion with respect to property-level insurance.

      In addition, subject to the satisfaction of certain conditions, the
Operating Adviser will have the right to direct the trustee to remove the special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the
Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each rating agency to the effect that such appointment would not result in a downgrade, withdrawal or qualification in any rating then assigned to any class of certificates. The
Operating Adviser shall pay costs and expenses incurred in connection with the removal and appointment of a special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing
Agreement).

      At any time, the holders of a majority of the Controlling Class may direct the paying agent in writing to hold an election for an Operating Adviser which election will be held commencing as soon as practicable thereafter.

      The Operating Adviser shall be responsible for its own expenses.

      We anticipate that an affiliate of the initial special servicer will purchase certain non-offered classes of certificates, including the Class S
Certificates (which will be the initial Controlling Class), and will be the initial Operating Adviser.

      Notwithstanding the foregoing, the master servicer or special servicer may reject any advice, direction or objection by the Operating Adviser if such advice, direction or objection would-

      o   require or cause the master servicer or special servicer to violate any law of any applicable jurisdiction;

                                      S-216

      o   require or cause the master servicer or special servicer to violate the provisions of the Pooling and Servicing Agreement, including those requiring the master servicer or special servicer to act in accordance with the Servicing Standard under the Pooling and Servicing Agreement and not to impair the status of any REMIC created under the Pooling and Servicing Agreement as a REMIC; and

      o   require or cause the master servicer or special servicer to violate the terms of a mortgage loan or any applicable intercreditor, co-lender or similar agreement

      Neither the master servicer nor special servicer will follow any such direction or initiate any such actions. The rights of the Operating Adviser are subject to the rights of any holder of a B Note as described under "Servicing of the Mortgage Loans--Servicing of the Cherry Creek Loan Group, the RLJ Portfolio
Loan Group, the Ritz-Carlton Loan Group and the A/B Mortgage Loans." In the case of the DCT Industrial Portfolio A/B/C Loan, all rights of the Operating Adviser will initially be exercised by the Class DP Certificates so long as the holder of the DCT Industrial Portfolio C Note is the "controlling holder" under the related intercreditor agreement.

      Except as may be set forth in the Pooling and Servicing Agreement, the
Operating Adviser will not have any rights under the applicable Non-Serviced
Mortgage Loan Pooling and Servicing Agreement (other than limited notification rights), but the operating adviser or controlling party under the Non-Serviced
Mortgage Loan Pooling and Servicing Agreement (or any B Note thereunder) will generally have similar rights to receive notification from that special servicer in regard to certain actions and to advise the special servicer with respect to those actions.

MORTGAGE LOAN MODIFICATIONS

      Subject to any restrictions applicable to REMICs, and to limitations imposed by the Pooling and Servicing Agreement and any applicable intercreditor agreement, the master servicer may amend any term (other than a Money Term) of a mortgage loan, B Note or Serviced Companion Mortgage Loan that is not a
Specially Serviced Mortgage Loan and may extend the maturity date of any Balloon
Loan, other than a Specially Serviced Mortgage Loan, to a date not more than 60 days beyond the original maturity date.

      Subject to any restrictions applicable to REMICs, the special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to:

      o   reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or
          Yield Maintenance Charge;

      o   reduce the amount of the Scheduled Payment on any Specially Serviced
          Mortgage Loan, including by way of a reduction in the related mortgage rate;

      o   forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a Specially Serviced Mortgage Loan;

      o   extend the maturity date of any Specially Serviced Mortgage Loan;
          and/or

      o   accept a Principal Prepayment during any Lock-out Period;

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the special servicer, such default is reasonably foreseeable, and (2) in the reasonable judgment of the special servicer, such modification, waiver or amendment would result in a recovery to Certificateholders equal to or exceeding the recovery to Certificateholders (or if the related mortgage loan relates to a
B Note or Serviced Companion Mortgage Loan, equal to or exceeding the recovery to Certificateholders and the holders of such B Note or Serviced Companion
Mortgage Loan, as a collective whole) on a net present value basis, from liquidation as demonstrated in writing by the special servicer to the trustee and the paying agent.

                                      S-217

      In no event, however, will the special servicer be permitted to:

      o   extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is five years prior to the Rated Final Distribution Date;
          or

      o   if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced Mortgage Loan unless the special servicer gives due consideration to the remaining term of such ground lease.

      Modifications that forgive principal or interest of a mortgage loan will result in Realized Losses on such mortgage loan and such Realized Losses will be allocated among the various Classes of certificates in the manner described under "Description of the Offered Certificates--Distributions--Subordination;
Allocation of Losses and Expenses" in this prospectus supplement.

      The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the certificates beyond that which might otherwise be the case. See "Yield,
Prepayment and Maturity Considerations" in this prospectus supplement.

      The provisions in any Non-Serviced Mortgage Loan Pooling and Servicing
Agreement regarding the modifications of the related Non-Serviced Mortgage Loan are generally consistent with the terms of other comparably rated commercial mortgage loan securitizations.

SALE OF DEFAULTED MORTGAGE LOANS

      The Pooling and Servicing Agreement grants to (a) the holder of the certificates representing the greatest Percentage Interest in the Controlling
Class and (b) the special servicer, in that order, an option (the "Option") to purchase from the trust any defaulted mortgage loan, including the DCT
Industrial Portfolio C Note and the 633 17th Street B Note (other than a
Non-Serviced Mortgage Loan that is subject to a comparable option under a related pooling and servicing agreement) that is at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its Balloon Payment, subject to the rights of any related mezzanine note holder or B Note holder
(including the holders of the Class DP and Class ST Certificates)). The "Option
Purchase Price" for a defaulted mortgage loan will equal the fair value of such mortgage loan, as determined by the special servicer. Prior to the special servicer's determination of fair value referred to in the preceding sentence, the fair value of a mortgage loan shall be deemed to be an amount equal to the
Purchase Price plus (i) any prepayment penalty or Yield Maintenance Charge then payable upon the prepayment of such mortgage loan and (ii) the reasonable fees and expenses of the special servicer, the master servicer and the trustee incurred in connection with the sale of the mortgage loan. In determining fair value, the special servicer shall take into account, among other factors, the results of any appraisal obtained in accordance with the Pooling and Servicing
Agreement within the prior twelve months; any views on fair value expressed by independent investors in comparable mortgage loans (provided that the special servicer shall not be obligated to solicit such views); the period and amount of any delinquency; whether to the special servicer's actual knowledge, the mortgage loan is in default to avoid a prepayment restriction; the physical condition of the related mortgaged property; the state of the local economy; the expected recoveries from the mortgage loan if the special servicer were to pursue a workout or foreclosure strategy instead of the Option being exercised;
and the Trust's obligation to dispose of any REO Property as soon as practicable consistent with the objective of maximizing proceeds for all Certificateholders.
The special servicer is required to recalculate the fair value of such defaulted mortgage loan if there has been a material change in circumstances or the special servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the Option is exercised by either the special servicer or the holder of certificates representing the greatest Percentage Interest in the Controlling
Class or any of their affiliates then, prior to the exercise of the Option, the master servicer will be required to verify that the Option Purchase is equal to fair value.

      The Option is assignable to a third party by the holder of the Option, and upon such assignment such third party shall have all of the rights granted to the original holder of such Option. The Option will automatically terminate, and will not be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a Rehabilitated
Mortgage Loan, (ii) been subject to a work-out arrangement,

                                      S-218

(iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off), (iv) been purchased by the related mortgage loan seller pursuant to the Pooling and Servicing Agreement or (v) been purchased by the holder of a related B Note (including, if applicable, a holder of a Class DP or
Class ST Certificate) or mezzanine loan pursuant to a purchase option set forth in the related intercreditor agreement.

      Additionally, each holder of a B Note (including, if applicable, a holder of a Class DP or Class ST Certificate) may have a purchase Option with respect to defaulted mortgage loans under the related intercreditor agreement and to the extent described under "Servicing of the Mortgage Loans--Servicing of the Cherry
Creek Loan Group, the RLJ Portfolio Loan Group, the Ritz-Carlton Loan Group and
the A/B Mortgage Loans" above.

FORECLOSURES

      The special servicer may at any time, with notification to and consent of the Operating Adviser (or B Note designee, if applicable) and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements.

      If any mortgaged property is acquired as described in the preceding paragraph, the special servicer is required to sell the REO Property as soon as practicable consistent with the requirement to maximize proceeds for all
Certificateholders (and with respect to any B Note or Serviced Companion
Mortgage Loan, for the holders of such loans) but in no event later than three years after the end of the year in which it was acquired (as such period may be extended by an application to the Internal Revenue Service or following receipt of an opinion of counsel that such extension will not result in the failure of such mortgaged property to qualify as "foreclosure property" under the REMIC provisions of the Code), or any applicable extension period, unless the special servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO Property by the trust subsequent to three years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as
"foreclosure property" under the REMIC provisions of the Code. In addition, the special servicer is required to use its best efforts to sell any REO Property prior to the Rated Final Distribution Date or earlier to the extent required to comply with REMIC provisions.

      If the trust acquires a mortgaged property by foreclosure or deed in lieu of foreclosure upon a default of a mortgage loan, the Pooling and Servicing
Agreement provides that the special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as
"foreclosure property" within the meaning of Code Section 860G(a)(8). The
Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property. Generally, REMIC I, the Class DP REMIC or the Class ST REMIC will not be taxable on income received with respect to a mortgaged property to the extent that it constitutes "rents from real property,"
within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. "Rents from real property" do not include the portion of any rental based on the net profits derived by any person from such property. No determination has been made whether rent on any of the mortgaged properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a trust, would not constitute "rents from real property," or that all of the rental income would not so qualify if the non-customary services are not provided by an independent contractor or a separate charge is not stated. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property allocated to REMIC I, the Class DP REMIC or the Class ST
REMIC, as applicable, or including but not limited to a hotel or healthcare business, will not constitute "rents from real property." Any of the

                                      S-219

foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to REMIC I, the Class DP REMIC or the Class ST
REMIC, as applicable, at the highest marginal federal corporate rate --
currently 35% -- and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the amount of the proceeds available for distribution to holders of certificates.
Under the Pooling and Servicing Agreement, the special servicer is required to determine whether the earning of such income taxable to REMIC I, the Class DP
REMIC or the Class ST REMIC, as applicable, would result in a greater recovery to Certificateholders on a net after-tax basis than a different method of operation of such property. Prospective investors are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following discussion, when read in conjunction with the discussion of
"Federal Income Tax Consequences" in the prospectus, describes the material federal income tax considerations for investors in the offered certificates.
However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations.
Prospective purchasers should consult their own tax advisers in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

GENERAL

      For United States federal income tax purposes, five separate REMIC elections will be made with respect to designated portions of the trust (REMIC
I, REMIC II, REMIC III, the Class DP REMIC and the Class ST REMIC) other than that portion of the trust consisting of (i) the rights to Excess Interest and the Excess Interest Sub-account (the "Excess Interest Grantor Trust") and (ii)
the separate trust that holds the Class A-4FL Regular Interest, the rights of the Class A-4FL Certificates in respect of payments on the Swap Contract and the
Floating Rate Account (the "Class A-4FL Grantor Trust"). REMIC I, REMIC II and
REMIC III will be treated as "Tiered REMICs" as described in the prospectus. See
"Federal Income Tax Consequences--Tiered REMIC Structures" in the prospectus.
Upon the issuance of the offered certificates, Latham & Watkins LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

      o   the making of proper elections;

      o   the accuracy of all representations made with respect to the mortgage loans;

      o   ongoing compliance with all provisions of the Pooling and Servicing
          Agreement and other related documents and no amendments to them;

      o   ongoing servicing of any Non-Serviced Mortgage Loan under provisions that ensure the continued qualification of any REMICs holding such
          Non-Serviced Mortgage Loan; and

      o   ongoing compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury Regulations adopted under the Code;

for federal income tax purposes, (1) each of REMIC I, REMIC II, REMIC III, the
Class DP REMIC and the Class ST REMIC will qualify as a REMIC under the Code;
(2) the Residual Certificates will represent three separate classes of REMIC residual interests evidencing the sole class of "residual interests" in each of
REMIC I, the Class DP REMIC and the Class ST REMIC in the case of the Class R-I
Certificates, the sole class of "residual interests" in REMIC II in the case of the Class R-II Certificates, and the sole class of "residual interests" in REMIC
III in the case of the Class R-III Certificates; (3) the REMIC Regular
Certificates (other than the Class A-4FL Certificates) and the Class A-4FL
Regular Interest will evidence the "regular interests" in, and will be treated as debt

                                      S-220

instruments of, REMIC III; (4) the Class DP Certificates will evidence
"regular interests" in and will be treated as debt instruments of, the Class DP
REMIC; (5) the Class ST Certificates will evidence the "regular interests" in, and will be treated as debt instruments of, the Class ST REMIC; (6) each of the
Excess Interest Grantor Trust and the Class A-4FL Grantor Trust will be treated as a grantor trust for federal income tax purposes; (7) the Class T Certificates will represent a beneficial ownership of the assets of the Excess Interest
Grantor Trust and (8) the Class A-4FL Certificates will represent beneficial ownership of the assets of the Class A-4FL Grantor Trust.

      The offered certificates (other than the Class A-4FL Certificates) and the
Class A-4FL Regular Interest will be regular interests issued by REMIC III. The
Class A-4FL Grantor Trust will consist of the Class A-4FL Regular Interest, the
Swap Contract and the Floating Rate Account, and the Class A-4FL Certificates
will represent an undivided beneficial interest such assets. See "Federal Income
Tax Consequences--Taxation of Owners of REMIC Regular Certificates" in the
prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the offered certificates.

      The offered certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) and 856(c)(5)(B) of the Code for a real estate investment trust ("REIT") in the same proportion that the assets in the REMIC would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section
856(c)(3)(B) of the Code for a REIT to the extent that such certificates are treated as "real estate assets" under Section 856(c)(5)(B) of the Code. However, if 95% or more of the REMIC's assets are real estate assets within the meaning of Section 856(c)(5)(B), then the entire offered certificates shall be treated as real estate assets and all interest from the offered certificates shall be treated as interest described in Section 856(c)(3)(B). The offered certificates will not qualify for the foregoing treatments to the extent the mortgage loans are defeased with U.S. obligations. In the case of the Class A-4FL Certificates, the above discussion applies only to the beneficial interest in the Class A-4FL
Regular Interest.

      Moreover, the offered certificates (other than the Class A-4FL
Certificates) will be "qualified mortgages" under Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Because the Class A-4FL Certificates will represent an undivided beneficial interest in the Swap Contract and the Floating Rate
Account, they will not be a suitable asset for resecuritization in a REMIC.
Offered certificates (other than the Class A-4FL Certificates) and the Class
A-4FL Regular Interest held by certain financial institutions will constitute
"evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code other than any portion of the basis of the Class A-4FL Certificates allocable to the Swap Contract.

      The offered certificates (other than the Class A-4FL Certificates) and the
Class A-4FL Regular Interest will be treated as assets described in Section
7701(a)(19)(C)(xi) of the Code for a domestic building and loan association generally only in the proportion that the REMIC's assets consist of loans secured by an interest in real property that is residential real property
(including multifamily properties and manufactured housing community properties or other loans described in Section 7701(a)(19)(C)). However, if 95% or more of the REMIC's assets are assets described in 7701(a)(19)(C)(i) through
7701(a)(19)(C)(x), then the entire offered certificates (other than the Class
A-4FL Certificates) and the Class A-4FL Regular Interest shall be treated as qualified property under 7701(a)(19)(C). See "Description of the Mortgage Pool"
in this prospectus supplement and "Federal Income Tax Consequences--REMICs" in the prospectus.

                                      S-221

ORIGINAL ISSUE DISCOUNT AND PREMIUM

      One or more of the classes of offered certificates (other than the Class
A-4FL Certificates) and the Class A-4FL Regular Interest may be issued with more than a de minimis amount of original issue discount. Whether any holder of any class of certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder.

      Final regulations on the amortization of bond premium (a) do not apply to regular interests in a REMIC such as the offered certificates and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each class of certificates issued with amortizable bond premium should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income
Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in
the prospectus.

      The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and amortizable bond premium for federal income tax purposes for all classes of certificates issued by the trust will be a 0% CPR applied to each mortgage loan until its maturity; provided, that any ARD Loan is assumed to prepay in full on such mortgage loan's
Anticipated Repayment Date. For a description of CPR, see "Yield, Prepayment and
Maturity Considerations" in this prospectus supplement. However, we make no representation that the mortgage loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period.

PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES

      Prepayment Premiums or Yield Maintenance Charges actually collected on the mortgage loans will be distributed to the holders of each class of certificates entitled to Prepayment Premiums or Yield Maintenance Charges as described under
"Description of the Offered Certificates--Distributions--Distributions of
Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of a
Prepayment Premium or Yield Maintenance Charge should be taxed to the holders of a class of certificates entitled to a Prepayment Premium or Yield Maintenance
Charge. For federal income tax information reporting purposes, Prepayment
Premiums or Yield Maintenance Charges will be treated as income to the holders of a class of certificates entitled to Prepayment Premiums or Yield Maintenance
Charges only after the master servicer's actual receipt of a Prepayment Premium or a Yield Maintenance Charge to which the holders of such class of certificates is entitled under the terms of the Pooling and Servicing Agreement, rather than including projected Prepayment Premiums or Yield Maintenance Charges in the
determination of a Certificateholder's projected constant yield to maturity. It appears that Prepayment Premiums or Yield Maintenance Charges are treated as ordinary income rather than capital gain. However, the timing and characterization of such income is not entirely clear and Certificateholders should consult their tax advisors concerning the treatment of Prepayment
Premiums or Yield Maintenance Charges.

TAXATION OF THE SWAP CONTRACT

      Each holder of a Class A-4FL Certificate will be treated for federal income tax purposes as having entered into its proportionate share of the rights of such Class under the Swap Contract.

      Holders of the Class A-4FL Certificates must allocate the price they pay for their Certificates between their interests in the Class A-4FL Regular
Interest and the Swap Contract based on their relative fair market values. The portion, if any, allocated to the Swap Contract will be treated as a swap premium (the "Swap Premium") paid or received by the holders of the Class A-4FL
Certificates. If the Swap Premium is paid by a holder, it will reduce the purchase price for the Class A-4FL Certificates allocable to the Class A-4FL
Regular Interest. If the Swap Premium is received by a holder, it will be deemed to have increased the purchase price for the Class A-4FL Regular Interest. If the Swap Contract is on-market, no amount of the purchase price will be allocable to it. Holders of the Class A-4FL Certificates should consult tax advisors as to whether a Swap Premium should be deemed to be paid or received with respect to the Class A-4FL Certificates. A holder of a Class A-4FL
Certificate generally will be required to amortize any Swap

                                      S-222

Premium under a level payment method as if the Swap Premium represented the present value of a series of equal payments made or received over the life of the Swap Contract (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Swap Premium (or some other reasonable rate). Prospective purchasers of
Class A-4FL Certificates should consult tax advisors regarding the appropriate method of amortizing any Swap Premium. Treasury Regulations treat a non-periodic payment made under a swap contract as a loan for federal income tax purposes if the payment is "significant." It is not expected that any Swap Premium would be treated in part as a loan under Treasury Regulations.

      Under Treasury Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the Swap Contract must be netted against payments made under the Swap Contract and deemed made or received as a result of the Swap Premium over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the Class A-4FL Certificates.

      Any amount of proceeds from the sale, redemption or retirement of a Class
A-4FL Certificate that is considered to be allocated to the holder's rights under the Swap Contract or that the holder is deemed to have paid to the purchaser would be considered a "termination payment" allocable to that Class
A-4FL Certificate under Treasury Regulations. A holder of a Class A-4FL
Certificate will have gain or loss from such a termination equal to (A) (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the Swap Contract or (B) (i) any termination payment it paid or is deemed to have paid minus (ii) the unamortized portion of any Swap Premium received or deemed received upon entering into or acquiring its interest in the Swap Contract. Gain or loss realized upon the termination of the Swap Contract will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c)
would likely not apply to treat such gain or loss as ordinary.

      The Class A-4FL Certificates, representing a beneficial ownership in the
Class A-4FL Regular Interest and the Swap Contract, may constitute positions in a straddle, in which case the straddle rules of Code Section 1092 would apply. A selling holder's capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the Swap Contract would be short term. If the holder of a Class
A-4FL Certificate incurred or continued to incur indebtedness to acquire or hold such Class A-4FL Certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the Swap Contract.

ADDITIONAL CONSIDERATIONS

      The special servicer is authorized, when doing so is consistent with maximizing the trust's net after-tax proceeds from an REO Property, to incur taxes on the trust in connection with the operation of such REO Property. Any such taxes imposed on the trust would reduce the amount distributable to the
Certificateholders. See "Servicing of the Mortgage Loans--Foreclosures" in this prospectus supplement.

      Federal income tax information reporting duties with respect to the offered certificates and REMIC I, REMIC II, REMIC III, the Class DP REMIC and
the Class ST REMIC, the Excess Interest Grantor Trust and the Class A-4FL
Grantor Trust will be the obligation of the paying agent, and not of any master servicer.

                                      S-223

      For further information regarding the United States federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" and "State and Local Tax Considerations" in the
prospectus.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

      The following discussion summarizes certain legal aspects of mortgage loans secured by real property in New York (approximately 14.2% of the Initial
Pool Balance) and California (approximately 13.7% of the Initial Pool Balance)
which are general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

NEW YORK

      New York law requires a lender to elect either a foreclosure action or a personal action against the borrower, and to exhaust the security under the mortgage, or exhaust its personal remedies against the borrower, before it may bring the other such action. The practical effect of the election requirement is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

CALIFORNIA

      Under California law, a foreclosure may be accomplished either judicially or non-judicially. Generally, no deficiency judgment is permitted under
California law following a nonjudicial sale under a deed of trust. Other
California statutes, except in certain cases involving environmentally impaired real property, require the lender to attempt to satisfy the full debt through a foreclosure against the property before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Finally, other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower, and possibly any guarantor, following a judicial sale to the excess of the outstanding debt over the greater (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure. Borrowers also are allowed a one-year period within which to redeem the property.

                          CERTAIN ERISA CONSIDERATIONS

      ERISA and the Code impose restrictions on Plans that are subject to ERISA and/or Section 4975 of the Code and on persons that are Parties in Interest with respect to such Plans. ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and
Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Governmental plans (as defined in Section 3(32) of ERISA) are not subject to the restrictions of ERISA and the Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS

      Neither ERISA nor the Code defines the term "plan assets." However, the
U.S. Department of Labor ("DOL") has issued a final regulation (29 C.F.R.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan. The DOL Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section
4975 of the

                                      S-224

Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute Plan assets by reason of a Plan's investment in certificates, such
Plan asset would include an undivided interest in the mortgage loans and any other assets of the trust. If the mortgage loans or other trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the mortgage loans and other trust assets.

      Affiliates of the Depositor, the Underwriters, the master servicer, the special servicer, any party responsible for the servicing and administration of a Non-Serviced Mortgage Loan or any related REO property and certain of their respective affiliates might be considered or might become fiduciaries or other
Parties in Interest with respect to investing Plans. Moreover, the trustee, the paying agent, the master servicer, the special servicer, the Operating Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the trust or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing Plans. In the absence of an applicable exemption,
"prohibited transactions"-- within the meaning of ERISA and Section 4975 of the
Code -- could arise if certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

      In addition, an insurance company proposing to acquire or hold the offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v.
Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA,
as added by the Small Business Job Protection Act of 1996, Public Law No.
104-188, and subsequent DOL and judicial guidance. See "--Insurance Company
General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

      With respect to the acquisition and holding of the offered certificates, the DOL has granted to the Underwriters individual prohibited transaction exemptions, which generally exempt from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

      o   the initial purchase, the holding, and the subsequent resale by Plans of certificates evidencing interests in pass-through trusts; and

      o   transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemptions.

The assets covered by the Exemptions include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

      The Exemptions as applicable to the offered certificates (and as modified by Prohibited Transaction Exemption 2002-41) set forth the following five general conditions which must be satisfied for exemptive relief:

      o   the acquisition of the certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      o   the certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, Moody's or S&P;

      o   the trustee cannot be an affiliate of any member of the Restricted
          Group, other than an underwriter. The "Restricted Group" consists of the Underwriters, the Depositor, the Swap Counterparty, the sponsors, the master servicer, the Primary Servicer, the special servicer, any person responsible for servicing a Non-Serviced Mortgage Loan or any related REO Property and any borrower with respect

                                      S-225

          to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such classes of certificates, or any affiliate of any of these parties;

      o   the sum of all payments made to the Underwriters in connection with the distribution of the certificates must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Depositor in consideration of the assignment of the mortgage loans to the trust must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the master servicer, the special servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and
          Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

      o   the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
          Securities and Exchange Commission under the 1933 Act.

      A fiduciary of a Plan contemplating purchasing any such class of certificates in the secondary market must make its own determination that at the time of such acquisition, any such class of certificates continues to satisfy the second general condition set forth above. The Depositor expects that the third general condition set forth above will be satisfied with respect to each of such classes of certificates. A fiduciary of a Plan contemplating purchasing any such class of certificates must make its own determination that at the time of purchase the general conditions set forth above will be satisfied with respect to any such class of certificate.

      Before purchasing any such class of certificates, a fiduciary of a Plan should itself confirm (a) that such certificates constitute "securities" for purposes of the Exemptions and (b) that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

      Moreover, the Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

      o   the investing Plan fiduciary or its affiliates is an obligor with respect to 5% or less of the fair market value of the obligations contained in the trust;

      o   the Plan's investment in each class of certificates does not exceed
          25% of all of the certificates outstanding of that class at the time of the acquisition; and

      o   immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

      We believe that the Exemptions will apply to the acquisition and holding of the offered certificates (except for the Class A-4FL Certificates to the extent of the Swap Contract) by Plans or persons acting on behalf of or with
"plan assets" of Plans, and that all of the above conditions of the Exemptions, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing "plan assets" of any Plan in the certificates a list identifying each borrower that is the obligor under each mortgage loan that constitutes more than 5% of the aggregate principal balance of the assets of the trust.

      The Swap Contract benefiting the Class A-4FL Certificates does not meet all of the requirements for an "eligible swap" under the Exemptions, and consequently is not eligible for the exemptive relief available under the
Exemptions. For ERISA purposes, the Depositor believes that an interest in the
Class A-4FL Certificates could be viewed as representing beneficial interests in two assets, (i) the right to receive payments with respect to the Class A-4FL
Regular Interest without taking into account payments made or received

                                      S-226

with respect to the Swap Contract and (ii) the rights and obligations under the
Swap Contract. A Plan's purchase and holding of a Class A-4FL Certificate could constitute or otherwise result in a prohibited transaction under ERISA and
Section 4975 of the Code between the Plan and the Swap Counterparty unless an exemption is available.

      Accordingly, as long as the Swap Contract is in effect, no Plan or other person using Plan assets may acquire or hold any interest in a Class A-4FL
Certificate unless such acquisition or holding is eligible for the exemptive relief available under PTE 84-14 (for transactions by independent "qualified professional asset managers"), PTE 91-38 (for transactions by bank collective investment funds), PTE 90-1 (for transactions by insurance company pooled separate accounts), PTE 95-60 (for transactions by insurance company general accounts) or PTE 96-23 (for transactions effected by "in-house asset managers")
or similar exemption under similar law (collectively, the "Investor-Based
Exemptions"). It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by the Investor-Based Exemptions may not necessarily cover all acts that might be construed as prohibited transactions (in particular, fiduciary self-dealing transactions prohibited by ERISA Section 406(b)). Plan fiduciaries should consult their legal counsel concerning this analysis and the applicability of the Investor-Based Exemptions. Each beneficial owner of a Class
A-4FL Certificate, or any interest therein, shall be deemed to have represented that either (i) it is not a Plan or person using Plan assets or (ii) the acquisition and holding of the Class A-4FL Certificate are eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.

INSURANCE COMPANY GENERAL ACCOUNTS

      Based on the reasoning of the United States Supreme Court in John Hancock
Mutual Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small
Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and
Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor
issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

      Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c)
Regulations, may be treated as "plan assets" of such Plans. Because Section
401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in the Subordinate Certificates should consult with their legal counsel with respect to the applicability of Section 401(c).

      Accordingly, any insurance company that acquires or holds any offered certificate shall be deemed to have represented and warranted to the Depositor, the trustee, the paying agent and the master servicer that (1) such acquisition and holding is permissible under applicable law, including the Exemption, will not constitute or result in a non-exempt prohibited transaction under ERISA or
Section 4975 of the Code, and will not subject the Depositor, the trustee, the paying agent or the master servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, or (2) the source of funds used to acquire and hold such certificates is an "insurance company general account", as defined in DOL Prohibited Transaction Class Exemption 95-60, and
the applicable conditions set forth in PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

                                      S-227

      Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the
Exemptions, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the certificates.
Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

      The offered certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

      No representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors to determine whether and to what extent the offered certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions. See "Legal Investment" in the prospectus.

                                  LEGAL MATTERS

      The legality of the offered certificates and the material federal income tax consequences of investing in the offered certificates will be passed upon for us by Latham & Watkins LLP, New York, New York. Certain legal matters will be passed upon for the Underwriters by Latham & Watkins LLP, New York, New York.
Certain legal matters will be passed upon for Morgan Stanley Mortgage Capital
Inc. by Latham & Watkins LLP, for LaSalle Bank National Association in its
capacity as a loan seller, by Cadwalader, Wickersham & Taft LLP, for Principal
Commercial Funding II, LLC by Dechert LLP, New York, New York, for Wells Fargo
Bank, National Association, in its capacity as master servicer, by Sidley Austin
LLP, New York, New York, for LaSalle Bank National Association, in its capacity as paying agent, custodian, certificate registrar and authenticating agent, by
Kennedy Covington Lobdell & Hickman, L.L.P., and for J.E. Robert Company, Inc.,
in its capacity as special servicer, by Kaye Scholer LLP.

                                      S-228

                                     RATINGS

      It is a condition of the issuance of the offered certificates that they receive the following credit ratings from Fitch and S&P.

          CLASS                                          FITCH    S&P
        ---------------------------------------------------------------
          Class A-1..................................     AAA     AAA
          Class A-1A.................................     AAA     AAA
          Class A-2..................................     AAA     AAA
          Class A-3..................................     AAA     AAA
          Class A-AB.................................     AAA     AAA
          Class A-4..................................     AAA     AAA
          Class A-4FL................................     AAA     AAA
          Class A-M..................................     AAA     AAA
          Class A-J..................................     AAA     AAA
          Class B....................................     AA+     AA+
          Class C....................................     AA       AA
          Class D....................................     AA-     AA-
          Class E....................................     A+       A+
          Class F....................................      A       A

      It is expected that each of the Rating Agencies identified above will perform ratings surveillance with respect to its ratings for so long as the
Offered Certificates remain outstanding except that a Rating Agency may stop performing ratings surveillance at any time, for among other reasons, if that
Rating Agency does not have sufficient information to allow it to continue to perform ratings surveillance on the certificates. The Depositor has no ability to ensure that the Rating Agencies perform ratings surveillance. Fees for such ratings surveillance have been prepaid by the Depositor. The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the offered certificates by the Rated Final Distribution Date. That date is the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term. The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

      The ratings of the certificates do not represent any assessment of (1) the likelihood or frequency of principal prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment
Premiums, Yield Maintenance Charges, any Excess Interest or default interest will be received, (4) the allocation of Net Aggregate Prepayment Interest
Shortfalls or (5) the tax treatment of the certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings thus address credit risk and not prepayment risk.

      The ratings of the Class A-4FL Certificates do not represent any assessment as to whether the floating rate of interest on such Class will convert to a fixed rate, and only represent the likelihood of the receipt of interest up to the Pass-Through Rate on the Class A-4FL Regular Interest (which is a fixed rate of interest, subject to a maximum rate equal to the Weighted
Average Net Mortgage Rate). In addition, the ratings on the Class A-4FL
Certificates do not address (i) the likelihood of receipt by the holders of the
Class A-4FL Certificates of the timely distribution of interest in connection with the change of the payment terms to a fixed rate upon a Swap Default if DTC is not given sufficient advance notice of such change in the payment terms, (ii)
in the event that the Swap Counterparty defaults on its obligations under the
Swap Contract, the likelihood that the holders of the Class A-4FL Certificates will experience shortfalls resulting from expenses incurred in enforcing the
Swap Counterparty's obligations under the Swap Contract that were not recovered from the Swap Counterparty or (iii) to the extent to which interest on the Class
A-4FL Certificates will be reduced due to the allocation of Net Aggregate
Prepayment Interest Shortfalls or

                                      S-229

reduction in payment by the Swap Counterparty if the Pass-Through Rate of the
Class A-4FL Regular Interest is reduced below %.

      There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of the offered certificates and, if so, what such rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned to such class at the request of the Depositor.

                                      S-230

                                GLOSSARY OF TERMS

      The certificates will be issued pursuant to the Pooling and Servicing
Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling and
Servicing Agreement, without exhibits and schedules.

      Unless the context requires otherwise, the definitions contained in this
Glossary of Terms apply only to this series of certificates and will not necessarily apply to any other series of certificates the trust may issue.

      "80 Broad Street Mortgage Loan" means Mortgage Loan No. 14.

      "80 Broad Street Mezzanine Loan" means, with respect to the 80 Broad
Street Mortgage Loan, the related mezzanine loan.

      "120 Broadway A/B Mortgage Loan" means the 120 Broadway Mortgage Loan and the 120 Broadway B Note.

      "120 Broadway B Note" means, with respect to the 120 Broadway Mortgage
Loan, the related B Note.

      "120 Broadway B Note Control Appraisal Event" means, with respect to the
120 Broadway A/B Mortgage Loan, if and for so long as (a) the initial unpaid principal balance of the 120 Broadway B Note, minus (b) the sum of (1) any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to, and received on, the 120 Broadway B Note, (2) any
Appraisal Reductions for the 120 Broadway A/B Mortgage Loan and (3) any realized losses and unreimbursed expenses on the 120 Broadway A/B Mortgage Loan, is less than 25% of the difference between (i) the initial unpaid principal balance of the 120 Broadway B Note, minus (ii) any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to and received on, the 120 Broadway B Note.

      "120 Broadway Intercreditor Agreement" means the intercreditor agreement, between the holder of the 120 Broadway Mortgage Loan and the holder of the 120
Broadway B Note.

      "120 Broadway Mezzanine Loan" means, with respect to the 120 Broadway A/B
Mortgage Loan, the related mezzanine loan.

      "120 Broadway Mortgage Loan" means Mortgage Loan No. 3.

      "120 Broadway Mortgaged Property" means, with respect to the 120 Broadway
A/B Mortgage Loan, the related mortgaged property.

      "633 17th Street B Note" means the mortgage loan that supports the Class
ST Certificates.

      "A Note" means, with respect to any A/B Mortgage Loan, the mortgage note
(or notes) included in the trust.

      "A/B Mortgage Loan" means the 120 Broadway A/B Mortgage Loan, the DCT
Industrial Portfolio A/B/C Loan and the Giant Food-Bucks County A/B Mortgage
Loan or any mortgage loan serviced under the Pooling and Servicing Agreement that is divided into a senior mortgage note(s) and one or more subordinated mortgage note(s), one or more of which senior mortgage note(s) is included in the trust. References in this prospectus supplement to an A/B Mortgage Loan shall be construed to refer to the aggregate indebtedness under the related A
Note and the related subordinated note(s).

      "Accrued Certificate Interest" means, in respect of each class of
Certificates and for the Class A-4FL Regular Interest for each Distribution
Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or
Notional Amount, as the case

                                      S-231

may be, of such class of certificates outstanding immediately prior to such
Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months, except in the case of the
Class A-4FL Certificates, where it will be calculated on the basis of the actual number of days elapsed in the related Interest Accrual Period and a 360 day year.

      "Additional Servicer" means each affiliate of the master servicer, the
Primary Servicer, MSMC, LaSalle Bank, PCFII, the Depositor or any Underwriter
that services any of the mortgage loans and each person that is not an affiliate of the master servicer, the Primary Servicer, MSMC, LaSalle Bank, PCFII, the
Depositor or any Underwriter other than the special servicer, and who services
10% or more of the mortgage loans based on the principal balance of the mortgage loans.

      "Administrative Cost Rate" will equal the sum of the related Master
Servicing Fee Rate, the Excess Servicing Fee Rate and the Trustee Fee Rate (and
in the case of a Non-Serviced Mortgage Loan, the applicable Pari Passu Loan
Servicing Fee Rate, respectively) for any month (in each case, expressed as a per annum rate) for any mortgage loan in such month, and is set forth in
Appendix II.

      "Advance Rate" means a rate equal to the "Prime Rate" as reported in The
Wall Street Journal from time to time.

      "Advances" means Servicing Advances and P&I Advances, collectively.

      "Annual Report" means a report for each mortgage loan based on the most recently available year-end financial statements and most recently available rent rolls of each applicable borrower, to the extent such information is provided to the master servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation,
Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

      "Anticipated Repayment Date" means, in respect of any ARD Loan, the date on which a substantial principal payment on an ARD Loan is anticipated to be made (which is prior to stated maturity).

      "Appraisal Event" means not later than the earliest of the following:

o   the date 120 days after the occurrence of any delinquency in payment with respect to a mortgage loan, Loan Pair or A/B Mortgage Loan if such delinquency remains uncured;

o   the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred or a receiver is appointed in respect of the related mortgaged property, provided that such petition or appointment remains in effect;

o   the effective date of any modification to a Money Term of a mortgage loan,
    Loan Pair or A/B Mortgage Loan, other than an extension of the date that a
    Balloon Payment is due for a period of less than six months from the original due date of such Balloon Payment; and

o   the date 30 days following the date a mortgaged property becomes an REO
    Property.

      "Appraisal Reduction" will equal, for any mortgage loan, including a mortgage loan as to which the related mortgaged property has become an REO
Property, an amount that is equal to the excess, if any, of:

      the sum of:

o   the Scheduled Principal Balance of such mortgage loan, Loan Pair or A/B
    Mortgage Loan or in the case of an REO Property, the related REO mortgage loan, less the principal amount of certain guarantees and surety bonds and any undrawn letter of credit or debt service reserve, if applicable, that is then securing such mortgage loan or Loan Pair;

                                      S-232

o   to the extent not previously advanced by the master servicer or the trustee, all accrued and unpaid interest on the mortgage loan, Loan Pair or A/B
    Mortgage Loan at a per annum rate equal to the applicable mortgage rate;

o   all related unreimbursed Advances and interest on such Advances at the
    Advance Rate, and, to the extent applicable, all Advances that were made on a mortgage loan, Loan Pair or A/B Mortgage Loan on or before the date such mortgage loan, Loan Pair or A/B Mortgage Loan became a Rehabilitated
    Mortgage Loan that have since been reimbursed to the advancing party by the trust out of principal collections but not by the related mortgagor; and

o   to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the master servicer, or the trustee, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account (but were not deposited) in respect of the related mortgaged property or REO Property, as the case may be,

      over

o   90% of the value (net of any prior mortgage liens) of such mortgaged property or REO Property as determined by such appraisal or internal valuation, plus the full amount of any escrows held by or on behalf of the trustee as security for the mortgage loan, Loan Pair or A/B Mortgage Loan
    (less the estimated amount of obligations anticipated to be payable in the next twelve months to which such escrows relate).

In the case of any Serviced Pari Passu Mortgage Loan, any Appraisal Reduction
will be calculated in respect of the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan and then allocated pro rata between the
Serviced Pari Passu Mortgage Loan and the Serviced Companion Mortgage Loan
according to their respective principal balances. In the case of any A/B
Mortgage Loan, any Appraisal Reduction will be calculated in respect of such A/B
Mortgage Loan taken as a whole and any such Appraisal Reduction will be allocated first to the related B Note (and, as set forth in the related intercreditor agreement if there is more than one subordinated note) and then allocated to the related A Note.

      "ARD Loan" means a mortgage loan that provides for increases in the mortgage rate and/or principal amortization at a date prior to stated maturity, which creates an incentive for the related borrower to prepay such mortgage loan.

      "Assumed Scheduled Payment" means an amount deemed due in respect of:

o   any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated maturity date;
    or

o   any mortgage loan as to which the related mortgaged property has become an
    REO Property.

The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that the Balloon
Loan remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any mortgage loan as to which the related mortgaged property has become an REO Property, the Assumed Scheduled Payment deemed due on each Due
Date for so long as the REO Property remains part of the trust, equals the
Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

      "Available Distribution Amount" means in general, for any Distribution
Date:

      (1)   all amounts on deposit in the Certificate Account as of the business day preceding the related Distribution Date that represent payments and other collections on or in respect of the mortgage loans and any
            REO Properties that were received by the master servicer or the special servicer

                                      S-233

            through the end of the related Collection Period, exclusive of any portion that represents one or more of the following:

            o     Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period;

            o     Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the certificates as described in this prospectus supplement);

            o     amounts that are payable or reimbursable to any person other than the Certificateholders (including, among other things, amounts attributable to Expense Losses and amounts payable to the master servicer, the Primary Servicer, the special
                  servicer, the trustee and the paying agent as compensation or in reimbursement of outstanding Advances or as Excess
                  Servicing Fees);

            o     amounts deposited in the Certificate Account in error;

            o     if such Distribution Date occurs during January, other than a leap year, or February of any year, the Interest Reserve
                  Amounts with respect to the Interest Reserve Loans to be
                  deposited into the Interest Reserve Account;

            o     in the case of the REO Property related to an A/B Mortgage
                  Loan, all amounts received with respect to such A/B Mortgage
                  Loan that are required to be paid to the holder of the related
                  B Note pursuant to the terms of the related B Note and the related intercreditor agreement; and

            o     in the case of any B Note or Serviced Companion Mortgage Loan, the portion of such amounts payable to the holders of any B
                  Note or Serviced Companion Mortgage Loan that are required to be deposited into the related B Note or Serviced Companion
                  Mortgage Loan custodial account;

      (2)   to the extent not already included in clause (1), any P&I Advances made and any Compensating Interest Payment paid with respect to such
            Distribution Date; and

      (3)   if such Distribution Date occurs during March of any year, the aggregate of the Interest Reserve Amounts then on deposit in the
            Interest Reserve Account.

      "Balloon Loans" means mortgage loans that provide for Scheduled Payments based on amortization schedules significantly longer than their terms to maturity or Anticipated Repayment Date, and that are expected to have remaining principal balances equal to or greater than 5% of the original principal balance of those mortgage loans as of their respective stated maturity date or anticipated to be paid on their Anticipated Repayment Dates, as the case may be, unless previously prepaid.

      "Balloon LTV" - See "Balloon LTV Ratio."

      "Balloon LTV Ratio" or "Balloon LTV" means the ratio, expressed as a percentage, of (a) (i) the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due or, (ii) in the case of an ARD Loan, the principal balance on its related
Anticipated Repayment Date to (b) the value of the related mortgaged property or properties as of the Cut-off Date determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

      "Balloon Payment" means, with respect to the Balloon Loans, the principal payments and scheduled interest due and payable on the relevant maturity dates.

                                      S-234

      "Banking Day" means any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency) in
London, England.

      "Bankruptcy Code" means, the federal Bankruptcy Code, Title 11 of the
United States Code, as amended.

      "Base Interest Fraction" means, with respect to any principal prepayment of any mortgage loan that provides for payment of a Prepayment Premium or Yield
Maintenance Charge, and with respect to any class of certificates (except for the Class A-4FL Certificates) and the Class A-4FL Regular Interest, a fraction
(A) whose numerator is the greater of (x) zero and (y) the difference between
(i) the Pass-Through Rate on that class of certificates or the Class A-4FL
Regular Interest, as applicable, and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to the principal prepayment (or the current Discount Rate if not used in such calculation) and
(B) whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii) the Discount Rate used in calculating the
Prepayment Premium or Yield Maintenance Charge with respect to that principal prepayment (or the current Discount Rate if not used in such calculation), provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If the Discount Rate referred to above is greater than the mortgage rate on the related mortgage loan, then the Base Interest Fraction will equal zero; provided, however, that if the Discount Rate referred to above is greater than or equal to the mortgage rate on the related mortgage loan, but is less than the Pass-Through Rate on that Class of certificates, then the Base
Interest Fraction shall be equal to 1.0.

      "B Note" means, with respect to any A/B Mortgage Loan, any related subordinated Mortgage Note(s) not included in the trust, which are subordinated in right of payment to the related A Note to the extent set forth in the related intercreditor agreement. Unless otherwise stated in this prospectus supplement,
"B Note" will include collectively, the DCT Industrial Portfolio B Note and the
DCT Industrial Portfolio C Note, the relative rights of which will be governed by the related intercreditor agreement.

      "Certificate Account" means one or more separate accounts established and maintained by the master servicer, the Primary Servicer or any sub-servicer on behalf of the master servicer, pursuant to the Pooling and Servicing Agreement.

      "Certificate Balance" will equal the then maximum amount that the holder of each Principal Balance Certificate or the Class A-4FL Regular Interest will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust.

      "Certificateholder" or "Holder" means an entity in whose name a certificate is registered in the certificate registrar.

      "Certificate Owner" means an entity acquiring an interest in an offered certificate.

      "Cherry Creek Companion Loan" means the loan that is secured by the Cherry
Creek Pari Passu Mortgage on a pari passu basis with the Cherry Creek Pari Passu
Loan.

      "Cherry Creek Intercreditor Agreement" means the intercreditor agreement between the holder of the Cherry Creek Pari Passu Loan and the holder of the
Cherry Creek Companion Loan.

      "Cherry Creek Pari Passu Loan" means Mortgage Loan No. 1.

      "Cherry Creek Pari Passu Mortgage" means the mortgage securing the Cherry
Creek Pari Passu Loan and the Cherry Creek Companion Loan.

      "Class" means the designation applied to the offered certificates, the
Class A-4FL Regular Interest and the private certificates, pursuant to this prospectus supplement.

      "Class A-4FL Available Funds" means, with respect to any Distribution
Date, (i) the sum of all previously undistributed payments or other receipts on account of principal and interest and other sums on

                                      S-235

or in respect of the Class A-4FL Regular Interest received by the paying agent after the Cut-off Date and on or prior to such Distribution Date plus (ii) the sum of all previously undistributed amounts received from the Swap Counterparty in respect of the Class A-4FL Regular Interest pursuant to the Swap Contract, but excluding the following: (a) all amounts of Prepayment Premiums and Yield
Maintenance Charges allocated to the Class A-4FL Regular Interest for so long as the Swap Contract remains in place; (b) all amounts required to be paid to the
Swap Counterparty in respect of the Class A-4FL Regular Interest pursuant to the
Swap Contract; and (c) all amounts incurred by the trustee in connection with enforcing the rights of the trust under the Swap Contract.

      "Class A-4FL Interest Distribution Amount" means with respect to any
Distribution Date, the sum of (i) for so long as the Swap Contract is in effect and there exists no continuing payment default under the Swap Contract, the aggregate amount of interest received by the trustee from the Swap Counterparty in respect of the Class A-4FL Regular Interest pursuant to the terms of the Swap
Contract during the related Interest Accrual Period and (ii) amounts in respect of interest (including reimbursement of any interest shortfalls) received on the
Class A-4FL Regular Interest not required to be paid to the Swap Counterparty
(which will arise due to the netting provisions of the Swap Contract or upon the termination or expiration of the Swap Contract). If the Swap Counterparty defaults on its obligation to pay such interest to the paying agent, or if a
Swap Default occurs and is continuing, the Class A-4FL Interest Distribution
Amount will equal the Distributable Certificate Interest Amount in respect of the Class A-4FL Regular Interest.

      "Class A-4FL Principal Distribution Amount" means, with respect to any
Distribution Date, an amount equal to the aggregate amount of the principal payments made on the Class A-4FL Regular Interest on such Distribution Date.

      "Class A-4FL Regular Interest" means an interest issued as an uncertificated regular interest in REMIC III represented by a portion of the
Class A-4FL Certificates.

      "Class A Senior Certificates" means the Class A-1 Certificates, the Class
A-1A Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the
Class A-AB Certificates, the Class A-4 Certificates and the Class A-4FL
Certificates (or as the context requires, the Class A-4FL Regular Interest).

       "Class ST Certificates" means the Class ST-A Certificates, Class ST-B
Certificates, Class ST-C Certificates, Class ST-D Certificates, Class ST-E
Certificates and Class ST-F Certificates, collectively.

      "Class X-MP Strip Amount" means, for any Distribution Date, the lesser of
(A) the Class X-MP Distributable Certificate Interest Amount for such
Distribution Date and (B) the portion of the Available Distribution Amount for such Distribution Date that is attributable to payments of interest on the
Millennium Portfolio Mortgage Loan.

      "Class X-MP Strip Rate" means 0.10% per annum, multiplied by a fraction, expressed as a percentage, the numerator of which is the number of days in the subject interest accrual period, and the denominator of which is 30.

      "Class X-RC Strip Amount" means, for any Distribution Date, the lesser of
(A) the Class X-RC Distributable Certificate Interest Amount for such
Distribution Date and (B) the portion of the Available Distribution Amount for such Distribution Date that is attributable to payments of interest on the
Ritz-Carlton Pari Passu Loan.

      "Class X-RC Strip Rate" means 0.10% per annum, multiplied by a fraction, expressed as a percentage, the numerator of which is the number of days in the subject interest accrual period, and the denominator of which is 30.

      "Clearstream Bank" means Clearstream Bank, societe anonyme.

      "Closing Date" means on or about August 17, 2006.

                                      S-236

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution
Date, the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

      "Compensating Interest" means, with respect to any Distribution Date, an amount equal to the excess of (A) Prepayment Interest Shortfalls incurred in respect of the mortgage loans resulting from Principal Prepayments on such mortgage loans (but not including the 633 17th Street B Note, the DCT Industrial
Portfolio C Note, any B Note, Non-Serviced Companion Mortgage Loan or Serviced
Companion Mortgage Loan) during the related Collection Period over (B) the aggregate of the Prepayment Interest Excesses received in respect of the mortgage loans resulting from Principal Prepayments on the mortgage loans (but not including the 633 17th Street B Note, the DCT Industrial Portfolio C Note,
any B Note, Non-Serviced Companion Mortgage Loan or Serviced Companion Mortgage
Loan) during the same related Collection Period. Notwithstanding the foregoing, such Compensating Interest shall not (i) exceed the portion of the aggregate
Master Servicing Fee accrued at a rate per annum equal to 2 basis points for the related Collection Period calculated in respect of the mortgage loans including
REO Properties (but not including the 633 17th Street B Note, the DCT Industrial
Portfolio C Note, any B Note, Non-Serviced Companion Mortgage Loan or Serviced
Companion Mortgage Loan), plus any investment income earned on the amount prepaid prior to such Distribution Date, if the master servicer applied the subject Principal Prepayment in accordance with the terms of the related mortgage loan documents and (ii) be required to be paid on any Prepayment
Interest Shortfalls to the extent incurred in respect of any Specially Serviced
Mortgage Loans.

      "Compensating Interest Payment"  means any payment of Compensating
Interest.

      "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or eminent domain proceedings or any conveyance in lieu or in anticipation of such proceedings with respect to a mortgaged property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such mortgaged property or released to the related borrower in accordance with the terms of the mortgage loan and (if applicable)
its related B Note or Serviced Companion Mortgage Loan. With respect to the mortgaged property or properties securing any Non-Serviced Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced
Mortgage Loan will be included in Condemnation Proceeds, and with respect to the mortgaged property or properties securing any Loan Pair or A/B Mortgage Loan, only an allocable portion of such Condemnation Proceeds will be distributable to the Certificateholders.

      "Constant Default Rate" or "CDR" means a rate that represents an assumed constant rate of default each month, which is expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CDR does not purport to be either an historical description of the default experience of any pool of mortgage loans or a prediction of the anticipated rate of default of any mortgage loans, including the mortgage loans underlying the certificates.

      "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the certificates.

      "Controlling Class" means the most subordinate class of Subordinate
Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such class of certificates is less than
25% of the initial aggregate Certificate Balance of such Class as of the Closing
Date, the Controlling Class will be the next most subordinate class of
Subordinate Certificates.

      "CPR" - See "Constant Prepayment Rate" above.

                                      S-237

      "Cut-off Date" means August 1, 2006, or with respect to Mortgage Loan Nos.
68-72, July 31, 2006. For purposes of the information contained in this prospectus supplement (including the appendices to this prospectus supplement), scheduled payments due in August 2006 with respect to mortgage loans not having payment dates on the first day of each month have been deemed received on August
1, 2006, not the actual day on which the scheduled payments were due.

      "Cut-off Date Balance" means, with respect to any mortgage loan, such mortgage loan's principal balance outstanding as of its Cut-off Date, after application of all payments of principal due on or before such date, whether or not received determined as described under "Description of the Mortgage
Pool--Additional Mortgage Loan Information" in this prospectus supplement. For purposes of those mortgage loans that have a Due Date on a date other than the first of the month, we have assumed that monthly payments on such mortgage loans are due on the first of the month for purposes of determining their Cut-off Date
Balances.

      "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" means a ratio, expressed as a percentage, of the Cut-off Date Balance of a mortgage loan to the value of the related mortgaged property or properties determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information"
in this prospectus supplement.

      "Cut-off Date LTV" - See "Cut-off Date Loan-to-Value."

      "DCT Industrial Portfolio A/B/C Loan" means, collectively, the DCT
Industrial Portfolio Mortgage Loan, the DCT Industrial Portfolio B Note and the
DCT Industrial Portfolio C Note.

      "DCT Industrial Portfolio B Note" means, with respect to the DCT
Industrial Portfolio A/B/C Loan, the related B Note.

      "DCT Industrial Portfolio C Note" means, with respect to the DCT
Industrial Portfolio A/B/C Loan, the related C Note.

      "DCT Industrial Portfolio Intercreditor Agreement" means the intercreditor agreement between the holder of the DCT Industrial Portfolio Mortgage Loan, the holder of the DCT Industrial Portfolio B Note and the holder of the DCT
Industrial Portfolio C Note.

      "DCT Industrial Portfolio Mortgage Loan" means Mortgage Loan Nos. 18-23.

      "Debt Service Coverage Ratio" or "DSCR" means the ratio of Underwritable
Cash Flow estimated to be produced by the related mortgaged property or properties to the annualized amount of current debt service payable under that mortgage loan, whether or not the mortgage loan has an interest-only period that has not expired as of the Cut-Off Date. See "Description of the Mortgage
Pool--Additional Mortgage Loan Information" in this prospectus supplement.

      "Debt Service Coverage Ratio Post IO Period" or "DSCR Post IO Period"
means, with respect to the related mortgage loan that has an interest-only period that has not expired as of the Cut-off Date but will expire prior to maturity, a debt service coverage ratio calculated in the same manner as DSCR except that the amount of the monthly debt service payment considered in the calculation is the amount of the monthly debt service payment that is due in the first month following the expiration of the applicable interest-only period. See
"Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

      "Depositor" means Morgan Stanley Capital I Inc.

      "Determination Date" means the 8th day of each month, or, if such day is not a business day, the next succeeding business day.

                                      S-238

      "Discount Rate" means, for the purposes of the distribution of Prepayment
Premiums or Yield Maintenance Charges, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

      "Distributable Certificate Interest Amount" means, in respect of any Class of certificates (other than the Class A-4FL Certificates) and the Class A-4FL
Regular Interest for any Distribution Date, the sum of:

o   Accrued Certificate Interest in respect of such Class or Classes of certificates or Class A-4FL Regular Interest for such Distribution Date, reduced (to not less than zero) by:

            o     any Net Aggregate Prepayment Interest Shortfalls or Prepayment
                  Interest Shortfalls allocated to such Class or Classes for such Distribution Date; and

            o     Realized Losses and Expense Losses, in each case specifically allocated with respect to such Distribution Date to reduce the
                  Distributable Certificate Interest Amount payable in respect of such Class or Classes in accordance with the terms of the
                  Pooling and Servicing Agreement; plus

o   the portion of the Distributable Certificate Interest Amount for such Class or Classes remaining unpaid as of the close of business on the preceding
    Distribution Date; plus

o   if the aggregate Certificate Balance is reduced because of a diversion of principal as a result of the reimbursement of non-recoverable Advances out of principal in accordance with the terms of the Pooling and Servicing
    Agreement, and there is a subsequent recovery of amounts applied by the master servicer as recoveries of principal, then an amount generally equal to interest at the applicable Pass-Through Rate that would have accrued and been distributable with respect to the amount that the aggregate Certificate
    Balance was so reduced, which interest will accrue from the date that the related Realized Loss is allocated through the end of the Interest Accrual
    Period related to the Distribution Date on which such amounts are subsequently recovered.

      "Distribution Account" means the distribution account maintained by the paying agent, in accordance with the Pooling and Servicing Agreement.

      "Distribution Date" means, with respect to any Determination Date, the 4th business day after the related Determination Date.

      "Document Defect" means that a mortgage loan is not delivered as and when required, is not properly executed or is defective on its face.

      "DOL Regulation" means the final regulation, issued by the DOL, defining the term "plan assets" which provides, generally, that when a Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless exceptions apply (29 C.F.R. Section 2510.3-101).

      "DSCR" - See "Debt Service Coverage Ratio."

      "DTC" means The Depository Trust Company.

      "Due Dates" means dates upon which the related Scheduled Payments are due under the terms of the related mortgage loans or any B Note or Serviced
Companion Mortgage Loan.

      "Eligible Account" means an account (or accounts) that is any of the following: (i) maintained with a depository institution or trust company whose
(A) commercial paper, short-term unsecured debt obligations or other short-term deposits are rated at least "F-1" by Fitch and "A-1" by S&P, if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least "AA-" by Fitch (or "A-" by Fitch so long as the short-term deposit unsecured debt obligations are rated not less than "F-1" by
Fitch) and at least "AA-" by S&P (or "A-" if the short-term unsecured debt obligations are rated at least "A-1"), if the deposits are to

                                      S-239

be held in the account more than 30 days or (ii) a segregated trust account or accounts maintained in the trust department of the trustee, the paying agent or other financial institution having a combined capital and surplus of at least
$50,000,000 and subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), or (iii)
an account or accounts of a depository institution acceptable to each rating agency, as evidenced by confirmation that the use of any such account as the
Certificate Account or the Distribution Account will not cause a downgrade, withdrawal or qualification of the then current ratings of any Class of certificates. Notwithstanding anything in the foregoing to the contrary, an account shall not fail to be an Eligible Account solely because it is maintained with Wells Fargo Bank, National Association, a wholly-owned subsidiary of Wells
Fargo & Co., provided that such subsidiary's or its parent's (A) commercial paper, short-term unsecured debt obligations or other short-term deposits are at least "F-1" in the case of Fitch, and "A-1" in the case of S&P, if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least "A+" in the case of Fitch and at least "AA-"
(or "A-", if the short-term unsecured debt obligations are rated at least "A-1")
in the case of S&P, if the deposits are to be held in the account for more than
30 days.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

      "Escrow Account" means one or more custodial accounts established and maintained by the master servicer (or the Primary Servicer on its behalf)
pursuant to the Pooling and Servicing Agreement.

      "Euroclear Bank" means Euroclear Bank, S.A./N.V., as operator of the
Euroclear system.

      "Event of Default" means, with respect to the master servicer under the
Pooling and Servicing Agreement, any one of the following events:

o   any failure by the master servicer to remit to the paying agent or otherwise make any payment required to be remitted by the master servicer under the terms of the Pooling and Servicing Agreement, including any required
    Advances;

o   any failure by the master servicer to make a required deposit to the
    Certificate Account which continues unremedied for one business day following the date on which such deposit was first required to be made;

o   any failure on the part of the master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the master servicer contained in the Pooling and Servicing Agreement
    (other than with respect to the duties described under "Description of the
    Offered Certificates - Evidence as to Compliance" in this prospectus supplement or certain other reporting duties imposed on it for purposes of compliance with Regulation AB and the Securities Exchange Act of 1934 of
    which the failure to perform may be an Event of Default in accordance with the last paragraph of this definition of Event of Default) which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by the Depositor or the trustee; provided, however, that if the master servicer certifies to the trustee and the Depositor that the master servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the master servicer to cure such failure; provided, further that such cure period may not exceed 90 days;

o   any breach of the representations and warranties of the master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied shall have been given to the master servicer by the Depositor or the trustee, provided, however, that if the master servicer certifies to the trustee and the Depositor that the master servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the master servicer to cure such breach; provided, further that such cure period may not exceed 90 days;

o   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or

                                      S-240

    liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o   the master servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the master servicer or of or relating to all or substantially all of its property;

o   the master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

o   the trustee shall receive notice from Fitch to the effect that the continuation of the master servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any Class of certificates;

o   the master servicer has been downgraded to a servicer rating level below
    CMS3, or its then equivalent, by Fitch; or

o   the master servicer is removed from S&P's Select Servicer List as a U.S.
    Commercial Mortgage Master Servicer and is not reinstated within 60 days.

      Under certain circumstances, the failure by a party to the Pooling and
Servicing Agreement or a primary servicing agreement or sub-servicing agreement to perform its duties described under "Description of the Offered Certificates -
Evidence as to Compliance" in this prospectus supplement, or to perform certain other reporting duties imposed on it for purposes of compliance with Regulation
AB and the Securities Exchange Act of 1934, will constitute an event of default that entitles the Depositor or another party to terminate that party. In some circumstances, such an event of default may be waived by the Depositor in its sole discretion.

      "Excess Interest" means, in respect of each ARD Loan that does not repay on its Anticipated Repayment Date, the excess, if any, of interest accrued on such mortgage loan at the Revised Rate over interest accrued on such mortgage loan at the Initial Rate, together with interest thereon at the Revised Rate from the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan).

      "Excess Interest Sub-account" means an administrative account deemed to be a sub-account of the Distribution Account. The Excess Interest Sub-account will not be an asset of any REMIC Pool.

      "Excess Liquidation Proceeds" means the excess of (i) proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses over (ii) the amount that would have been received if a prepayment in full had been made with respect to such mortgage loan (or, in the case of an REO Property related to an A/B Mortgage Loan, a prepayment in full had been made with respect to both the related A Note and B Note or, in the case of an REO Property related to a Loan Pair, a prepayment in full had been made with respect to both the
Serviced Pari Passu Mortgage Loan and the Serviced Companion Mortgage Loan) on
the date such proceeds were received plus accrued and unpaid interest with respect to that mortgage loan and any and all expenses with respect to that mortgage loan.

      "Excess Servicing Fee" means an additional fee payable to Wells Fargo that accrues at the Excess Servicing Fee Rate, which is assignable and non-terminable.

      "Excess Servicing Fee Rate" means an amount per annum which is payable each month with respect to certain mortgage loans in connection with the Excess
Servicing Fee. The Excess Servicing Fee Rate will range, on a loan-by-loan basis, from 0.00% per annum to 0.10% per annum.

      "Exemptions" means the individual prohibited transaction exemptions relating to pass-through certificates and the operation of asset pool investment trusts granted by the DOL to the Underwriters, as amended.

                                      S-241

      "Expense Losses" means, among other things:

o   any interest paid to the master servicer, special servicer or the trustee in respect of unreimbursed Advances on the mortgage loans;

o   all Special Servicer Compensation payable to the special servicer from amounts that are part of the trust;

o   other expenses of the trust, including, but not limited to, specified reimbursements and indemnification payments to the trustee, the paying agent and certain related persons, specified reimbursements and indemnification payments to the Depositor, the master servicer, the Primary Servicer, the special servicer and certain related persons, specified taxes payable from the assets of the trust, the costs and expenses of any tax audits with respect to the trust and other tax-related expenses, rating agency fees not recovered from the borrower, amounts expended on behalf of the trust to remediate an adverse environmental condition and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and administration of the trust; and

o   any other expense of the trust not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower.

      "Financial Market Publishers" means TREPP, LLC and Intex Solutions, Inc., or any successor entities thereof.

      "Fitch" means Fitch, Inc.

      "Fixed Interest Distribution" means, with respect to the Master Servicer
Remittance Date prior to each Distribution Date, the amount of interest the trust is obligated to pay or cause to be paid to the Swap Counterparty pursuant to the Swap Contract.

      "401(c) Regulations" means the final regulations issued by the DOL under
Section 401(c) of ERISA clarifying the application of ERISA to Insurance Company
General Accounts.

      "G&L Portfolio Mortgage Loan" means Mortgage Loan Nos. 4-10.

      "Giant Food-Bucks County A/B Mortgage Loan" means, the Giant Food-Bucks
County Mortgage Loan, and the Giant Food-Bucks County B Note.

      "Giant Food-Bucks County B Note" means, with respect to the Giant
Food-Bucks County Mortgage Loan, the related B Note.

      "Giant Food-Bucks County Intercreditor Agreement" means the intercreditor agreement between the holder of the Giant Food-Bucks County Mortgage Loan and the holder of the Giant Food-Bucks County B Note.

      "Giant Food-Bucks County Mortgage Loan" means Mortgage Loan No. 104.

      "Indianapolis Office Portfolio Mezzanine Loan" means, with respect to the
Indianapolis Office Portfolio Mortgage Loan, the related mezzanine loan.

      "Indianapolis Office Portfolio Mortgage Loan" means Mortgage Loan Nos.
80-81.

      "Initial Loan Group 1 Balance" means the aggregate Cut-off Date Balance of the mortgage loans in Loan Group 1, or $2,400,571,574.

      "Initial Loan Group 2 Balance" means the aggregate Cut-off Date Balance of the mortgage loans in Loan Group 2, or $164,666,319.

                                      S-242

      "Initial Pool Balance" means the aggregate Cut-off Date Balance of
$2,565,237,893.

      "Initial Rate" means, with respect to any mortgage loan, the mortgage rate in effect as of the Cut-off Date for such mortgage loan.

      "Insurance Proceeds" means all amounts paid by an insurer under an insurance policy in connection with a mortgage loan, B Note or Serviced
Companion Mortgage Loan, other than amounts required to be paid to the related borrower. With respect to the mortgaged property or properties securing any
Non-Serviced Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Insurance
Proceeds, and with respect to the mortgaged property or properties securing any
Loan Pair or A/B Mortgage Loan, only an allocable portion of such Insurance
Proceeds will be distributable to the Certificateholders.

      "Interest Accrual Period" means, with respect to each Distribution Date,
(i) for each class of REMIC Regular Certificates (other than the Class A-4FL
Certificates) and for the Class A-4FL Regular Interest, the calendar month immediately preceding the month in which such Distribution Date occurs and (ii)
for the Class A-4FL Certificates, the period from (and including) the prior
Distribution Date (or the Closing Date, in the case of the first such period)
and ending on (and including) the day before the current Distribution Date.

      "Interest Only Certificates" means the Class X Certificates, the Class
X-MP Certificates and the Class X-RC Certificates.

      "Interest Reserve Account" means an account that the master servicer has established and will maintain for the benefit of the holders of the certificates.

      "Interest Reserve Amount" means all amounts deposited in the Interest
Reserve Account with respect to Scheduled Payments due in any applicable January and February.

      "Interest Reserve Loan" - See "Non-30/360 Loan" below.

      "Interest Reset Date" means the day that is two (2) Banking Days prior to the start of the related Interest Accrual Period.

      "LIBOR" or "one-month LIBOR" means with respect to each Interest Accrual
Period, the per annum rate for deposits in U.S. dollars for a period of one month, which appears on the Telerate Page 3750 as the "London Interbank Offering
Rate" as of 11:00 a.m., London time, on the Interest Reset Date. If such rate does not appear on said Telerate Page 3750, LIBOR shall be the arithmetic mean of the offered quotations obtained by the Swap Counterparty from the principal
London office of four major banks in the London interbank market selected by the
Swap Counterparty in its sole discretion (each, a "Reference Bank") for rates at which deposits in U.S. dollars are offered to prime banks in the London interbank market for a period of one month in an amount that is representative for a single transaction in the relevant market at the relevant time as of approximately 11:00 a.m., London time, on the Interest Reset Date. If fewer than two Reference Banks provide the Swap Counterparty with such quotations, LIBOR shall be the rate per annum which the Swap Counterparty determines to be the arithmetic mean of the rates quoted by major banks in New York City, New York selected by the Swap Counterparty at approximately 11:00 a.m. New York City time on the first day of such Interest Accrual Period for loans in U.S. dollars to leading European banks for a period of one month in an amount that is representative for a single transaction in the relevant market at the relevant time. One-month LIBOR for the initial Interest Accrual Period will be determined two (2) Banking Days before the Closing Date, provided that for the initial
Interest Accrual Period LIBOR shall be an interpolated percentage to reflect the shorter initial Interest Accrual Period, as set forth in the Swap Contract.

      "LaSalle" means LaSalle Bank National Association.

                                      S-243

      "LaSalle Loans" means the mortgage loans that were originated by LaSalle or its affiliates or subsidiaries.

      "Liquidation Fee" means 1.0% of the related Liquidation Proceeds received by the trust in connection with a Specially Serviced Mortgage Loan or related
REO Property or portion thereof and/or any Condemnation Proceeds and Insurance
Proceeds (net of any expenses incurred by the special servicer on behalf of the trust in connection with the collection of Condemnation Proceeds and Insurance
Proceeds) provided, however, that (A) in the case of a final disposition consisting of the repurchase of a mortgage loan or REO Property by a mortgage loan seller due to a breach of a representation and warranty or Document Defect, such fee will only be paid by such mortgage loan seller and due to the special servicer if repurchased after the date that is 180 days or more after the applicable mortgage loan seller receives notice of the breach or defect causing the repurchase and (B) in the case of a repurchase of a mortgage loan by a related subordinate or mezzanine lender, such fee will only be due to the special servicer if repurchased 60 days after the master servicer, the special servicer or the trustee receives notice of the default causing the repurchase.
For the avoidance of doubt, a Liquidation Fee will be payable in connection with a repurchase of (i) an A Note by the holder of the related B Note or (ii) a mortgage loan by the holder of the related mezzanine loan, only to the extent set forth in the related intercreditor agreement.

      "Liquidation Proceeds" means proceeds from the sale or liquidation of a mortgage loan, B Note or Serviced Companion Mortgage Loan or related REO
Property, net of liquidation expenses. With respect to the mortgaged property or properties securing any Non-Serviced Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Liquidation Proceeds, and with respect to the mortgaged property or properties securing any Loan Pair or A/B Mortgage Loan, only an allocable portion of such Liquidation Proceeds will be distributable to the
Certificateholders.

      "Loan Group" means Loan Group 1 or Loan Group 2, as applicable.

      "Loan Group Principal Distribution Amount" means the Loan Group 1
Principal Distribution Amount or Loan Group 2 Principal Distribution Amount, as
applicable.

      "Loan Group 1" means that distinct loan group consisting of one hundred seventy-eight (178) mortgage loans, representing approximately 93.6% of the
Initial Pool Balance, that are secured by property types other than multifamily properties that secure thirty-one (31) of the mortgage loans and manufactured community properties that secure two (2) of the mortgage loans.

      "Loan Group 1 Principal Distribution Amount" means, for any Distribution
Date, that portion, if any, of the Principal Distribution Amount that is attributable to the mortgage loans included in Loan Group 1.

      "Loan Group 2" means that distinct loan group consisting of thirty-three
(33) mortgage loans, representing approximately 6.4% of the Initial Pool Balance and comprised of thirty-one (31) mortgage loans that are secured by multifamily properties and two (2) mortgage loans that are secured by manufactured housing community properties.

      "Loan Group 2 Principal Distribution Amount" means, for any Distribution
Date, that portion, if any, of the Principal Distribution Amount that is attributable to the mortgage loans included in Loan Group 2.

      "Loan Pair" means a Serviced Pari Passu Mortgage Loan and the related
Serviced Companion Mortgage Loan, collectively.

      "Lock-out Period" means the period during which voluntary principal prepayments are prohibited.

      "MAI" means Member of the Appraisal Institute.

      "Master Servicer Remittance Date" means, in each month, the business day preceding the Distribution Date.

      "Master Servicing Fee" means the monthly amount, based on the Master
Servicing Fee Rate, to which the master servicer is entitled in compensation for servicing the mortgage loans and any B Note and any Serviced

                                      S-244

Companion Mortgage Loan. Notwithstanding the foregoing, no Master Servicing Fee will be payable with respect to the 120 Broadway B Note, or otherwise be allocable to the 120 Broadway B Note, or the trust with respect to the 120
Broadway B Note.

      "Master Servicing Fee Rate" means the rate per annum payable each month with respect to a mortgage loan (other than the Non-Serviced Mortgage Loans), any B Note and any Serviced Companion Mortgage Loan in connection with the
Master Servicing Fee as set forth in the Pooling and Servicing Agreement. The
Master Servicing Fee Rate (including any subservicing fees) for Wells Fargo
Bank, National Association will range, on a loan by loan basis, from 0.02% per annum to 0.12% per annum.

      "Material Breach" means a breach of any of the representations and warranties that (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the breach materially and adversely affects the value of the mortgage loan and (ii)
the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated
Mortgage Loan.

      "Material Document Defect" means a Document Defect that either (a)
materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the Document Defect materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage
Loan.

      "Millennium Portfolio IO Component" means a component of the beneficial interest in the Millennium Portfolio Mortgage Loan with an initial principal balance of $42,700,000 as of the Cut-off Date, which principal balance will be reduced (but not below zero) by all principal payments made on the Millennium
Portfolio Pari Passu Loan until such component is reduced to zero; provided that mortgage loan losses on the Millennium Portfolio Mortgage Loan will reduce the principal balance of the Millennium Portfolio IO Component and the Millennium
Portfolio Non-IO Component pro rata. The Class X-MP Certificates are entitled to distributions of interest from the Millennium Portfolio IO Component at the
Class X-MP Strip Rate and are not entitled to receive any distributions of principal.

      "Millennium Portfolio Non-IO Component" means a component of the beneficial interest in the Millennium Portfolio Mortgage Loan with an initial principal balance of $67,092,488 as of the Cut-off Date. The Class X-MP
Certificates are entitled to no distributions of interest or principal from the
Millennium Portfolio Non-IO Component.

      "Millennium Portfolio Pari Passu Loan" means Mortgage Loan Nos. 11-13.

      "Money Term" means, with respect to any mortgage loan or B Note, the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency or any provision of the mortgage loan requiring the payment of a Prepayment Premium or Yield Maintenance Charge (but does not include late fee or default interest provisions).

      "Moody's" means Moody's Investors Service, Inc.

      "Mortgage File" means the following documents, among others:

o   the original mortgage note (or lost note affidavit), endorsed (without recourse) in blank or to the order of the trustee;

o   the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o   the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such document(s), in

                                      S-245

    each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o   unless the mortgage loan is registered on MERS, an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

o   unless the mortgage loan is registered on MERS, an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

o   an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a binder, commitment for title insurance or a preliminary title report); and

o   when relevant, the related ground lease or a copy of it.

      "Mortgage Loan Purchase Agreement" means each of the agreements entered into between the Depositor and the respective mortgage loan seller, as the case may be.

      "Mortgage Pool" means the two hundred eleven (211) mortgage loans with an aggregate principal balance, as of the Cut-off Date, of approximately
$2,565,237,893, which may vary on the Closing Date by up to 5%.

      "MSCI 2006-HQ8" means the securitization known as the Morgan Stanley
Capital I Trust Series 2006-HQ8.

      "MSCI 2006-HQ8 Master Servicer" means the "master servicer" under the MSCI
2006-HQ8 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is Wells Fargo Bank, National Association.

      "MSCI 2006-HQ8 Pooling and Servicing Agreement" means the Pooling and
Servicing Agreement, dated as of March 1, 2006, between Morgan Stanley Capital I
Inc., as depositor, Wells Fargo Bank, National Association, as master servicer,
J.E. Robert Company, Inc., as special servicer, U.S. Bank National Association, as trustee, and LaSalle Bank National Association, as paying agent and certificate registrar.

      "MSCI 2006-HQ8 Special Servicer" means the "special servicer" under the
MSCI 2006-HQ8 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is J.E. Robert Company, Inc.

      "MSCI 2006-HQ8 Trustee" means the "trustee" under the MSCI 2006-HQ8
Pooling and Servicing Agreement, which as of the date of this prospectus supplement is U.S. Bank National Association.

      "MSMC" means Morgan Stanley Mortgage Capital Inc.

      "MSMC Loans" means the mortgage loans that were originated or purchased by
MSMC.

      "Net Aggregate Prepayment Interest Shortfall" means, for the related
Distribution Date, the excess of all Prepayment Interest Shortfalls incurred in respect of the mortgage loans (including each of the Millennium Portfolio Non-IO
Component and the Ritz-Carlton Non-IO Component, but none of the Millennium
Portfolio IO Component, the Ritz-Carlton IO Component, the DCT Industrial
Portfolio C Note or the 633 17th Street B Note) (including Specially Serviced
Mortgage Loans) during any Collection Period over the Compensating Interest to be paid by the master servicer (or any sub-servicer, if applicable according to the related sub-servicing agreement) on such Distribution Date.

      "Net Mortgage Rate" means, in general, with respect to any mortgage loan
(or, in the case of the Millennium Portfolio Mortgage Loan, each of the
Millennium Portfolio IO Component and the Millennium Portfolio Non-IO Component
and in the case of the Ritz-Carlton Pari Passu Loan, each of the Ritz-Carlton IO
Component and the Ritz-Carlton Non-IO Component), a per annum rate equal to the related mortgage rate (excluding any default interest or any rate increase occurring after an Anticipated Repayment Date) minus the

                                      S-246

related Administrative Cost Rate, and minus, in the case of the Millennium
Portfolio IO Component, the Class X-MP Strip Rate, and minus, in the case of the
Ritz-Carlton IO Component, the Class X-RC Strip Rate; provided that, for purposes of calculating the Pass-Through Rate for each class of REMIC Regular
Certificates or Class A-4FL Regular Interest from time to time, the Net Mortgage
Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the Closing Date. In addition, because the certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months, when calculating the Pass-Through Rate for each class of certificates for each Distribution Date, the Net Mortgage Rate on a Non-30/360 Loan (or, in the case of the Millennium
Portfolio Mortgage Loan, each of the Millennium Portfolio IO Component and the
Millennium Portfolio Non-IO Component or, in the case of the Ritz-Carlton Pari
Passu Loan, each of the Ritz-Carlton IO Component and the Ritz-Carlton Non-IO
Component) will be the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve 30-day months in order to result in the accrual of the aggregate amount of net interest actually accrued
(exclusive of default interest or Excess Interest) minus, in the case of the
Millennium Portfolio IO Component, the Class X-MP Strip Rate, and minus in the case of the Ritz-Carlton IO Component, the Class X-RC Strip Rate. However, with respect to each Non-30/360 Loan:

o   the Net Mortgage Rate that would otherwise be in effect for purposes of the
    Scheduled Payment due in January of each year (other than a leap year) and
    February of each year will be adjusted to take into account the applicable
    Interest Reserve Amount; and

o   the Net Mortgage Rate that would otherwise be in effect for purposes of the
    Scheduled Payment due in March of each year will be adjusted to take into account the related withdrawal from the Interest Reserve Account for the preceding January (commencing in 2007), if applicable, and February
    (commencing in 2007).

      "Net Operating Income" or "NOI" means historical net operating income for a mortgaged property for the annual or other period specified (or ending on the
"NOI Date" specified), and generally consists of revenue derived from the use and operation of the mortgaged property, consisting primarily of rental income
(and in the case of residential cooperative mortgage loans, assuming that the property was operated as a rental property), less the sum of (a) operating expenses (such as utilities, administrative expenses, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes
(except in the case of certain mortgage loans included in the trust, where the related borrowers are exempted from real estate taxes and assessments) and, if applicable, ground lease payments. Net operating income generally does not reflect (i.e. it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

      "Non-30/360 Loan" or "Interest Reserve Loan" means a mortgage loan that accrues interest other than on the basis of a 360-day year consisting of twelve
30-day months.

      "Non-Serviced Companion Mortgage Loan" means any loan not included in the trust that is generally payable on a pari passu basis with the related
Non-Serviced Mortgage Loan, and in this securitization means the Ritz-Carlton
Companion Loan and the RLJ Portfolio Companion Loan.

      "Non-Serviced Mortgage Loan" means any mortgage loan included in the trust but serviced under another agreement. The Non-Serviced Mortgage Loans in the trust are the Ritz-Carlton Pari Passu Loan and the RLJ Portfolio Pari Passu
Loan.

      "Non-Serviced Mortgage Loan B Note" means any related note subordinate in right of payment to a Non-Serviced Mortgage Loan.

      "Non-Serviced Mortgage Loan Group" means the Ritz-Carlton Loan Group and the RLJ Portfolio Loan Group.

      "Non-Serviced Mortgage Loan Master Servicer" means the applicable "master servicer" under the related Non-Serviced Mortgage Loan Pooling and Servicing
Agreement.

                                      S-247

      "Non-Serviced Mortgage Loan Mortgage" means each of the Ritz-Carlton Pari
Passu Mortgage and the RLJ Portfolio Pari Passu Mortgage, as applicable.

      "Non-Serviced Mortgage Loan Pooling and Servicing Agreement" means the
MSCI 2006-HQ8 Pooling and Servicing Agreement or the WCMSI 2006-C27 Pooling and
Servicing Agreement, as applicable.

      "Non-Serviced Mortgage Loan Special Servicer" means the applicable
"special servicer" under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement.

      "Non-Serviced Mortgage Loan Trustee" means the applicable "trustee" under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

      "Notional Amount" means the notional principal amount of the Class X
Certificates, the Class X-MP Certificates or the Class X-RC Certificates, as
applicable, which will be based upon (i) the outstanding principal balance of the Principal Balance Certificates outstanding from time to time in the case of the Class X Certificates, (ii) the outstanding principal balance of the
Millennium Portfolio IO Component outstanding from time to time in the case of the Class X-MP Certificates and (iii) the outstanding principal balance of the
Ritz-Carlton IO Component outstanding from time to time in the case of the Class
X-RC Certificates.

      "OID" means original issue discount.

      "Operating Adviser" means that entity appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from, and in specified cases to direct, the special servicer in regard to specified actions; provided, that, with respect to an A/B Mortgage
Loan, a holder of the related B Note, will, to the extent set forth in the related intercreditor agreement, instead be entitled to the rights and powers granted to the Operating Adviser under the Pooling and Servicing Agreement to the extent such rights and powers relate to the related A/B Mortgage Loan (but only so long as the holder of the related B Note is the directing holder or controlling holder, as defined in the related intercreditor agreement). The initial Operating Adviser will be JER Investors Trust Inc.

      "Option" means the option to purchase from the trust any defaulted mortgage loan, as described under "Servicing of the Mortgage Loans--Sale of
Defaulted Mortgage Loans," in this prospectus supplement.

      "P&I Advance" means the amount of any Scheduled Payments or Assumed
Scheduled Payment (net of the related Master Servicing Fees, Primary Servicing
Fee, Excess Servicing Fees and other servicing fees payable from such Scheduled
Payments or Assumed Scheduled Payments), other than any Balloon Payment, advanced on the mortgage loans that are delinquent as of the close of business on the preceding Determination Date.

      "Pari Passu Loan Servicing Fee" means the monthly amount, based on the
Pari Passu Loan Servicing Fee Rate, paid as compensation for the servicing of the applicable Non-Serviced Mortgage Loan.

      "Pari Passu Loan Servicing Fee Rate" means the servicing fee rate applicable to any Non-Serviced Mortgage Loan pursuant to its related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

      "Participants" means DTC's participating organizations.

      "Parties in Interest" means persons who have specified relationships to
Plans ("parties in interest" under ERISA or "disqualified persons" under Section
4975 of the Code).

      "Pass-Through Rate" means the rate per annum at which any class of certificates (other than the Residual Certificates) or the Class A-4FL Regular
Interest accrues interest.

      "PCFII" means Principal Commercial Funding II, LLC.

                                      S-248

      "PCFII Loans" means the mortgage loans that were originated or purchased for PCFII by its affiliates.

      "Percentage Interest" will equal, as evidenced by any certificate in the
Class to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional Amount, as the case may be, of such certificate as set forth on the face of the certificate, and the denominator of which is equal to the initial aggregate Certificate
Balance or Notional Amount, as the case may be, of such Class.

      "Percent Leased" means the percentage of square feet or units, as the case may be, of a mortgaged property that was occupied or leased or, in the case of hospitality properties, average units so occupied over a specified period, as of a specified date (identified on Appendix II to this prospectus supplement as the
"Percent Leased as of Date"), as specified by the borrower or as derived from the mortgaged property's rent rolls, operating statements or appraisals or as determined by a site inspection of such mortgaged property. Such percentage includes tenants which have executed a lease to occupy such mortgaged property even though the applicable tenant has not taken physical occupancy.

      "Permitted Cure Period" means, for the purposes of any Material Document
Defect or Material Breach in respect of any mortgage loan, the 90-day period immediately following the earlier of the discovery by the related mortgage loan seller or receipt by the related mortgage loan seller of notice of such Material
Document Defect or Material Breach, as the case may be. However, if such
Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period and such
Document Defect or Material Breach would not cause the mortgage loan to be other than a "qualified mortgage", but the related mortgage loan seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure
Period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the mortgage loan is then a Specially Serviced
Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in the second and fifth bullet points of the definition of Specially Serviced Mortgage Loan and (y) the Document Defect was
identified in a certification delivered to the related mortgage loan seller by the custodian in accordance with the Pooling and Servicing Agreement.

      "Planned Principal Balance" means, for any Distribution Date, the balance shown for such Distribution Date in the table set forth in Schedule A to this prospectus supplement.

      "Plans" means (a) employee benefit plans as defined in Section 3(3) of
ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, (c) any other retirement plan or employee benefit plan or arrangement subject to applicable federal, state or local law materially similar to the foregoing provisions of
ERISA and the Code, and (d) entities whose underlying assets include plan assets by reason of a plan's investment in such entities.

      "Pooling and Servicing Agreement" means the Pooling and Servicing
Agreement, dated as of August 1, 2006 between Morgan Stanley Capital I Inc., as depositor, Wells Fargo Bank, National Association, as master servicer, J.E.
Robert Company, Inc., as special servicer, HSBC Bank USA, National Association, as trustee, and LaSalle Bank National Association, as paying agent and certificate registrar.

      "Prepayment Interest Excess" means, in the case of a mortgage loan in which a full or partial Principal Prepayment or a Balloon Payment is made during any Collection Period after the Due Date for such mortgage loan, the amount of interest which accrues on the amount of such Principal Prepayment or Balloon
Payment that exceeds the corresponding amount of interest accruing on the certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on the mortgage loan from such Due
Date to the date such payment was made, net of the Trustee Fee, the Master
Servicing Fee, the Primary Servicing Fee, the Pari Passu Loan Servicing Fee (in
the case of any Non-Serviced Mortgage Loan), the Excess Servicing Fee and, if
the related mortgage loan is a Specially Serviced Mortgage Loan, net of the
Special Servicing Fee.

      "Prepayment Interest Shortfall" means, a shortfall in the collection of a full month's interest for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made a full or partial Principal
Prepayment (or a Balloon Payment) during the related Collection Period, and the date such payment was made occurred prior to the Due Date for such mortgage loan in such Collection Period (including any shortfall

                                      S-249

resulting from such a payment during the grace period relating to such Due
Date). Such a shortfall arises because the amount of interest (net of the Master
Servicing Fee, the Excess Servicing Fee, the Primary Servicing Fee, the Pari
Passu Loan Servicing Fee (in the case of any Non-Serviced Mortgage Loan) and the
Trustee Fee) that accrues on the amount of such Principal Prepayment or Balloon
Payment will be less than the corresponding amount of interest accruing on the
Certificates. In such a case, the Prepayment Interest Shortfall will generally equal the excess of:

o   the aggregate amount of interest that would have accrued at the Net Mortgage
    Rate (less the Special Servicing Fee, if the related mortgage loan is a
    Specially Serviced Mortgage Loan) plus, with respect to the Millennium
    Portfolio IO Component, the Class X-MP Strip Rate and with respect to the
    Ritz-Carlton IO Component, the Class X-RC Strip Rate, on the Scheduled
    Principal Balance of such mortgage loan if the mortgage loan had paid on its
    Due Date and such Principal Prepayment or Balloon Payment had not been made, over

o   the aggregate interest that did so accrue, plus, with respect to the
    Millennium Portfolio IO Component, the Class X-MP Strip Rate and with respect to the Ritz-Carlton IO Component, the Class X-RC Strip Rate, through the date such payment was made (net of the Master Servicing Fee, the Excess
    Servicing Fee, the Primary Servicing Fee, the Pari Passu Loan Servicing Fee
    (in the case of any Non-Serviced Mortgage Loan), the Special Servicing Fee,
    if the related mortgage loan is a Specially Serviced Mortgage Loan, and the
    Trustee Fee).

      "Prepayment Premium" means, with respect to any mortgage loan, B Note or
Serviced Companion Mortgage Loan for any Distribution Date, prepayment premiums and charges, if any, received during the related Collection Period in connection with Principal Prepayments on such mortgage loan, B Note or Serviced Companion
Mortgage Loan.

      "Primary Servicer" means Principal Global Investors, LLC.

      "Primary Servicing Fee" means the monthly amount, based on the Primary
Servicing Fee Rate, paid as compensation for the primary servicing of the mortgage loans.

      "Primary Servicing Fee Rate" means an amount per annum set forth in the
Pooling and Servicing Agreement, which is payable each month with respect to a mortgage loan in connection with the Primary Servicing Fee. The primary servicing fee rate for each of Principal Global Investors, LLC is 0.01% per annum.

      "Principal Balance Certificates" means, upon initial issuance, the Class
A-1, Class A-1A, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-4FL, Class
A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H,
Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class
S Certificates.

      "Principal Distribution Amount" equals, in general, for any Distribution
Date, the aggregate of the following:

o   the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments, in each case, to the extent received or advanced, as the case may be, in respect of the mortgage loans and any REO mortgage loans (but not in respect of any B
    Note or Serviced Companion Mortgage Loan or, in either case, its respective successor REO mortgage loan) for their respective Due Dates occurring during the related Collection Period; and

o   all payments (including Principal Prepayments and the principal portion of
    Balloon Payments but not in respect of any Serviced Companion Mortgage Loan or B Note or, in either case, its respective successor REO mortgage loan))
    and other collections (including Liquidation Proceeds (other than the portion, if any, constituting Excess Liquidation Proceeds), Condemnation
    Proceeds, Insurance Proceeds and REO Income (each as defined in this prospectus supplement) and proceeds of mortgage loan repurchases) that were received on or in respect of the mortgage loans (but not in respect of any B
    Note or Serviced Companion Mortgage Loan) during the related Collection
    Period and that were identified and applied by the master servicer as recoveries of principal.

                                      S-250

      The following amounts shall generally reduce the Principal Distribution
Amount (and, in each case, will be allocated first to the Loan Group Principal
Distribution Amount applicable to the related mortgage loan, and then to the other Loan Group Principal Distribution Amount) to the extent applicable:

o   if any Advances previously made in respect of any mortgage loan that becomes the subject of a workout are not fully repaid at the time of that workout, then those Advances (and advance interest thereon) are reimbursable from amounts allocable to principal received with respect to the Mortgage Pool during the Collection Period for the related Distribution Date, and the
    Principal Distribution Amount will be reduced (to not less than zero) by any of those Advances (and advance interest thereon) that are reimbursed from such principal collections during that Collection Period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered on the related mortgage loan, such recoveries will increase the Principal Distribution Amount (and will be allocated first to such other Loan Group Principal Distribution Amount, and then to the Loan
    Group Principal Distribution Amount applicable to the related mortgage loan)
    for the Distribution Date following the Collection Period in which the subsequent recovery occurs); and

o   if any advance previously made in respect of any mortgage loan is determined to be nonrecoverable, then that advance (unless the applicable party entitled to the reimbursement elects to defer all or a portion of the reimbursement as described in this prospectus supplement) will be reimbursable (with advance interest thereon) first from amounts allocable to principal received with respect to the Mortgage Pool during the Collection
    Period for the related Distribution Date (prior to reimbursement from other collections) and the Principal Distribution Amount will be reduced (to not less than zero) by any of those Advances (and advance interest thereon) that are reimbursed from such principal collections on the Mortgage Pool during that Collection Period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered
    (notwithstanding the nonrecoverability determination) on the related mortgage loan, such recovery will increase the Principal Distribution Amount
    (and will be allocated first to such other Loan Group Principal Distribution
    Amount, and then to the Loan Group Principal Distribution Amount applicable to the related mortgage loan) for the Distribution Date following the
    Collection Period in which the subsequent recovery occurs).

      So long as both the Class A-4 and Class A-1A Certificates and Class A-4FL
Regular Interest remain outstanding, the Principal Distribution Amount for each
Distribution Date will be calculated on a loan group-by-loan group basis. On each Distribution Date after the Certificate Balance of either the Class A-4
Certificates and Class A-4FL Regular Interest or Class A-1A Certificates has
been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both loan groups.

      "Principal Prepayments" means any voluntary or involuntary payment or collection of principal on a Mortgage Loan, Serviced Companion Mortgage Loan or
B Note which is received or recovered in advance of its scheduled Due Date and applied to reduce the Principal Balance of the Mortgage Loan, Serviced Companion
Mortgage Loan or B Note in advance of its scheduled Due Date.

      "PTCE" means a DOL Prohibited Transaction Class Exemption.

      "Purchase Price" means that amount at least equal to the unpaid principal balance of such mortgage loan, together with accrued but Unpaid Interest thereon to but not including the Due Date in the Collection Period in which the purchase or liquidation occurs and the amount of any expenses related to such mortgage loan and any related B Note, Serviced Companion Mortgage Loan or REO Property
(including any unreimbursed Servicing Advances, Advance Interest related to such mortgage loan and any related B Note or Serviced Companion Mortgage Loan, and also includes the amount of any Servicing Advances (and interest thereon) that were reimbursed from principal collections on the Mortgage Pool and not subsequently recovered from the related mortgagor), and any Special Servicing
Fees and Liquidation Fees paid with respect to the mortgage loan and/or (if applicable) its related B Note or any related Serviced Companion Mortgage Loan that are reimbursable to the master servicer, the Primary Servicer, the special servicer or the trustee, plus if such mortgage loan is being repurchased or substituted for by a mortgage loan seller pursuant to the related Mortgage Loan
Purchase Agreement, all expenses reasonably incurred or to be incurred by the master servicer, the Primary Servicer, the special servicer, the Depositor or the trustee in respect of the Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above) plus, in connection with a purchase by a

                                     S-251

mortgage loan seller, any Liquidation Fee payable by that mortgage loan seller in accordance with the proviso contained in the definition of "Liquidation Fee."
With respect to the G&L Portfolio Mortgage Loan, the Purchase Price for each of
PCFII and MSMC will be its respective percentage interest as of the Closing Date of the total Purchase Price for each such mortgage loan, which percentage interest with respect to such mortgage loan for each of PCFII and MSMC will be
50%.

      "Qualifying Substitute Mortgage Loan" means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement and otherwise satisfying the conditions set forth therein and for which the Rating Agencies have confirmed in writing that such mortgage loan would not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

      "Rated Final Distribution Date" means the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term.

      "Rating Agencies" means Fitch and S&P.

      "Realized Losses" means losses arising from the inability of the trustee, master servicer or the special servicer to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of a mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan or related REO Property, will generally equal the excess, if any, of:

o   the outstanding principal balance of such mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate, over

o   the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such Liquidation
    Proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses to the extent not already included in Expense
    Losses.

      If the mortgage rate on any mortgage loan is reduced or a portion of the debt due under any mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss. Any reimbursements of Advances determined to be nonrecoverable (and interest on such
Advances) that are made in any Collection Period from collections of principal that would otherwise be included in the Principal Distribution Amount for the related Distribution Date, will generally create a deficit (or increase an otherwise-existing deficit) between the aggregate principal balance of the
Mortgage Pool and the total principal balance of the certificates on the succeeding Distribution Date. The related reimbursements and payments made during any Collection Period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described in this prospectus supplement) to reduce principal balances of the Principal Balance Certificates on the Distribution
Date for that Collection Period.

      "Record Date" means, (i) with respect to each class of offered certificates, other than the Class A-4FL Certificates, for each Distribution
Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs and (ii) with respect to the Class
A-4FL Certificates, the business day immediately preceding the related
Distribution Date.

      "Regulation AB" means Subpart 229.1100 - Asset Backed Securities
(Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities,
Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or
by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

      "Rehabilitated Mortgage Loan" means a Specially Serviced Mortgage Loan for which (a) three consecutive Scheduled Payments have been made, in the case of any such mortgage loan, B Note or Serviced

                                      S-252

Companion Mortgage Loan that was modified, based on the modified terms, or a complete defeasance shall have occurred, (b) no other Servicing Transfer Event has occurred and is continuing with respect to such mortgage loan and (c) the trust has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event or such amounts have been forgiven. An A Note will not constitute a Rehabilitated Mortgage Loan unless its related B Note would also constitute a Rehabilitated Mortgage Loan. A B Note will not constitute a Rehabilitated Mortgage Loan unless its related A Note also would constitute a Rehabilitated Mortgage Loan. A Serviced Pari Passu Mortgage Loan
will not constitute a Rehabilitated Mortgage Loan unless the related Serviced
Companion Mortgage Loan would also constitute a Rehabilitated Mortgage Loan. A
Serviced Companion Mortgage Loan will not constitute a Rehabilitated Mortgage
Loan unless the related Serviced Pari Passu Mortgage Loan would also constitute a Rehabilitated Mortgage Loan.

      "REMIC" means a "real estate mortgage investment conduit," within the meaning of Section 860D(a) of the Code.

      "REMIC Regular Certificates" means the Senior Certificates (other than the
Class A-4FL Certificates) and the Subordinate Certificates.

      "REO Income" means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and Servicing
Agreement. With respect to any Non-Serviced Mortgage Loan (if the applicable
Non-Serviced Mortgage Loan Special Servicer has foreclosed upon the mortgaged property or properties securing such Non-Serviced Mortgage Loan Mortgage), the
REO Income shall include only the portion of such net income that is payable to the holder of such Non-Serviced Mortgage Loan, and with respect to any Loan Pair or A/B Mortgage Loan, only an allocable portion of such REO Income will be distributable to the Certificateholders.

      "REO Property" means any mortgaged property acquired on behalf of the
Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

      "REO Tax" means a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code.

      "Reserve Account" means an account in the name of the paying agent for the deposit of any Excess Liquidation Proceeds.

      "Residual Certificates" means the Class R-I Certificates, the Class R-II
Certificates and the Class R-III Certificates.

      "Revised Rate" means, with respect to any mortgage loan, a fixed rate per annum equal to the Initial Rate plus a specified percentage.

      "Ritz-Carlton B Note" means, with respect to the Ritz-Carlton Pari Passu
Loan and the Ritz-Carlton Companion Loan, the related B Note.

      "Ritz-Carlton Companion Loan" means the loan that is secured by the
Ritz-Carlton Pari Passu Mortgage on a pari passu basis with the Ritz-Carlton
Pari Passu Loan.

      "Ritz-Carlton Control Appraisal Event" means, with respect to the
Ritz-Carlton Loan Group, if and for so long as (a) (i) the initial unpaid principal balance of the Ritz-Carlton B Note minus (ii) the sum of (x) any
Scheduled Payments or prepayments of principal allocated to, and received on, the Ritz-Carlton B Note, (y) any Appraisal Reductions for the Ritz-Carlton Loan
Group and (z) any Realized Principal Losses allocated to the Ritz-Carlton Loan
Group is less than (b) 25% of the initial principal balance of the Ritz-Carlton
B Note.

      "Ritz-Carlton Intercreditor Agreement" means the intercreditor agreement between the holder of the Ritz-Carlton Pari Passu Loan, the holder of the
Ritz-Carlton Companion Loan and the holder of the Ritz-Carlton B Note.

                                      S-253

      "Ritz-Carlton IO Component" means a component of the beneficial interest in the Ritz-Carlton Pari Passu Loan with an initial principal balance of
$7,600,000 as of the Cut-off Date, which principal balance will be reduced (but not below zero) by all principal payments made on the Ritz-Carlton Pari Passu
Loan until such component is reduced to zero; provided that mortgage loan losses on the Ritz-Carlton Pari Passu Loan will reduce the principal balance of the
Ritz-Carlton IO Component and the Ritz-Carlton Non-IO Component pro rata. The
Class X-RC Certificates are entitled to distributions of interest from the
Ritz-Carlton IO Component at the Class X-RC Strip Rate and are not entitled to receive any distributions of principal.

      "Ritz-Carlton Loan Group" means the Ritz-Carlton Pari Passu Loan, the
Ritz-Carlton Companion Loan and the Ritz-Carlton B Note.

      "Ritz-Carlton Non-IO Component" means a component of the beneficial interest in the Ritz-Carlton Pari Passu Loan with an initial principal balance of $31,448,614 as of the Cut-off Date. The Class X-RC Certificates are entitled to no distributions of interest or principal from the Ritz-Carlton Non-IO
Component.

      "Ritz-Carlton Pari Passu Loan" means Mortgage Loan Nos. 68-72.

      "Ritz-Carlton Pari Passu Mortgage" means the mortgage securing the
Ritz-Carlton Pari Passu Loan, the Ritz-Carlton Companion Loan and the
Ritz-Carlton B Note.

      "RLJ Portfolio Companion Loan" means, collectively, the six notes that are secured by the RLJ Portfolio Pari Passu Mortgage on a pari passu basis with the
RLJ Portfolio Pari Passu Loan.

      "RLJ Portfolio Intercreditor Agreement" means the intercreditor agreement between the holder of the RLJ Portfolio Pari Passu Loan and the holders of the
RLJ Portfolio Companion Loan.

      "RLJ Portfolio Loan Group" means the RLJ Portfolio Pari Passu Loan and the
RLJ Portfolio Companion Loan.

      "RLJ Portfolio Pari Passu Loan" means Mortgage Loan Nos. 24-66.

      "RLJ Portfolio Pari Passu Mortgage" means the mortgage securing the RLJ
Portfolio Pari Passu Loan and the RLJ Portfolio Companion Loan.

      "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

      "Scheduled Payment" means, in general, for any mortgage loan, B Note or
Serviced Companion Mortgage Loan on any Due Date, the amount of the Scheduled
Payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan, B Note or Serviced Companion Mortgage Loan subsequent to the
Closing Date, whether agreed to by the special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

      "Scheduled Principal Balance" means, in respect of any mortgage loan, B
Note, Serviced Companion Mortgage Loan, Loan Pair or REO mortgage loan on any
Distribution Date will generally equal its Cut-off Date Balance, as defined above (less any principal amortization occurring on or prior to the Cut-off
Date), reduced, to not less than zero, by:

o   any payments or other collections of principal, or Advances in lieu of such payments or collections, on such mortgage loan that have been collected or received during any preceding Collection Period, other than any Scheduled
    Payments due in any subsequent Collection Period; and

o   the principal portion of any Realized Loss and Expense Loss incurred in respect of such mortgage loan during any preceding Collection Period.

                                      S-254

      "Senior Certificates" means the Class A Senior Certificates and the Class
X Certificates.

      "Serviced Companion Mortgage Loan" means a loan not included in the trust but serviced pursuant to the Pooling and Servicing Agreement and secured on a pari passu basis with the related Serviced Pari Passu Mortgage Loan. The
Serviced Companion Mortgage Loan related to the trust is the Cherry Creek
Companion Loan.

      "Serviced Pari Passu Mortgage Loan" means a mortgage loan included in the trust that is serviced under the Pooling and Servicing Agreement and secured by a mortgaged property that secures one or more other loans on a pari passu basis that are not included in the trust. The Serviced Pari Passu Mortgage Loan related to the trust is the Cherry Creek Pari Passu Loan.

      "Servicing Advances" means, in general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by the master servicer in connection with the servicing of a mortgage loan after a default, whether or not a payment default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

      "Servicing Function Participant" means any person, other than the master servicer and the special servicer, that, within the meaning of Item 1122 of
Regulation AB, is performing activities that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless such person's activities relate only to 5% or less of the mortgage loans based on the principal balance of the mortgage loans.

      "Servicing Standard" means with respect to the master servicer or the special servicer, as the case may be, to service and administer the mortgage loans (and any B Note and any Serviced Companion Mortgage Loan , but not any
Non-Serviced Mortgage Loan) that it is obligated to service and administer pursuant to the Pooling and Servicing Agreement on behalf of the trustee and in the best interests of and for the benefit of the Certificateholders (and, in the case of any B Note or any Serviced Companion Mortgage Loan, the related holder of such B Note or Serviced Companion Mortgage Loan, as applicable) as a collective whole, taking into account the subordinate nature of such B Note (as determined by the master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective mortgage loans, any B Note and any Serviced Companion Mortgage Loan and any
related intercreditor or co-lender agreement and, to the extent consistent with the foregoing, further as follows:

o   with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO Property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the Pooling and Servicing Agreement;

o   with a view to the timely collection of all Scheduled Payments of principal and interest under the mortgage loans, any B Note, any Serviced Companion
    Mortgage Loans or, if a mortgage loan, B Note or any Serviced Companion
    Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery of principal and interest on such mortgage loan to the Certificateholders (as a collective whole) (or in the case of any A/B
    Mortgage Loan and its related B Note or a Loan Pair, the maximization of recovery thereon of principal and interest to the Certificateholders and the holder of the related B Note or the Serviced Companion Mortgage Loan, as applicable, all taken as a collective whole taking into account the subordinate nature of such B Note) on a net present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the rate determined by the special servicer but in any event not less than (i) the related Net Mortgage Rate, in the case of the mortgage loans (other than any A Note or Serviced Pari
    Passu Mortgage Loan), or (ii) the weighted average of the mortgage rates on the related A Note and B Note, in the case of any A/B Mortgage Loan, and on the Serviced Pari Passu Mortgage Loan and the related Serviced Companion
    Mortgage Loan, in the case of a Loan Pair); and without regard to:

                                      S-255

          i.    any other relationship that the master servicer or the special servicer, as the case may be, or any of their affiliates may have with the related borrower;

          ii.   the ownership of any certificate or any interest in any B Note, any Non-Serviced Companion Mortgage Loan, or any mezzanine loan related to a mortgage loan by the master servicer or the special servicer, as the case may be, or any of their affiliates;

          iii.  the master servicer's obligation to make Advances;

          iv.   the right of the master servicer (or any of their affiliates) or the special servicer, as the case may be, to receive
                reimbursement of costs, or the sufficiency of any compensation payable to it, under the Pooling and Servicing Agreement or with respect to any particular transaction; and

          v.    any obligation of the master servicer (or any of its affiliates)
                to repurchase any mortgage loan from the trust.

      "Servicing Transfer Event" means an instance where an event has occurred that has caused a mortgage loan (other than a Non-Serviced Mortgage Loan), a B
Note or a Serviced Companion Mortgage Loan to become a Specially Serviced
Mortgage Loan. If a Servicing Transfer Event occurs with respect to any A Note, it will be deemed to have occurred also with respect to the related B Note;
provided, however, that if a Servicing Transfer Event would otherwise have occurred with respect to an A Note, but has not so occurred solely because the holder of the related B Note has exercised its cure rights under the related intercreditor agreement, a Servicing Transfer Event will not occur with respect to the related A/B Mortgage Loan. If a Servicing Transfer Event occurs with respect to any B Note, it will be deemed to have occurred also with respect to the related A Note. If a Servicing Transfer Event occurs with respect to a
Serviced Pari Passu Mortgage Loan, it will be deemed to have occurred also with respect to the related Serviced Companion Mortgage Loan. If a Servicing Transfer
Event occurs with the respect to a Serviced Companion Mortgage Loan, it will be deemed to have occurred also with respect to the related Serviced Pari Passu
Mortgage Loan. Under any applicable Non-Serviced Mortgage Loan Pooling and
Servicing Agreement, if a Servicing Transfer Event occurs with respect to a
Non-Serviced Companion Mortgage Loan, it will be deemed to have occurred also with respect to the related Non-Serviced Mortgage Loan.

      "Specially Serviced Mortgage Loan" means the following:

o   a payment default shall have occurred on a mortgage loan (x) at its maturity date (except, if (a) the mortgagor is making the related Assumed Scheduled
    Payment, (b) the mortgagor notifies the master servicer of its intent to refinance such mortgage loan and is diligently pursuing such refinancing,
    (c) the mortgagor delivers a firm commitment to refinance acceptable to the
    Operating Adviser on or prior to the maturity date, and (d) such refinancing occurs within 60 days of such default which 60 day period may be extended to
    120 days at the Operating Adviser's discretion) or (y) if any other payment is more than 60 days past due or has not been made on or before the second
    Due Date following the Due Date such payment was due;

o   any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which a
    Balloon Payment is past due, and the master servicer has determined that payment is unlikely to be made on or before the 60th day succeeding the date the Balloon Payment was due, or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due;

o   any mortgage loan, B Note or Serviced Companion Mortgage Loan as to which, to the master servicer's knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged or unstayed for a period of 30 days;

o   any mortgage loan, B Note or Serviced Companion Mortgage Loan as to which the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

                                      S-256

o   any mortgage loan, B Note or Serviced Companion Mortgage Loan as to which the master servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the judgment of the master servicer, materially and adversely affects the interests of the
    Certificateholders or the holder of the related B Note or Serviced Companion
    Mortgage Loan and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified, 60 days);

o   any mortgage loan, B Note or Serviced Companion Mortgage Loan as to which the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; or

o   any mortgage loan, B Note or Serviced Companion Mortgage Loan as to which, in the judgment of the master servicer, (a) (other than with respect to any
    A/B Mortgage Loan), a payment default is imminent or is likely to occur within 60 days, or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of the master servicer is reasonably likely to materially and adversely affect the interests of the
    Certificateholders or the holder of the related B Note or Serviced Companion
    Mortgage Loan (as the case may be).

      "Special Servicer Compensation" means such fees payable to the special servicer, collectively, including the Special Servicing Fee, the Workout Fee, the Liquidation Fee and any other fees payable to the special servicer pursuant to the Pooling and Servicing Agreement.

      "Special Servicer Event of Default" means, with respect to the special servicer under the Pooling and Servicing Agreement, any one of the following events:

o   any failure by the special servicer to remit to the paying agent or the master servicer within one business day of the date when due any amount required to be so remitted under the terms of the Pooling and Servicing
    Agreement;

o   any failure by the special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the Pooling and
    Servicing Agreement which failure continues unremedied for one business day following the date on which such deposit or remittance was first required to be made;

o   any failure on the part of the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the special servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the special servicer by the Depositor or the trustee;
    provided, however, that to the extent that the special servicer certifies to the trustee and the Depositor that the special servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o   any breach by the special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the special servicer by the Depositor or the trustee, provided, however, that to the extent that the special servicer is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or

                                      S-257

    liquidation of its affairs, shall have been entered against the special servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o   the special servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the special servicer or of or relating to all or substantially all of its property;

o   the special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

o   the trustee shall have received notice from Fitch that the continuation of the special servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any
    Class or certificates;

o   the special servicer has been downgraded to a servicer rating level below
    CSS3, or its then equivalent, by Fitch;

o   the special servicer is no longer listed on S&P's Select Servicer List as a
    U.S. Commercial Mortgage Special Servicer and is not reinstated within 60 days; or

o   the special servicer, or any primary servicer or sub-servicer appointed by the special servicer after the Closing Date, shall fail to deliver the items required to be delivered by such servicer to enable the Depositor to comply with the Trust's reporting obligations under the Securities Exchange Act of
    1934, as amended, and the Trust's disclosure obligations under Regulation AB by the time provided for in the Pooling and Servicing Agreement.

      "Special Servicing Fee" means an amount equal to, in any month, the portion of a rate equal to 0.25% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each
Specially Serviced Mortgage Loan for such month, of the outstanding Scheduled
Principal Balance of each Specially Serviced Mortgage Loan.

      "Structuring Assumptions" means the following assumptions:

o   the mortgage rate as of the Closing Date on each mortgage loan remains in effect until maturity or its Anticipated Repayment Date;

o   the initial Certificate Balances and initial Pass-Through Rates of the certificates are as presented in this prospectus supplement, and the
    Pass-Through Rate of the Class A-4FL Certificates remains at its initial rate;

o   the Closing Date for the sale of the certificates is August 17, 2006;

o   distributions on the certificates are made on the 12th day of each month, commencing in September 2006;

o   there are no delinquencies, defaults or Realized Losses with respect to the mortgage loans;

o   Scheduled Payments on the mortgage loans are timely received on the first day of each month;

o   the trust does not experience any Expense Losses;

o   no Principal Prepayment on any mortgage loan is made during its Lock-out
    Period, if any, or during any period when Principal Prepayments on such mortgage loans are required to be accompanied by a Yield Maintenance Charge,
    Prepayment Premium or a defeasance requirement, and otherwise Principal
    Prepayments are made on the mortgage loans at the indicated levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

o   no Prepayment Interest Shortfalls occur;

                                      S-258

o   no mortgage loan exercises its partial release option;

o   no amounts that would otherwise be payable to Certificateholders as principal are paid to the master servicer, the special servicer or the trustee as reimbursements of any nonrecoverable Advances, unreimbursed
    Advances outstanding as of the date of modification of any mortgage loan and any related interest on such Advances;

o   no mortgage loan is the subject of a repurchase or substitution by any party and no optional termination of the trust occurs;

o   each ARD Loan pays in full on its Anticipated Repayment Date; and

o   any mortgage loan with the ability to choose defeasance or yield maintenance chooses yield maintenance.

      "Subordinate Certificates" means the Class A-M, Class A-J, Class B, Class
C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class
M, Class N, Class O, Class P, Class Q and Class S Certificates.

      "Swap Counterparty" means Morgan Stanley Capital Services Inc. or any successor thereto.

      "Treasury Rate" unless a different term methodology or source is otherwise specified in the related mortgage loan document, is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical
Release H.15-Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (or Anticipated Repayment Date, if applicable) of the mortgage loan prepaid. If Release H.15 is no longer published, the master servicer will select a comparable publication to determine the Treasury Rate.

      "Trustee Fee" means a monthly fee as set forth in the Pooling and
Servicing Agreement to be paid from the Distribution Account to the trustee and the paying agent as compensation for the performance of their duties.

      "UCF" - See "Underwritable Cash Flow."

      "Underwritable Cash Flow" or "UCF" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

      "Underwriters" means Morgan Stanley & Co. Incorporated, LaSalle Financial
Services, Inc., Greenwich Capital Markets, Inc. and Merrill Lynch, Pierce,
Fenner & Smith Incorporated.

      "Underwriting Agreement" means that agreement, dated as of the date of this prospectus supplement, entered into by the Depositor and the Underwriters.

      "Unpaid Interest" means, on any Distribution Date with respect to any class of interests (including the Class A-4FL Regular Interest) or certificates
(other than the Residual Certificates and the Class A-4FL Certificates), the
portion of Distributable Certificate Interest Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date.

      "WAC" - See "Weighted Average Net Mortgage Rate."

      "WCMSI 2006-C27" means the securitization known as the Wachovia Bank
Commercial Mortgage Trust, Series 2006-C27.

                                      S-259

      "WCMSI 2006-C27 Master Servicer" means the "master servicer" under the
WCMSI 2006-C27 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is Wachovia Bank, National Association.

      "WCMSI 2006-C27 Pooling and Servicing Agreement" means the Pooling and
Servicing Agreement, to be dated as of August 1, 2006, between Wachovia
Commercial Mortgage Securities, Inc., as depositor, Wachovia Bank, National
Association, as master servicer, LNR, Partners Inc., as special servicer and
Wells Fargo Bank, National Association, as trustee.

      "WCMSI 2006-C27 Special Servicer" means the "special servicer" under the
WCMSI 2006-C27 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is LNR, Partners Inc.

      "WCMSI 2006-C27 Trustee" means the "trustee" under the WCMSI 2006-C27
Pooling and Servicing Agreement, which as of the date of this prospectus supplement is Wells Fargo Bank, National Association.

      "Weighted Average Net Mortgage Rate" or "WAC" means, for any Distribution
Date, the weighted average of the Net Mortgage Rates for the mortgage loans (or, in the case of the Millennium Portfolio Mortgage Loan, the Millennium Portfolio
IO Component and the Millennium Portfolio Non-IO Component or, in the case of the Ritz-Carlton Pari Passu Loan, the Ritz-Carlton IO Component and the
Ritz-Carlton Non-IO Component) (and in the case of each mortgage loan that is a
Non-30/360 Loan, adjusted as described under the definition of Net Mortgage
Rate), weighted on the basis of their respective Scheduled Principal Balances, as of the close of business on the preceding Distribution Date.

      "Workout Fee" means that fee, payable with respect to any Rehabilitated
Mortgage Loan, B Note or Serviced Companion Mortgage Loan, equal to 1.00% of the amount of each collection of interest (other than default interest and any
Excess Interest) and principal received (including any Condemnation Proceeds received and applied as a collection of such interest and principal) on such mortgage loan, B Note or Serviced Companion Mortgage Loan for so long as it remains a Rehabilitated Mortgage Loan.

      "Yield Maintenance Charge" means, with respect to any Distribution Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments. The method of calculation of any Prepayment Premium or Yield Maintenance Charge will vary for any mortgage loan as presented in "Appendix II - Certain Characteristics of the Mortgage Loans."

                                      S-260

                                   APPENDIX I

                                       I-1

                                   APPENDIX II

                                      II-1

                                   SCHEDULE A

                      CLASS A-AB PLANNED PRINCIPAL BALANCE

                   DISTRIBUTION DATE                   BALANCE
                   -----------------               --------------
                       09/12/2006                  $84,600,000.00
                       10/12/2006                  $84,600,000.00
                       11/12/2006                  $84,600,000.00
                       12/12/2006                  $84,600,000.00
                       01/12/2007                  $84,600,000.00
                       02/12/2007                  $84,600,000.00
                       03/12/2007                  $84,600,000.00
                       04/12/2007                  $84,600,000.00
                       05/12/2007                  $84,600,000.00
                       06/12/2007                  $84,600,000.00
                       07/12/2007                  $84,600,000.00
                       08/12/2007                  $84,600,000.00
                       09/12/2007                  $84,600,000.00
                       10/12/2007                  $84,600,000.00
                       11/12/2007                  $84,600,000.00
                       12/12/2007                  $84,600,000.00
                       01/12/2008                  $84,600,000.00
                       02/12/2008                  $84,600,000.00
                       03/12/2008                  $84,600,000.00
                       04/12/2008                  $84,600,000.00
                       05/12/2008                  $84,600,000.00
                       06/12/2008                  $84,600,000.00
                       07/12/2008                  $84,600,000.00
                       08/12/2008                  $84,600,000.00
                       09/12/2008                  $84,600,000.00
                       10/12/2008                  $84,600,000.00
                       11/12/2008                  $84,600,000.00
                       12/12/2008                  $84,600,000.00
                       01/12/2009                  $84,600,000.00
                       02/12/2009                  $84,600,000.00
                       03/12/2009                  $84,600,000.00
                       04/12/2009                  $84,600,000.00
                       05/12/2009                  $84,600,000.00
                       06/12/2009                  $84,600,000.00
                       07/12/2009                  $84,600,000.00
                       08/12/2009                  $84,600,000.00
                       09/12/2009                  $84,600,000.00
                       10/12/2009                  $84,600,000.00
                       11/12/2009                  $84,600,000.00
                       12/12/2009                  $84,600,000.00
                       01/12/2010                  $84,600,000.00
                       02/12/2010                  $84,600,000.00
                       03/12/2010                  $84,600,000.00
                       04/12/2010                  $84,600,000.00
                       05/12/2010                  $84,600,000.00
                       06/12/2010                  $84,600,000.00
                       07/12/2010                  $84,600,000.00
                       08/12/2010                  $84,600,000.00
                       09/12/2010                  $84,600,000.00
                       10/12/2010                  $84,600,000.00
                       11/12/2010                  $84,600,000.00
                       12/12/2010                  $84,600,000.00
                       01/12/2011                  $84,600,000.00
                       02/12/2011                  $84,600,000.00
                       03/12/2011                  $84,600,000.00
                       04/12/2011                  $84,600,000.00
                       05/12/2011                  $84,600,000.00
                       06/12/2011                  $84,600,000.00
                       07/12/2011                  $84,600,000.00
                       08/12/2011                  $84,600,000.00
                       09/12/2011                  $84,600,000.00
                       10/12/2011                  $84,600,000.00
                       11/12/2011                  $84,600,000.00
                       12/12/2011                  $84,600,000.00
                       01/12/2012                  $84,600,000.00
                       02/12/2012                  $84,600,000.00
                       03/12/2012                  $84,576,635.68
                       04/12/2012                  $82,889,000.00
                       05/12/2012                  $80,999,000.00
                       06/12/2012                  $79,293,000.00
                       07/12/2012                  $77,384,000.00
                       08/12/2012                  $75,645,000.00
                       09/12/2012                  $73,896,000.00
                       10/12/2012                  $71,942,000.00
                       11/12/2012                  $70,286,000.00
                       12/12/2012                  $68,425,000.00
                       01/12/2013                  $66,750,000.00
                       02/12/2013                  $65,067,000.00
                       03/12/2013                  $62,790,000.00
                       04/12/2013                  $61,087,000.00
                       05/12/2013                  $59,180,000.00
                       06/12/2013                  $57,458,000.00
                       07/12/2013                  $55,532,000.00
                       08/12/2013                  $53,791,000.00
                       09/12/2013                  $52,040,000.00
                       10/12/2013                  $50,088,000.00
                       11/12/2013                  $48,319,000.00
                       12/12/2013                  $46,348,000.00
                       01/12/2014                  $44,559,000.00
                       02/12/2014                  $42,760,000.00
                       03/12/2014                  $40,379,000.00
                       04/12/2014                  $38,559,000.00
                       05/12/2014                  $36,540,000.00
                       06/12/2014                  $34,700,000.00
                       07/12/2014                  $32,660,000.00
                       08/12/2014                  $30,800,000.00

                                       A-1

                   DISTRIBUTION DATE                   BALANCE
                   -----------------               --------------
                       09/12/2014                  $28,931,000.00
                       10/12/2014                  $26,863,000.00
                       11/12/2014                  $24,972,000.00
                       12/12/2014                  $22,884,000.00
                       01/12/2015                  $20,974,000.00
                       02/12/2015                  $19,053,000.00
                       03/12/2015                  $16,561,000.00
                       04/12/2015                  $14,617,000.00
                       05/12/2015                  $12,477,000.00
                       06/12/2015                  $10,513,000.00
                       07/12/2015                   $3,870,000.00
                       08/12/2015                   $1,895,000.00
                       09/12/2015                           $0.00

                                       A-1

                                   SCHEDULE B

                   RITZ-CARLTON PLANNED AMORTIZATION SCHEDULE

                      The Ritz-Carlton Pari Passu Loan and The Ritz-Carlton
                                 Companion Loan in the Aggregate

 DUE DATE         BEGINNING BALANCE       PRINCIPAL           BALLOON            ENDING BALANCE
----------        -----------------      -----------         ---------          ---------------

10/31/2005         $310,000,000.00       $681,386.32            $0              $309,318,613.68
11/30/2005         $309,318,613.68       $748,756.18            $0              $308,569,857.50
12/30/2005         $308,569,857.50       $689,237.20            $0              $307,880,620.30
 1/31/2006         $307,880,620.30       $693,020.83            $0              $307,187,599.48
 2/28/2006         $307,187,599.48       $886,581.13            $0              $306,301,018.34
 3/31/2006         $306,301,018.34       $701,692.18            $0              $305,599,326.16
 4/28/2006         $305,599,326.16       $768,514.90            $0              $304,830,811.26
 5/31/2006         $304,830,811.26       $709,763.01            $0              $304,121,048.26
 6/30/2006         $304,121,048.26       $776,368.25            $0              $303,344,680.01
 7/31/2006         $303,344,680.01       $717,921.25            $0              $302,626,758.76
 8/31/2006         $302,626,758.76       $721,862.34            $0              $301,904,896.42
 9/29/2006         $301,904,896.42       $788,141.55            $0              $301,116,754.87
10/31/2006         $301,116,754.87       $730,151.63            $0              $300,386,603.24
11/30/2006         $300,386,603.24       $796,207.49            $0              $299,590,395.75
12/29/2006         $299,590,395.75       $738,530.71            $0              $298,851,865.05
 1/31/2007         $298,851,865.05       $742,584.93            $0              $298,109,280.12
 2/28/2007         $298,109,280.12       $931,594.47            $0              $297,177,685.65
 3/30/2007         $297,177,685.65       $751,775.48            $0              $296,425,910.17
 4/30/2007         $296,425,910.17       $817,248.67            $0              $295,608,661.50
 5/31/2007         $295,608,661.50       $760,388.77            $0              $294,848,272.74
 6/29/2007         $294,848,272.74       $825,629.87            $0              $294,022,642.87
 7/31/2007         $294,022,642.87       $769,095.35            $0              $293,253,547.52
 8/31/2007         $293,253,547.52       $773,317.36            $0              $292,480,230.16
 9/28/2007         $292,480,230.16       $838,210.09            $0              $291,642,020.07
10/31/2007         $291,642,020.07       $782,163.98            $0              $290,859,856.09
11/30/2007         $290,859,856.09       $846,818.33            $0              $290,013,037.76
12/31/2007         $290,013,037.76       $791,106.41            $0              $289,221,931.35
 1/31/2008         $289,221,931.35       $795,449.25            $0              $288,426,482.10
 2/29/2008         $288,426,482.10       $919,675.32            $0              $287,506,806.78
 3/31/2008         $287,506,806.78       $804,864.57            $0              $286,701,942.20
 4/30/2008         $286,701,942.20       $868,907.25            $0              $285,833,034.96
 5/30/2008         $285,833,034.96       $814,052.88            $0              $285,018,982.07
 6/30/2008         $285,018,982.07       $877,847.97            $0              $284,141,134.10
 7/31/2008         $284,141,134.10       $823,340.71            $0              $283,317,793.39
 8/29/2008         $283,317,793.39       $827,860.51            $0              $282,489,932.87
 9/30/2008         $282,489,932.87       $891,283.55            $0              $281,598,649.33
10/31/2008         $281,598,649.33       $837,297.90            $0              $280,761,351.43
11/28/2008         $280,761,351.43       $900,466.64            $0              $279,860,884.79
12/31/2008         $279,860,884.79       $846,837.50            $0              $279,014,047.30

                                       B-1

 DUE DATE         BEGINNING BALANCE       PRINCIPAL           BALLOON            ENDING BALANCE
----------        -----------------      -----------         ---------          ---------------

 1/30/2009         $279,014,047.30       $851,486.28            $0              $278,162,561.01

 2/27/2009         $278,162,561.01     $1,030,496.95            $0              $277,132,064.06
 3/31/2009         $277,132,064.06       $861,817.59            $0              $276,270,246.47
 4/30/2009         $276,270,246.47       $924,325.63            $0              $275,345,920.84
 5/29/2009         $275,345,920.84       $871,622.77            $0              $274,474,298.07
 6/30/2009         $274,474,298.07       $933,866.61            $0              $273,540,431.46
 7/31/2009         $273,540,431.46       $881,534.16            $0              $272,658,897.31
 8/31/2009         $272,658,897.31       $886,373.41            $0              $271,772,523.90
 9/30/2009         $271,772,523.90       $948,219.78            $0              $270,824,304.12
10/30/2009         $270,824,304.12       $896,444.56            $0              $269,927,859.55
11/30/2009         $269,927,859.55       $958,019.56            $0              $268,969,839.99
12/31/2009         $268,969,839.99       $906,624.80            $0              $268,063,215.19
 1/29/2010         $268,063,215.19       $911,601.79            $0              $267,151,613.40
 2/26/2010         $267,151,613.40     $1,085,092.90            $0              $266,066,520.51
 3/31/2010         $266,066,520.51       $922,562.81            $0              $265,143,957.69
 4/30/2010         $265,143,957.69       $983,434.04            $0              $264,160,523.65
 5/31/2010         $264,160,523.65       $933,025.94            $0              $263,227,497.71
 6/30/2010         $263,227,497.71       $993,615.23            $0              $262,233,882.48
 7/30/2010         $262,233,882.48       $943,602.40            $0              $261,290,280.08
 8/31/2010         $261,290,280.08       $948,782.38            $0              $260,341,497.70
 9/30/2010         $260,341,497.70     $1,008,947.11            $0              $259,332,550.59
10/29/2010         $259,332,550.59       $959,529.50            $0              $258,373,021.09
11/30/2010         $258,373,021.09     $1,019,404.64            $0              $257,353,616.45
12/31/2010         $257,353,616.45       $970,393.02            $0              $256,383,223.42
 1/31/2011         $256,383,223.42       $975,720.08            $0              $255,407,503.34
 2/28/2011         $255,407,503.34     $1,143,324.11            $0              $254,264,179.23
 3/31/2011         $254,264,179.23       $987,352.75            $0              $253,276,826.49
 4/29/2011         $253,276,826.49     $1,046,478.17            $0              $252,230,348.31
 5/31/2011         $252,230,348.31       $998,517.63            $0              $251,231,830.68
 6/30/2011         $251,231,830.68     $1,057,342.21            $0              $250,174,488.46
 7/29/2011         $250,174,488.46     $1,009,803.45            $0              $249,164,685.02
 8/31/2011         $249,164,685.02     $1,015,346.85            $0              $248,149,338.17
 9/30/2011         $248,149,338.17     $1,073,717.96            $0              $247,075,620.21
10/31/2011         $247,075,620.21     $1,026,814.94            $0              $246,048,805.27
11/30/2011         $246,048,805.27     $1,084,877.04            $0              $244,963,928.24
12/30/2011         $244,963,928.24     $1,038,407.25            $0              $243,925,520.98
 1/31/2012         $243,925,520.98     $1,044,107.67            $0              $242,881,413.31
 2/29/2012         $242,881,413.31     $1,153,568.22            $0              $241,727,845.09
 3/30/2012         $241,727,845.09     $1,056,172.00            $0              $240,671,673.09
 4/30/2012         $240,671,673.09     $1,113,443.05            $0              $239,558,230.04
 5/31/2012         $239,558,230.04     $1,068,082.28            $0              $238,490,147.75
 6/29/2012         $238,490,147.75     $1,125,032.41            $0              $237,365,115.35
 7/31/2012         $237,365,115.35     $1,080,121.57            $0              $236,284,993.78

                                       B-2

 DUE DATE         BEGINNING BALANCE       PRINCIPAL           BALLOON            ENDING BALANCE
----------        -----------------      -----------         ---------          ---------------

 8/31/2012         $236,284,993.78     $1,086,050.98            $0              $235,198,942.80
 9/28/2012         $235,198,942.80     $1,142,516.93            $0              $234,056,425.86
10/31/2012         $234,056,425.86       $233,650.58            $0              $233,822,775.29
11/30/2012         $233,822,775.29       $285,193.50            $0              $233,537,581.79
12/31/2012         $233,537,581.79       $236,498.81            $0              $233,301,082.97
 1/31/2013         $233,301,082.97       $237,797.09            $0              $233,063,285.88
 2/28/2013         $233,063,285.88       $389,479.87            $0              $232,673,806.01
 3/29/2013         $232,673,806.01       $241,240.58            $0              $232,432,565.43
 4/30/2013         $232,432,565.43       $292,578.99            $0              $232,139,986.43
 5/31/2013         $232,139,986.43       $244,171.03            $0              $231,895,815.41
 6/28/2013         $231,895,815.41       $295,430.48            $0              $231,600,384.93
 7/31/2013         $231,600,384.93       $247,133.22            $0              $231,353,251.71
 8/30/2013         $231,353,251.71       $248,489.88            $0              $231,104,761.84
 9/30/2013         $231,104,761.84       $299,632.95            $0              $230,805,128.89
10/31/2013         $230,805,128.89       $251,498.84            $0              $230,553,630.05
11/29/2013         $230,553,630.05       $302,560.84            $0              $230,251,069.21
12/31/2013         $230,251,069.21       $254,540.40            $0              $229,996,528.81
 1/31/2014         $229,996,528.81       $255,937.72            $0              $229,740,591.09
 2/28/2014         $229,740,591.09       $405,954.90            $0              $229,334,636.19
 3/31/2014         $229,334,636.19       $259,571.23            $0              $229,075,064.96
 4/30/2014         $229,075,064.96       $310,415.71            $0              $228,764,649.25
 5/30/2014         $228,764,649.25       $262,700.22            $0              $228,501,949.02
 6/30/2014         $228,501,949.02       $313,460.39            $0              $228,188,488.63
 7/31/2014         $228,188,488.63       $265,863.11            $0              $227,922,625.52
 8/29/2014         $227,922,625.52       $267,322.58            $0              $227,655,302.94
 9/30/2014         $227,655,302.94       $317,958.20            $0              $227,337,344.74
10/31/2014         $227,337,344.74       $270,535.53            $0              $227,066,809.21
11/28/2014         $227,066,809.21       $321,084.57            $0              $226,745,724.64
12/31/2014         $226,745,724.64       $273,783.28            $0              $226,471,941.36
 1/30/2015         $226,471,941.36       $275,286.24            $0              $226,196,655.12
 2/27/2015         $226,196,655.12       $423,526.91            $0              $225,773,128.21
 3/31/2015         $225,773,128.21       $279,122.43            $0              $225,494,005.78
 4/30/2015         $225,494,005.78       $329,440.09            $0              $225,164,565.69
 5/29/2015         $225,164,565.69       $282,463.18            $0              $224,882,102.50
 6/30/2015         $224,882,102.50       $332,690.83            $0              $224,549,411.68
 7/31/2015         $224,549,411.68       $285,840.12            $0              $224,263,571.56
 8/31/2015         $224,263,571.56       $287,409.27            $0              $223,976,162.29
 9/30/2015         $223,976,162.29       $337,503.63      $223,638,658.66                    --

                                       B-3

            The Ritz-Carlton Pari Passu Loan (included in the trust)

 DUE DATE         BEGINNING BALANCE       PRINCIPAL           BALLOON            ENDING BALANCE
----------        -----------------      -----------         ---------          ---------------

10/31/2005          $40,000,000.00        $87,920.81            $0               $39,912,079.19
11/30/2005          $39,912,079.19        $96,613.70            $0               $39,815,465.48
12/30/2005          $39,815,465.48        $88,933.83            $0               $39,726,531.65
 1/31/2006          $39,726,531.65        $89,422.04            $0               $39,637,109.61
 2/28/2006          $39,637,109.61       $114,397.57            $0               $39,522,712.04
 3/31/2006          $39,522,712.04        $90,540.93            $0               $39,432,171.12
 4/28/2006          $39,432,171.12        $99,163.21            $0               $39,333,007.90
 5/31/2006          $39,333,007.90        $91,582.32            $0               $39,241,425.58
 6/30/2006          $39,241,425.58       $100,176.55            $0               $39,141,249.03
 7/31/2006          $39,141,249.03        $92,635.00            $0               $39,048,614.03
 8/31/2006          $39,048,614.03        $93,143.53            $0               $38,955,470.51
 9/29/2006          $38,955,470.51       $101,695.68            $0               $38,853,774.82
10/31/2006          $38,853,774.82        $94,213.11            $0               $38,759,561.71
11/30/2006          $38,759,561.71       $102,736.45            $0               $38,656,825.26
12/29/2006          $38,656,825.26        $95,294.28            $0               $38,561,530.97
 1/31/2007          $38,561,530.97        $95,817.41            $0               $38,465,713.56
 2/28/2007          $38,465,713.56       $120,205.74            $0               $38,345,507.83
 3/30/2007          $38,345,507.83        $97,003.29            $0               $38,248,504.54
 4/30/2007          $38,248,504.54       $105,451.44            $0               $38,143,053.10
 5/31/2007          $38,143,053.10        $98,114.68            $0               $38,044,938.42
 6/29/2007          $38,044,938.42       $106,532.89            $0               $37,938,405.53
 7/31/2007          $37,938,405.53        $99,238.11            $0               $37,839,167.42
 8/31/2007          $37,839,167.42        $99,782.89            $0               $37,739,384.54
 9/28/2007          $37,739,384.54       $108,156.14            $0               $37,631,228.40
10/31/2007          $37,631,228.40       $100,924.38            $0               $37,530,304.01
11/30/2007          $37,530,304.01       $109,266.88            $0               $37,421,037.13
12/31/2007          $37,421,037.13       $102,078.25            $0               $37,318,958.88
 1/31/2008          $37,318,958.88       $102,638.61            $0               $37,216,320.27
 2/29/2008          $37,216,320.27       $118,667.78            $0               $37,097,652.49
 3/31/2008          $37,097,652.49       $103,853.49            $0               $36,993,798.99
 4/30/2008          $36,993,798.99       $112,117.06            $0               $36,881,681.93
 5/30/2008          $36,881,681.93       $105,039.08            $0               $36,776,642.85
 6/30/2008          $36,776,642.85       $113,270.71            $0               $36,663,372.14
 7/31/2008          $36,663,372.14       $106,237.51            $0               $36,557,134.63
 8/29/2008          $36,557,134.63       $106,820.71            $0               $36,450,313.92
 9/30/2008          $36,450,313.92       $115,004.33            $0               $36,335,309.59
10/31/2008          $36,335,309.59       $108,038.44            $0               $36,227,271.15
11/28/2008          $36,227,271.15       $116,189.24            $0               $36,111,081.91
12/31/2008          $36,111,081.91       $109,269.35            $0               $36,001,812.55
 1/30/2009          $36,001,812.55       $109,869.20            $0               $35,891,943.36
 2/27/2009          $35,891,943.36       $132,967.35            $0               $35,758,976.01
 3/31/2009          $35,758,976.01       $111,202.27            $0               $35,647,773.74
 4/30/2009          $35,647,773.74       $119,267.82            $0               $35,528,505.91

                                       B-4

 DUE DATE         BEGINNING BALANCE       PRINCIPAL           BALLOON            ENDING BALANCE
----------        -----------------      -----------         ---------          ---------------

 5/29/2009          $35,528,505.91       $112,467.45            $0               $35,416,038.46
 6/30/2009          $35,416,038.46       $120,498.92            $0               $35,295,539.54
 7/31/2009          $35,295,539.54       $113,746.34            $0               $35,181,793.20
 8/31/2009          $35,181,793.20       $114,370.76            $0               $35,067,422.44
 9/30/2009          $35,067,422.44       $122,350.94            $0               $34,945,071.50
10/30/2009          $34,945,071.50       $115,670.27            $0               $34,829,401.23
11/30/2009          $34,829,401.23       $123,615.43            $0               $34,705,785.81
12/31/2009          $34,705,785.81       $116,983.84            $0               $34,588,801.96
 1/29/2010          $34,588,801.96       $117,626.04            $0               $34,471,175.92
 2/26/2010          $34,471,175.92       $140,011.99            $0               $34,331,163.94
 3/31/2010          $34,331,163.94       $119,040.36            $0               $34,212,123.57
 4/30/2010          $34,212,123.57       $126,894.71            $0               $34,085,228.86
 5/31/2010          $34,085,228.86       $120,390.44            $0               $33,964,838.41
 6/30/2010          $33,964,838.41       $128,208.42            $0               $33,836,630.00
 7/30/2010          $33,836,630.00       $121,755.15            $0               $33,714,874.85
 8/31/2010          $33,714,874.85       $122,423.53            $0               $33,592,451.32
 9/30/2010          $33,592,451.32       $130,186.72            $0               $33,462,264.59
10/29/2010          $33,462,264.59       $123,810.26            $0               $33,338,454.33
11/30/2010          $33,338,454.33       $131,536.08            $0               $33,206,918.25
12/31/2010          $33,206,918.25       $125,212.00            $0               $33,081,706.25
 1/31/2011          $33,081,706.25       $125,899.36            $0               $32,955,806.88
 2/28/2011          $32,955,806.88       $147,525.69            $0               $32,808,281.19
 3/31/2011          $32,808,281.19       $127,400.35            $0               $32,680,880.84
 4/29/2011          $32,680,880.84       $135,029.44            $0               $32,545,851.39
 5/31/2011          $32,545,851.39       $128,840.98            $0               $32,417,010.41
 6/30/2011          $32,417,010.41       $136,431.25            $0               $32,280,579.16
 7/29/2011          $32,280,579.16       $130,297.22            $0               $32,150,281.94
 8/31/2011          $32,150,281.94       $131,012.50            $0               $32,019,269.44
 9/30/2011          $32,019,269.44       $138,544.25            $0               $31,880,725.19
10/31/2011          $31,880,725.19       $132,492.25            $0               $31,748,232.94
11/30/2011          $31,748,232.94       $139,984.13            $0               $31,608,248.80
12/30/2011          $31,608,248.80       $133,988.03            $0               $31,474,260.77
 1/31/2012          $31,474,260.77       $134,723.57            $0               $31,339,537.20
 2/29/2012          $31,339,537.20       $148,847.51            $0               $31,190,689.69
 3/30/2012          $31,190,689.69       $136,280.26            $0               $31,054,409.43
 4/30/2012          $31,054,409.43       $143,670.07            $0               $30,910,739.36
 5/31/2012          $30,910,739.36       $137,817.07            $0               $30,772,922.29
 6/29/2012          $30,772,922.29       $145,165.47            $0               $30,627,756.82
 7/31/2012          $30,627,756.82       $139,370.52            $0               $30,488,386.29
 8/31/2012          $30,488,386.29       $140,135.61            $0               $30,348,250.68
 9/28/2012          $30,348,250.68       $147,421.54            $0               $30,200,829.14
10/31/2012          $30,200,829.14        $30,148.46            $0               $30,170,680.68
11/30/2012          $30,170,680.68        $36,799.16            $0               $30,133,881.52
12/31/2012          $30,133,881.52        $30,515.98            $0               $30,103,365.54

                                       B-5

 DUE DATE         BEGINNING BALANCE       PRINCIPAL           BALLOON            ENDING BALANCE
----------        -----------------      -----------         ---------          ---------------

 1/31/2013          $30,103,365.54        $30,683.50            $0               $30,072,682.05
 2/28/2013          $30,072,682.05        $50,255.47            $0               $30,022,426.58
 3/29/2013          $30,022,426.58        $31,127.82            $0               $29,991,298.76
 4/30/2013          $29,991,298.76        $37,752.13            $0               $29,953,546.64
 5/31/2013          $29,953,546.64        $31,505.94            $0               $29,922,040.70
 6/28/2013          $29,922,040.70        $38,120.06            $0               $29,883,920.64
 7/31/2013          $29,883,920.64        $31,888.16            $0               $29,852,032.48
 8/30/2013          $29,852,032.48        $32,063.21            $0               $29,819,969.27
 9/30/2013          $29,819,969.27        $38,662.32            $0               $29,781,306.95
10/31/2013          $29,781,306.95        $32,451.46            $0               $29,748,855.49
11/29/2013          $29,748,855.49        $39,040.11            $0               $29,709,815.38
12/31/2013          $29,709,815.38        $32,843.92            $0               $29,676,971.46
 1/31/2014          $29,676,971.46        $33,024.22            $0               $29,643,947.24
 2/28/2014          $29,643,947.24        $52,381.28            $0               $29,591,565.96
 3/31/2014          $29,591,565.96        $33,493.06            $0               $29,558,072.90
 4/30/2014          $29,558,072.90        $40,053.64            $0               $29,518,019.26
 5/30/2014          $29,518,019.26        $33,896.80            $0               $29,484,122.45
 6/30/2014          $29,484,122.45        $40,446.50            $0               $29,443,675.95
 7/31/2014          $29,443,675.95        $34,304.92            $0               $29,409,371.04
 8/29/2014          $29,409,371.04        $34,493.24            $0               $29,374,877.80
 9/30/2014          $29,374,877.80        $41,026.86            $0               $29,333,850.93
10/31/2014          $29,333,850.93        $34,907.81            $0               $29,298,943.12
11/28/2014          $29,298,943.12        $41,430.27            $0               $29,257,512.86
12/31/2014          $29,257,512.86        $35,326.87            $0               $29,222,185.98
 1/30/2015          $29,222,185.98        $35,520.80            $0               $29,186,665.18
 2/27/2015          $29,186,665.18        $54,648.63            $0               $29,132,016.54
 3/31/2015          $29,132,016.54        $36,015.80            $0               $29,096,000.75
 4/30/2015          $29,096,000.75        $42,508.40            $0               $29,053,492.35
 5/29/2015          $29,053,492.35        $36,446.86            $0               $29,017,045.48
 6/30/2015          $29,017,045.48        $42,927.85            $0               $28,974,117.64
 7/31/2015          $28,974,117.64        $36,882.60            $0               $28,937,235.04
 8/31/2015          $28,937,235.04        $37,085.07            $0               $28,900,149.97
 9/30/2015          $28,900,149.97        $43,548.86      $28,856,601.12                     --

                                       B-6

           The Ritz-Carlton Companion Loan (not included in the trust)

 DUE DATE         BEGINNING BALANCE       PRINCIPAL           BALLOON            ENDING BALANCE
----------        -----------------      -----------         ---------          ---------------

10/31/2005         $270,000,000.00       $593,465.50            $0              $269,406,534.50
11/30/2005         $269,406,534.50       $652,142.48            $0              $268,754,392.02
12/30/2005         $268,754,392.02       $600,303.37            $0              $268,154,088.65
 1/31/2006         $268,154,088.65       $603,598.78            $0              $267,550,489.87
 2/28/2006         $267,550,489.87       $772,183.57            $0              $266,778,306.30
 3/31/2006         $266,778,306.30       $611,151.26            $0              $266,167,155.04
 4/28/2006         $266,167,155.04       $669,351.68            $0              $265,497,803.36
 5/31/2006         $265,497,803.36       $618,180.68            $0              $264,879,622.67
 6/30/2006         $264,879,622.67       $676,191.70            $0              $264,203,430.98
 7/31/2006         $264,203,430.98       $625,286.25            $0              $263,578,144.73
 8/31/2006         $263,578,144.73       $628,718.81            $0              $262,949,425.92
 9/29/2006         $262,949,425.92       $686,445.87            $0              $262,262,980.05
10/31/2006         $262,262,980.05       $635,938.52            $0              $261,627,041.53
11/30/2006         $261,627,041.53       $693,471.04            $0              $260,933,570.50
12/29/2006         $260,933,570.50       $643,236.42            $0              $260,290,334.08
 1/31/2007         $260,290,334.08       $646,767.52            $0              $259,643,566.55
 2/28/2007         $259,643,566.55       $811,388.73            $0              $258,832,177.82
 3/30/2007         $258,832,177.82       $654,772.19            $0              $258,177,405.63
 4/30/2007         $258,177,405.63       $711,797.23            $0              $257,465,608.41
 5/31/2007         $257,465,608.41       $662,274.09            $0              $256,803,334.32
 6/29/2007         $256,803,334.32       $719,096.98            $0              $256,084,237.34
 7/31/2007         $256,084,237.34       $669,857.24            $0              $255,414,380.10
 8/31/2007         $255,414,380.10       $673,534.48            $0              $254,740,845.62
 9/28/2007         $254,740,845.62       $730,053.95            $0              $254,010,791.67
10/31/2007         $254,010,791.67       $681,239.59            $0              $253,329,552.08
11/30/2007         $253,329,552.08       $737,551.45            $0              $252,592,000.63
12/31/2007         $252,592,000.63       $689,028.16            $0              $251,902,972.47
 1/31/2008         $251,902,972.47       $692,810.64            $0              $251,210,161.83
 2/29/2008         $251,210,161.83       $801,007.54            $0              $250,409,154.29
 3/31/2008         $250,409,154.29       $701,011.08            $0              $249,708,143.21
 4/30/2008         $249,708,143.21       $756,790.18            $0              $248,951,353.03
 5/30/2008         $248,951,353.03       $709,013.80            $0              $248,242,339.23
 6/30/2008         $248,242,339.23       $764,577.27            $0              $247,477,761.96
 7/31/2008         $247,477,761.96       $717,103.20            $0              $246,760,658.76
 8/29/2008         $246,760,658.76       $721,039.80            $0              $246,039,618.95
 9/30/2008         $246,039,618.95       $776,279.22            $0              $245,263,339.74
10/31/2008         $245,263,339.74       $729,259.46            $0              $244,534,080.28
11/28/2008         $244,534,080.28       $784,277.39            $0              $243,749,802.89
12/31/2008         $243,749,802.89       $737,568.14            $0              $243,012,234.74
 1/30/2009         $243,012,234.74       $741,617.09            $0              $242,270,617.65
 2/27/2009         $242,270,617.65       $897,529.60            $0              $241,373,088.05
 3/31/2009         $241,373,088.05       $750,615.32            $0              $240,622,472.73
 4/30/2009         $240,622,472.73       $805,057.81            $0              $239,817,414.93

                                       B-7

 DUE DATE         BEGINNING BALANCE       PRINCIPAL           BALLOON            ENDING BALANCE
----------        -----------------      -----------         ---------          ---------------

 5/29/2009         $239,817,414.93       $759,155.32            $0              $239,058,259.61
 6/30/2009         $239,058,259.61       $813,367.69            $0              $238,244,891.92
 7/31/2009         $238,244,891.92       $767,787.81            $0              $237,477,104.11
 8/31/2009         $237,477,104.11       $772,002.65            $0              $236,705,101.46
 9/30/2009         $236,705,101.46       $825,868.84            $0              $235,879,232.62
10/30/2009         $235,879,232.62       $780,774.30            $0              $235,098,458.32
11/30/2009         $235,098,458.32       $834,404.13            $0              $234,264,054.19
12/31/2009         $234,264,054.19       $789,640.95            $0              $233,474,413.23
 1/29/2010         $233,474,413.23       $793,975.75            $0              $232,680,437.48
 2/26/2010         $232,680,437.48       $945,080.91            $0              $231,735,356.57
 3/31/2010         $231,735,356.57       $803,522.45            $0              $230,931,834.12
 4/30/2010         $230,931,834.12       $856,539.33            $0              $230,075,294.79
 5/31/2010         $230,075,294.79       $812,635.50            $0              $229,262,659.30
 6/30/2010         $229,262,659.30       $865,406.82            $0              $228,397,252.48
 7/30/2010         $228,397,252.48       $821,847.25            $0              $227,575,405.23
 8/31/2010         $227,575,405.23       $826,358.85            $0              $226,749,046.38
 9/30/2010         $226,749,046.38       $878,760.39            $0              $225,870,286.00
10/29/2010         $225,870,286.00       $835,719.24            $0              $225,034,566.75
11/30/2010         $225,034,566.75       $887,868.56            $0              $224,146,698.20
12/31/2010         $224,146,698.20       $845,181.02            $0              $223,301,517.18
 1/31/2011         $223,301,517.18       $849,820.71            $0              $222,451,696.46
 2/28/2011         $222,451,696.46       $995,798.42            $0              $221,455,898.04
 3/31/2011         $221,455,898.04       $859,952.39            $0              $220,595,945.65
 4/29/2011         $220,595,945.65       $911,448.73            $0              $219,684,496.92
 5/31/2011         $219,684,496.92       $869,676.65            $0              $218,814,820.27
 6/30/2011         $218,814,820.27       $920,910.96            $0              $217,893,909.31
 7/29/2011         $217,893,909.31       $879,506.23            $0              $217,014,403.08
 8/31/2011         $217,014,403.08       $884,334.35            $0              $216,130,068.73
 9/30/2011         $216,130,068.73       $935,173.70            $0              $215,194,895.03
10/31/2011         $215,194,895.03       $894,322.69            $0              $214,300,572.33
11/30/2011         $214,300,572.33       $944,892.90            $0              $213,355,679.43
12/30/2011         $213,355,679.43       $904,419.22            $0              $212,451,260.21
 1/31/2012         $212,451,260.21       $909,384.10            $0              $211,541,876.11
 2/29/2012         $211,541,876.11     $1,004,720.71            $0              $210,537,155.40
 3/30/2012         $210,537,155.40       $919,891.74            $0              $209,617,263.66
 4/30/2012         $209,617,263.66       $969,772.98            $0              $208,647,490.68
 5/31/2012         $208,647,490.68       $930,265.21            $0              $207,717,225.46
 6/29/2012         $207,717,225.46       $979,866.93            $0              $206,737,358.53
 7/31/2012         $206,737,358.53       $940,751.04            $0              $205,796,607.49
 8/31/2012         $205,796,607.49       $945,915.37            $0              $204,850,692.11
 9/28/2012         $204,850,692.11       $995,095.39            $0              $203,855,596.72
10/31/2012         $203,855,596.72       $203,502.11            $0              $203,652,094.61
11/30/2012         $203,652,094.61       $248,394.34            $0              $203,403,700.27
12/31/2012         $203,403,700.27       $205,982.84            $0              $203,197,717.43

                                       B-8

 DUE DATE         BEGINNING BALANCE       PRINCIPAL           BALLOON            ENDING BALANCE
----------        -----------------      -----------         ---------          ---------------

 1/31/2013         $203,197,717.43       $207,113.60            $0              $202,990,603.83
 2/28/2013         $202,990,603.83       $339,224.40            $0              $202,651,379.43
 3/29/2013         $202,651,379.43       $210,112.77            $0              $202,441,266.66
 4/30/2013         $202,441,266.66       $254,826.86            $0              $202,186,439.80
 5/31/2013         $202,186,439.80       $212,665.09            $0              $201,973,774.71
 6/28/2013         $201,973,774.71       $257,310.42            $0              $201,716,464.29
 7/31/2013         $201,716,464.29       $215,245.06            $0              $201,501,219.23
 8/30/2013         $201,501,219.23       $216,426.67            $0              $201,284,792.57
 9/30/2013         $201,284,792.57       $260,970.63            $0              $201,023,821.93
10/31/2013         $201,023,821.93       $219,047.38            $0              $200,804,774.56
11/29/2013         $200,804,774.56       $263,520.73            $0              $200,541,253.83
12/31/2013         $200,541,253.83       $221,696.48            $0              $200,319,557.35
 1/31/2014         $200,319,557.35       $222,913.50            $0              $200,096,643.85
 2/28/2014         $200,096,643.85       $353,573.62            $0              $199,743,070.23
 3/31/2014         $199,743,070.23       $226,078.17            $0              $199,516,992.06
 4/30/2014         $199,516,992.06       $270,362.07            $0              $199,246,629.99
 5/30/2014         $199,246,629.99       $228,803.42            $0              $199,017,826.57
 6/30/2014         $199,017,826.57       $273,013.89            $0              $198,744,812.68
 7/31/2014         $198,744,812.68       $231,558.19            $0              $198,513,254.49
 8/29/2014         $198,513,254.49       $232,829.35            $0              $198,280,425.14
 9/30/2014         $198,280,425.14       $276,931.34            $0              $198,003,493.81
10/31/2014         $198,003,493.81       $235,627.72            $0              $197,767,866.08
11/28/2014         $197,767,866.08       $279,654.31            $0              $197,488,211.78
12/31/2014         $197,488,211.78       $238,456.40            $0              $197,249,755.38
 1/30/2015         $197,249,755.38       $239,765.43            $0              $197,009,989.94
 2/27/2015         $197,009,989.94       $368,878.28            $0              $196,641,111.66
 3/31/2015         $196,641,111.66       $243,106.63            $0              $196,398,005.03
 4/30/2015         $196,398,005.03       $286,931.69            $0              $196,111,073.34
 5/29/2015         $196,111,073.34       $246,016.32            $0              $195,865,057.02
 6/30/2015         $195,865,057.02       $289,762.98            $0              $195,575,294.04
 7/31/2015         $195,575,294.04       $248,957.53            $0              $195,326,336.52
 8/31/2015         $195,326,336.52       $250,324.20            $0              $195,076,012.32
 9/30/2015         $195,076,012.32       $293,954.78      $194,782,057.54                    --

                                       B-9